Exhibit 10.1

SCHEDULE 2

£5,165,652,430.56
€500,000,000
$650,000,000
SENIOR FACILITIES AGREEMENT

dated 3 March 2006, as amended and restated on 22 May 2006,
 10 July 2006, 10 August 2006, 4 April 2007, 15 May 2008 and 10 November 2008

between

VIRGIN MEDIA INC.
(formerly known as NTL Incorporated)
as Ultimate Parent

VIRGIN MEDIA FINANCE PLC
(formerly known as NTL Cable PLC)
as Parent

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED
(formerly known as NTL Investment Holdings Limited)
TELEWEST COMMUNICATIONS NETWORKS LIMITED
VMIH SUB LIMITED
(formerly known as NTLIH Sub Limited)
as UK Borrowers

VIRGIN MEDIA DOVER LLC
(formerly known as NTL Dover LLC)
as US Borrower

THE ORIGINAL GUARANTORS

DEUTSCHE BANK AG, LONDON BRANCH
J.P. MORGAN PLC
THE ROYAL BANK OF SCOTLAND PLC
GOLDMAN SACHS INTERNATIONAL
as Bookrunners and Mandated Lead Arrangers

DEUTSCHE BANK AG, LONDON BRANCH
as Facility Agent and Security Trustee

DEUTSCHE BANK AG, NEW YORK BRANCH
as US Paying Agent

GE CORPORATE BANKING EUROPE SAS
as Administrative Agent

THE LENDERS

and

DEUTSCHE BANK AG, LONDON BRANCH
as Original L/C Bank

WHITE & CASE LLP
5 Old Broad Street
London EC2N 1DW

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION

2.	THE FACILITIES

3.	CONDITIONS

4.	UTILISATION

5.	DOCUMENTARY CREDITS

6.	ANCILLARY FACILITIES

7.	OPTIONAL CURRENCIES

8.	REPAYMENT OF RCF FACILITY OUTSTANDINGS

9.	REPAYMENT OF TERM FACILITY OUTSTANDINGS

10.	CANCELLATION

11.	VOLUNTARY PREPAYMENT

12.	MANDATORY PREPAYMENT AND CANCELLATION

13.	INTEREST ON REVOLVING FACILITY ADVANCES AND SECONDARY REVOLVING FACILITY ADVANCES

14.	INTEREST ON TERM FACILITY ADVANCES

15.	MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

16.	COMMISSIONS AND FEES

17.	TAXES

18.	INCREASED COSTS

19.	ILLEGALITY

20.	MITIGATION

21.	REPRESENTATIONS AND WARRANTIES

22.	FINANCIAL INFORMATION

23.	FINANCIAL CONDITION

24.	POSITIVE UNDERTAKINGS

25.	NEGATIVE UNDERTAKINGS

26.	ACCEDING GROUP COMPANIES

27.	EVENTS OF DEFAULT

28.	DEFAULT INTEREST

29.	GUARANTEE AND INDEMNITY

30.	AGENTS

31.	BORROWERS’ INDEMNITIES

32.	CURRENCY OF ACCOUNT

33.	PAYMENTS

34.	SET-OFF

35.	SHARING AMONG THE FINANCE PARTIES

36.	CALCULATIONS AND ACCOUNTS

37.	ASSIGNMENTS AND TRANSFERS

38.	COSTS AND EXPENSES

39.	REMEDIES AND WAIVERS

40.	NOTICES AND DELIVERY OF INFORMATION

41.	ENGLISH LANGUAGE

42.	PARTIAL INVALIDITY

43.	AMENDMENTS

44.	THIRD PARTY RIGHTS

45.	COUNTERPARTS

46.	GOVERNING LAW

47.	JURISDICTION

SCHEDULE 1 – PART 1 LENDERS AND COMMITMENTS

PART 2 - LENDERS TAX STATUS

PART 3 - B2 FACILITY LENDERS, B3 FACILITY LENDERS, AND B4 FACILITY LENDERS

SCHEDULE 2

PART 1 - THE ORIGINAL GUARANTORS

PART 2 - THE RESTRICTED GUARANTORS

SCHEDULE 3

PART 1 - FORM OF DEED OF TRANSFER AND ACCESSION

PART 2 - FORM OF C FACILITY LENDER DEED OF ACCESSION

SCHEDULE 4

PART 1 - CONDITIONS PRECEDENT TO FIRST UTILISATION

PART 2 - CONDITIONS PRECEDENT TO FIRST BASEBALL UTILISATION

PART 3 - FORM OF OFFICER’S CERTIFICATE

PART 4 - VANILLA INITIAL SECURITY DOCUMENTS

PART 5 - VANILLA CONDITIONS SUBSEQUENT DOCUMENTS

PART 6 - BASEBALL CONDITION SUBSEQUENT DOCUMENTS

PART 7 - CONDITIONS PRECEDENT TO C FACILITY UTILISATION

PART 8 - CONDITIONS PRECEDENT TO B5 FACILITY AND B6 FACILITY UTILISATION

PART 9 - CONDITIONS PRECEDENT TO ADDITIONAL FACILITY UTILISATION

PART 10 - FORM OF ADDITIONAL FACILITY OFFICER’S CERTIFICATE

SCHEDULE 5

PART 1 - FORM OF UTILISATION REQUEST (ADVANCES)

PART 2 - FORM OF UTILISATION REQUEST (DOCUMENTARY CREDITS)

SCHEDULE 6 ASSOCIATED COSTS RATE

SCHEDULE 7 CONDITIONS PRECEDENT TO C FACILITY UTILISATION

PART 1 - FORM OF ACCESSION NOTICE

PART 2 - ACCESSION DOCUMENTS

PART 3 - ADDITIONAL FACILITY ACCESSION AGREEMENT

SCHEDULE 8 FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 9

PART 1 - MEMBERS OF THE BANK GROUP

PART 2 - MEMBERS OF THE TELEWEST GROUP

PART 3 - MEMBERS OF THE NTL GROUP

SCHEDULE 10 EXISTING ENCUMBRANCES

PART 1 - EXISTING ENCUMBRANCES

PART 2 - EXISTING LOANS

PART 3 - EXISTING FINANCIAL INDEBTEDNESS

PART 4 - EXISTING PERFORMANCE BONDS

PART 5 - EXISTING UKTV GROUP LOAN STOCK

PART 6 - EXISTING HEDGING AGREEMENTS

PART 7 - EXISTING VENDOR FINANCING ARRANGEMENTS

SCHEDULE 11 FORM OF L/C BANK ACCESSION CERTIFICATE

SCHEDULE 12 FORM OF DOCUMENTARY CREDIT

SCHEDULE 13 PRO FORMA BANK GROUP FINANCIAL STATEMENTS

SCHEDULE 14 PRO FORMA BUDGET INFORMATION

THIS AGREEMENT is dated 3 March 2006 as amended and restated 22 May 2006, 10 July 2006, 10 August 2006, 4 April 2007, 15 May 2008 and 10 November 2008.

BETWEEN:

(1)
VIRGIN MEDIA INC. (formerly known as NTL Incorporated), a company incorporated in the State of Delaware, United States of America, whose registered office is at 909 Third Avenue, Suite 2863, New York, NY 10022, United States of America (the “Ultimate Parent”);

(2)
VIRGIN MEDIA FINANCE PLC (formerly known as NTL Cable PLC), a company incorporated in England & Wales with registered number 5061787 and having its registered office at 160 Great Portland Street, London W1W 5QA (the “Parent”);

(3)
VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED (formerly known as NTL Investment Holdings Limited), a company incorporated in England and Wales under registered number 3173552 and having its registered office at 160 Great Portland Street, London W1W 5QA (“VMIH”);

(4)
TELEWEST COMMUNICATIONS NETWORKS LIMITED, a company incorporated in England and Wales under registered number 3071086, and having its registered office at 160 Great Portland Street, London W1W 5QA (or, following a Solvent Liquidation thereof pursuant to the provisions of Clause 25.20 (Solvent Liquidation), the relevant Successor Entity, “TCN”);

(5)
VMIH SUB LIMITED (formerly known as NTLIH Sub Limited), a company incorporated in England and Wales with registered number 5316140 and having its registered office at 160 Great Portland Street, London W1W 5QA (“VMIH Sub”);

(6)
VIRGIN MEDIA DOVER LLC (formerly known as NTL Dover LLC), a limited liability company organised under the laws of the State of Delaware, United States of America, whose registered office is at 909 Third Avenue, Suite 2863, New York, NY 10022, United States of America (the “US Borrower”);

(7)	THE ORIGINAL GUARANTORS (as defined below);

(8)	DEUTSCHE BANK AG, LONDON BRANCH, J.P. MORGAN PLC, THE ROYAL BANK OF SCOTLAND PLC and GOLDMAN SACHS INTERNATIONAL (each a “Bookrunner” and together, the “Bookrunners”);

(9)	DEUTSCHE BANK AG, LONDON BRANCH, J.P. MORGAN PLC, THE ROYAL BANK OF SCOTLAND PLC and GOLDMAN SACHS INTERNATIONAL (each a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(10)	DEUTSCHE BANK AG, LONDON BRANCH (as agent for and on behalf of the Finance Parties, the “Facility Agent”);

(11)	DEUTSCHE BANK AG, NEW YORK BRANCH (as United States paying agent for and on behalf of the Finance Parties, the “US Paying Agent”);

(12)	DEUTSCHE BANK AG, LONDON BRANCH (as security trustee for and on behalf of the Finance Parties, the “Security Trustee”);

(13)	GE CORPORATE BANKING EUROPE SAS (as administrative agent, the “Administrative Agent”);

(14)	THE LENDERS (as defined below); and

(15)	DEUTSCHE BANK AG, LONDON BRANCH as L/C Bank (the “Original L/C Bank”).

WHEREAS:

(1)	The parties hereto have entered into a £3.775 billion senior facilities agreement dated the Original Execution Date (as defined below) (the “Original Agreement”).

(2)
Pursuant to the terms of Clause 44 (Amendment Upon Structure Notice) of the Original Agreement, each of the parties hereto agreed to amend and restate the Original Agreement with the form of this Agreement and with effect from the date on which the Company delivers the Structure Notice to the Facility Agent in accordance with the terms of Clause 44.1 (Delivery of Structure Notice) of the Original Agreement.

(3)	The Facility Agent confirms that it has received a copy of the Structure Notice and has delivered a copy of that Structure Notice to each of the Finance Parties.

(4)	Accordingly, the Original Agreement shall be amended and restated in the form of this Agreement with effect from the date of such Structure Notice.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement the following terms have the meanings set out below.

“80% Security Test” means the requirement that, save as otherwise provided in Clause 24.12 (Further Assurance), members of the Bank Group generating not less than 80% of Consolidated Operating Cashflow (excluding for the purposes of this calculation, any Consolidated Net Income attributable to any Joint Venture) have acceded as Guarantors to this Agreement (for the avoidance of doubt, other than in respect of the C Facility) as tested by reference to each set of annual financial information relating to the Bank Group delivered to the Facility Agent pursuant to Clause 22.1 (Financial Statements). For the avoidance of doubt, members of the Telewest Group or the Baseball Group which have granted guarantees and security in respect of any of the Facilities shall continue to be treated as Guarantors for the purposes of this 80% Security Test, notwithstanding any limitations contained in Clause 29 (Guarantee and Indemnity).

“A Facility” means the term loan facility granted to the UK Borrowers pursuant to Clause 2.1(a)(i) (The Facilities).

“A Facility Margin” means, in relation to A Facility Advances, and subject to Clause 14.7 (Margin Ratchet for A Facility Advances and A1 Facility Advances (and, Prior to the Occurrence of a Paydown Event, A2 Facility Advances and A3 Facility Advances)), 1.875% per annum.

“A Facility Outstandings” means, at any time, the aggregate principal amount of the A Facility Advances outstanding under this Agreement.

“A/A2 Facility Repayment Instalment” shall have the meaning given to it in Clause 9.1(a) (Repayment of A Facility Outstandings, A1 Facility Outstandings, A2 Facility Outstandings and A3 Facility Outstandings) hereof.

“A1 Facility” means the term loan facility granted to Baseball Cash Bidco pursuant to Clause 2.1(b)(i) (The Facilities).

“A1 Facility Margin” means, in relation to A1 Facility Advances, and subject to Clause 14.7 (Margin Ratchet for A Facility Advances and A1 Facility Advances (and, Prior to the Occurrence of a Paydown Event, A2 Facility Advances and A3 Facility Advances)), 1.875% per annum.

“A1 Facility Outstandings” means, at any time, the aggregate principal amount of the A1 Facility Advances outstanding under this Agreement.

“A1/A3 Facility Repayment Instalment” shall have the meaning given to it in Clause 9.1(b) (Repayment of A Facility Outstandings, A1 Facility Outstandings, A2 Facility Outstandings and A3 Facility Outstandings) hereof.

“A2 Facility” means the term loan facility granted to the UK Borrowers pursuant to Clause 2.1(a)(ii) (The Facilities).

“A2 Facility Margin” means, in relation to the A2 Facility Advances, (a) until the occurrence of a Paydown Event, subject to Clause 14.7 (Margin Ratchet for A Facility Advances and A1 Facility Advances (and, Prior to the Occurrence of a Paydown Event, A2 Facility Advances and A3 Facility Advances)), 1.875% per annum, and (b) on the date of a Paydown Event and thereafter, subject to Clause 14.8 (Margin Ratchet for A2 Facility Advances and A3 Facility Advances on and after a Paydown Event), 3.125% per annum.

“A2 Facility Outstandings” means, at any time, the aggregate principal amount of the A2 Facility Advances outstanding under this Agreement.

“A3 Facility” means the term loan facility granted to Baseball Cash Bidco pursuant to Clause 2.1(b)(ii) (The Facilities).

“A3 Facility Margin” means, in relation to the A3 Facility Advances, (a) until the occurrence of a Paydown Event, subject to Clause 14.7 (Margin Ratchet for A Facility Advances and A1 Facility Advances (and, Prior to the Occurrence of a Paydown Event, A2 Facility Advances and A3 Facility Advances)), 1.875% per annum, and (b) on the date of a Paydown Event and thereafter, subject to Clause 14.8 (Margin Ratchet for A2 Facility Advances and A3 Facility Advances on and after a Paydown Event), 3.125% per annum.

“A3 Facility Outstandings” means, at any time, the aggregate principal amount of the A3 Facility Advances outstanding under this Agreement.

“Acceding Borrower” means a member of the Bank Group which has complied with the requirements of Clause 26.1 (Acceding Borrower).

“Acceding Group Company” means an Acceding Borrower, an Acceding Guarantor or an Acceding Holding Company, as the context may require.

“Acceding Guarantor” means any member of the Bank Group which has complied with the requirements of Clause 26.2 (Acceding Guarantors).

“Acceding Holding Company” means any person which becomes the Holding Company of the Ultimate Parent and which has complied with the requirements of Clause 26.3 (Acceding Holding Company).

“Acceding Obligors” means the Acceding Borrowers and the Acceding Guarantors.

“Acceleration Date” means the date on which a written notice has been served under Clause 27.17 (Acceleration).

“Acceptable Hedging Agreement” means a Hedging Agreement entered into on the terms of the International Swaps & Derivatives Association Inc. 1992 or 2002 Master Agreement (Multicurrency-Cross Border) under which:

(a)	if the 1992 Master Agreement is used, “Second Method” and “Market Quotation” are specified as the payment method applicable;

(b)	if the 2002 Master Agreement is used, the relevant agreement provides for two way payments; and

(c)	the governing Law is English or New York Law.

“Accession Notice” means a duly completed notice of accession in the form of Part 1 of Schedule 7 (Form of Accession Notice).

“Act” means the Companies Act 1985 (as amended).

“Additional Assets” means any property, stock or other assets to be used by any member of the Bank Group in the Group Business or any business whose primary operations are directly related to the Group Business.

“Additional Facility” has the meaning given to such term in Clause 2.9(a) (Additional Facility).

“Additional Facility Accession Agreement” means a deed in the form of Part 3 of Schedule 7.

“Additional Facility Availability Period” means the period specified in the Additional Facility Accession Agreement for an Additional Facility.

“Additional Facility Borrower” means any Borrower which becomes a borrower under an Additional Facility.

“Additional Facility Commencement Date” has the meaning given to it in Clause 2.9(b) (Additional Facility).

“Additional Facility Lender” means a person which becomes a Lender under an Additional Facility pursuant to Clause 2.9 (Additional Facility).

“Additional Facility Margin” means, in relation to an Additional Facility and subject to Clause 2.9(a)(v) (Additional Facility), the margin specified in and, if applicable, adjusted in accordance with the relevant Additional Facility Accession Agreement.

“Additional Facility Outstandings” means, at any time, the aggregate principal amount of the Additional Facility Advances outstanding under this Agreement.

“Additional High Yield Notes” means any high yield notes designated as “Additional High Yield Notes” by written notice from the Company to the Facility Agent, and having a final maturity (with no sinking fund payments) of no earlier than 15 April 2014, to be issued by the Parent after 30 September 2008 pursuant to the Additional High Yield Offering, 100% of the proceeds (after deducting all reasonable fees, commissions, costs and expenses incurred by any member of the Group in connection therewith) of which shall be applied in or towards repayment of the Outstandings pursuant to Clause 12.5 (Repayment from Debt Proceeds).

“Additional High Yield Offering” means one or more offerings of the Additional High Yield Notes on a registration statement filed with the SEC or pursuant to an exemption from registration under the United States Securities Act of 1933, as amended, including pursuant to Rule 144A and/or Regulation S under the United States Securities Act of 1933, as amended.

“Advance” means:

(a)
when designated “A Facility”, the principal amount of each advance made or to be made under the A Facility or arising in respect of the A Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(b)
when designated “A1 Facility”, the principal amount of each advance made or to be made under the A1 Facility or arising in respect of the A1 Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(c)
when designated “A2 Facility”, the principal amount of each advance arising in respect of the A2 Facility under Clause 2.3 (Roll of Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(d)
when designated “A3 Facility”, the principal amount of each advance arising in respect of the A3 Facility under Clause 2.3 (Roll Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(e)
when designated “B1 Facility”, the principal amount of each advance made or to be made under the B1 Facility or arising in respect of the B1 Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(f)
when designated “B2 Facility”, the principal amount of each advance made or to be made under the B2 Facility or arising in respect of the B2 Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(g)
when designated “B3 Facility”, the principal amount of each advance made or to be made under the B3 Facility or arising in respect of the B3 Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances); or

(h)
when designated “B4 Facility”, the principal amount of each advance made or to be made under the B4 Facility or arising in respect of the B4 Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances),

(i)
when designated “B5 Facility”, the principal amount of each advance made or to be made under the B5 Facility or arising in respect of the B5 Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances),

(j)
when designated “B6 Facility”, the principal amount of each advance made or to be made under the B6 Facility or arising in respect of the B6 Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances),

(k)
when designated “B7 Facility”, the principal amount of each advance arising in respect of the B7 Facility under Clause 2.3 (Roll Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(l)
when designated “B8 Facility”, the principal amount of each advance arising in respect of the B8 Facility under Clause 2.3 (Roll Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(m)
when designated “B9 Facility”, the principal amount of each advance arising in respect of the B9 Facility under Clause 2.3 (Roll Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(n)
when designated “B10 Facility”, the principal amount of each advance arising in respect of the B10 Facility under Clause 2.3 (Roll Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(o)
when designated “B11 Facility”, the principal amount of each advance arising in respect of the B11 Facility under Clause 2.3 (Roll Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(p)
when designated “B12 Facility”, the principal amount of each advance arising in respect of the B12 Facility under Clause 2.3 (Roll Effective Date), under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(q)
when designated “C Facility”, the principal amount of each advance made or to be made under the C Facility or arising in respect of the C Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances);

(r)	when designated “RCF Facility”, a Revolving Facility Advance or Secondary Revolving Facility Advance;

(s)
when designated “Revolving Facility”, the principal amount of each advance made or to be made under the Revolving Facility (but excluding for the purposes of this definition, any utilisation of the Revolving Facility by way of Ancillary Facility or Documentary Credit);

(t)
when designated “Secondary Revolving Facility”, the principal amount of each advance arising in respect of the Secondary Revolving Facility under Clause 2.3 (Roll Effective Date), (but excluding for the purposes of this definition, any utilisation of the Secondary Revolving Facility by way of Ancillary Facility or Documentary Credit);

(u)
when designated “Additional Facility”, the principal amount of each advance made or to be made under an Additional Facility or arising in respect of an Additional Facility under Clause 14.3 (Consolidation of Term Facility Advances) or under Clause 14.4 (Division of Term Facility Advances); or

(v)
without any such designation, the “A Facility Advance”, the “A1 Facility Advance”, the “A2 Facility Advance”, the “A3 Facility Advance”, the “Additional Facility Advance”, the “B1 Facility Advance”, the “B2” Facility Advance”, the “B3 Facility Advance”, the “B4 Facility Advance”, the “B5 Facility Advance”, the “B6 Facility Advance”, the “B7 Facility Advance”, the “B8 Facility Advance”, the “B9 Facility Advance”, the “B10 Facility Advance”, the “B11 Facility Advance”, the “B12 Facility Advance”, the “C Facility Advance”, the “RCF Facility Advance”, the “Revolving Facility Advance” and/or the “Secondary Revolving Facility Advance”, as the context requires, in each case as from time to time reduced by repayment or prepayment.

“Affiliate” means, in relation to a person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with that person, and for these purposes “control” shall be construed so as to mean the ownership, either directly or indirectly and legally or beneficially, of more than 50% of the issued share capital of a company or the ability to control, either directly or indirectly, the affairs or the composition of the board of directors (or equivalent of it) of a company and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

“Agents” means the Facility Agent, the US Paying Agent and the Administrative Agent, and “Agent” means either of them.

“Agreed Business Plan” means the business plan, financial model and analysis of the future funding requirements of the Company and the Bank Group prepared by the Company and delivered to the Mandated Lead Arrangers, in the agreed form, prior to the Original Execution Date.

“Alternative Baseball Acquisition” means the acquisition (other than pursuant to the Baseball Scheme) by any member of the Bank Group of not less than 71% of the total issued share capital of Baseball which is funded by Alternative Baseball Financing or by Guaranteed Parent Debt.

“Alternative Baseball Financing” means, following the cancellation of the A1 Facility Commitments, and the B1 Facility Commitments, an amount of up to £500 million raised by way of the introduction of one or more tranches under this Agreement, and having a final maturity date which falls no earlier than the Final Maturity Date for the A Facility, for the purposes of (i) paying the cash consideration of an Alternative Baseball Acquisition, (ii) refinancing the Existing Baseball Facilities and (iii) paying the fees, costs and expenses payable by or on behalf of the Bank Group in connection with the Alternative Baseball Acquisition.

“Alternative Bridge Facility” means the alternative bridge facility made available pursuant to the Alternative Bridge Facility Agreement, the proceeds of which are on-lent to the Company and following a series of transactions as more particularly described in the Steps Paper, applied for the purposes of repaying in part, amounts outstanding under the Bridge Facility.

“Alternative Bridge Facility Agreement” means the senior subordinated bridge facility agreement to be entered into prior to the Structuring Date between, among others, the Parent and the Mandated Lead Arrangers (as defined therein) relating to the Alternative Bridge Facility or any agreement entered into pursuant thereto and in accordance with the terms thereof for the purposes of extending the term of such facilities beyond one year (including, in each case, any Exchange Notes).

“Amortisation Repayment Date” has the meaning given to such term in Clause 9.1 (Repayment of A Facility Outstandings, A1 Facility Outstandings, A2 Facility Outstandings and A3 Facility Outstandings).

“Ancillary Facility” means any:

(a)	overdraft, automated payment, cheque drawing or other current account facility;

(b)	forward foreign exchange facility;

(c)	derivatives facility;

(d)	guarantee, bond issuance, documentary or stand-by letter of credit facility;

(e)	performance bond facility; and/or

(f)
such other facility or financial accommodation as may be required in connection with the Group Business and which is agreed in writing between the relevant UK Borrowers and the relevant Ancillary Facility Lender.

“Ancillary Facility Commitment” means, in relation to an Ancillary Facility Lender at any time, and save as otherwise provided in this Agreement, the maximum Sterling Amount to be made available under an Ancillary Facility granted by it, to the extent not cancelled or reduced or transferred pursuant to the terms of such Ancillary Facility or under this Agreement.

“Ancillary Facility Documents” means the documents and other instruments pursuant to which an Ancillary Facility is made available and the Ancillary Facility Outstandings under it are evidenced.

“Ancillary Facility Lender” means any Lender which has notified the Facility Agent that it has agreed to its nomination in a Conversion Notice to be an Ancillary Facility Lender in respect of an Ancillary Facility granted pursuant to the terms of this Agreement.

“Ancillary Facility Outstandings” means (without double counting), at any time with respect to an Ancillary Facility Lender and each Ancillary Facility provided by it, the aggregate of:

(a)
all amounts of principal then outstanding under any overdraft, automated payment, cheque drawing or other current account facility (determined in accordance with the applicable terms) as at such time; and

(b)
in respect of any other facility or financial accommodation, such other amount as fairly represents the aggregate potential exposure of that Ancillary Facility Lender with respect to it under its Ancillary Facility, as reasonably determined by that Ancillary Facility Lender from time to time in accordance with its usual banking practices for facilities or accommodation of the relevant type (including without limitation, the calculation of exposure under any derivatives facility by reference to the mark-to-market valuation of such transaction at the relevant time).

“Ancillary Facility Termination Date” has the meaning given to such term in paragraph (h) of Clause 6.1 (Utilisation of Ancillary Facilities).

“Anti-Terrorism Laws” mean:

(a)	Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”);

(b)	the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); and

(c)           the Money Laundering Control Act of 1986, Public Law 99-570.

“Applicable Margin” means, at any time, the prevailing A Facility Margin, A1 Facility Margin, A2 Facility Margin, A3 Facility Margin, Additional Facility Margin, B1 Facility Margin, B2 Facility Margin, B3 Facility Margin, B4 Facility Margin, B5 Facility Margin, B6 Facility Margin, B7 Facility Margin, B8 Facility Margin, B9 Facility Margin, B10 Facility Margin, B11 Facility Margin, B12 Facility Margin, C Facility Margin, Revolving Facility Margin or Secondary Revolving Facility Margin, as the context may require at the relevant time.

“Arrangers” means the Mandated Lead Arrangers and “Arranger” means any of them.

“Asset Passthrough” means a series of transactions between a Bank Holdco, one or more members of the Bank Group and an Asset Transferring Party where:

(a)	in the case of an asset being transferred by a Bank Holdco to the Asset Transferring Party that asset:

(i)	is first transferred by such Bank Holdco to a member of the Bank Group; and

(ii)	may then be transferred between various members of the Bank Group, and is finally transferred (insofar as such transaction relates to the Bank Group) to an Asset Transferring Party; or

(b)	in the case of an asset being transferred by an Asset Transferring Party to a Bank Holdco, that asset:

(i)	is first transferred by that Asset Transferring Party to a member of the Bank Group; and

(ii)	may then be transferred between various members of the Bank Group, and is finally transferred (insofar as such transaction relates to the Bank Group) to such Bank Holdco,

and where the purpose of each such asset transfer is, in the case of an Asset Passthrough of the type described in paragraph (a), to enable a Bank Holdco to indirectly transfer assets (other than cash) to that Asset Transferring Party and, in the case of an Asset Passthrough of the type described in paragraph (b), is to enable an Asset Transferring Party to indirectly transfer assets (other than cash) to a Bank Holdco, in either case, by way of transfers of those assets to and from (and, if necessary, between) one or more members of the Bank Group in such a manner as to be neutral to the Bank Group taken as a whole provided that:

(w)
the consideration payable (if any) by the first member of the Bank Group to acquire such assets comprises either (i) cash funded or to be funded directly or indirectly by a payment from (in the case of an Asset Passthrough of the type described in paragraph (a)) the Asset Transferring Party and (in the case of an Asset Passthrough of the type described in paragraph (b)) a Bank Holdco, in either case, in connection with that series of transactions or (ii) Subordinated Funding or (iii) the issue of one or more securities;

(x)
the consideration payable by (in the case of an Asset Passthrough of the type described in paragraph (a)) the Asset Transferring Party is equal to the consideration received or receivable by a Bank Holdco and (in the case of an Asset Passthrough of the type described in paragraph (b)) by a Bank Holdco is equal to the consideration received or receivable by the Asset Transferring Party (and for this purpose, a security issued by one company shall constitute equal consideration to a security issued by another company where such securities have been issued on substantially the same terms and subject to the same conditions);

(y)
all of the transactions comprising such a series of transactions (from and including the transfer of the assets by a Bank Holdco to and including the acquisition of those assets by the Asset Transferring Party or vice versa) are completed within two Business Days; and

(z)
upon completion of all of the transactions comprising such a series of transactions, no person (other than another member of the Bank Group) has any recourse to any member of the Bank Group and no member of the Bank Group which is not an Obligor may have any recourse to an Obligor, in each case in relation to such a series of transactions (other than in respect of (i) the Subordinated Funding or any rights and obligations under the securities, in each case, mentioned in paragraph (w) above and (ii) covenants as to title provided, in the case of an Asset Passthrough of the type described in paragraph (a), in favour of the Asset Transferring Party on the same terms as such covenants were provided by the Bank Holdco in respect of the relevant assets and, in the case of an Asset Passthrough of the type described in paragraph (b), in favour of the Bank Holdco on the same terms as such covenants were provided by the Asset Transferring Party in respect of the relevant assets).

“Asset Securitisation Subsidiary” means any Subsidiary engaged solely in the business of effecting or facilitating any asset securitisation programme or programmes or one or more receivables factoring transactions.

“Asset Transferring Party” means the member of the Group (or any person in which a member of the Bank Group owns an interest but which is not a member of the Group), other than a member of the Bank Group (except where the asset being transferred is a security where such member of the Group may be a member of the Bank Group), who is the initial transferor or final transferee in respect of a transfer to or from a Bank Holdco, as the case may be, through one or more members of the Bank Group.

“Associated Costs Rate” means, in relation to any Advance or Unpaid Sum, the rate determined in accordance with Schedule 6 (Associated Costs Rate).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Available A Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its A Facility Commitment at such time less the Sterling Amount of its share of the A Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any A Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such A Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available A1 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its A1 Facility Commitment at such time less the Sterling Amount of its share of the A1 Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any A1 Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such A1 Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available A2 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its A2 Facility Commitment at such time less the Sterling Amount of its share of the A2 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any A2 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available A3 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its A3 Facility Commitment at such time less the Sterling Amount of its share of the A3 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any A3 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available Additional Facility Commitment” means, in relation to a Lender and an Additional Facility, at any time and save as otherwise provided in this Agreement, its Additional Facility Commitment in relation to that Additional Facility at such time less the Sterling Amount of its share of the Additional Facility Advances made under that Additional Facility, adjusted to take account of:

(a)
any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any Additional Facility Commitment in relation to that Additional Facility, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance under an Additional Facility, the Sterling Amount of its share of such Additional Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available Ancillary Facility Commitment” means, in relation to an Ancillary Facility Lender and an Ancillary Facility granted by it at any time, and save as otherwise provided in this Agreement or in the applicable Ancillary Facility Documents, its Ancillary Facility Commitment at such time, less the Sterling Amount of the relevant Ancillary Facility Outstandings at such time, provided always that such amount shall not be less than zero.

“Available B1 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B1 Facility Commitment at such time less the Sterling Amount of its share of the B1 Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B1 Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such B1 Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available B2 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B2 Facility Commitment at such time less the Sterling Amount of its share of the B2 Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B2 Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such B2 Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available B3 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B3 Facility Commitment at such time less the Sterling Amount of its share of the B3 Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B3 Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such B3 Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available B4 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B4 Facility Commitment at such time less the Sterling Amount of its share of the B4 Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B4 Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such B4 Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available B5 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B5 Facility Commitment at such time less the Sterling Amount of its share of the B5 Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B5 Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such B5 Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available B6 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B6 Facility Commitment at such time less the Sterling Amount of its share of the B6 Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B6 Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such B6 Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available B7 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B7 Facility Commitment at such time less the Sterling Amount of its share of the B7 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B7 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available B8 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B8 Facility Commitment at such time less the Sterling Amount of its share of the B8 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B8 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available B9 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B9 Facility Commitment at such time less the Sterling Amount of its share of the B9 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B9 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available B10 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B10 Facility Commitment at such time less the Sterling Amount of its share of the B10 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B10 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available B11 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B11 Facility Commitment at such time less the Sterling Amount of its share of the B11 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B11 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available B12 Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its B12 Facility Commitment at such time less the Sterling Amount of its share of the B12 Facility Advances under this Agreement, adjusted to take account of any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any B12 Facility Commitment, in each case, pursuant to the terms of this Agreement, provided always that such amount shall not be less than zero.

“Available C Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its C Facility Commitment at such time less the Sterling Amount of its share of the C Facility Advances made under this Agreement, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any C Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Advance, the Sterling Amount of its share of such C Facility Advance which, pursuant to any other Utilisation Request is to be made on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available Commitment” means, in relation to a Lender, the aggregate amount of  its Available A Facility Commitments, its Available A1 Facility Commitments, its Available A2 Facility Commitments, its Available A3 Facility Commitments, its Available Additional Facility Commitments, its Available B1 Facility Commitments, its Available B2 Facility Commitments, its Available B3 Facility Commitments, its Available B4 Facility Commitments, its Available B5 Facility Commitments, its Available B6 Facility Commitments, its Available B7 Facility Commitments, its Available B8 Facility Commitments, its Available B9 Facility Commitments, its Available B10 Facility Commitments, its Available B11 Facility Commitments, its Available B12 Facility Commitments, its Available C Facility Commitments, its Available Revolving Facility Commitment, its Available Secondary Revolving Facility Commitments, its Available RCF Facility Commitments and its Available Ancillary Facility Commitments, or, in the context of a particular Facility, its Available A Facility Commitment, its Available A1 Facility Commitments, its Available A2 Facility Commitments, its Available A3 Facility Commitments, its Available Additional Facility Commitments, its Available B1 Facility Commitments, its Available B2 Facility Commitments, its Available B3 Facility Commitments, its Available B4 Facility Commitments, its Available B5 Facility Commitments, its Available B6 Facility Commitments, its Available B7 Facility Commitments, its Available B8 Facility Commitments, its Available B9 Facility Commitments, its Available B10 Facility Commitments, its Available B11 Facility Commitments, its Available B12 Facility Commitments, its Available C Facility Commitments, its Available Revolving Facility Commitments, its Available Secondary Revolving Facility Commitments, its Available RCF Facility Commitments, or its Available Ancillary Facility Commitments, as the context may require.

“Available Facility” means, in relation to a Facility, at any time, the aggregate amount of the Available Commitments in respect of that Facility at that time.

“Available RCF Facility” means the Available Revolving Facility and Available Secondary Revolving Facility.

“Available RCF Facility Commitment” means, in relation to a Lender, at any time, its Available Revolving Facility Commitment and Available Secondary Revolving Facility Commitment.

“Available Revolving Facility” means, at any time, the aggregate amount of the Available Revolving Facility Commitments.

“Available Revolving Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Revolving Facility Commitment at such time, less the Sterling Amount of its share of the Revolving Facility Outstandings, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any Revolving Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Utilisation, the Sterling Amount of its share of (i) such Revolving Facility Advance and/or Documentary Credit which pursuant to any other Utilisation Request is to be made, or as the case may be, issued, and (ii) any Revolving Facility Advance and/or Documentary Credit which is due to be repaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“Available Secondary Revolving Facility” means, at any time, the aggregate amount of the Available Secondary Revolving Facility Commitments.

“Available Secondary Revolving Facility Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Secondary Revolving Facility Commitment at such time, less the Sterling Amount of its share of the Secondary Revolving Facility Outstandings, adjusted to take account of:

(a)	any cancellation or reduction of, or any transfer by such Lender or any transfer to it of, any Secondary Revolving Facility Commitment, in each case, pursuant to the terms of this Agreement; and

(b)
in the case of any proposed Utilisation, the Sterling Amount of its share of (i) such Secondary Revolving Facility Advance and/or Documentary Credit which pursuant to any other Utilisation Request is to be made, or as the case may be, issued, and (ii) any Secondary Revolving Facility Advance and/or Documentary Credit which is due to be repaid or expire (as the case may be), in each case, on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero.

“B1 Facility” means the term loan facility granted to Baseball Cash Bidco pursuant to Clause 2.1(c)(i) (The Facilities).

“B1 Facility Margin” means, in relation to the B1 Facility Advances, 2.125% per annum.

“B1 Facility Outstandings” means, at any time, the aggregate principal amount of the B1 Facility Advances outstanding under this Agreement.

“B2 Facility” means the term loan facility granted to the Company pursuant to Clause 2.1(d)(i) (The Facilities).

“B2 Facility Margin” means, in relation to the B2 Facility Advances, 2.125% per annum.

“B2 Facility Outstandings” means, at any time, the aggregate principal amount of the B2 Facility Advances outstanding under this Agreement.

“B3 Facility” means the term loan facility granted to the Company pursuant to Clause 2.1(e)(i) (The Facilities).

“B3 Facility Margin” means, in relation to the B3 Facility Advances, 2.00% per annum.

“B3 Facility Outstandings” means, at any time, the aggregate principal amount of the B3 Facility Advances outstanding under this Agreement.

“B4 Facility” means the term loan facility granted to the Company pursuant to Clause 2.1(f)(i) (The Facilities) and novated to the US Borrower pursuant to the provisions of Clause 2.2 (Novation of B4 Facility).

“B4 Facility Margin” means, in relation to the B4 Facility Advances, 2.00% per annum.

“B4 Facility Outstandings” means, at any time, the aggregate principal amount of the B4 Facility Advances outstanding under this Agreement.

“B5 Facility” means the term loan facility granted to the Company pursuant to Clause 2.1(g)(i) (The Facilities).

“B5 Facility Margin” means, in relation to the B5 Facility Advances, 2.125% per annum.

“B5 Facility Outstandings” means, at any time, the aggregate principal amount of the B5 Facility Advances outstanding under this Agreement.

“B6 Facility” means the term loan facility granted to VMIH Sub pursuant to Clause 2.1(h)(i) (The Facilities).

“B6 Facility Margin” means, in relation to the B6 Facility Advances, 2.125% per annum.

“B6 Facility Outstandings” means, at any time the aggregate principal amount of the B6 Facility Advances outstanding under this Agreement.

“B7 Facility” means the term loan facility granted to Baseball Cash Bidco pursuant to Clause 2.1(c)(ii) (The Facilities).

“B7 Facility Margin” means, in relation to the B7 Facility Advances, 3.625% per annum.

“B7 Facility Outstandings” means, at any time, the aggregate principal amount of the B7 Facility Advances outstanding under this Agreement.

“B8 Facility” means the term loan facility granted to the Company pursuant to Clause 2.1(d)(ii) (The Facilities).

“B8 Facility Margin” means, in relation to the B8 Facility Advances, 3.625% per annum.

“B8 Facility Outstandings” means, at any time, the aggregate principal amount of the B8 Facility Advances outstanding under this Agreement.

“B9 Facility” means the term loan facility granted to the Company pursuant to Clause 2.1(e)(ii) (The Facilities).

“B9 Facility Margin” means, in relation to the B9 Facility Advances, 3.50% per annum.

“B9 Facility Outstandings” means, at any time, the aggregate principal amount of the B9 Facility Advances outstanding under this Agreement.

“B10 Facility” means the term loan facility granted to the US Borrower pursuant to Clause 2.1(f)(ii) (The Facilities).

“B10 Facility Margin” means, in relation to the B10 Facility Advances, 3.50% per annum.

“B10 Facility Outstandings” means, at any time the aggregate principal amount of the B10 Facility Advances outstanding under this Agreement.

“B11 Facility” means the term loan facility granted to the Company pursuant to Clause 2.1(g)(ii) (The Facilities).

“B11 Facility Margin” means, in relation to the B11 Facility Advances, 3.625% per annum.

“B11 Facility Outstandings” means, at any time, the aggregate principal amount of the B11 Facility Advances outstanding under this Agreement.

“B12 Facility” means the term loan facility granted to VMIH Sub pursuant to Clause 2.1(h)(ii) (The Facilities).

“B12 Facility Margin” means, in relation to the B12 Facility Advances, 3.625% per annum.

“B12 Facility Outstandings” means, at any time the aggregate principal amount of the B12 Facility Advances outstanding under this Agreement.

“Bank Group” means:

(a)
for the purposes of the definition of “Bank Group Consolidated Revenues”, Clause 22.1 (Financial Statements), Clause 22.3 (Budget) and Clause 23 (Financial Condition) and any other provisions of this Agreement using the terms defined in Clause 23 (Financial Condition):

(i)	the Company and prior to the Structuring Date, TCN;

(ii)	NTL South Herts, for so long as a member of the Bank Group is the general partner of South Hertfordshire United Kingdom Fund, Ltd or if it becomes a wholly-owned Subsidiary of the Company;

(iii)	Fawnspring Limited, for so long as it is a Subsidiary of the Company;

(iv)	each of the Company’s and prior to the Structuring Date, TCN’s, other direct and indirect Subsidiaries from time to time, excluding the Bank Group Excluded Subsidiaries; and

(v)
without prejudice to sub-paragraph (iv) above, each of the direct and indirect Subsidiaries from time to time of Virgin Media Communications Limited (formerly known as NTL Communications Limited), excluding any Subsidiary thereof which has a direct or indirect interest in the Company or, prior to the Structuring Date, TCN;

(b)	for all other purposes:

(i)	the Company and prior to the Structuring Date, TCN, and each of their respective direct and indirect Subsidiaries from time to time, other than the Bank Group Excluded Subsidiaries; and

(ii)
each of the direct and indirect Subsidiaries from time to time of Virgin Media Communications Limited (formerly known as NTL Communications Limited) to the extent not already included by virtue of sub-paragraph (i) above, and excluding, any Subsidiary thereof which has a direct or indirect interest in the Company or, prior to the Structuring Date, TCN, but excluding for all purposes under paragraphs (a) and (b) above:

(i)           any Permitted Joint Ventures; and

(ii)	the Baseball Group, if the Baseball Acquisition is funded by a Stand Alone Baseball Financing.

For information purposes only, the members of the Bank Group as at the Original Execution Date for the purposes of paragraph (b) are listed in Part 1 of Schedule 9 (Members of the Bank Group).

“Bank Group Cash Flow” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Bank Group Consolidated Revenues” means, in respect of any period, the consolidated revenues for the Bank Group for that period as evidenced by the financial information provided in respect of that period pursuant to Clause 22.1 (Financial Statements).

“Bank Group Excluded Subsidiary” means:

(a)
any Subsidiary of the UK Borrowers or Virgin Media Communications Limited (formerly known as NTL Communications Limited) which is a Dormant Subsidiary and which (i) has assets (save for loans existing on the Original Execution Date owed to it by other members of the Bank Group) with an aggregate value of £10,000 or less; and (ii) is not a Guarantor;

(b)	Telewest Finance Corporation;

(c)	Flextech Interactive Limited;

(d)	Fawnspring Limited;

(e)	NTL South Herts and its Subsidiaries, until such time as NTL South Herts becomes a wholly-owned Subsidiary of the Company;

(f)	any Subsidiary of the UK Borrowers or Virgin Media Communications Limited (formerly known as NTL Communications Limited) which is a Project Company;

(g)	any Asset Securitisation Subsidiary; and

(h)
any company which becomes a Subsidiary of the Parent or Virgin Media Communications Limited (formerly known as NTL Communications Limited) in each case, after the Original Execution Date pursuant to an Asset Passthrough, provided that any Bank Group Excluded Subsidiary may, at the election of the Parent and upon not less than 10 Business Days’ prior written notice to the Facility Agent, cease to be a Bank Group Excluded Subsidiary and become a member of the Bank Group.

“Bank Holdco” means a direct Holding Company of a member of the Bank Group which is not a member of the Bank Group.

“Barclays Intercreditor Agreement” has the meaning given to such term in the Group Intercreditor Agreement.

“Baseball” means Virgin Mobile Holdings (UK) Limited, incorporated in England & Wales with registered number 3741555 and having its registered offices at 160 Great Portland Street, London W1W 5QA.

“Baseball Acquisition” means the proposed acquisition by the Baseball Bidcos of the entire issued and to be issued share capital of Baseball by way of a scheme of arrangement under Section 425 of the Act with Baseball’s shareholders.

“Baseball Bidcos” means Baseball Cash Bidco and Baseball Stock Bidco.

“Baseball Cash Bidco” means Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), a company incorporated in England & Wales with registered number 3173552 and having its registered office at 160 Great Portland Street, London W1W 5QA.

“Baseball Certain Funds Period” means, in relation to the A1 Facility and the B1 Facility, the period commencing on the Original Execution Date and ending on the earlier of (a) the date on which the Baseball Scheme proposal fails or is withdrawn, (b) 30 September 2006 or (c) the date which is 30 days after the Baseball Effective Date.

“Baseball Clean-Up Period” means the period commencing on the Baseball Effective Date and ending on the date falling 4 months and 2 weeks thereafter.

“Baseball Drawstop Default” means an Event of Default arising under any of the following provisions, in each case, with respect to Baseball Cash Bidco only:

(a)           Clause 27.1 (Non-Payment);

(b)
Clause 27.2 (Covenants) by virtue of a breach of the covenants under Clause 25.2 (Negative Pledge) (in a manner which could reasonably be expected to have a material adverse effect on the Security (taken as a whole)) or paragraphs (a), (b), (c), (d), (g), (h) and (j) of Clause 24.22 (Baseball Scheme Undertakings);

(c)
Clause 27.4 (Misrepresentation) by virtue of a breach of any of the representations and warranties in Clauses 21.2 (Due Organisation) only as regards to the provisions of this Agreement that relate to the A1 Facility and the B1 Facility, but not otherwise; or

(d)
Clause 27.6 (Insolvency), Clause 27.7 (Winding-Up), Clause 27.8 (Execution and Distress) or Clause 27.9 (Similar Events) other than any such event which is caused by the occurrence or potential occurrence of another Event of Default.

“Baseball Effective Date” means the date on which the Court Order is filed with the Registrar of Companies pursuant to Section 425 of the Act.

“Baseball Group” means Baseball and each of its Subsidiaries from time to time.

“Baseball Implementation Agreement” means the agreement to be entered into between Virgin Media Holdings Inc. (formerly known as NTL Holdings Inc.), the Baseball Bidcos and Baseball in respect of the Baseball Scheme (in the form agreed with the Bookrunners on or before the Original Execution Date).

“Baseball Instructing Group” means:

(a)	in relation to the A1 Facility and B1 Facility:

(i)
before any Utilisation of the A1 Facility and the B1 Facility under this Agreement, a Baseball Lender or group of  Baseball Lenders whose Available A1 Facility Commitments and Available B1 Facility Commitments (as applicable) amount in aggregate to more than 66⅔% of the Available A1 Facility Commitments and Available B1 Facility Commitments (taken together); and

(ii)
thereafter, a Baseball Lender or group of Baseball Lenders to whom in aggregate more than 66⅔% of the A1 Facility Outstandings and B1 Facility Outstandings (taken together) are (or if there are no A1 Facility Outstandings or B1 Facility Outstandings at such time, immediately prior to their repayment, were then) owed; or

(b)	in relation to any Alternative Baseball Financing:

(i)
before any Utilisation of the Alternative Baseball Financing, a Baseball Lender or group of Baseball Lenders whose commitments in respect of such Alternative Baseball Financing amount in aggregate to more than 66⅔% of the total commitments under such Alternative Baseball Financing; or

(ii)
thereafter, a Baseball Lender or group of Baseball Lenders to whom in aggregate more than 66⅔% of the outstandings under the Alternative Baseball Financing are (or if there are no outstandings under the Alternative Baseball Financing prior to such repayment, were then) owed, in each case, calculated in accordance with the provisions of Clause 43.9 (Calculation of Consents).

“Baseball Lender” means:

(a)           in relation to the A1 Facility and B1 Facility, any Lender which:

(i)	is named in Part 1 of Schedule 1 (Lenders and Commitments) as a Lender in respect of the A1 Facility and/or B1 Facility; or

(ii)	has become a party to this Agreement in accordance with the provisions of Clause 37 (Assignments and Transfers) as a Lender in respect of the A1 Facility and/or B1 Facility; or

(b)
in relation to an Alternative Baseball Financing, any Lender which has provided the Company and/or Baseball Cash Bidco, with a commitment to provide some or all of the Alternative Baseball Financing, whether pursuant to a duly executed commitment letter, this Agreement or otherwise, which in each case has not ceased to be a party to this Agreement in accordance with the terms of this Agreement.

“Baseball Press Release” means the announcement (in the form agreed with the Bookrunners on or before the Original Execution Date) in accordance with Rule 2.5 of the Takeover Code in respect of the Baseball Scheme by the Baseball Bidcos of all of the issued and to be issued Baseball Shares not already owned by the Baseball Bidcos.

“Baseball Resolutions” means the resolutions passed at each of the board meetings and the extraordinary general meeting of the Shareholders of Baseball.

“Baseball Scheme” means the scheme of arrangement under Section 425 of the Act to be proposed by Baseball to its shareholders, details of which are set out in the Baseball Scheme Circular and which are consistent with the terms of the Baseball Press Release.

“Baseball Scheme Circular” means the circular to the shareholders of Baseball setting out the proposals for the Baseball Scheme pursuant to which the Baseball Bidcos will acquire all of the issued and to be issued Baseball Shares not already owned by the Baseball Bidcos.

“Baseball Scheme Document” means each of the following:

(a)           the Baseball Press Release;

(b)	the Baseball Resolutions;

(c)           the Baseball Implementation Agreement; and

(d)           the Baseball Scheme Circular,

and together the “Baseball Scheme Documents”.

“Baseball Shares” means  the ordinary shares of Baseball issued as at the Original Execution Date together with any shares to be issued by Baseball prior to the Baseball Effective Date.

“Baseball Stock Bidco” means Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.), a company incorporated in the State of Delaware, United States of America, registered as a foreign company under the Act with registered number FC018124 and having its registered office at 9 East Loockerman Street, Suite 1B, Dover, Delaware  19901, United States of America.

“BBA LIBOR” means in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and Interest Period displayed on the appropriate page of the Telerate screen.  If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“BBC Guarantees” means the guarantees required to be given by the Borrowers in favour of BBC Worldwide Limited pursuant to the shareholder agreements relating to the UKTV Joint Ventures.

“Beneficiary” means a beneficiary in respect of a Documentary Credit.

“Blocked Account” means each interest bearing account maintained with the Facility Agent (or such other bank as the Facility Agent and the Company may jointly determine) in the name of an Obligor for the purposes of Clauses 12.3 (Blocked Accounts) or 12.8 (Trapped Cash) which is secured in favour of the Security Trustee pursuant to the Security Documents, or as otherwise required by the terms of this Agreement.

“Borrowers” means the UK Borrowers, the US Borrower and any Acceding Borrower.

“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Applicable Margin and Associated Costs Rate) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period or Term in respect of that Advance or Unpaid Sum, had the amount so received been paid on the last day of that Interest Period or Term;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period or Term.

“Bridge Facility” means the £1,800,000,000 bridge facility, the proceeds of which will be applied to fund the Ultimate Parent’s deposit with the Exchange Agent (as defined in the Merger Agreement) for the benefit of the Ultimate Parent’s shareholders, cash in an amount equal to Redemption Consideration as required under the Merger Agreement, and the payment of any transaction fees and expenses in connection with the Merger Agreement and the Finance Documents.

“Bridge Facility Agreement” means the senior subordinated bridge facility agreement dated the Original Execution Date between, among others, Merger Sub, NTL and the Mandated Lead Arrangers (as defined therein) relating to the Bridge Facility or any agreement entered into pursuant thereto and in accordance with the terms thereof for the purposes of extending the term of such facilities beyond one year (including, in each case, any Exchange Notes).

“Bridge Finance Documents” has the meaning given to the term “Finance Documents” in the Bridge Facility Agreement, the Alternative Bridge Facility Agreement or, in each case, any Exchange Notes, as the case may be, as the context may require.

“Budget” means in respect of any financial year commencing after 31 December 2006, the budget for such financial year, in the form and including the information required to be delivered by the Company to the Facility Agent pursuant to Clause 22.3 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which (a) banks generally are open for business in London and (b) if such reference relates to a date for the payment or purchase of any sum denominated in:

(a)	euro (A) is a TARGET Day and (B) is a day on which banks generally are open for business in the financial centre selected by the Facility Agent for receipt of payments in euro; or

(b)	in a currency other than euro, banks generally are open for business in the principal financial centre of the country of such currency.

“Business Division Transaction” means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Group which comprise all or part of the “NTL – Business Segment” of the Group, to or with any other entity or person, whether or not within the Group or the Bank Group, in each case, where such transaction has the prior approval of an Instructing Group.

“Captive Insurance Company” means any captive insurance company for the Group (or any part thereof, which includes the Bank Group).

“Cash” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Cash Equivalent Investment” means:

(a)	debt securities which are freely negotiable and marketable:

(i)	which mature not more than 12 months from the date of acquisition; and

(ii)	which are rated at least AA by Standard & Poor’s or Fitch or Aa2 by Moody’s;

(b)
certificates of deposit of, or time deposits or overnight bank deposits with, any commercial bank whose short-term securities are rated at least A-2 by Standard and Poor’s or Fitch or P-2 by Moody’s and having maturities of 12 months or less from the date of acquisition;

(c)
commercial paper of, or money market accounts or funds with or issued by, an issuer rated at least A-2 by Standard & Poor’s or Fitch or P-2 by Moody’s and having an original tenor of 12 months or less;

(d)
medium term fixed or floating rate notes of an issuer rated at least AA by Standard & Poor’s or Fitch or Aa2 by Moody’s at the time of acquisition and having a remaining term of 12 months or less from the date of acquisition; or

(e)
any investment in a money market fund or enhanced yield fund (i) whose aggregate assets exceed £250 million and (ii) at least 90% of whose assets constitute Cash Equivalent Investments of the type described in paragraphs (a) to (d) of this definition.

“Centre of Main Interests” has the meaning given to it in Article 3(1) of Council Regulation (EC) NO 1346/2000 of 29 May 2000 on Insolvency Proceedings.

“C Facility” means the term loan facility to be made available to the Company pursuant to Clause 2.1(i) (The Facilities).

“C Facility Fees Letter” means a fees letter dated any time after the Second Amendment Effective Date made between the Company and any person agreeing to become a C Facility Lender pursuant to the terms of this Agreement.

“C Facility Lender” means a person who has become a Lender in respect of the C Facility pursuant to the provisions of Clause 2.7 (Alternative Bridge Facility Refinancing).

“C Facility Lender Deed of Accession” means a duly completed deed of accession in the form of Part 2 of Schedule 3 (Form of C Facility Lender Deed of Accession).

“C Facility Liabilities” has the meaning given to such term in the Group Intercreditor Agreement.

“C Facility Margin” means, in relation to the C Facility Advances, the percentage per annum set out in a term sheet agreed between the Company and one or more C Facility Lender(s) at the time of pricing of the New High Yield Notes pursuant to an Option B Alternative Bridge Facility Refinancing and notified to the Facility Agent, prior to the date on which the applicable C Facility Lender(s) become a party to this Agreement.

“C Facility Outstandings” means, at any time the aggregate principal amount of the C Facility Advances outstanding under this Agreement.

“Change in Tax Law” means the introduction, implementation, repeal, withdrawal or change in, or in the interpretation, administration or application of any Law relating to taxation (a) in the case of a participation in an Advance by a Lender named in Part 1 of Schedule 1(Lenders and Commitments) after the Original Execution Date, or (b) in the case of a participation in an Advance by any other Lender, after the date upon which such Lender becomes a party to this Agreement in accordance with the provisions of Clause 37 (Assignments and Transfers).

“Change of Control” means:

(a)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than any Permitted Holder or a “group” of Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this paragraph (a) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the Voting Stock of the Ultimate Parent (for the purposes of this paragraph (a), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such person is the beneficial owner (as defined in this paragraph (a)), directly or indirectly, of more than 50% of the Voting Stock of such parent entity);

(b)	the sale of all or substantially all of the assets of the Bank Group taken as a whole;

(c)
during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Ultimate Parent (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of such company was approved by a vote of a majority of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Ultimate Parent, then in the office;

(d)
any change of control (howsoever defined) occurs under the Existing High Yield Notes, the Additional High Yield Notes or (if applicable) any High Yield Refinancing, in each case, for so long as any principal amount remains owing under the same and to the extent such Existing High Yield Notes, Additional High Yield Notes or (if applicable) High Yield Refinancing are not defeased; or

(e)
any change of control (howsoever defined) occurs under the Bridge Facility Agreement or the Alternative Bridge Facility Agreement or, if applicable the Exchange Notes or the New High Yield Notes, in each case, for so long as any principal amount remains owing under the same and in the case of the Exchange Notes and New High Yield Notes only, to the extent such Exchange Notes or New High Yield Notes are not defeased, provided that an event or transaction shall not constitute a Change of Control under paragraphs (a), (b) or (c) above:

(i)
in the event that the Ultimate Parent becomes a wholly-owned Subsidiary of a Holding Company and the stockholders of such Holding Company are substantially the same as the stockholders of the Ultimate Parent prior to such transaction (in the case of clause (c) above, such Holding Company shall be treated as the Ultimate Parent thereafter);

(ii)	if the transaction is a “Non-Control Acquisition”; or

(iii)	as a result of any transactions expressly contemplated by the Steps Paper.

For these purposes:

a “Non-Control Acquisition” shall mean (a) any acquisition of Voting Stock of the Ultimate Parent by an employee benefit plan (or a trust forming a part thereof) maintained by the Ultimate Parent or any Subsidiary of the Ultimate Parent or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or trust, (b) any acquisition of Voting Stock of the Ultimate Parent by the Ultimate Parent or any Subsidiary of the Ultimate Parent, or (c) any “Non-Control Transaction”; and

a “Non-Control Transaction” shall mean (a) a merger, amalgamation or consolidation of the Ultimate Parent or any Subsidiary of the Ultimate Parent with or into another entity or entities, or (b) a sale of all or substantially all of the assets of the Bank Group taken as a whole to another entity or entities (each under clause (a) and (b) a “Transaction”) in which:

(A)
the stockholders of the Ultimate Parent immediately before such Transaction own directly or indirectly immediately following such Transaction at least 50% of the Voting Stock of the surviving or transferee entity or entities of such Transaction or the ultimate parent company to such surviving or transferee entity or entities; and

(B)
the individuals who were members of the board of directors of the Ultimate Parent immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors of the surviving or transferee entity or entities of such Transaction or, if such surviving or transferee entity or entities is not the ultimate parent company to the Bank Group, the ultimate parent company to such surviving or transferee entity or entities.

Upon and following a Non-Control Acquisition, under clauses (a) and (c) above, the term the “Ultimate Parent” shall be deemed to be a reference to such surviving or transferee entity or, if such surviving or transferee entity or entities is not the ultimate parent company to the Bank Group, the ultimate parent company to such surviving or transferee entity or entities.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.  Section references to the Code are to the Code, as in effect at the Original Execution Date and any subsequent provisions of the Code, amendatory of it, supplemental to it or substituted therefor.

“Commitment” means:

(a)
when designated “A Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments) or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(b)
when designated “A1 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments) or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(c)	when designated “A2 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its A2 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement;

(d)	when designated “A3 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its A3 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement;

(e)	when designated “Additional Facility” in relation to a Lender and an Additional Facility at any time and save as otherwise provided in this Agreement,

(i)
the amount set opposite its name in the Additional Facility Accession Agreement in relation to that Additional Facility and the amount of any other Additional Facility Commitment in relation to that Additional Facility transferred to it under this Agreement; or

(ii)	as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(f)
when designated “B1 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments), or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(g)
when designated “B2 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments), or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(h)
when designated “B3 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments), or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(i)
when designated “B4 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments), or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(j)
when designated “B5 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments), or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(k)
when designated “B6 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments), or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement;

(l)	when designated “B7 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its B7 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement;

(m)	when designated “B8 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its B8 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement;

(n)	when designated “B9 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its B9 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement;

(o)	when designated “B10 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its B10 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement.

(p)	when designated “B11 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its B11 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement.

(q)	when designated “B12 Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its B12 Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement.

(r)
when designated “C Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set out in a C Facility Lender Deed of Accession or a Transfer Deed, as applicable, pursuant to which such Lender becomes a party to this Agreement as a C Facility Lender;

(s)	when designated “RCF Facility” in relation to a Lender at any time, means its Revolving Facility Commitment and Secondary Revolving Facility Commitment;

(t)
when designated “Revolving Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in the relevant column of Part 1 of Schedule 1 (Lenders and Commitments), or as specified in the Transfer Deed pursuant to which such Lender becomes a party to this Agreement; and

(u)	when designated “Secondary Revolving Facility” in relation to a Lender at any time, and save as otherwise provided in this Agreement,

(i)	the amount of its Secondary Revolving Facility Commitment as provided in Clause 2.3 (Roll Effective Date); or

(ii)	as specified in the Transfer Deed pursuant to which each such Lender becomes a party to this Agreement;

in each case to the extent not cancelled, reduced or transferred by it under this Agreement, and without any such designation means “A Facility Commitment”, “A1 Facility Commitment”, “A2 Facility Commitment”, “A3 Facility Commitment”, “Additional Facility Commitment”, “B1 Facility Commitment”, “B2 Facility Commitment”, “B3 Facility Commitment”, “B4 Facility Commitment”, “B5 Facility Commitment”, “B6 Facility Commitment”, “B7 Facility Commitment”, “B8 Facility Commitment”, “B9 Facility Commitment”, “B10 Facility Commitment”, “B11 Facility Commitment”, “B12 Facility Commitment”, “C Facility Commitment”, “RCF Facility Commitment”, “Revolving Facility Commitment” and “Secondary Revolving Facility Commitment” as the context requires.

“Commitment Letter” means the letter dated 3 March 2006 from the Bookrunners to NTL and the Company in relation to the commitment of the Bookrunners to arrange and underwrite the Facilities together with the related accession notices entered into by the Arrangers.

“Company” means:

(a)	VMIH; or

(b)	following a solvent liquidation of VMIH, pursuant to the provisions of Clause 25.20 (Solvent Liquidation), NTL Finance Limited.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Quarterly Compliance Certificate) or such other similar form as the Facility Agent shall agree with the Company.

“Consolidated Debt Service” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Net Debt” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Net Income” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Operating Cashflow” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Total Debt” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Consolidated Total Net Cash Interest Payable” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an Internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).

“Content Transaction” means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Group which comprise all or part of the Content business of the Group, to or with any other entity or person whether or not within the Group or Bank Group.

“Contribution Notice” means a financial support direction issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Conversion Notice” has the meaning given to such term in paragraph (a) of Clause 6.1(Utilisation of Ancillary Facilities).

“Cost” means the cost estimated in good faith by the relevant member of the Bank Group to have been incurred or to be received by that member of the Bank Group in the provision or receipt of the relevant service, facility or arrangement, including, without limitation, a proportion of any material employment, property, information technology, administration, utilities, transport and materials or other costs incurred or received in the provision or receipt of such service, facility or arrangement, but excluding costs which are either not material or not directly attributable to the provision or receipt of the relevant service, facility or arrangement.

“Court Order” means the order of the Court confirming the sanctioning of the Baseball Scheme as required by Section 425 of the Act.

“Current Assets” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Current Liabilities” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Debt Proceeds” means the cash proceeds received in respect of any Financial Indebtedness raised by any member of the Group other than Parent Debt (after deducting all reasonable fees, commissions, costs and expenses incurred by any member of the Group in connection with such raising) whether raised by way of bilateral or syndicated credit facilities, in the international or domestic debt capital markets or otherwise and including, for the avoidance of doubt, any debt which at any time following issuance is capable of being converted or exchanged into equity.

“Debt Service Cover Ratio” has the meaning given to such term in paragraph (c) of Clause 23.2 (Ratios).

“Deductions Limit” means the total amounts which are deductible for the purposes of UK corporation tax by members of the Bank Group in any financial year and which (a) arise from the payment or accrual of actual or imputed amounts of interest on, or (b) constitute foreign exchange losses on, any loan made to any member of the Bank Group by any Non-Bank Group UK Taxpayer.

“Default” means an Event of Default or any event or circumstance which (with the expiry of a grace period, the giving of notice, the making of any determination under any of the Finance Documents or any combination of any of the foregoing) would be an Event of Default provided that in relation to any event which is subject to a materiality threshold or condition before such event would constitute an Event of Default, such default shall not constitute a Default until such materiality threshold or condition has been satisfied.

“Designated Anniversary” has the meaning given to such term in Clause 11.1 (Voluntary Prepayment).

“Disposal” means any sale, transfer, lease, surrender or other disposal by any member of the Bank Group of any shares in any of its Subsidiaries or all or any part of its revenues, assets, other shares, business or undertakings other than in the ordinary course of business or trade.

“Documentary Credit” means a letter of credit, bank guarantee, indemnity, performance bond or other documentary credit issued or to be issued by an L/C Bank pursuant to Clause 4.1 (Conditions to Utilisation).

“Dormant Subsidiary” means, at any time, with respect to any company, any Subsidiary of such company which is “dormant” as defined in Section 249AA of the Act (or the equivalent under the laws of the jurisdiction of incorporation of the relevant company).

“Double Taxation Treaty” means in relation to a payment of interest on an Advance made to any Borrower, any convention or agreement between the government of such Borrower’s Relevant Tax Jurisdiction and any other government for the avoidance of double taxation with respect to taxes on income and capital gains which makes provision for exemption from tax imposed by such Borrower’s Relevant Tax Jurisdiction on interest.

“Effective Date” has the meaning given to such term in paragraph (a) of Clause 6.1 (Utilisation of Ancillary Facilities).

“Eligible Deposit Bank” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement the third stage of EMU.

“Encumbrance” means:

(a)	a mortgage, charge, pledge, lien, encumbrance or other security interest securing any obligation of any person;

(b)
any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or

(c)	any other type of agreement or preferential arrangement (including title transfer and retention arrangements) having a similar effect.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)	air (including air within natural or man-made structures, whether above or below ground);

(b)	water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including land under water).

“Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating to any Environmental Law or Environmental Licence.

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)	have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)	provide remedies or compensation for harm or damage to the Environment; or

(c)	relate to Hazardous Substances or health or safety matters.

“Environmental Licence” means any Authorisations required at any time under Environmental Law.

“Equity Equivalent Funding” means a loan made to, or any Financial Indebtedness owed by, any person where the Financial Indebtedness incurred thereby:

(a)	may not be repaid at any time prior to the repayment in full of all Outstandings and cancellation of all Available Commitments;

(b)	carries no interest or carries interest which is payable only on non-cash pay terms or following repayment in full of all Outstandings and cancellation of all Available Commitments; and

(c)
is either (i) structurally and contractually subordinated to the Facilities or (ii) contractually subordinated to the Facilities, in each case, pursuant to the HYD Intercreditor Agreement and/or the Group Intercreditor Agreement.

“Equity Proceeds” means the cash proceeds raised by any member of the Group by way of equity securities offerings in the international or domestic public equity capital markets (after deducting all reasonable fees, commissions, costs and expenses incurred by any member of the Group in connection with such raising) and which do not constitute Debt Proceeds.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued under it.  Section references to ERISA are to ERISA as in effect on the Original Execution Date.

“ERISA Affiliate” means, in relation to a member of the Bank Group, each person (as defined in section 3(9) of ERISA) which together with that member of the Bank Group would be deemed to be a “single employer” within the meaning of section 414(b), (c), (m) or (o) of the Code.

“EURIBOR” means, in relation to any amount to be advanced to or owed by an Obligor under this Agreement in euro on which interest for a given period is to accrue:

(a)	the rate per annum for deposits in euro which appears on the Relevant Page for such period at or about 11.00 am (Brussels time) on the Quotation Date for such period; or

(b)
if no such rate is displayed and the Facility Agent shall not have selected an alternative service on which such rate is displayed as contemplated by the definition of “Relevant Page”, the arithmetic mean (rounded upwards, if not already such a multiple, to 5 decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the European Interbank Market deposits in euro for such period at or about 11.00 am (Brussels time) on the Quotation Date for such period.

“Eurobond” means one or more listed notes issued by the Company to the US Borrower after the Original Execution Date either for cash subscription, in consideration of the novation of debt obligations hereunder or in exchange for and satisfaction of the Short Term Notes, as the same may be amended, supplemented, restated, increased, replaced or otherwise modified from time to time as permitted under this Agreement.

“European Interbank Market” means the interbank market for euro operating in Participating Member States.

“Event of Default” means any of the events or circumstances described as such in Clause 27(Events of Default).

“Excess Capacity Network Service” means the provision of network services, or agreement to provide network services, by a member of the Bank Group in favour of one or more other members of the Group where such network services are only provided in respect of the capacity available to such member of the Bank Group in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers.

“Excess Cash Flow” means in relation to any financial year of the Company, Bank Group Cash Flow less (a) Consolidated Debt Service for such financial year, (b) the aggregate amount of all payments or prepayments of principal, whether voluntary or mandatory, of Consolidated Total Debt made in such financial year, (c) proceeds from disposals permitted by Clause 25.6(i) (Disposals) received during such financial year and (d) proceeds from any Content Transaction or any Business Division Transaction received during such financial year, provided that no such amounts prepaid and used in the calculation under paragraph (b) shall be available for reborrowing and, provided further that for the purposes of such calculation, no amount shall be included or excluded more than once.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended.

“Exchange Notes” means each of the securities issued in exchange for any of the loans outstanding under the Bridge Facility or the Alternative Bridge Facility, as the context may require, and including any indenture pursuant to which they are issued.

“Excluded Group” means each member of the Group which is not a member of the Bank Group.

“Excluded Group Operating Cashflow” has the meaning ascribed to it in Clause 23.1(Financial Definitions).

“Existing Baseball Facilities” means the certain senior facilities agreement dated 2 July 2004 made between, amongst others, Baseball and Lloyds TSB Bank PLC as Original Lender and as Agent (each as defined therein).

“Existing Credit Facilities” means the Existing NTL Senior Credit Facilities Agreement, the Existing Telewest Senior Credit Facilities Agreement, the Existing Telewest Second Lien Credit Facility Agreement and the Existing Flextech Senior Credit Facilities Agreement.

“Existing Encumbrance” means any Encumbrance existing as at the Original Execution Date, details of which are set out in Part 1 of Schedule 10 (Existing Encumbrances).

“Existing Financial Indebtedness” means the Financial Indebtedness existing as at the Original Execution Date, details of which are set out in Part 3 of Schedule 10 (Existing Financial Indebtedness).

“Existing Flextech Senior Credit Facilities Agreement” means that certain senior credit facility agreement dated 10 May 2005 made between the Flextech Broadband Limited and Flextech Broadcasting Limited as original borrowers, Barclays Capital, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse First Boston, Deutsche Bank AG London and others as Arrangers, Barclays Bank PLC as Agent and Security Trustee, the Original Guarantors and the financial and other institutions named therein as Lenders (each as defined therein).

“Existing Hedging Agreements” means the hedging agreements existing as at the Original Execution Date, details of which are set out in Part 6 of Schedule 10 (Existing Hedging Agreements).

“Existing High Yield Notes” means the Sterling denominated 9.75% senior notes due 2014, the dollar denominated 8.75% senior notes due 2014 and the euro denominated 8.75% senior notes due 2014, in each case, issued by the Parent.

“Existing Loans” means the loans granted by members of the Bank Group existing as at the Original Execution Date, details of which are set out in Part 2 of Schedule 10 (Existing Loans).

“Existing NTL Senior Credit Facilities Agreement” means that certain senior credit facility dated 13 April 2004 made between Virgin Media Holdings Inc. (formerly known as NTL Holdings Inc.) as Ultimate Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) as Borrower, Credit Suisse First Boston, Deutsche Bank AG London, Goldman Sachs International, Morgan Stanley Dean Witter Bank Limited and others as Mandated Lead Arrangers, Credit Suisse First Boston as Facility Agent and Security Agent, GE Capital Structured Finance Group Limited as Administrative Agent and the financial and other institutions named therein as Lenders (each as defined therein).

“Existing Performance Bonds” means each of the performance bonds or similar obligations issued by members of the Bank Group existing as at the Original Execution Date, details of which are set out in Part 4 of Schedule 10 (Existing Performance Bonds).

“Existing Telewest Second Lien Credit Facility Agreement” means that certain second lien facility agreement dated 21 December 2004 made between Telewest UK Limited, Telewest Communications Network Limited, Telewest Global France LLC, Barclays Capital, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse First Boston, Deutsche Bank AG London and others as Mandated Lead Arrangers, Barclays Bank PLC as Facility Agent and Security Trustee, Barclays Bank PLC as US Paying Agent, the Original Guarantors and the financial and other institutions named therein as Lenders (each as defined therein).

“Existing Telewest Senior Credit Facilities Agreement” means that certain senior credit facility dated 21 December 2004 made between the Borrower, Barclays Capital, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse First Boston, Deutsche Bank AG London and others as Mandated Lead Arrangers, Barclays Bank PLC as Facility Agent and Security Trustee, Barclays Bank PLC as US Paying Agent, GE Capital Structured Finance Group Limited as Administrative Agent, the Original Guarantors and the financial and other institutions named therein as Lenders (each as defined therein).

“Existing UKTV Group Loan Stock” means the loan stock and redeemable preference shares issued by members of the UKTV Group, details of which are set out in Part 5 of Schedule 10 (Existing UKTV Group Loan Stock).

“Existing Vendor Financing Arrangements” means each of the existing finance leases and vendor financing arrangements existing as at the date of the Agreement, details of which are set out in Part 7 of Schedule 10 (Existing Vendor Financing Arrangements).

“Expiry Date” means, in relation to any Documentary Credit granted under this Agreement, the date stated in it to be its expiry date or the latest date on which demand may be made under it being a date falling on or prior to the Final Maturity Date in respect of the Revolving Facility or Secondary Revolving Facility under which it is issued (for the avoidance of doubt, if it is issued under both the Revolving Facility and the Secondary Revolving Facility, the Expiry Date must be a date falling on or prior to the Final Maturity Date in respect of the Revolving Facility).

“Facilities” means the A Facility, the A1 Facility, the A2 Facility, the A3 Facility, any Additional Facility, the B1 Facility, the B2 Facility, the B3 Facility, the B4 Facility, the B5 Facility, the B6 Facility, the B7 Facility, the B8 Facility, the B9 Facility, the B10 Facility, the B11 Facility, the B12 Facility, the C Facility, the Revolving Facility, the Secondary Revolving Facility, any Ancillary Facility and any Documentary Credit granted to the Borrowers under this Agreement, and “Facility” means any of them, as the context may require.

“Facility Agent’s Spot Rate of Exchange” means, in relation to 2 currencies, the Facility Agent’s spot rate of exchange for the purchase of the first-mentioned currency with the second-mentioned currency in the London foreign exchange market at or about 11 a.m. on a particular day.

“Facility Office” means the office notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender or, following that date, (i) by not less than five Business Days’ written notice as the office through which it will perform its obligations under this Agreement where the office is situated in Financial Action Task Force countries, or (ii) with the prior written consent of the Facility Agent, an office through which it will perform its obligations under this Agreement situated in non-Financial Action Task Force countries.

“Fees Letters” means the fees letters referred to in Clauses 16.2 (Arrangement and Underwriting Fee), 16.3 (Agency Fee) and 16.5 (L/C Bank Fee).

“Final Maturity Date” means:

(a)	in respect of the Revolving Facility, 3 March 2011;

(b)	in respect of the Secondary Revolving Facility, 3 March 2011 or, after the occurrence of a Paydown Event, 3 June 2012;

(c)
in respect of an Additional Facility, as agreed by the Company and the relevant Additional Facility Lenders in the relevant Additional Facility Accession Agreement, but subject to Clause 2.9 (Additional Facility);

(d)	in respect of the A Facility and the A1 Facility, 3 March 2011;

(e)	in respect of the A2 Facility and the A3 Facility, 3 March 2011 or, after the occurrence of a Paydown Event, 3 June 2012;

(f)
in respect of the B1 Facility, the B2 Facility, the B3 Facility, the B4 Facility, the B5 Facility, the B6 Facility, the B7 Facility, the B8 Facility, the B9 Facility, the B10 Facility, the B11 Facility and the B12 Facility, 3 September 2012; and

(g)	in respect of the C Facility, 3 March 2013.

“Finance Documents” means:

(a)	this Agreement, any Documentary Credit, any Accession Notices and any Transfer Deeds;

(b)	the Fees Letters;

(c)	any Ancillary Facility Documents;

(d)	the Security Documents;

(e)	the Security Trust Agreement;

(f)	the Group Intercreditor Agreement;

(g)	the HYD Intercreditor Agreement and any Supplemental Additional High Yield Notes Intercreditor Agreement;

(h)	the Barclays Intercreditor Agreement;

(i)	the Hedging Agreements either entered into pursuant to Clause 24.9 (Hedging) or permitted to be entered into pursuant to paragraph (c) of Clause 25.12 (Limitation on Hedging);

(j)	each Additional Facility Accession Agreement;

(k)	any other agreement or document entered into or executed by a member of the Bank Group pursuant to any of the foregoing documents; and

(l)	any other agreement or document designated a “Finance Document” in writing by the Facility Agent and the Company.

“Finance Lease” means a lease treated as a capital or finance lease pursuant to GAAP.

“Finance Parties” means the Agents, the Arrangers, the Bookrunners, the Security Trustee, the Lenders and each Hedge Counterparty and “Finance Party” means any of them.

“Financial Action Task Force” means the Financial Action Task Force on Money Laundering, an inter-governmental body, the purpose of which is the development and promotion of policies, at both national and international levels, to combat money laundering.

“Financial Indebtedness” means, without double counting, any Indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (for the avoidance of doubt excluding any loan notes or similar instruments issued solely by way of consideration for the acquisition of assets in order to defer capital gains or equivalent taxes where such loan notes or similar instruments are not issued for the purpose of raising finance);

(d)	the principal portion of any liability in respect of any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 150 days in order to raise finance or to finance the acquisition of those assets or services;

(g)	any amount raised under any other transaction (including any forward sale or purchase agreement) required to be accounted for as indebtedness in accordance with GAAP;

(h)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account, provided that for the purposes of Clause 27.5 (Cross Default), only the net amount not paid or which is payable by the relevant member of the Group shall be included);

(i)
any amount raised pursuant to any issue of shares which are expressed to be redeemable in cash (other than redeemable shares in respect of which the redemption is prohibited until after repayment in full of all Outstandings under the Facilities);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial or other institution; or

(k)	the amount of any liability in respect of any guarantee or indemnity for the Financial Indebtedness of another person referred to in paragraphs (a) to (j) above.

“Financial Officer” means the Chief Financial Officer, the Deputy Chief Financial Officer, the Vice President – Finance, the Controller or the Group Treasurer, in each case, of the Company or of the Group, or any similar officer of the Company or of the Group.

“Financial Quarter” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004.

“First Amendment Effective Date” has the meaning given to it in an amendment letter dated 22 May 2006 between the Ultimate Parent, VMIH, the US Borrower and the Facility Agent.

“Fitch” means Fitch Ratings or any successor thereof.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by any member of the Group for the benefit of employees of any member of the Group residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Fourth Amendment Letter” means the letter dated 4 April 2007 between the Facility Agent, the Ultimate Parent, VMIH, VMIH Sub and Virgin Media Dover LLC in connection with the amendment and restatement of this Agreement on the terms set out therein.

“Funded Excluded Subsidiary” means, in respect of a Funding Passthrough, a Bank Group Excluded Subsidiary or any person in which a member of the Bank Group owns an interest but which is not a member of the Bank Group which:

(a)	indirectly receives funding from a Bank Holdco; and/or

(b)
by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by it, directly or indirectly, makes a payment to a Bank Holdco.

“Funding Passthrough” means a series of transactions between a Bank Holdco, one or more members of the Bank Group and a Funded Excluded Subsidiary where:

(a)	in the case of funding being provided by a Bank Holdco to the Funded Excluded Subsidiary, that funding is:

(i)
first made available by the Bank Holdco to (in the case of the Parent) the Company or, one of its Subsidiaries (other than in the case of Virgin Media Communications Limited (formerly known as NTL Communications Limited), the Parent or any of its Subsidiaries) by way of the subscription for new securities, capital contribution or Subordinated Funding;

(ii)
secondly (if relevant) made available by the recipient of the Funding Passthrough under (i) above, to a member of the Bank Group (other than the Company) which may be followed by one or more transactions between members of the Bank Group (other than the Company) and finally made available by a member of the Bank Group (other than the Company) to the Funded Excluded Subsidiary in all such cases by way of either the subscription for new securities, the advancing of loans or capital contribution; or

(b)	in the case of a payment to be made by the Funded Excluded Subsidiary to a Bank Holdco that payment is:

(i)
first made by the Funded Excluded Subsidiary to a member of the Bank Group, and thereafter is made between members of the Bank Group (as relevant), by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by such Funded Excluded Subsidiary or relevant member of the Bank Group; and

(ii)
finally made by the Company to the Parent or by one of the Subsidiaries of Virgin Media Communications Limited (formerly known as NTL Communications Limited) (other than the Parent or any of its Subsidiaries) to Virgin Media Communications Limited (formerly known as NTL Communications Limited) by way of dividend or other distribution, loan or the payment of interest on or the repayment of the principal amount of any loan made by way of Subordinated Funding.

“GAAP” means accounting principles generally accepted in the United States of America.

“Gilt Rate” means as at any prepayment date, the yield to maturity as of such prepayment date of United Kingdom government securities with a fixed maturity (as compiled by the Office for National Statistics and published in the most recent financial statistics that have become publicly available at least two Business Days in London prior to such prepayment date (or, if such financial statistics are no longer published, any publicly available source of similar market data)) most nearly equal to the period from such prepayment date to and including the Designated Anniversary; provided, however, that if the period from such prepayment date to and including the Designated Anniversary is less than one year, the weekly average yield on actually traded United Kingdom government securities denominated in Sterling adjusted to a fixed maturity of one year shall be used.

“Group” means:

(a)
for the purposes of Clause 22.1 (Financial Statements), Clause 22.3 (Budget) and Clause 23 (Financial Condition) and any other provisions in this Agreement using the terms defined in Clause 23 (Financial Condition):

(i)	the Ultimate Parent and its Subsidiaries from time to time;

(ii)	NTL South Herts, for so long as a member of the Group is the general partner of South Hertfordshire United Kingdom Fund, Ltd. or if it becomes a wholly-owned Subsidiary of the Group; and

(b)           for all other purposes, the Ultimate Parent and its Subsidiaries from time to time.

“Group Business” means the provision of broadband and communications services, including:

(a)	residential telephone, mobile telephone, cable television and Internet services, including wholesale Internet access solutions to Internet service providers;

(b)	data, voice and Internet services to large businesses, public sector organisations and small and medium sized enterprises;

(c)	national and international communications transport services to communications companies; and

(d)	the provision of Content,

and any related ancillary or complementary business to any of the services described above in the United  Kingdom, the Isle of Man, the Republic of Ireland and the Channel Islands provided that “Group Business” may include the provision of any such services outside the United Kingdom, the Isle of Man, the Republic of Ireland and the Channel Islands which constitute a non-material part of the Group Business and which are acquired pursuant to an acquisition permitted under the terms of this Agreement.

“Group Intercreditor Agreement” means the intercreditor agreement dated on or about the Merger Closing Date between, among others, certain of the Obligors, other members of the Group and the Finance Parties.

“Group Structure Chart” means:

(a)
as at the Original Execution Date, the group structure charts relating to the Telewest Group and the NTL Group, in each case, as constituted immediately prior to the Merger Closing Date, which have been delivered to the Facility Agent prior to the Original Execution Date; and

(b)
thereafter, the group structure charts delivered to the Facility Agent pursuant to paragraph 2 of Part 4 of Schedule 5 (Vanilla Conditions Subsequent Documents) and paragraph 2 of Part 6 of Schedule 4 (Baseball Conditions Subsequent Documents) or any updated group structure chart which is delivered to the Facility Agent pursuant to Clause 24.14 (Group Structure Chart) from time to time.

“Guaranteed Parent Debt” has the meaning given to such term in paragraph (h) of Clause 25.4 (Financial Indebtedness).

“Guarantors” means:

(a)	for the purposes of Clause 29 (Guarantee and Indemnity), the Parent, the Original Guarantors and any Acceding Guarantors or in respect of the C Facility only, the Parent only; and

(b)	for the purposes of any other provision of the Finance Documents, the Original Guarantors and any Acceding Guarantors;

and “Guarantor” means any one of them as the context requires, provided that in either case, such person has not been released from its rights and obligations as a Guarantor hereunder pursuant to Clause 43.7 (Release of Guarantees or Security).

“Hazardous Substance” means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment.

“Hedge Counterparty” means each Lender or Affiliate of a Lender which is a party to a Hedging Agreement entered into for the purposes of Clause 24.9 (Hedging) and “Hedge Counterparties” means all such Lenders or Affiliates.

“Hedging Agreement” means any agreement in respect of an interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination of it or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“High Yield Refinancing” means any Financial Indebtedness incurred by the Parent for the purposes of refinancing all or a portion of the Existing High Yield Notes and/or the Additional High Yield Notes and/or the New High Yield Notes and/or the C Facility, in each case, including any Financial Indebtedness incurred for the purpose of the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable under the Existing High Yield Notes and/or the Additional High Yield Notes and/or the New High Yield Notes and/or the C Facility, as the case may be, being refinanced and any reasonable fees, costs and expenses incurred in connection with such refinancing, in respect of which the following terms apply:

(i)	the final maturity date or redemption date of such refinancing occurs on or after the scheduled redemption date in respect of the high yield notes being refinanced;

(ii)
the average life of the High Yield Refinancing is not less than (or in respect of a refinancing in part, is equal to) the remaining average life of the high yield notes which are being refinanced, as at the time of such refinancing; and

(iii)
the Financial Indebtedness constituted by any High Yield Refinancing is structurally and contractually subordinated to the Facilities on a basis no less favourable to the Facilities than the basis on which the Existing High Yield Notes and/or the Additional High Yield Notes and/or the New High Yield Notes are subordinated to the Facilities.

“Holding Company” of a company means a company of which the first-mentioned company is a Subsidiary.

“HYD Intercreditor Agreement” means the intercreditor agreement dated 13 April 2004 between certain of the Obligors, the Finance Parties and the indenture trustee in respect of the Existing High Yield Notes as the same may otherwise be amended, supplemented, novated or restated from time to time.

“Increased Cost” means:

(a)	any reduction in the rate of return from a Facility or on a Finance Party’s (or an Affiliate’s) overall capital;

(b)	any additional or increased cost; or

(c)	any reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having agreed to make available its Commitment or having funded or performed its obligations under any Finance Document.

“Indebtedness” means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent (including interest and other charges relating to it).

“Indemnifying Lender” has the meaning set out in Clause 5.1(b) (Issue of Documentary Credits).

“Information Memoranda” means the Initial Information Memorandum and the Subsequent Information Memorandum.

“Initial Information Memorandum” means the information memorandum dated October 2005 approved by the Company concerning the Obligors which, at the request of the Company and on its behalf, was prepared in relation to the Facilities and the business, assets, financial condition and prospects of the Group and which has been made available by the Mandated Lead Arrangers to selected banks and other institutions for the purpose of syndicating the Facilities, as supplemented by the proxy statement dated 31 January 2006 and delivered in connection with the Merger and the Forms 10-K of the Ultimate Parent and NTL dated 28 February 2006.

“Initial Security Documents” means the security documents listed in Part 4 of Schedule 4 (Vanilla Initial Security Documents).

“Instructing Group” means:

(a)	before any Utilisation of the Facilities under this Agreement, a Lender or group of Lenders whose Available Commitments amount in aggregate to more than 66 2/3% of the Available Facilities; and

(b)
thereafter, a Lender or group of Lenders to whom in aggregate more than 66 2/3% of the aggregate amount of the Outstandings are (or if there are no Outstandings at such time, immediately prior to their repayment, were then) owed, in each case, calculated in accordance with the provisions of Clause 43.9 (Calculation of Consents), provided that whilst any amounts remain outstanding under the A Facility, A1 Facility, A2 Facility, A3 Facility, any Additional Facility, B1 Facility, B2 Facility, B3 Facility, B4 Facility, B5 Facility, B6 Facility, B7 Facility, B8 Facility, B9 Facility, B10 Facility, B11 Facility and/or B12 Facility and/or whilst any commitments remain available for drawing under the Revolving Facility or Secondary Revolving Facility for the purposes of:

(i)
any amendment, waiver or consent relating to the provisions of Clause 11 (Voluntary Prepayment) and Clause 12 (Mandatory Prepayment and Cancellation) except to the extent that such amendment, waiver or consent expressly relates to the cancellation of C Facility Commitments or the repayment of C Facility Outstandings;

(ii)	any amendment, waiver or consent relating to the provisions of Clause 23 (Financial Condition);

(iii)
any amendment, waiver or consent relating to Clause 27 (Events of Default) including without limitation, the exercise of any rights under Clause 27.17 (Acceleration) and/or Clause 27.18 (Repayment on Demand);

(iv)	the making of any demand against any Guarantor (including, for the avoidance of doubt, the Parent) pursuant to Clause 29 (Guarantee and Indemnity);

(v)
the exercise of any rights to crystallise, or require the Security Trustee to crystallise, any floating charge created pursuant to any Security Document or to enforce, or require the Security Trustee to enforce, any Encumbrance created pursuant to any Security Document, any amendment, waiver or consent relating to or any exercise of any other rights or benefits with respect to, the Security whether contained in this Agreement or any other Finance Document; and

(vi)
any action to be taken by the Lenders to petition for (or vote in favour of any resolution for) or initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the Parent or an Obligor, any C Facility Commitments and any C Facility Outstandings shall be excluded from the calculation of the requisite percentage under paragraph (a) or (b), in both the numerator and the denominator of such calculation.

“Intellectual Property Rights” means any patent, trade mark, service mark, registered design, trade name or copyright or any license to use any of the same.

“Interest” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Interest Cover Ratio” has the meaning given to such term in paragraph (b) of Clause 23.2 (Ratio).

“Interest Period” means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 14.1 (Interest Periods for Term Facility Advances).

“Intra-Group Services” means:

(a)	the sale of programming or other Content by any member(s) of the Group to one or more members of the Bank Group on arms’ length terms;

(b)
the lease or sublease of office space, other premises or equipment on arms’ length terms by one or more members of the Bank Group to one or more members of the Group or by one or more members of the Group to one or more members of the Bank Group;

(c)
the provision or receipt of other services, facilities or other arrangements (in each case not constituting Financial Indebtedness) in the ordinary course of business, by or from one or more members of the Bank Group to or from one or more members of the Group including, without limitation, (i) the employment of personnel, (ii) provision of employee healthcare or other benefits, (iii) acting as agent to buy equipment, other assets or services or to trade with residential or business customers, and (iv) the provision of audit, accounting, banking, IT, telephony, office, administrative, compliance, payroll or other similar services provided that the consideration for the provision thereof is, in the reasonable opinion of the Company, no less than Cost; and

(d)
the extension, in the ordinary course of business and on terms no less favourable to the relevant member of the Bank Group than arms’ length terms, by or to any member of the Bank Group to or by any such member of the Group of trade credit not constituting Financial Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (a), (b) or  (c) above.

“IRS Ruling” means the private ruling from the US Internal Revenue Service being sought by NTL the effect of which is to permit the cash portion of the purchase price for the Merger to be financed through borrowings by members of the Group incorporated in England & Wales without giving rise to materially adverse US tax consequences to NTL, the Ultimate Parent or their respective shareholders whether prior to or following the Merger.

“Joint Venture” means any joint venture, partnership or similar arrangement between any member of the Bank Group and any other person that is not a member of the Bank Group.

“Joint Venture Group” means any Joint Venture and its subsidiaries from time to time (including upon and following the Merger Closing Date, the UKTV Group).

“Law” means:

(a)	common or customary law;

(b)	any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and

(c)
any directive, regulation, practice, requirement which has the force of law and which is issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency.

“L/C Bank” means the Original L/C Bank and any other Lender which has been appointed as an L/C Bank in accordance with Clause 5.11 (Appointment and Change of L/C Bank) and which has not resigned in accordance with paragraph (c) of Clause 5.11 (Appointment and Change of L/C Bank).

“L/C Bank Accession Certificate” means a duly completed accession certificate in the form set out in Schedule 11 (Form of L/C Bank Accession Certificate).

“L/C Proportion” means, in relation to a Lender in respect of any Documentary Credit and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by such Lender’s Available RCF Facility Commitment to the Available RCF Facility immediately prior to the issue of such Documentary Credit.

“Legal Opinions” means any of the legal opinions referred to in paragraph 5 of Part 1 to Schedule 4 (Conditions Precedent to First Utilisation), paragraph 6 of Part 2 to Schedule 4 (Conditions Precedent to First Baseball Utilisation) and paragraph 2 of Part 2 to Schedule 7 (Accession Documents) required to be delivered pursuant to Clause 3.1 (Vanilla Conditions Precedent), Clause 3.2 (Baseball Conditions Precedent) and Clause 26 (Acceding Group Companies), respectively.

“Lender” means a person (including each L/C Bank and each Ancillary Facility Lender) which:

(a)	is named in Part 1 of Schedule 1 (Lenders and Commitments);

(b)	has become a party to this Agreement in accordance with the provisions of Clause 37 (Assignments and Transfers); or

(c)	has become a party to this Agreement in accordance with the provisions of Clause 2.7 (Alternative Bridge Facility Refinancing),

which in each case has not ceased to be a party to this Agreement in accordance with the terms of this Agreement.

“Leverage Ratio” has the meaning given to such term in paragraph (a) of Clause 23.2 (Ratios).

“LIBOR” means, in relation to any amount to be advanced to or owed by an Obligor under this Agreement in a currency (other than euro) on which interest for a given period is to accrue:

(a)	the rate per annum which appears on the Relevant Page for such period at or about 11.00 a.m. on the Quotation Date for such period; or

(b)
if no such rate is displayed and the Facility Agent shall not have selected an alternative service on which such rate is displayed as contemplated by the definition of “Relevant Page”, the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest 5 decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in the relevant currency for such period at or about 11.00 am on the Quotation Date for such period.

“Major Event of Default” means an Event of Default arising under any of the following provisions:

(a)          Clause 27.1 (Non-Payment);

(b)          Clause 27.2 (Covenants);

(c)          Clause 27.5 (Cross-Default);

(d)          Clause 27.6 (Insolvency);

(e)          Clause 27.7 (Winding-Up);

(f)           Clause 27.8 (Execution or Distress);

(g)          Clause 27.9 (Similar Events);

(h)          Clause 27.10 (Repudiation);

(i)           Clause 27.11 (Illegality);

(j)           Clause 27.12 (Intercreditor Default); and

(k)          Clause 27.14 (Material Adverse Effect).

“Margin Stock” shall have the meaning provided in Regulation U.

“Marketable Securities” means any security which is listed on any publicly recognised stock exchange and which has, or is issued by a company which has, a capitalisation of not less than £1 billion (or its equivalent in other currencies) as at the time such Marketable Securities are acquired by any member of the Bank Group by way of consideration for any disposal permitted under Clause 25.6 (Disposals).

“Material Adverse Effect” means a material adverse change in:

(a)	the financial condition, assets or business of the Obligors (taken as a whole); or

(b)
the ability of any Obligor to perform and comply with its payment or other material obligations under any Finance Document (taking into account the resources available to such Obligor from any other member of the Bank Group).

“Material Subsidiary” means, at any time, a member of the Bank Group whose contribution to Consolidated Operating Cashflow (on a consolidated basis if it has Subsidiaries) represents at least 5% of the Consolidated Operating Cashflow calculated by reference to the most recent financial statements of the Bank Group delivered pursuant to paragraph (b)(ii) of Clause 22.1 (Financial Statements).

“Maturing Advance” has the meaning ascribed to it in Clause 8.2 (Rollover Advances).

“Member State” means a member of the European Community.

“Merger” means the merger of NTL with Merger Sub pursuant to the terms and conditions of the Merger Agreement and the reorganisation, recapitalisation and refinancing of the Group in connection therewith in accordance with the Steps Paper.

“Merger Agreement” means the agreement and plan of merger dated as of 2 October 2005 (as amended and restated on 14 December 2005 and 30 January 2006) made between NTL, the Ultimate Parent and the Merger Sub.

“Merger Closing Date” means the date on which the Merger is completed in accordance with, and subject to the terms and conditions of the Merger Agreement.

“Merger Documents” means the Merger Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule, each as defined therein, and attached thereto), and all other documents and agreements executed or to be executed pursuant to (or in connection with) the Merger Agreement and any other document designated as a “Merger Document” by the Facility Agent and the Ultimate Parent.

“Merger Indebtedness” means Financial Indebtedness by the Ultimate Parent (or a newly incorporated wholly-owned subsidiary of the Ultimate Parent) in an amount not exceeding the equity value of the Telewest Group provided that the proceeds of such Financial Indebtedness shall be contributed by the Ultimate Parent (or the newly incorporated wholly-owned subsidiary of the Ultimate Parent, as applicable) to one or more of its Subsidiaries for the purpose of enabling such Subsidiaries to purchase the historical Telewest business as part of an internal reorganisation of subsidiaries of Telewest in accordance with the Steps Paper and provided further that such Financial Indebtedness will be repaid by the Ultimate Parent (or such newly incorporated wholly owned subsidiary of the Ultimate Parent) on the same day on which it is incurred.

“Merger Sub” means Neptune Bridge Borrower, LLC, a Delaware limited liability company, which has been established for the purposes of the Merger in accordance with the terms and conditions of the Merger Agreement.

“Moody’s” means Moody’s Investor Services, Inc. or any successor thereof.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any member of the Group or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which any member of the Group or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Necessary Authorisations” means all Authorisations (including Environmental Licences and any Authorisations issued pursuant to or any deemed Authorisations under any Statutory Requirements) of any person including any government or other regulatory authority required by applicable Law to enable it to:

(a)	lawfully enter into and perform its obligations under the Finance Documents to which it is party;

(b)
ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation or establishment, of such Finance Documents to which it is party; and

(c)	carry on its business from time to time.

“Net Proceeds” means:

(a)
any cash proceeds received by any member of the Bank Group (including, when received, any cash proceeds received by way of deferred instalment of purchase price or from the sale of Cash Equivalent Investments or Marketable Securities acquired by any member of the Bank Group in consideration for any Disposal as contemplated under Clause 25.6 (Disposals)) in connection with any Disposal after deducting:

(i)	all taxes paid or reasonably estimated by such member of the Bank Group to be payable by any member of the Bank Group as a result of that Disposal;

(ii)
all reasonable fees, commissions costs and expenses incurred by such member of the Bank Group in arranging or effecting that Disposal, including, without limitation, any amount required to be paid by any member of the Bank Group to any proprietor of any intellectual property rights (not being a member of the Bank Group) (including intellectual property licences) related to the assets disposed of where such payment is on arms’ length terms and is required to enable such intellectual property rights to be transferred with such assets to the extent necessary to facilitate the applicable Disposal;

(iii)
in the case of a Disposal effected by a member of the Bank Group other than a Borrower, such provision as is reasonable for all costs and taxes (after taking into account all available credits, deductions and allowances) incurred by the Bank Group to a person other than a member of the Bank Group and fairly attributable to up-streaming the cash proceeds to a Borrower or making any distribution in connection with such proceeds to enable them to reach a Borrower;

(iv)	any cash proceeds which are to be applied towards discharging any Encumbrance over such asset; and

(v)
in the case of a Disposal of a non-wholly-owned Subsidiary or Joint Venture, to the extent received by any member of the Bank Group, any cash proceeds attributable to any interest in such Subsidiary or Joint Venture owned by any person other than a member of the Bank Group; and

(b)
the cash proceeds received by any member of the Bank Group of any claim for loss or destruction of or damage to the property of a member of the Bank Group under any insurance policy after deducting any such proceeds relating to the third party claims which are applied towards meeting such claims and any reasonable costs incurred in recovering the same.

“New Equity” means a subscription for capital stock of the Ultimate Parent or any other form of equity contribution to the Ultimate Parent previously agreed by the Facility Agent (acting reasonably) in writing, in each case, where such subscription or contribution does not result in a Change of Control.

“New High Yield Notes” means the $550,000,000 9.125% Senior Notes due 2016 issued by the Parent on 25 July, 2006.

“New High Yield Offering” means the offering of the New High Yield Notes.

“Non-Bank Group Serviceable Debt” means:

(a)
Financial Indebtedness arising under the Bridge Facility Agreement or the Alternative Bridge Facility (or the Exchange Notes, as applicable) or the New High Yield Notes, the Existing High Yield Notes, the Additional High Yield Notes or any High Yield Refinancing;

(b)	Financial Indebtedness arising under any Guaranteed Parent Debt; and

(c)
any other Financial Indebtedness which is raised by any member of the Group which is not a member of the Bank Group, (i) where the Company has provided not less than 5 Business Days’ prior written notice to the Facility Agent designating such Financial Indebtedness as Non-Bank Group Serviceable Debt, and (ii) the proceeds of which are contributed into the Bank Group in accordance with the provisions of Clause 24.15 (Contributions to the Bank Group),

in the case of paragraph (c), to the extent only of the principal amounts so designated at the relevant time and provided that any Non-Bank Group Serviceable Debt shall thereafter at all times remain Non-Bank Group Serviceable Debt.

“Non-Bank Group UK Taxpayer” means any company that is (a) a Subsidiary of the Ultimate Parent, (b) within the charge to UK corporation tax, and (c) not a member of the Bank Group.

“Non-Consenting Lender” is a Lender which does not agree to a consent to an amendment to, or a waiver of, any provision of the Finance Documents where:

(a)	the Company or the Facility Agent has requested the Lenders to consent to an amendment to, or waiver, of any provision of the Finance Documents;

(b)	the consent or amendment in question requires the agreement of all Lenders affected thereby;

(c)	Lenders representing not less than 80% of the Commitments or Outstandings, as the case may be, have agreed to such consent or amendment; and

(d)	the Company has notified the Lender it will treat it as a Non-Consenting Lender.

“Non-Funding Lender” is either:

(a)           a Lender which fails to comply with its obligation to participate in any Advance where:

(i)
all conditions to the relevant Utilisation (including without limitation, delivery of a Utilisation Request) have been satisfied or waived by an Instructing Group (or with respect to the A1 Facility and the B1 Facility, a Baseball Instructing Group) in accordance with the terms of this Agreement;

(ii)	Lenders representing not less than 80% of the relevant Commitments have agreed to comply with their obligations to participate in such Advance; and

(iii)	the Company has notified the Lender that it will treat it as a Non-Funding Lender; or

(b)	a Lender which has given notice to a Borrower or the Facility Agent that it will not make, or it has disaffirmed or repudiated any obligation to participate in, an Advance.

“Notes” means the Short Term Notes or the Eurobond as applicable.

“Notes Engagement Letter” means the letter dated 3 March 2006 from the Bookrunners to NTL and the Company in relation to the commitment of the Bookrunners to arrange and underwrite the New High Yield Notes.

“NTL” means Virgin Media Holdings Inc. (formerly known as NTL Holdings Inc.), a Delaware corporation, whose registered office is at 909 Third Avenue, Suite 2863, New York, NY 10022, United States of America.

“NTL Group” means NTL and its Subsidiaries from time to time.  For information purposes only, the members of the NTL Group as at the Original Execution Date are listed in Part 3 of Schedule 9 (Members of the NTL Group).

“NTL South Herts” means NTL (South Hertfordshire) Limited (formerly known as Cable & Wireless Communications (South Hertfordshire) Limited), a company incorporated in England and Wales with registered number 2401044.

“Obligors” means the Borrowers and the Guarantors and “Obligor” means any of them.

“Obligors’ Agent” means the Company in its capacity as agent for the Parent and the Obligors (other than the US Borrower), pursuant to Clause 30.18 (Obligors’ Agent).

“Option A Alternative Bridge Facility Refinancing” has the meaning given to such term in the definition of “New High Yield Notes”.

“Optional Currency” means, in relation to any Advance, any currency other than euro, Dollars and Sterling which:

(a)	is readily available to banks in the London interbank market, and is freely convertible into Sterling on the Quotation Date and the Utilisation Date for the relevant Advance; and

(b)	has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Utilisation Request.

“Option B Alternative Bridge Facility Refinancing” has the meaning given to such term in the definition of “New High Yield Notes”.

“Original Execution Date” means 3 March 2006.

“Original Financial Statements” means:

(a)	in relation to NTL the audited consolidated financial statements of the NTL Group for the financial year ended 31 December 2005; and

(b)	in relation to the Ultimate Parent, the audited consolidated financial statements of the Telewest Group for the financial year ended 31 December 2005.

“Original Guarantor” means each of the companies and partnerships listed in Part 1 of Schedule 2 (The Original Guarantors), which in each case has not ceased to be a party to this Agreement in accordance with the terms of this Agreement.

“Original Obligors” means the UK Borrowers, the US Borrower and the Original Guarantors

“Outstanding L/C Amount” means:

(a)	each sum paid or payable by an L/C Bank to a Beneficiary pursuant to the terms of a Documentary Credit; and

(b)
all liabilities, costs (including, without limitation, any costs incurred in funding any amount  which falls due from an L/C Bank under a Documentary Credit), claims, losses and expenses which an L/C Bank (or any of the Indemnifying Lenders) incurs or sustains in connection with a Documentary Credit, in each case which has not been reimbursed or in respect of which cash cover has not been provided by or on behalf of a relevant Borrower.

“Outstandings” means, at any time, the Term Facility Outstandings, the Revolving Facility Outstandings, the Secondary Revolving Facility Outstandings and any Ancillary Facility Outstandings.

“Parent Debt” means any Financial Indebtedness of the Ultimate Parent or one or more of its Subsidiaries (other than a member of the Bank Group).

“Parent Intercompany Debt” means any Financial Indebtedness owed by any member of the Bank Group to the Ultimate Parent or to its Subsidiaries (other than another member of the Bank Group) from time to time which is subordinated to the Facilities pursuant to the terms of the Group Intercreditor Agreement.

“Parent Refinancing Indebtedness” means any Parent Debt incurred to refinance all or any part of the Outstandings including the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable, in respect of such Outstandings and any fees, costs and expenses incurred in connection with such refinancing.

“Participating Employers” means the Company and any members of the Group which participate or have at any time participated in a UK Pension Scheme.

“Participating Member State” means any member of the European Community that at the relevant time has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Paydown Event” means the earliest date, on or before the Paydown Event Deadline, on which 20% or more of the A Facility Outstandings and the A1 Facility Outstandings as at the Sixth Amendment Record Date (and, for the avoidance of doubt, including any such A Facility Outstandings and A1 Facility Outstandings subsequently transferred to the A2 Facility or the A3 Facility pursuant to Clause 2.3 (Roll Effective Date)) (the “Paydown Amount”) have been irrevocably prepaid pursuant to Clause 11 (Voluntary Prepayment) or Clause 12 (Mandatory Prepayment and Cancellation) in accordance with the terms of this Agreement.

“Paydown Event Deadline” means the later of (i) 30 April 2009, (ii) the date falling six months after the Roll Effective Date (the “Six-Month Roll Date”), and (iii), if the Company has served notice 10 Business Days prior to the Six-Month Roll Date to the Facility Agent that it wishes to extend such deadline and, no later than the Six-Month Roll Date, has paid a fee of 0.10% of the A2 Facility Outstandings, A3 Facility Outstandings and Secondary Revolving Facility Outstandings, to the Lenders of such A2 Facility Outstandings, A3 Facility Outstandings and Secondary Revolving Facility Outstandings on the day such payment is made on or after the date of such notice, the later of (a) 31 July 2009 and (b) the date falling nine months after the Roll Effective Date.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor to it.

“Pensions Regulator” means the body corporate established under Part 1 of the Pensions Act 2004.

“Permitted Auditors” means any of Pricewaterhouse Coopers, Ernst & Young, Deloitte & Touche or KPMG or any of their respective successors or any other internationally recognised firm of accountants.

“Permitted Holders” shall mean any person who, together with any of its Affiliates, is the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) of 5% or more of the outstanding Voting Stock of the Ultimate Parent on the Original Execution Date or becomes such a holder as a result of the Baseball Acquisition or the Alternative Baseball Acquisition and any Affiliates of such persons from time to time.

“Permitted Joint Ventures” means any Joint Venture permitted under Clause 25.9 (Joint Ventures) that the Company designates as such by giving notice in writing to the Facility Agent.

“Permitted Payments” means:

(a)
the payment of any dividend, payment, loan or other distribution, or the repayment of a loan or the redemption of loan stock or redeemable equity made, at any time, to fund the payment of expenses (including taxes and the buy back of stock from employees) by any member of the Group the aggregate amount of such payments being no greater than (i) £50 million (or its equivalent) for the period from the Merger Closing Date to the first anniversary thereof, (ii) £50 million (or its equivalent) for the period from the first anniversary of the Merger Closing Date to the second anniversary of the Merger Closing Date, or (iii) thereafter £35 million (or its equivalent) in each anniversary year;

(b)
the payment of any dividend, payment, loan or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity, in each case, which is required in order to facilitate the making of payments by any member of the Group and to the extent required:

(i)           by the terms of the Finance Documents;

(ii)
by the terms of the Bridge Finance Documents, the Exchange Notes, the Existing High Yield Notes, the New High Yield Notes, the Additional High Yield Notes, any High Yield Refinancing (or in each case, any guarantee of the obligations thereunder) to the extent such payment is permitted or not prohibited by the terms of the HYD Intercreditor Agreement or other applicable intercreditor agreement, other than any payments in relation to any fees, costs, expenses, commissions or other payments required to be made in respect of any amendment, consent or waiver in respect thereof;

(iii)	by the terms of any Guaranteed Parent Debt;

(iv)	by the terms of any agreements for Financial Indebtedness which constitutes Non-Bank Group Serviceable Debt falling within paragraph (c) of the definition thereof;

(v)
by the terms of any Hedging Agreement entered into by a member of the Group relating to currency or interest rate hedging of Financial Indebtedness referred to in sub-paragraphs (i) to (iv) above and which is not entered into for investment or speculative purposes;

(vi)	by the purposes of implementing the steps expressly contemplated by the Steps Paper;

(vii)	by the purposes of implementing any Content Transaction or Business Division Transaction;

(viii)	by the terms of the Notes; or

(ix)	by the terms of any Subordinated Funding to the extent required to facilitate any Permitted Payments,

where, in the case of sub-paragraphs (i) to (ix), the payment under the relevant indebtedness or obligation referred to therein has fallen due or will fall due within five Business Days of such Permitted Payment being made;

(c)
any payment of any dividend, payment, loan or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity made to any member of the Group (other than a member of the Bank Group), provided that:

(i)	an amount equal to such payment is promptly re-invested by such member of the Group (other than the Bank Group) into a member of the Bank Group;

(ii)	the aggregate principal amount of such payments and re-invested amounts on any day does not exceed £50 million (or its equivalent in other currencies); and

(iii)	to the extent any such payments are made in cash, any re-invested amounts are also made in cash;

(d)
any payment of any dividend, payment, loan or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity made in order to enable payments of dividends or distributions by the Ultimate Parent to its shareholders or the repurchase of capital stock of the Ultimate Parent:

(i)
in an amount of up to £10 million per annum plus, at any time after 1 January 2007, an additional amount per annum, up to the maximum amount specified below determined by reference to the Leverage Ratio immediately prior to the declaration of such dividend or the making of such payment, loan or other distribution (calculated on a pro forma basis after giving effect to such payment) in accordance with the following table:

Leverage Ratio	Maximum Amount Per Annum

Greater than 3.75x	£100 million

Less than or equal to 3.75x	No Limit

(ii)	in an amount of up to £200 million from the cash proceeds of a Content Transaction; and

(iii)
in an amount of up to £200 million from the cash proceeds of a Business Division Transaction provided that the Leverage Ratio immediately prior to the declaration of such dividend or the making of such payment, loan or other distribution is less than 4.0:1, in each case, provided always that no Event of Default has occurred or is continuing or would result following such payment;

(e)	any payments made pursuant to and in accordance with the Tax Cooperation Agreement, provided that:

(i)
a copy of the certification or filings referred to in clause 5 of the Tax Cooperation Agreement, as the case may be, shall have been provided to the Facility Agent not less than five Business Days before such payment is to be made; and

(ii)
any payments made to any Holding Company of VMIH for the purposes of settling any liabilities owed to the United States Internal Revenue Service which have arisen following delivery of a Structure Notice and implementation of the relevant steps set out in the Steps Paper, in reliance upon the Structure 2 Opinions:

(A)	at any time prior to and including 31 December 2009, shall not be made without the prior written consent of an Instructing Group; or

(B)	at any time on or after 1 January 2010, may be made in an amount not exceeding £185 million from cash reserves of the Bank Group and in respect of any amount in excess of £185 million from:

(i)	any Net Proceeds which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.2 (Repayment from Net Proceeds);

(ii)	any Excess Cash Flow which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.4 (Repayment from Excess Cash Flow);

(iii)	any Debt Proceeds which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.5 (Repayment from Debt Proceeds);

(iv)	any Equity Proceeds which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.6 (Repayment from Equity Proceeds); or

(v)	the proceeds of any Parent Intercompany Debt or the proceeds of any Equity Equivalent Funding,

and provided always that immediately prior to and immediately after such payment, the Bank Group remains in compliance with the financial covenants set out in Clause 23.2 (Ratios) as applicable for the Quarter Date falling immediately prior to such payment and  calculated on a pro forma basis after giving effect to such payment;

(f)
the payment of preference distributions in accordance with the terms and conditions of the outstanding redeemable preference shares of Sit-up provided that the aggregate amount of all such preference distributions paid in any financial year shall not exceed £1,000 and any payment with respect to the purchase or redemption by any member of the Group of all or any portion of the outstanding redeemable preference shares of Sit-up pursuant to the terms of the Sit-up Acquisition Documents (including any such payment as may be permitted under the articles of association of Sit-up); or

(g)
any payment of any dividend, payment, loan or other distribution, or the repayment of a loan, or the redemption of loan stock or redeemable equity made pursuant to an Asset Passthrough or a Funding Passthrough, in each case, funded solely from cash generated by entities outside of the Bank Group.

“Plan” means any pension plan as defined in section 3(2) of ERISA, which (i) is maintained or contributed to by (or to which there is an obligation to contribute by) any member of the Group or an ERISA Affiliate, and each such plan for the 5 year period immediately following the latest date on which any member of the Group or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan and (ii) is subject to ERISA, but excluding any Multiemployer Plan.

“Prepayment Premium” has the meaning given to such term in Clause 11.1 (Voluntary Prepayment).

“Project Company” means a Subsidiary of a company (or a person in which such company has an interest) which has a special purpose and whose creditors have no recourse to any member of the Bank Group in respect of Financial Indebtedness of that Subsidiary or person, as the case may be, or any of such Subsidiary’s or person’s Subsidiaries (other than recourse to such member of the Bank Group who had granted an Encumbrance over its shares or other interests in such Project Company beneficially owned by it provided that such recourse is limited to an enforcement of such an Encumbrance).

“Proportion” in relation to a Lender, means:

(a)
in relation to an Advance to be made under this Agreement, the proportion borne by such Lender’s Available Commitment in respect of the relevant Facility, the relevant Borrower and the relevant currency to the relevant Available Facility;

(b)
in relation to an Advance or Advances outstanding under this Agreement, the proportion borne by such Lender’s share of the Sterling Amount of such Advance or Advances to the total Sterling Amount thereof;

(c)
if paragraph (a) does not apply and there are no Outstandings, the proportion borne by the aggregate of such Lender’s Available Commitment to the Available Facilities (or if the Available Facilities are then zero, by its Available Commitment to the Available Facilities immediately prior to their reduction to zero); and

(d)
if paragraph (b) does not apply and there are any Outstandings, the proportion borne by such Lender’s share of the Sterling Amount of the Outstandings to the Sterling Amount of all the Outstandings for the time being.

“Protected Party” means a Finance Party or any Affiliate of a Finance Party which is or will be, subject to any Tax Liability in relation to any amount payable under or in relation to a Finance Document.

“Qualifying UK Lender” means in relation to a payment of interest on a participation in an Advance to a UK Borrower, a Lender which is:

(a)	a UK Bank Lender;

(b)	a UK Non-Bank Lender; or

(c)	a UK Treaty Lender.

“Quarter Date” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

“Quotation Date” means, in relation to any currency and any period for which an interest rate is to be determined:

(a)	if the relevant currency is Sterling, the first day of that period;

(b)	if the relevant currency is euro, 2 TARGET Days before the first day of that period; or

(c)	in relation to any other currency, 2 Business Days before the first day of that period,

provided that if market practice differs in the Relevant Interbank Market for a currency, the Quotation Date for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Date will be the last of those days).

“RCF Facility” means the Revolving Facility and the Secondary Revolving Facility.

“RCF Facility Instructing Group” means:

(a)
before any Utilisation of the RCF Facility under this Agreement, a Lender or group of Lenders whose Available RCF Facility Commitments amount in aggregate to more than 66 2/3% of the Available RCF Facility; and

(b)
thereafter, a Lender or group of Lenders to whom in aggregate more than 66 2/3% of the aggregate amount of the RCF Facility Outstandings are (or if there are no RCF Facility Outstandings at such time, immediately prior to their repayment, were then) owed, in each case calculated in accordance with the provisions of Clause 43.9 (Calculation of Consents).

“RCF Facility Outstandings” means the Revolving Facility Outstandings and the Secondary Revolving Facility Outstandings.

“Redemption Consideration” means the $16.25 cash consideration payable in respect of each of the Ultimate Parent’s common stock that the Ultimate Parent’s shareholders will receive in the Merger.

“Reference Banks” means the principal London offices of Barclays Bank plc, Citigroup and The Bank of New York or such other bank or banks as may be appointed as such by the Facility Agent after consultation with the Company.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

“Relevant Interbank Market” means, in relation to euro, the European Interbank Market and in relation to any other currency, the London interbank market therefor.

“Relevant Page” means the page of the Reuters or Telerate screen on which is displayed in relation to LIBOR, BBA LIBOR for the relevant currency, or, in relation to EURIBOR, the European offered rates for euro, or, if such page or service shall cease to be available, such other page or service which displays the London interbank offered rates for the relevant currency as the Facility Agent, after consultation with the Lenders and the Company, shall select.

“Relevant Tax Jurisdiction” means:

(a)	the United Kingdom, in relation to a UK Borrower;

(b)	the United States of America, in relation to the US Borrower; and

(c)
any jurisdiction in which any person is liable to tax by reason of its domicile, residence, place of management or other similar criteria (but not any jurisdiction in respect of which that person is liable to tax by reason only of its having a source of income in that jurisdiction).

“Renewal Request” means, in relation to a Documentary Credit, a Utilisation Request therefor, in respect of which the proposed Utilisation Date stated in it is the Expiry Date of an existing Documentary Credit and the proposed Sterling Amount is the same or less than the Sterling Amount of that existing Documentary Credit.

“Repayment Date” means:

(a)	in relation to any Revolving Facility Advance or Secondary Revolving Facility Advance, the last day of its Term;

(b)
in respect of the A Facility Outstandings and the A1 Facility Outstandings and, prior to a Paydown Event, the A2 Facility Outstandings and the A3 Facility Outstandings, (i) each of the dates specified in Clause 9.1 (Repayment of A Facility Outstandings, A1 Facility Outstandings, A2 Facility Outstandings and A3 Facility Outstandings) as an Amortisation Repayment Date in respect of the relevant Term Facility Outstandings and (ii) the relevant Final Maturity Date, and

(c)
in respect of the Additional Facility Outstandings, B1 Facility Outstandings, the B2 Facility Outstandings, the B3 Facility Outstandings, the B4 Facility Outstandings, the B5 Facility Outstandings, the B6 Facility Outstandings, the B7 Facility Outstandings, the B8 Facility Outstandings, the B9 Facility Outstandings, the B10 Facility Outstandings, the B11 Facility Outstandings, the B12 Facility Outstandings and the C Facility Outstandings and, after a Paydown Event, the A2 Facility Outstandings and the A3 Facility Outstandings, the relevant Final Maturity Date, provided that if any such day is not a Business Day in the relevant jurisdiction for payment, the Repayment Date will be the next succeeding Business Day in the then current calendar month (if there is one) or the preceding Business Day (if there is not).

“Repayment Instalment” means, in respect of the A Facility Outstandings, the A1 Facility Outstandings, the A2 Facility Outstandings and the A3 Facility Outstandings, the amounts required to be paid by way of repayment on each Repayment Date.

“Repeating Representations” means the representations and warranties set out in Clauses 21.2 (Due Organisation), 21.5 (No Immunity), 21.6 (Governing Law and Judgments), 21.7 (All Actions Taken), 21.9 (Binding Obligations), 21.10 (No Winding Up), 21.11 (No Event of Default), 21.18 (Execution of Finance Documents), 21.27 (Investment Company Act), 21.28 (Margin Stock), 21.34 (US Patriot Act) and 21.36 (Compliance with ERISA).

“Reservations” means:

(a)
the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under any applicable law, the possibility that an undertaking to assume liability for or to indemnify against non-payment of any stamp duty or other tax may be void, defences of set-off or counterclaim and similar principles;

(b)	anything analogous to any of the matters set out in paragraph (a) above under any laws of any applicable jurisdiction;

(c)	the reservations in or anything disclosed by any of the Legal Opinions;

(d)
any circumstance arising through a failure to obtain any consent from the lenders under the Existing Credit Facilities or the Existing Baseball Facilities to (i) the execution of the Finance Documents, (ii) the exercise of any rights or the performance of any obligations under the Finance Documents or (iii) any other matter contemplated by the Finance Documents; and

(e)
any circumstance arising through a failure to obtain any consent from any lessor, licensor or other counterparty whose consent is required to the grant of any Security over any lease, licence or other agreement or contract on or before the execution of a Security Document.

“Restricted Guarantors” means:

(a)	each of the Original Guarantors listed in Part 2 of Schedule 2 (The Restricted Guarantor); and

(b)
any other Guarantor that accedes to this Agreement pursuant to Clause 26.2 (Acceding Guarantors), which is (i) incorporated, created or organised under the laws of the United States of America or any State of the United States of America (including the District of Columbia) and is a “United States person” (as defined in Section 7701(a)(30) of the Code); or (ii) treated for US federal income tax purposes as a disregarded entity that is a branch of a Guarantor described in sub-paragraph (b)(i) hereof.

“Restricted Party” means any person listed in the Annex to the Executive Order referred to in the definition of “Anti-Terrorism Laws” or on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury;

“Revolving Facility” means the revolving loan facility (including any Ancillary Facility and the Documentary Credit facility) granted to the relevant Borrower pursuant to Clause 2.1(j)(i) (The Facilities).

“Revolving Facility Margin” means, in relation to Revolving Facility Advances and subject to Clause 13.3 (Margin Ratchet for Revolving Facility Advances and, Prior to a Paydown Event, Secondary Revolving Facility Advances), 1.875% per annum.

“Revolving Facility Outstandings” means, at any time, the aggregate outstanding amount of each Revolving Facility Advance and of each Revolving Lenders Participation in an Outstanding L/C Amount.

“Roll Consent” means, with respect to a Lender, that such Lender has consented, pursuant to Clause 43.4 (Consents), in a form and substance acceptable to the Facility Agent, with respect to such Lender’s A Facility Commitments and A Facility Outstandings, A1 Facility Commitments and A1 Facility Outstandings, B1 Facility Commitments and B1 Facility Outstandings, B2 Facility Commitments and B2 Facility Outstandings, B3 Facility Commitments and B3 Facility Outstandings, B4 Facility Commitments and B4 Facility Outstandings, B5 Facility Commitments and B5 Facility Outstandings, B6 Facility Commitments and B6 Facility Outstandings and Revolving Facility Commitments and Revolving Facility Outstandings becoming A2 Facility Commitments and A2 Facility Outstandings, A3 Facility Commitments and A3 Facility Outstandings, B7 Facility Commitments and B7 Facility Outstandings, B8 Facility Commitments and B8 Facility Outstandings, B9 Facility Commitments and B9 Facility Outstandings, B10 Facility Commitments and B10 Facility Outstandings, B11 Facility Commitments and B11 Facility Outstandings, B12 Facility Commitments and B12 Facility Outstandings and Secondary Revolving Facility Commitments and Secondary Revolving Facility Outstandings, respectively.

“Roll Effective Date” means 10 November 2008.

“Rollover Advance” has the meaning ascribed to it in Clause 8.2 (Rollover Advances).

“Screenshop” means Screenshop Limited, a company incorporated under the laws of England and Wales with registered number 3529106.

“Screenshop Intra-Group Loan Agreement” means the loan agreement dated 10 May 2005 between Screenshop and Flextech Broadband Limited.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment Effective Date” has the meaning given to it in an amendment letter dated 10 July 2006 between the Ultimate Parent, VMIH, the US Borrower and the Facility Agent.

“Secondary Revolving Facility” means the revolving loan facility (including any Ancillary Facility and the Documentary Credit facility) granted to the relevant Borrower pursuant to Clause 2.1(j)(ii) (The Facilities).

“Secondary Revolving Facility Margin” means, in relation to the Secondary Revolving Facility Advances, (a) until the occurrence of a Paydown Event, subject to Clause 13.3 (Margin Ratchet for Revolving Facility Advances and, Prior to a Paydown Event, Secondary Revolving Facility Advances), 1.875% per annum, and (b) on the date of a Paydown Event and thereafter, subject to Clause 13.4 (Margin Ratchet for Secondary Revolving Facility Advances on and after a Paydown Event), 3.125% per annum.

“Secondary Revolving Facility Outstandings” means, at any time, the aggregate outstanding amount of each Secondary Revolving Facility Advance and of each Secondary Revolving Facility Lender’s participation in an Outstanding L/C Amount.

“Security” means the Encumbrances created or purported to be created pursuant to the Security Documents.

“Security Documents” means:

(a)	each of the Initial Security Documents and the Subsequent Security Documents;

(b)	any security documents required to be delivered by an Acceding Obligor pursuant to Clauses 26.1 (Acceding Borrowers) and 26.2 (Acceding Guarantors);

(c)
any other document executed at any time by any member of the Group conferring or evidencing any Encumbrance for or in respect of any of the obligations of the Obligors under this Agreement whether or not specifically required by this Agreement; and

(d)	any other document executed at any time pursuant to Clause 24.12 (Further Assurance) or any similar covenant in any of the Security Documents referred to in paragraph (a) to (d) above.

“Security Trust Agreement” means that certain security trust agreement dated on or about the Merger Closing Date made between the Security Trustee and the Lenders and relating to the appointment of the Security Trustee as trustee of the Security.

“Senior Fees Letter” means the letter dated 3 March 2006 from the Bookrunners to NTL and the Company in relation to the fees payable to the Bookrunners for arranging and underwriting the Facilities (other than the B5 Facility and the B6 Facility).

“Short Term Notes” means the notes to be issued by one or more Obligors to the US Borrower after the first Utilisation of the B4 Facility hereunder.

“Sit-up” means sit-up Limited, a company incorporated under the laws of England and Wales with registered number 3877786 and having its registered office at 179-181 The Vale, Acton, London  W3 7RW.

“Sit-up Acquisition Documents” means each of:

(a)
the share purchase deed between Screenshop and Alpine Situp LLC for the sale of 1,991,841 preference shares and 565,919 warrants to subscribe for ordinary shares in the capital of Sit-up, dated 23 March 2005;

(b)	the offer document dated on or about 10 May 2005 which describes the terms and conditions of the recommended offer made by Screenshop to purchase the issued and to be issued shares of Sit-up;

(c)	the share purchase agreement between Screenshop, John Egan, Ashley Faull and Christopher Manson dated on or around 10 May 2005;

(d)	the subscription agreement between the Sit-up, Screenshop, Flextech Broadband Limited, John Egan, Ashley Faull and Christopher Manson entered into on or about 10 May 2005; and

(e)	and any other document designated as an “Sit-up Acquisition Document” in writing to the Facility Agent by the Company.

“Sixth Amendment” means the amendment and restatement of this agreement pursuant to the letter agreement dated 10 November 2008 between the Facility Agent, the Ultimate Parent, the Parent, VMIH, VMIH Sub, TCN and Virgin Media Dover LLC.

“Sixth Amendment Record Date” means 13 October 2008.

“Solvent” and “Solvency” mean, with respect to any US Obligor on a particular date, that on such date (a) the value of the property of such US Obligor (both at present and present fair and present fair sales value) is greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such US Obligor as such liabilities mature, (b) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay such debts and liabilities as they mature and (c) such US Obligor is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would constitute an unreasonably small capital.  The amount of contingent and unliquidated liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Solvent Liquidation” has the meaning given to such term in Clause 25.20 (Solvent Liquidation).

“Stand Alone Baseball Financing” means Financial Indebtedness which is incurred either:

(a)	following the cancellation of the A1 Facility and the B1 Facility, for the purposes set out in paragraph (b) of Clause 2.4 (Purposes); or

(b)	for the purposes of refinancing the Total Baseball Debt,

provided that in each case:

(i)	the aggregate principal amount of such Financial Indebtedness does not exceed £500 million;

(ii)
the annual interest expense of such Financial Indebtedness is no greater than the interest expense payable under an equivalent principal amount of A1 Facility or B1 Facility which is cancelled in accordance with Clause 10.1 (Voluntary Cancellation) or (as applicable) an equivalent principal amount of the Total Baseball Debt being prepaid;

(iii)	immediately prior to the incurrence of such Financial Indebtedness, the Bank Group is in compliance with the financial covenants set out in Clause 23.2 (Ratios);

(iv)	no creditor in respect of such Financial Indebtedness shall at any time have any recourse to any member of the Bank Group;

(v)	such Financial Indebtedness may benefit from guarantees and first priority security over the assets of members of the Baseball Group but not any member of the Bank Group;

(vi)
following consummation of the Stand Alone Baseball Financing any transactions entered into between the Bank Group and the Baseball Group shall be subject to the provisions of Clause 25.10 (Transactions with Affiliates); and

(vii)	any such Stand Alone Baseball Financing is completed by 31 December 2006.

“Standard & Poor’s” means Standard & Poor’s Ratings Group or any successor thereof.

“Statutory Requirements” means any applicable provision or requirement of any Act of Parliament (including without limitation, the Communications Act 2003 and the Broadcasting Acts 1990 and 1996) or any instrument, rule or order made under any Act of Parliament or any regulation or by-law of any local or other competent authority or any statutory undertaking or statutory company which has jurisdiction in relation to the carrying out, use, occupation, operation of the properties or the businesses of any member of the Bank Group carried out thereon.

“Sterling Amount” means at any time:

(a)
in relation to an Advance denominated in Sterling, the amount thereof, and in relation to any other Advance, the Sterling equivalent of the amount specified in the Utilisation Request (as at the date thereof) for that Advance, in each case, as adjusted, if necessary, in accordance with the terms of this Agreement and to reflect any repayment, consolidation or division of that Advance;

(b)
in relation to a Documentary Credit, (i) if such Documentary Credit is denominated in Sterling, the Outstanding L/C Amount in relation to it at such time or (ii) if such Documentary Credit is not denominated in Sterling, the equivalent in Sterling of the Outstanding L/C Amount at such time, calculated as at the later of (1) the date which falls 2 Business Days before its issue date or any renewal date or (2) the date of any revaluation pursuant to Clause 5.3 (Revaluation of Documentary Credits);

(c)	in relation to any Ancillary Facility granted by a Lender, the amount of its RCF Facility Commitment converted to provide its Ancillary Facility Commitment as at the time of such conversion; and

(d)
in relation to any Outstandings, the aggregate of the Sterling Amounts (calculated in accordance with paragraphs (a), (b) and (c) above) of each outstanding Advance and/or Outstanding L/C Amount, made under the relevant Facility or Facilities (as the case may be) and/or in relation to Ancillary Facility Outstandings, (i) if such Outstandings are denominated in Sterling, the aggregate amount of it at such time and (ii) if such Outstandings are not denominated in Sterling, the Sterling equivalent of the aggregate amount of it at such time.

“Steps Paper” means the alternative papers entitled “Steps Plan: Version  1 – Combination of NTL, Telewest and Virgin Mobile before Structures 1 and 2” and “Steps Plan: Version 2 – Combination of NTL, Telewest and Virgin Mobile after Structures 1 and 2”, in each case, as agreed between NTL and the Bookrunners setting out the restructuring steps affecting the Telewest Group and NTL Group occurring prior to, on and following the Merger Closing Date.

“Structure Notice” means the structure notice delivered by NTL and the Company to the Bookrunners, in accordance with the provisions of the Original Agreement, pursuant to which NTL and the Company elect to implement the restructuring steps referred to in the Steps Paper as “Post-Combination Restructuring - Second Alternative (Structure 2)”.

“Structure 2 Opinions” means:

(a)           an opinion from a big four accounting firm; and

(b)           an opinion from an internationally recognized law firm,

in each case:

(i)	substantially in the form approved by the Mandated Lead Arrangers prior to the issuance of any Structure Notice;

(ii)	issued on the date of the Structure Notice; and

(iii)
to the effect that (i) VMIH’s acquisition of Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.) shares from Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.) should not result for US federal income tax purposes in Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.), the Parent or VMIH recognising income or gain, and (ii) VMIH's acquisition of all the stock of Telewest UK in exchange for the Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.) shares should not result for US federal income tax purposes in the Ultimate Parent, any member of the Ultimate Parent’s US consolidated federal tax group, Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.), the Parent or VMIH recognising income or gain, in each case, pursuant to the implementation of the steps set out on the pages headed “Post Combination Restructuring - Second Alternative (Structure 2)” of the Steps Paper (including, at the Company’s option, alternative Steps 6Y-10Y described therein).

“Structuring Completion Date” means the date falling 10 Business Days after the Structuring Long-Stop Date.

“Structuring Date” means the date proposed in the Structure Notice as the date on which the relevant restructuring steps referred to in the Steps Paper as “Post-Combination Restructuring - Second Alternative (Structure 2)” are to be effected, which shall be a date falling no later than the Structuring Completion Date and shall be no less than 4 Business Days after the date of the Structure Notice.

“Structuring Long-Stop Date” means the 31 July 2006.

“Subordinated Funding” means any loan made to any Obligor by any member of the Group, that is not an Obligor which:

(a)	constitutes Parent Intercompany Debt;

(b)	is an intercompany loan arising under the arrangements referred to in paragraph (c) of the definition of “Permitted Payments”;

(c)
is an intercompany loan existing as at the Original Execution Date (including any inter-company loan the benefit of which has, at any time after the Original Execution Date, been assigned to any other member of the Group, where such assignment is not otherwise prohibited by this Agreement); or

(d)	constitutes Equity Equivalent Funding,

provided that, the relevant debtor and creditor are party to the Group Intercreditor Agreement as an Intergroup Debtor or Intergroup Creditor (as such terms are defined in the Group Intercreditor Agreement), respectively, or where the relevant debtor and creditor are party to such other subordination arrangements as may be satisfactory to the Facility Agent, acting reasonably.

“Subscriber” means any person who has entered into an agreement (which has not expired or been terminated) with an Obligor to be provided with services by an Obligor through the operation of telecommunications and/or television systems operated by the Bank Group in accordance with applicable Telecommunications, Cable and Broadcasting Laws (including any part of such system and all modifications, substitutions, replacements, renewals and extensions made to such systems).

“Subsequent Information Memorandum” means the Initial Information Memorandum updated to reflect any changes to the terms of the Facilities made since October 2005, the Baseball Acquisition and the business, assets, financial condition and prospects of the Baseball Group.

“Subsequent Security Documents” means the security documents listed in paragraph 4 of Part 6 of Schedule 4 (Baseball Conditions Subsequent Documents).

“Subsidiary” of a company shall be construed as a reference to:

(a)	any company:

(i)	more than 50% of the issued share capital or membership interests of which is beneficially owned, directly or indirectly, by the first-mentioned company; or

(ii)	where the first-mentioned company has the right or ability to control directly or indirectly the affairs or the composition of the board of directors (or equivalent of it) of such company; or

(iii)	which is a Subsidiary of another Subsidiary of the first-mentioned company; or

(b)
for the purposes of Clause 22 (Financial Information) and Clause 23 (Financial Condition) and any provision of this Agreement where the financial terms defined in Clause 23 (Financial Condition) are used,  any legal entity which is accounted for under applicable GAAP as a Subsidiary of the first-mentioned company.

“Successful Syndication” has the meaning given to it in the Senior Fees Letter.

“Supplemental Additional High Yield Notes Intercreditor Agreement” has the meaning given to it in Clause 25.4(c)(iii) (Financial Indebtedness).

“Syndication Date” means the date specified by the Bookrunners (and notified to the Facility Agent and the Company) as the day on which Successful Syndication has occurred.

“Takeover Code” means the City Code on Takeovers and Mergers as administered by the Takeover Panel.

“Takeover Panel” means the Panel on Takeovers and Mergers.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

“Tax Cooperation Agreement” means the agreement to be entered into following the Original Execution Date between the Ultimate Parent, the Company and TCN relating to arrangements in connection with, amongst other things, the payment of US taxes in form and substance agreed with the Facility Agent and the Mandated Lead Arrangers.

“Tax Credit” means a credit against, relief or remission for, or repayment of any tax.

“Tax Deduction” means a deduction or withholding for or on account of tax from a payment made or to be made under a Finance Document.

“Tax Losses” means any amount capable of surrender pursuant to Chapter IV of Part X of the Taxes Act.

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Tax Liability” has the meaning set out in paragraph (e) of Clause 17.3 (Tax Indemnity).

“Tax Payment” means the increase in any payment made by an Obligor to a Finance Party under paragraph (c) of Clause 17.1 (Tax Gross-up) or any amount payable under paragraph (d) of Clause 17.1 (Tax Gross-up) or under Clause 17.3 (Tax Indemnity).

“TCN Group” means TCN and its Subsidiaries from time to time.

“Telecommunications, Cable and Broadcasting Laws” means the Telecommunications Act 1984, the Broadcasting Act 1990 (together with the Broadcasting Act 1996), the Communications Act 2003 and all other laws, statutes, regulations and judgments relating to broadcasting or telecommunications or cable television or broadcasting applicable to any member of the Bank Group, and/or the business carried on by, any member of the Bank Group (for the avoidance of doubt, not including laws, statutes, regulations or judgments relating solely to consumer credit, data protection or intellectual property).

“Telewest Group” means the Ultimate Parent and its Subsidiaries from time to time.  For information purposes only, the members of the Telewest Group as at the Original Execution Date and prior to the Merger taking place, are listed in Part 2 of Schedule 9 (Members of the Telewest Group).

“Telewest UK” means Telewest UK Limited, a company incorporated in England & Wales with registered number 04925679 and having its registered office at 160 Great Portland Street, London W1W 5QA.

“Term” means:

(a)
in relation to an RCF Facility Advance, the period for which such Advance is borrowed as specified in the relevant Utilisation Request (or, in relation to the initial Secondary Revolving Facility Advance outstanding on the Roll Effective Date, the remaining period from which such Advance was borrowed under the Revolving Facility as provided in Clause 2.3 (Roll Effective Date)); and

(b)	in relation to any Documentary Credit, the period from the date of its issue until its Expiry Date.

“Term Facilities” means the A Facility, the A1 Facility, the A2 Facility, the A3 Facility, each Additional Facility, the B1 Facility, the B2 Facility, the B3 Facility, the B4 Facility, the B5 Facility, the B6 Facility, the B7 Facility, the B8 Facility, the B9 Facility, the B10 Facility, the B11 Facility and B12 Facility and the C Facility and “Term Facility” means any of them, as the context requires.

“Term Facility Advance” means any A Facility Advance, an A1 Facility Advance, an A2 Facility Advance, an A3 Facility Advance, each Additional Facility Advance, a B1 Facility Advance, a B2 Facility Advance, a B3 Facility Advance, a B4 Facility Advance, a B5 Facility Advance, a B6 Facility Advance, a B7 Facility Advance a B8 Facility Advance, a B9 Facility Advance, a B10 Facility Advance, a B11 Facility Advance, a B12 Facility Advance or a C Facility Advance and “Term Facility Advances” shall be construed accordingly.

“Term Facility Outstandings” means, at any time, the aggregate of the A Facility Outstandings, the A1 Facility Outstandings, the A2 Facility Outstandings, the A3 Facility Outstandings, the Additional Facility Outstandings, the B1 Facility Outstandings, the B2 Facility Outstandings, the B3 Facility Outstandings, the B4 Facility Outstandings, the B5 Facility Outstandings, the B6 Facility Outstandings the B7 Facility Outstandings, the B8 Facility Outstandings, the B9 Facility Outstandings, the B10 Facility Outstandings, the B11 Facility Outstandings, the B12 Facility Outstandings and C Facility Outstandings, at such time.

“Termination Date” means (without limiting the operation of Clause 2.3 (Roll Effective Date)):

(a)	in relation to the Revolving Facility, the date which is 30 days prior to the Final Maturity Date in respect of the Revolving Facility;

(b)	in relation to the Secondary Revolving Facility, the date which is 30 days prior to the Final Maturity Date in respect of the Secondary Revolving Facility;

(c)	in relation to the A Facility and the A2 Facility, the earlier of (i) 2 October 2006 or (ii) the Merger Closing Date;

(d)	in relation to the B2 Facility, the B3 Facility, the B4 Facility, the B8 Facility, the B9 Facility and the B10 Facility, the earlier of (i) 2 October 2006 or (ii) the Structuring Date;

(e)	in relation to the B5 Facility, the B6 Facility, the B11 Facility and the B12 Facility, 15 May 2007;

(f)	in relation to the A1 Facility, the A3 Facility, the B1 Facility and the B7 Facility, the earlier of (i) 2 October 2006 or (ii) the date falling 15 days after the Baseball Effective Date;

(g)
in relation to the C Facility, the period of two weeks commencing on the date C Facility Lenders first accede to this Agreement or such longer period as the Facility Agent (acting on the instructions of all of the C Facility Lenders) and the Company may agree;

(h)	in relation to each Ancillary Facility, the relevant Ancillary Facility Termination Date; and

(i)	in relation to the Additional Facility, the Additional Facility Termination Date specified in the relevant Additional Facility Accession Agreement.

“Total Baseball Debt” means all amounts drawn under the A1 Facility, A3 Facility, B1 Facility and B7 Facility, by Baseball Cash Bidco and used for any of the purposes specified in paragraph (d) of Clause 2.4 (Purpose) (including without limitation, any principal amounts, prepayment penalties, make-whole payments, accrued interest and Break Costs relating thereto).

“Transfer Date” means, in relation to any Transfer Deed, the effective date of such transfer as specified in such Transfer Deed.

“Transfer Deed” means a duly completed deed of transfer and accession in the form set out in Schedule 3 (Form of Deed of Transfer and Accession) which has been executed as a deed by a Lender and a Transferee whereby such Lender seeks to transfer to such Transferee all or a part of such Lender’s rights, benefits and obligations under this Agreement as contemplated in Clause 37 (Assignments and Transfers) and such Transferee agrees to accept such transfer and to be bound by this Agreement and to accede to the HYD Intercreditor Agreement, the Group Intercreditor Agreement and the Security Trust Agreement.

“Transferee” means a bank or other institution to which a Lender seeks to transfer all or part of its rights, benefits and obligations under this Agreement pursuant to and in accordance with Clause 37 (Assignments and Transfers).

“Treasury Rate” means, as of any prepayment date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the prepayment date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the prepayment date to and including the Designated Anniversary; provided, however, that if the period from the prepayment date to and including the Designated Anniversary is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the prepayment date to and including the Designated Anniversary is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“UK Bank Lender” means, in relation to a payment of interest on a participation in an Advance to a Borrower, a Lender which is beneficially entitled to and within the charge to United Kingdom corporation tax as regards that payment and (a) if the participation in that Advance was made by it, is a Lender which is a “bank” (as defined for the purposes of section 349 of the Taxes Act in section 840A of the Taxes Act) or (b) if the participation in that Advance was made by a different person, such person was a “bank” (as defined for the purposes of section 349 of the Taxes Act in section 840A of the Taxes Act) at the time that Advance was made.

“UK Borrowers” means:

(a)           as at the date of the Agreement, each of the Company, TCN and VMIH Sub; and

(b)	thereafter, any Acceding Borrower that is liable to corporation tax in the United Kingdom,

excluding any UK Borrower which has been liquidated in accordance with the provisions of Clause 25.20 (Solvent Liquidation) but including the relevant Successor Entity (provided it is also liable to corporation tax in the United Kingdom) thereafter, and “UK Borrower” means any of them.

“UK Channel Management” means UK Channel Management Limited, a company incorporated in England & Wales with registered number 3322468, whose registered office is at 160 Great Portland Street, London W1W 5QA.

“UK Channel Management Group” means the UK Channel Management and its Subsidiaries from time to time.

“UK Channel Management Security Trustee Undertakings” means the agreement to be entered into on or following the Merger Closing Date between the Security Trustee, BBC Worldwide Limited, Flextech Broadband Limited and United Artists Investments Limited in relation to the shareholders’ agreement relating to UK Channel Management.

“UK Gold” means UK Gold Holdings Limited, a company incorporated in England and Wales with registered  number 3298738, whose registered office is at 160 Great Portland Street, London W1W 5QA.

“UK Gold Group” means UK Gold and its Subsidiaries from time to time.

“UK Gold Security Trustee Undertaking” means the agreement to be entered into on or following the Merger Closing Date between the Security Trustee, BBC Worldwide Limited and Flextech Broadband Limited in relation to the shareholders agreement relating to UK Gold.

“UK Non-Bank Lender” means, in relation to a payment of interest on an Advance to a Borrower:

(a)	a Lender which is beneficially entitled to the income in respect of which that payment is made and is a UK Resident company (the first condition set out in section 349B of the Taxes Act); or

(b)	a Lender which satisfies one of the other conditions set out in section 349B of the Taxes Act,

where H.M. Revenue & Customs has not given a direction under section 349C of the Taxes Act which relates to that payment of interest on an Advance to such Borrower.

“UK Pension Scheme” means a pension scheme in which any member of the Group participates or has at any time participated, and which has its main administration in the United Kingdom or is primarily for the benefit of employees in the United Kingdom.

“UK Resident” means a person who is resident in the United Kingdom for the purposes of the Taxes Act and “non-UK Resident” shall be construed accordingly.

“UK Treaty Lender” means in relation to a payment of interest on an Advance to a UK Borrower, a Lender which is entitled to claim full relief from liability to taxation otherwise imposed by such UK Borrower’s Relevant Tax Jurisdiction (in relation to that Lender’s participation in Advances made to such UK Borrower) on interest under a Double Taxation Treaty and which does not carry on business in that UK Borrower’s Relevant Tax Jurisdiction through a permanent establishment with which that Lender’s participation in that Advance is effectively connected and, in relation to any payment of interest on any Advance made by that Lender, such UK Borrower has received notification in writing from H.M. Revenue & Customs authorising such UK Borrower to pay interest on such Advances without any Tax Deduction.

“UKTV Group” means each of the UK Channel Management Group, UK Gold Group and UKTV New Ventures Group.

“UKTV Joint Ventures” means each of UK Channel Management, UK Gold and UKTV New Ventures.

“UKTV New Ventures” means UKTV New Ventures Limited, a company incorporated in England and Wales with registered number 04266373, whose registered office is at 160 Great Portland Street, London W1W 5QA.

“UKTV New Ventures Group” means the UKTV New Ventures and its Subsidiaries from time to time.

“UKTV New Ventures Security Trustee Undertaking” means the agreement to be entered into on or following the Merger Closing Date between the Security Trustee, BBC Worldwide Limited and Flextech Broadband Limited in relation to the shareholders agreement relating to UKTV New Ventures.

“Ultimate Parent” means, as at the Original Execution Date, Telewest Global or at any time thereafter, the person (if any) that accedes to this Agreement as the Ultimate Parent pursuant to Clause 26.3 (Acceding Holding Company).

“United States” or “US” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America;

“Unpaid Sum” means any sum due and payable by an Obligor under any Finance Document (other than any Ancillary Facility Document) but unpaid.

“US Accession Lender” means in relation to a payment of interest on a participation in an Advance, a Lender which is not a Qualifying UK Lender.

“US Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 USC. §§ 101 et seq., as amended, or any successor thereto;

“US Dollars”, “Dollars” or “$” means the lawful currency for the time being of the United States;

“US Obligors” means the US Borrower and the Restricted Guarantors, and “US Obligor” means any of them.

“US Paying Agent” means as at the Original Execution Date, Deutsche Bank AG, New York Branch and at any other time, any other person that has been delegated with, or appointed for the purposes of, carrying out the functions set out in Clause 30.21 (US Paying Agent) subject to the terms set out in that Clause.

“Utilisation” means the utilisation of a Facility under this Agreement, whether by way of an Advance, the issue of a Documentary Credit or the establishment of any Ancillary Facility.

“Utilisation Date” means:

(a)	in relation to an Advance, the date on which such Advance is (or is requested) to be made;

(b)	in relation to a utilisation by way of Ancillary Facility, the date on which such Ancillary Facility is established; and

(c)	in relation to a utilisation by way of Documentary Credit, the date on which such Documentary Credit is to be issued, in each case,

in accordance with the terms of this Agreement.

“Utilisation Request” means:

(a)	in relation to an Advance a duly completed notice in the form set out in Part 1 to Schedule 5 (Form of Utilisation Request (Advances)); or

(b)	in relation to a Documentary Credit, a duly completed notice in the form set out in Part 2 to Schedule 5 (Form of Utilisation Request (Documentary Credits)).

“Vanilla Certain Funds Period” means, in relation to the A Facility, the period commencing on the Original Execution Date and ending on the earlier of (i) 2 October 2006 and (ii) the Merger Closing Date.

“Vanilla Clean-Up Period” means the period commencing on the Merger Closing Date and ending on the date falling 4 months and 2 weeks thereafter.

“Vanilla Drawstop Default” means an Event of Default arising under any of the following provisions:

(a)	with respect to NTL, the Company, TCN or the Merger Sub only, Clause 27.1 (Non-Payment);

(b)
with respect to the Company or TCN only, Clause 27.2 (Covenants) by virtue of a breach of the covenant in Clause 25.2 (Negative Pledge) which has a material adverse effect on the Security (taken as a whole);

(c)	with respect to NTL, the Company, TCN or the Merger Sub only, Clause 27.4 (Misrepresentation) by virtue of a breach of any of the representations and warranties in Clause 21.2 (Due Organisation); or

(d)
with respect to NTL, the Company, TCN and the Merger Sub only, Clause 27.6 (Insolvency), Clause 27.7 (Winding-Up), Clause 27.8 (Execution and Distress) or Clause 27.9 (Similar Events) other than any such event which is caused by the occurrence or potential occurrence of another Event of Default.

“Vendor Financing Arrangements” means any arrangement, contractual or otherwise, pursuant to which credit or other financing is provided or arranged by a supplier (or any of its Affiliates) of assets (including equipment) and/or related services to a member of the Bank Group in connection with such supply of assets and/or services.

“Voting Stock” of a person means all classes of capital stock, share capital or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency, other than resulting from any default under any instrument until such default occurs) to vote in the election of directors, managers or trustees thereof.

“Whitewash Documents” means certified copies of all applicable resolutions, statutory declarations, auditors’ reports and other documents required by sections 155 to 158 of the Act to enable any company to provide any financial assistance applicable to it.

“Working Capital” has the meaning ascribed to it in Clause 23.1 (Financial Definitions).

1.2	Accounting Expressions

All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with GAAP.

1.3	Construction

Unless a contrary indication appears, any reference in this Agreement to:

the “Facility Agent”, the “US Paying Agent”, the “Administrative Agent”, a “Mandated Lead Arranger”, a “Joint Lead Arranger”, a “Bookrunner”, the “Security Trustee”, a “Hedge Counterparty”, the “L/C Bank”, an “Ancillary Facility Lender” or a “Lender” shall be construed so as to include their respective and any subsequent successors, Transferees and permitted assigns in accordance with their respective interests;

“agreed form” means, in relation to any document, in the form agreed by or on behalf of the Bookrunners and the Company prior to the Original Execution Date;

“company” includes any body corporate;

“continuing” in relation to an Event of Default, or a Default shall be construed as meaning that (a) the circumstances constituting such Event of Default or Default continue or (b) neither the Facility Agent (being duly authorised to do so) nor the Lenders have waived in accordance with this Agreement, such of its or their rights under this Agreement as arise as a result of that event;

“determines” or “determined” means, save as otherwise provided herein, a determination made in the absolute discretion of the person making the determination;

the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the second currency at the Facility Agent’s Spot Rate of Exchange at or about 11:00 a.m. on the relevant date for the purchase of the first currency with the second currency or for the purposes of determining any amounts testing any covenant or determining whether an Event of Default has occurred under this Agreement:

(a)	in the case of any basket or threshold amount qualifying a covenant:

(i)
in order to determine how much of such basket or threshold has been used at any time, for each transaction entered into in reliance upon the utilisation of such basket or in reliance upon such threshold not being reached prior to such time, the date upon which such transaction was entered into; and

(ii)
in order to determine the permissibility of a proposed transaction, on the date upon which the permissibility of that transaction is being tested for the purposes of determining compliance with that covenant; and

(b)	in the case of any basket or threshold amount relating to an Event of Default, the date on which the relevant event is being assessed for the purposes of determining whether such Event of Default has occurred, provided that in the case of Financial Indebtedness proposed to be incurred to refinance other Financial Indebtedness denominated in a currency other than Sterling or other than the currency in which such refinanced Financial Indebtedness is denominated, if such refinancing would cause any applicable Sterling-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Sterling denominated restriction shall be deemed not to be exceeded so long as the principal amount of such refinancing Financial Indebtedness does not exceed the principal amount of such Financial Indebtedness being refinanced in the applicable currency at the then current exchange rate.

“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (provided that in any reference to “months” only the last month in a period shall be construed in the aforementioned manner);

a “repayment” shall include a “prepayment” and references to “repay” or “prepay” shall be construed accordingly;

a “person” shall be construed as a reference to any person, firm, company, whether with limited liability or otherwise, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“tax” shall be construed so as to include all present and future taxes, charges, imposts, duties, levies, deductions or withholdings of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed together with any penalties, additions, fines, surcharges or interest relating to it; and “taxes” and “taxation” shall be construed accordingly;

“VAT” shall be construed as value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or European Union or any official body or agency of the European Community or European Union, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

“wholly-owned Subsidiary” of a company shall be construed as a reference to any company which has no other members except that other company and that other company’s wholly-owned Subsidiaries or nominees for that other company or its wholly-owned Subsidiaries; and

the “winding-up”, “dissolution” or “administration” of a company shall be construed so as to include any equivalent or analogous proceedings under the Law of the jurisdiction in which such company is incorporated, established or organised or any jurisdiction in which such company carries on business, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

1.4	Currency

“€” and “euro” denote the lawful currency of each Participating Member State, “£” and “Sterling” denote the lawful currency of the United Kingdom and “$” and “Dollars” denote the lawful currency of the United States of America.

1.5	Statutes

Any reference in this Agreement to a statute or a statutory provision shall, save where a contrary intention is specified, be construed as a reference to such statute or statutory provision as the same shall have been, or may be, amended or re-enacted.

1.6	Time

Any reference in this Agreement to a time shall, unless otherwise specified, be construed as a reference to London time.

1.7	References to Agreements

Unless otherwise stated, any reference in this Agreement to any agreement or document (including any reference to this Agreement) shall be construed as a reference to:

(a)	such agreement or document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement or document whereby such agreement or document is so amended, varied, supplemented or novated; and

(c)	any other agreement or document entered into pursuant to or in accordance with any such agreement or document.

1.8	Documentary Credits

Any reference in this Agreement to:

(a)	an amount borrowed includes any amount utilised by way of Documentary Credit;

(b)	a Lender funding its participation in a Utilisation includes an Indemnifying Lender participating in a Documentary Credit;

(c)	amounts outstanding under this Agreement include amounts outstanding under, or in relation to, any Documentary Credit;

(d)	an outstanding amount of a Documentary Credit at any time is the maximum amount that is or may be payable by the L/C Bank in respect of that Documentary Credit at that time;

(e)	a Borrower “repaying” a Documentary Credit or an Ancillary Facility utilised by way of performance bond means:

(i)	that Borrower providing cash cover for that Documentary Credit or performance bond;

(ii)
the maximum amount payable under the Documentary Credit or performance bond being reduced in accordance with its terms or otherwise in a manner satisfactory to the L/C or Ancillary Facility Lender, as the case be, in each case, acting reasonably; or

(iii)	the L/C Bank or Ancillary Facility Lender, as the case be, being satisfied that it has no further liability under that Documentary Credit or performance bond,

and that the amount by which a Documentary Credit or performance bond is repaid under sub-paragraph (e)(i) or reduced under sub-paragraph (e)(ii) above is the amount of the relevant cash cover or reduction; and

(f)
a Borrower providing “cash cover” for a Documentary Credit or an Ancillary Facility utilised by way of performance bond means that Borrower paying an amount in the currency of the Documentary Credit or performance bond to an interest-bearing account in the name of that Borrower and the following conditions are met:

(i)
the account is with the Facility Agent (if the cash cover is to be provided for all the Indemnifying Lenders) or with an Indemnifying Lender or the L/C Bank or the Ancillary Facility Lender (if the cash cover is to be provided for that Indemnifying Lender or the L/C Bank or Ancillary Facility Lender, as the case may be);

(ii)
in the case of cash deposited as cash cover for a Documentary Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Documentary Credit until no amount is or may be outstanding under that Documentary Credit; and

(iii)	the relevant Borrower has executed a security document over that account, in form and substance satisfactory to the Facility Agent or the Finance Party with which that account is held, creating a first ranking security interest over that account, or on such other terms as may be satisfactory to the Facility Agent, the relevant Indemnifying Lender, the relevant Ancillary Facility Lender or the L/C Bank.

1.9	Holding Company of Ultimate Parent

If at any time the Ultimate Parent becomes the Subsidiary of any Holding Company as contemplated by, inter alia, the definition of “Change of Control”, the provisions of Clause 26.3 (Acceding Holding Company) shall apply and upon satisfaction of the provisions thereof, any references in the Finance Documents to “Ultimate Parent” shall thereafter be deemed to be references to such Holding Company

1.10	No Personal Liability

No personal liability shall attach to any director, officer or employee of any member of the Group for any representation or statement made by that member of the Group in a certificate signed by such director, officer or employee.

2.	THE FACILITIES

2.1	The Facilities

The Lenders grant (or in the case of paragraph (i) below, following delivery of a notice by the Company and upon their accession to this Agreement in accordance with Clause 2.7 (Alternative Bridge Facility Refinancing) below, the C Facility Lenders grant) upon the terms and subject to the conditions of this Agreement:

(a)	to the UK Borrowers,

(i)
a term loan facility in a maximum amount of £3,350,000,000 (the “A Facility”) which shall be available in Sterling in two drawings; provided that the amount of the A Facility on the Roll Effective Date shall be reduced by the amount of the A2 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)	on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate A2 Facility Commitments (the “A2 Facility”) which shall be available in Sterling and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the A Facility as provided in Clause 2.3 (Roll Effective Date);

(b)	to Baseball Cash Bidco,

(i)
a term loan facility in a maximum amount of £175,000,000 (the “A1 Facility”) which shall be available in Sterling in a single drawing; provided that the amount of the A1 Facility on the Roll Effective Date shall be reduced by the amount of the A3 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)
on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate A3 Facility Commitments (the “A3 Facility”) which shall be available in Sterling and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the A1 Facility as provided in Clause 2.3 (Roll Effective Date);

(c)	to Baseball Cash Bidco,

(i)
a term loan facility in a maximum amount of £300,000,000 (the “B1 Facility”) which shall be available in Sterling in a single drawing; provided that the amount of the B1 Facility on the Roll Effective Date shall be reduced by the amount of the B7 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)
on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate B7 Facility Commitments (the “B7 Facility”) which shall be available in Sterling and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the B1 Facility as provided in Clause 2.3 (Roll Effective Date);

(d)	to the Company,

(i)
a term loan facility in a maximum amount of £350,652,430.56 (the “B2 Facility”) which shall be available in Sterling; provided that the amount of the B2 Facility on the Roll Effective Date shall be reduced by the amount of the B8 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)
on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate B8 Facility Commitments (the “B8 Facility”) which shall be available in Sterling and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the B2 Facility as provided in Clause 2.3 (Roll Effective Date);

(e)	to the Company,

(i)
a term loan facility in a maximum amount of €500,000,000 (the “B3 Facility”) which shall be available in euro; provided that the amount of the B3 Facility on the Roll Effective Date shall be reduced by the amount of the B9 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)
on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate B9 Facility Commitments (the “B9 Facility”) which shall be available in euro and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the B3 Facility as provided in Clause 2.3 (Roll Effective Date);

(f)	to the US Borrower,

(i)
a term loan facility in a maximum amount of $650,000,000 (the “B4 Facility”) which shall be available in Dollars; provided that the amount of the B4 Facility on the Roll Effective Date shall be reduced by the  amount of the B10 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)
on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate B10 Facility Commitments (the “B10 Facility”) which shall be available in Dollars and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the B4 Facility as provided in Clause 2.3 (Roll Effective Date);

(g)	to the Company,

(i)
a term loan facility in a maximum amount of £590,000,000 (the “B5 Facility”) which shall be available in Sterling; provided that the amount of the B5 Facility on the Roll Effective Date shall be reduced by the amount of the B11 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)
on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate B11 Facility Commitments (the “B11 Facility”) which shall be available in Sterling and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the B5 Facility as provided in Clause 2.3 (Roll Effective Date);

(h)	to VMIH Sub Limited,

(i)
a term loan facility in a maximum amount of £300,000,000 (the “B6 Facility”) which shall be available in Sterling; provided that the amount of the B6 Facility on the Roll Effective Date shall be reduced by the amount of the B12 Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)
on and from the Roll Effective Date, a term loan facility in a maximum amount of the aggregate B12 Facility Commitments (the “B12 Facility”) which shall be available in Sterling and shall be fully drawn on the Roll Effective Date by transfer of Outstandings from the B6 Facility as provided in Clause 2.3 (Roll Effective Date);

(i)
to the Company, a term loan facility in a maximum amount of up to £300,000,000 (the “C Facility”) which shall be available for utilisation in a single drawing during the C Facility Availability Period in Dollars and/or Sterling in such proportions as shall be agreed between the Company and the C Facility Lenders; and

(j)	to the Borrowers (other than the US Borrower),

(i)
a revolving loan facility in a maximum aggregate amount of £100,000,000 (the “Revolving Facility”) which shall be available for drawing in euro, Dollars, Sterling or any Optional Currency subject to the utilisation in full of the A Facility; provided that the maximum aggregate amount of the Revolving Facility on the Roll Effective Date shall be reduced by the maximum aggregate amount of the Secondary Revolving Facility on such date as provided in Clause 2.3 (Roll Effective Date); and

(ii)	a revolving loan facility in a maximum aggregate amount of the aggregate Secondary Revolving Facility Commitments (the “Secondary Revolving Facility”; together with the Revolving Facility, the “RCF Facility”) which shall be available for drawing in euro, Dollars, Sterling or any Optional Currency and shall be drawn on the Roll Effective Date to the extent provided in Clause 2.3 (Roll Effective Date).

2.2	Novation of B4 Facility

Subject to the provisions of Clause 37.3 (Assignments or Transfers by Lenders), the Facility Agent may on not less than 2 Business Days prior notice, require the Company to (and the Company shall promptly thereafter) transfer by way of novation and in form satisfactory to the Facility Agent, some or all of its obligations under the B4 Facility to the US Borrower, whereupon such US Borrower shall become the primary obligor in respect of such obligations as if it had been the original Borrower thereof.

2.3	Roll Effective Date

(a)	With effect on the Roll Effective Date, each Lender that has given a Roll Consent (each a “Rolling Lender”) and has, as of the Sixth Amendment Record Date:

(i)	an A Facility Commitment shall acquire an A2 Facility Commitment in the amount of such A Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the A Facility shall be treated as being outstanding under the A2 Facility and no longer outstanding under the A Facility;

(B)	such Lender’s A Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the A2 Facility may be made under this Agreement;

(ii)	an A1 Facility Commitment shall acquire an A3 Facility Commitment in the amount of such A1 Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the A1 Facility shall be treated as being outstanding under the A3 Facility and no longer outstanding under the A1 Facility;

(B)	such Lender’s A1 Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the A3 Facility may be made under this Agreement;

(iii)	a B1 Facility Commitment shall acquire a B7 Facility Commitment in the amount of such B1 Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the B1 Facility shall be treated as being outstanding under the B7 Facility and no longer outstanding under the B1 Facility;

(B)	such Lender’s B1 Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the B7 Facility may be made under this Agreement;

(iv)	a B2 Facility Commitment shall acquire a B8 Facility Commitment in the amount of such B2 Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the B2 Facility shall be treated as being outstanding under the B8 Facility and no longer outstanding under the B2 Facility;

(B)	such Lender’s B2 Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the B8 Facility may be made under this Agreement;

(v)	a B3 Facility Commitment shall acquire a B9 Facility Commitment in the amount of such B3 Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the B3 Facility shall be treated as being outstanding under the B9 Facility and no longer outstanding under the B3 Facility;

(B)	such Lender’s B3 Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the B9 Facility may be made under this Agreement;

(vi)	a B4 Facility Commitment shall acquire a B10 Facility Commitment in the amount of such B4 Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the B4 Facility shall be treated as being outstanding under the B10 Facility and no longer outstanding under the B4 Facility;

(B)	such Lender’s B4 Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the B10 Facility may be made under this Agreement;

(vii)	a B5 Facility Commitment shall acquire a B11 Facility Commitment in the amount of such B5 Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the B5 Facility shall be treated as being outstanding under the B11 Facility and no longer outstanding under the B5 Facility;

(B)	such Lender’s B5 Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the B11 Facility may be made under this Agreement;

(viii)	a B6 Facility Commitment shall acquire a B12 Facility Commitment in the amount of such B6 Facility Commitment and concurrently therewith:

(A)	such Lender’s participation in any Outstandings under the B6 Facility shall be treated as being outstanding under the B12 Facility and no longer outstanding under the B6 Facility;

(B)	such Lender’s B6 Facility Commitment shall be reduced to zero; and

(C)	no further Utilisations of the B12 Facility may be made under this Agreement;

(ix)	a Revolving Facility Commitment shall acquire a Secondary Revolving Facility Commitment in the amount of such Revolving Facility Commitment and concurrently therewith:

(A)
such Lender’s participation in any Outstandings under the Revolving Facility shall be treated as being outstanding under the Secondary Revolving Facility and no longer outstanding under the Revolving Facility;

(B)	such Lender’s Revolving Facility Commitment shall be reduced to zero; and

(C)	the Secondary Revolving Facility shall be available for further Utilisations on (and subject to) the terms and conditions provided in this Agreement.

(b)
If by operation of paragraph (a) above any participation of a Rolling Lender in Outstandings or any part of such Outstandings (in either case, the “Rolling Outstanding Amount”) under one Facility (the “First Facility”) becomes a participation of such Rolling Lender in Outstandings under another Facility (the “Second Facility”) on a day other than the last day of the Interest Period or (in the case of an RCF Facility Advance, Term) in relation to the Rolling Outstanding Amount under the First Facility (the “Current Interest Period”), notwithstanding any other provision of this Agreement:

(i)
the first Interest Period (or, in the case of an RCF Facility Advance, Term) for such Rolling Outstanding Amount under the Second Facility shall have a duration equal to the unexpired portion of the Current Interest Period;

(ii)	EURIBOR or LIBOR (as applicable to such Rolling Outstanding Amount) for purposes of determining the rate of interest payable under this Agreement on such Rolling Outstanding Amount for such first Interest Period shall be the rate thereof which would have applied if the Rolling Outstanding Amount had remained outstanding under the First Facility for the remainder of the Current Interest Period; and

(iii)	all interest and any other amounts accrued but unpaid under the Finance Documents on the Rolling Outstanding Amount on or before the Roll Effective Date under the First Facility, shall be due and payable on the last day of the Current Interest Period.

(c)
Notwithstanding any other term of this Agreement or the Finance Documents, no transfer of Outstandings from one Facility to another Facility under this Clause 2.3 shall be deemed a prepayment of any of the Facilities for purposes of Clause 11 (Voluntary Prepayment) or Clause 12 (Mandatory Prepayment).

2.4	Purpose

(a)	The A Facility and A2 Facility shall be applied towards financing:

(i)
the repayment in full of all amounts due and payable under the Existing Credit Facilities (including in each case without limitation, by way of principal, interest, break costs, fees and expenses, commission and any other premiums); and

(ii)	any fees, costs and expenses due and payable under the Finance Documents and any other fees, costs and expenses incurred by the Obligors in connection with the negotiation and preparation of the Finance Documents, provided that, for the avoidance of doubt, no portion of the A Facility or A2 Facility (or proceeds therefrom) may be used to finance any part of the purchase price payable for the Merger or any related fees, costs and expenses incurred therein.

(b)
The B2 Facility, B3 Facility, B4 Facility, B8 Facility, B9 Facility and B10 Facility shall be applied towards the repayment of the Bridge Facility, through a series of transactions as more particularly described in the Steps Paper.

(c)	The B5 Facility, B6 Facility, B11 Facility and B12 Facility shall be applied towards the prepayment of:

(i)	the A Facility Outstandings and the A1 Facility Outstandings; and

(ii)	the B1 Facility Outstandings, B2 Facility Outstandings, B3 Facility Outstandings and/or B4 Facility Outstandings pro rata, to the extent any B1 Facility Lenders, B2 Facility Lenders, B3 Facility Lenders or B4 Facility Lenders have not previously waived their right to receive their pro rata share of such prepayment and have elected to receive such prepayment pursuant to paragraph (c) of Clause 11.3 (Application of Prepayments), in each case in accordance with the terms of the Fourth Amendment Letter and together with any fees, costs and expenses incurred by the Obligors in connection with the amendments and waivers required to be made to this Agreement pursuant to the Fourth Amendment Letter.

(d)	The A1 Facility, A3 Facility, B1 Facility and B7 Facility shall be applied towards financing or refinancing:

(i)
firstly, the entire cash consideration payable by Baseball Cash Bidco in respect of the Baseball Shares to be acquired by the Baseball Bidcos pursuant to the Baseball Scheme and any payments to holders of options in respect of the Baseball Shares who exercise or surrender their options in connection with the Baseball Scheme;

(ii)
secondly, after payment in full of the amounts specified in sub-paragraph (i) above, the payment of related fees, costs and expenses (and taxes thereon) due and payable by or on behalf of the Baseball Bidcos in connection with the Baseball Scheme including all stamp, registration or similar taxes thereon; and

(iii)
thirdly, after payment in full of the amounts specified in sub-paragraph (ii) above, the repayment or reimbursement of amounts applied towards the repayment in full of all amounts due and payable under the Existing Baseball Facilities (including in each case without limitation, by way of principal, interest, break costs, fees and expenses, commission and any other premiums) on or after the Baseball Effective Date.

(e)
The C Facility shall be applied, together with any New High Yield Notes issued pursuant to an Option B Alternative Bridge Facility Refinancing, for the purpose of refinancing the Alternative Bridge Facility in full.

(f)
The Revolving Facility and the Secondary Revolving Facility shall be applied for the purposes of financing the ongoing working capital requirements and the general corporate purposes of the Bank Group and may be utilised by way of Revolving Facility Advances, Secondary Revolving Facility Advances, Documentary Credits or, subject to the provisions of Clause 6 (Ancillary Facilities), Ancillary Facilities.

(g)
Each Borrower shall apply all amounts borrowed under this Agreement in or towards satisfaction of the purposes referred to in paragraphs (a) to (f) (as applicable) and none of the Finance Parties shall be obliged to concern themselves with such application.

2.5	Several Obligations

The obligations of each Finance Party under this Agreement are several and the failure by a Finance Party to perform any of its obligations under this Agreement shall not affect the obligations of any of the Obligors towards any other party to this Agreement nor shall any other party be liable for the failure by such Finance Party to perform its obligations under this Agreement.

2.6	Several Rights

The rights of each Finance Party are several and any debt arising under this Agreement at any time from an Obligor to any Finance Party to this Agreement shall be a separate and independent debt.  Each Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

2.7	Alternative Bridge Facility Refinancing

(a)
The Company may, at any time after the Second Amendment Effective Date elect by prior written notice to the Facility Agent to refinance the Alternative Bridge Facility (in whole but not in part) from the proceeds of either an Option A Alternative Bridge Facility Refinancing or an Option B Alternative Bridge Facility Refinancing, such notice to specify the proposed date for such refinancing, being a date falling not less than 3 Business Days after the date of the notice.

(b)
In the event that the Company elects to proceed with an Option B Alternative Bridge Facility Refinancing pursuant to paragraph (a) above, one or more persons intending to become a C Facility Lender for the purposes of this Agreement shall have delivered to the Facility Agent, a C Facility Lender Deed of Accession on or prior to the time on which the Utilisation Request is delivered, whereupon such person shall become a party to this Agreement and shall be entitled to the rights and be subject to the obligations of a C Facility Lender as if it had been an original party hereto in that capacity.

2.8	No obligations with respect to C Facility

For the avoidance of doubt, no Lender (other than a C Facility Lender) shall be obliged to commit or underwrite any amounts in respect of the C Facility and any commitment or agreement to underwrite any part of the C Facility by any C Facility Lender from time to time, shall not oblige any other Lender to enter into any similar commitment or agreement hereunder.

2.9	Additional Facility

(a)
The Company may notify the Facility Agent that it wishes to establish one or more additional term loan facilities (each an “Additional Facility”) by delivery to the Facility Agent of a duly completed Additional Facility Accession Agreement, duly executed by the Company, each Additional Facility Lender for the Additional Facility and the Additional Facility Borrower for the Additional Facility, provided that:

(i)	no Event of Default is continuing;

(ii)
the terms of the Additional Facility provide that no Utilisation may be made of such Additional Facility if, at the time of such Utilisation, an Event of Default is continuing or would result from such Utilisation;

(iii)
the Final Maturity Date applicable to the Additional Facility shall be no earlier than 3 September 2012 and there shall be no scheduled prior repayments required in relation to the Additional Facility;

(iv)	the Additional Facility Borrower for the Additional Facility is an existing Borrower;

(v)
the interest rate, fees and related provisions, tax gross-up provisions and indemnity provisions applicable to, and the currency of, the Additional Facility shall be agreed by the Additional Facility Borrower and the Additional Facility Lenders; provided that the Additional Facility Margin may not exceed the sum of:

(A)	the highest Applicable Margin payable on the B7 Facility, B8 Facility, B9 Facility, B10 Facility, B11 Facility or B12 Facility; and

(B)	0.75% per annum;

(vi)	an amount equal to the Additional Facility Outstandings in relation to any drawing under such Additional Facility shall be applied by the Borrower in irrevocable repayment or prepayment of Outstandings in accordance with Clause 12.5(a)(iii) (Repayment from Debt Proceeds) and Clause 11.3 (Application of Repayments); and

(vii)	the terms of the Additional Facility shall be consistent in all material respects with the Term Facilities except to the extent of variations therefrom with respect to availability, interest period, conditions precedent, representations and warranties, utilisation mechanics, voluntary cancellation and voluntary prepayment, fees, costs and expenses, transfers and amendments and waivers, in each case which relate and (subject as provided below) apply exclusively to the Additional Facility and to the rights and obligations of the Additional Lenders under the Additional Facility (for the avoidance of doubt, however, a breach of any term thereof shall be subject to Clause 27 (Events of Default) for all purposes hereunder, and the Lenders in relation to the Facilities (other than the Additional Facility Lenders) shall have the rights thereof in relation thereto, and any amendments or waivers in relation thereto or to any such provision shall be subject to Clause 43 (Amendments), provided that the Additional Facilities may contain covenants in addition to those contained in Clause 23 (Financial Condition), Clause 24 (Positive Undertakings) and Clause 25 (Negative Undertakings), but such additional covenants shall also then apply, mutatis mutandis, to the other Term Facilities, and provided further that in all such cases no variation from the terms of the Facilities may be made where, if such variation were made by amendment to this Agreement (solely for the purposes of making such variation, without giving effect to the Sixth Amendment), such amendment would require the prior written consent of any Lender under Clause 43.4 (Consents), unless the consent of such Lender has been obtained in writing.

(b)
Each Additional Facility Accession Agreement shall set out details of the interest  rate, principal amount and term of the proposed Additional Facility and confirm the requirements of paragraph (a) are fulfilled.  Each Additional Facility Accession Agreement shall also specify the date upon which the Additional Facility is anticipated to be made available to the relevant Additional Facility Borrower (the “Additional Facility Commencement Date”).

(c)
Subject to the conditions in paragraphs (a) and (b) above being met, from the relevant Additional Facility Commencement Date for an Additional Facility, the Additional Facility Lenders for that Additional Facility shall make available the Additional Facility in a maximum aggregate amount not exceeding the aggregate Additional Facility Commitments in respect of that Additional Facility.

(d)
Each Additional Facility Lender shall become a party to this Agreement (and be entitled to share in the Security in accordance with the terms of the Finance Documents on the same terms as the Facilities that are being repaid with the proceeds from the relevant Additional Facility) if the Facility Agent executes the relevant Additional Facility Accession Agreement.

(e)
Each party to this Agreement (other than each proposed Additional Facility Lender and the Company) irrevocably authorises and instructs the Facility Agent to execute on its behalf any Additional Facility Accession Agreement which has been duly completed and signed on behalf of each proposed Additional Facility Lender, the Company and the Additional Facility Borrower, and the Parent and each Obligor agrees to be bound by such accession.

(f)	The Facility Agent shall only be obliged to execute an Additional Facility Accession Agreement delivered to it if:

(i)
the terms of its and the Security Trustee’s compensation and indemnities for any additional administrative or other requirements and costs under the Finance Documents arising in relation to the Additional Facility are satisfactory to it; and

(ii)
it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable law and regulations in relation to the accession of such Additional Facility Lender.

(g)	On the date that the Facility Agent executes an Additional Facility Accession Agreement:

(i)
each Additional Facility Lender party to that Additional Facility Accession Agreement, each other Finance Party, the Parent and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had each Additional Facility Lender been an original Lender, with the rights and/or obligations assumed by it as a result of that accession and with the Commitment specified by it as its Additional Facility Commitment; and

(ii)	each Additional Facility Lender shall become a party to this Agreement as an “Additional Facility Lender”.

(h)
The execution by the Company of an Additional Facility Accession Agreement constitutes confirmation by the Parent and each Guarantor that its obligations under Clause 29 (Guarantee and Indemnity) shall continue unaffected, except that those obligations shall extend to the Total Commitments as increased by the addition of each relevant Additional Facility Lender’s Commitment and shall be owed to each Finance Party including such Additional Facility Lender.

(i)
The Facility Agent is authorised and instructed to enter into such documentation as is reasonably required to amend this Agreement and any other Finance Document (in accordance with the terms of this Clause 2.9 (Additional Facility)) to reflect the terms of each Additional Facility.

3.	CONDITIONS

3.1	Vanilla Conditions Precedent

(a)
The obligations of the Lenders to make the A Facility, the Revolving Facility and the Secondary Revolving Facility available shall be conditional upon the Facility Agent having confirmed to the Company that it has received (or has waived in accordance with this Agreement, the requirement to receive) the documents listed in paragraphs 1 to 9 of Part 1 of  Schedule 4 (Conditions Precedent to First Utilisation) and that each is satisfactory, in form and substance, to the Facility Agent, acting reasonably.  The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)
The obligations of the Lenders to make the B2 Facility, B3 Facility and  B4 Facility available shall be conditional upon the Facility Agent having confirmed to the Company that it has received (or has waived in accordance with this Agreement, the requirement to receive) the documents listed in paragraphs 10 to 12 of Schedule 4 (Conditions Precedent to First Utilisation) and that each is satisfactory, in form and substance, to the Facility Agent, acting reasonably. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(c)
The obligations of the Lenders to make the B5 Facility and B6 Facility available shall be conditional upon the Facility Agent having confirmed to the Company that it has received (or has waived in accordance with this Agreement, the requirement to receive) the documents listed in Part 8 of Schedule 4 (Conditions Precedent to B5 Facility and B6 Facility Utilisation) and that each is satisfactory, in form and substance, to the Facility Agent, acting reasonably. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(d)
The obligations of the C Facility Lenders to make the C Facility available shall be conditional upon the Facility Agent having confirmed to the Company that it has received (or has waived in accordance with this Agreement, the requirement to receive) the documents listed in Part 7 of Schedule 4 (Conditions Precedent to C Facility Utilisation) and that each is satisfactory, in form and substance, to the Facility Agent, acting reasonably. The Facility Agent shall notify the Company and the C Facility Lenders promptly upon being so satisfied.

3.2	Baseball Conditions Precedent

The obligations of the Lenders to make the A1 Facility and the B1 Facility available shall be conditional upon the Facility Agent having confirmed to Baseball Cash Bidco that it has received (or has waived in accordance with this Agreement, the requirement to receive) the documents listed in Part 2 of Schedule 4 (Conditions Precedent to First Baseball Utilisation) and that each is satisfactory, in form and substance, to the Facility Agent, acting reasonably.  The Facility Agent shall notify Baseball Cash Bidco and the Lenders promptly upon being so satisfied.

3.3	Vanilla Conditions Subsequent

The Company shall procure (and each relevant Obligor shall ensure) that:

(a)
immediately after the first Utilisation, the Merger Sub and NTL shall have filed the certification of merger with the Secretary of State of Delaware and the Ultimate Parent shall have filed the charter amendment as set forth in Section 2.01(b) of the Merger Agreement;

(b)
within 30 days after the Merger Closing Date (or earlier, to the extent required by any time-limit prescribed by law) all Initial Security Documents shall have been registered or filed with all appropriate authorities to the extent necessary for the purposes of perfecting the Security created thereunder;

(c)
within 30 days after the Merger Closing Date, there shall have been delivered to the Facility Agent each of the documents listed in Part 5 of Schedule 4 (Vanilla Conditions Subsequent Documents) each in form and substance satisfactory to the Facility Agent, acting reasonably; and

(d)
using its best endeavours, within 90 days of the Structuring Date, such members of the TCN Group that are Guarantors at such time, shall take all reasonable action to produce and deliver all necessary Whitewash Documents to ensure that the extent of its guarantee provided under Clause 29 (Guarantee and Indemnity) may be extended to include any sums payable in respect of the B2 Facility, B3 Facility and B4 Facility without breaching and having satisfied the provisions of Sections 151 to 158 of the Act.

The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

3.4	Baseball Conditions Subsequent

The Baseball Cash Bidco shall procure (and the Company shall ensure) that as soon as reasonably practicable and in any event within 90 days of the Baseball Effective Date such members of the Baseball Group as shall be necessary to ensure that the 80% Security Test (after giving effect to the Baseball Acquisition) is satisfied, shall have acceded to this Agreement as Acceding Guarantors and provided all necessary documentation required to be delivered pursuant to the provisions of Clause 26.2 (Acceding Guarantor) and each of the documents listed in Part 6 of Schedule 4 (Baseball Condition Subsequent Documents), each in form and substance satisfactory to the Facility Agent, acting reasonably.  The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

3.5	Vanilla Certain Funds Period

Prior to the end of the Vanilla Certain Funds Period, no Finance Party may:

(a)	exercise any rights of rescission, termination, cancellation, set-off or counterclaim;

(b)	exercise any remedy under Clause 27 (Events of Default) or any other remedy in connection with a Finance Document;

(c)
invoke any right or discretion for which provision is made in this Agreement requiring any prepayment or repayment of any A Facility Advance, any Revolving Facility Advance, any Secondary Revolving Facility Advance or any Documentary Credit; or

(d)	refuse to make available any A Facility Advance for the purposes set out in paragraph (a) of Clause 2.4 (Purpose),

unless either:

(i)
the conditions precedent to first Utilisation required by Clause 3.1 (Vanilla Conditions Precedent) are not satisfied or waived or a Borrower fails to deliver a Utilisation Request in respect of such Utilisation; or

(ii)	a Vanilla Drawstop Default has occurred and is continuing,

provided that any matter contained in this Clause 3.5 shall be without prejudice to the Lenders’ rights or remedies in respect of any Event of Default which has occurred and which remains outstanding upon the expiry of the Vanilla Certain Funds Period.

3.6	Baseball Certain Funds Period

Prior to the end of the Baseball Certain Funds Period, no Finance Party may:

(a)
have the right to prevent or limit the making of any drawdown under the A1 Facility and the B1 Facility, whether by cancellation, rescission or termination of the A1 Facility and the B1 Facility or otherwise (including by invoking any conditions precedent other than in accordance with Clause 3.2 (Baseball Conditions Precedent) or by invoking the provisions of Clause 15.1 (Market Disruption);

(b)
make or enforce any claims that it may have under the Finance Documents if the effect of such claim or enforcement would prevent or limit the making of any drawdown under the A1 Facility and the B1 Facility;

(c)	exercise any right of set-off, counterclaim or similar right or remedy if to do so would prevent or limit the making of any drawdown under the A1 Facility and the B1 Facility; or

(d)	cancel or declare the A1 Facility and/or the B1 Facility due and payable or payable on demand,

unless either:

(i)
the conditions precedent to first Utilisation required by Clause 3.2 (Baseball Conditions Precedent) are not satisfied or waived or a Borrower fails to deliver a Utilisation Request in respect of such Utilisation;

(ii)	a Baseball Drawstop Default has occurred and is continuing; or

(iii)	it is unlawful for such Lender to make any A1 Facility Advance and B1 Facility Advance,

provided that any matter contained in this Clause 3.6 shall be without prejudice to the Lenders’ rights or remedies in respect of any Event of Default which has occurred and which remains outstanding upon the expiry of the Baseball Certain Funds Period.

4.	UTILISATION

4.1	Conditions to Utilisation

Save as otherwise provided in this Agreement, an Advance will be made by the Lenders to a Borrower or a Documentary Credit will be issued by an L/C Bank at a Borrower’s (other than the US Borrower’s) request if:

(a)
in the case of an Advance, the Facility Agent has received from such Borrower a duly completed Utilisation Request in the relevant form, and in the case of a Documentary Credit, both the Facility Agent and the L/C Bank have received from a Borrower (other than the US Borrower) a duly completed Utilisation Request in the relevant form, in each case, no earlier than the day which is 10 Business Days and no later than 2:00 p.m. on the day which is 3 Business Days (or in the case of any Documentary Credit which is not or will not be in the form of Schedule 12 (Form of Documentary Credit), no later than 2:00 p.m. on the day which is 5 Business Days) prior to the proposed Utilisation Date for such Advance or Documentary Credit, receipt of which shall oblige such Borrower to utilise the amount requested on the Utilisation Date stated therein upon the terms and subject to the conditions contained in this Agreement;

(b)	the proposed Utilisation Date is a Business Day for the proposed currency of the Advance or Documentary Credit, as the case may be, which is or precedes the relevant Termination Date;

(c)
in the case of a Utilisation by way of Term Facility Advance, such Utilisation would result in the maximum principal amount of the Term Facility Advance being utilised, or in the case of a Utilisation by way of a RCF Facility Advance, such Utilisation occurs on or after the maximum principal amount of the Term Facility being utilised and, the proposed Sterling Amount of such RCF Facility Advance is (i) equal to the amount of the Available RCF Facility Commitment at such time, or (ii) less than such amount but equal to a minimum of £5 million, or an integral multiple of £1 million;

(d)
in the case of a Utilisation by way of Documentary Credit, the proposed Sterling Amount of such Documentary Credit is (i) equal to the amount of the Available RCF Facility or (ii) less than such amount but equal to or more than £1 million or such lesser amount as the L/C Bank may agree;

(e)	in the case of a Utilisation by way of an RCF Facility Advance:

(i)
prior to the Termination Date in respect of the Revolving Facility, the Revolving Facility and Secondary Revolving Facility shall be utilised at all times together, pro rata to the respective Commitments thereunder, as if such Facilities were one Facility; and

(ii)	immediately after the making of such Advance there will be no more than 10 Revolving Facility Advances and 10 Secondary Revolving Facility Advances then outstanding;

(f)
in the case of a Utilisation by way of a Documentary Credit, the proposed Term of the Documentary Credit ends on or before the Final Maturity Date in respect of the Revolving Facility (if the Utilisation Date is prior to such Final Maturity Date) or on or before the Termination Date in respect of the Secondary Revolving Facility (if the Utilisation Date is after the Final Maturity Date of the Revolving Facility);

(g)
in the case of a Utilisation by way of an RCF Facility Advance, the proposed Term of such Advance is a period of 1, 2, 3 or 6 months or such other period of up to 12 months as all the Lenders having a Revolving Facility Commitment or Secondary Revolving Facility Commitment may agree prior to submission of the relevant Utilisation Request, and ends on or before the Final Maturity Date in respect of the Revolving Facility (or, if the Utilisation Date is after such Final Maturity Date, the Final Maturity Date in respect of the Secondary Revolving Facility), provided that, save as the Bookrunners may otherwise agree, prior to the Syndication Date, the Term of each Revolving Facility Advance and Secondary Revolving Facility Advance shall be 1 month (or, if less, such duration as is necessary to ensure that such Term ends on the Syndication Date);

(h)
in the case of a Utilisation by way of an Advance (other than a Rollover Advance), the interest rate applicable to such Advance’s first Interest Period or Term (as the case may be) will not have to be determined under Clause 15 (Market Disruption and Alternative Interest Rates);

(i)
in the case of a Utilisation by way of a Documentary Credit which is not substantially in the form set out in Schedule 12 (Form of Documentary Credit), the L/C Bank shall have approved the terms of such Documentary Credit (acting reasonably); and

(j)	in the case of any Utilisation, on the date of the Utilisation Request, the date of any Conversion Notice and the proposed Utilisation Date:

(i)
in the case of a Rollover Advance or a Documentary Credit which is being renewed pursuant to Clause 5.2 (Renewal of Documentary Credits), the Facility Agent shall not have received instructions from a Revolving Facility Instructing Group requiring the Facility Agent to refuse such rollover or renewal of a Documentary Credit by reason of an Event of Default having occurred which is continuing or would result from the proposed Rollover Advance or the renewal of that Documentary Credit; or

(ii)	in the case of any Utilisation other than that referred to in sub-paragraph (i):

(A)
in the case of the first Utilisation of any Facility, subject to the provisions of Clause 3.5 (Vanilla Certain Funds Period), all representations set out in Clause 21 (Representations and Warranties) made by each of the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and no Default is continuing or would result from the proposed Utilisation;

(B)
in the case of any Utilisation under the A1 Facility and B1 Facility, subject to the provisions of Clause 3.6 (Baseball Certain Funds Period), the Repeating Representations made by the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and no Default is continuing or would result from the proposed Utilisation;

(C)
in the case of any Utilisation under the B2 Facility, B3 Facility, B4 Facility, B5 Facility and B6 Facility, the Repeating Representations made by the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and no Default is continuing or would result from the proposed Utilisation;

(D)
in the case of any Utilisation under the C Facility, the Repeating Representations made by the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and no Default is continuing or would result from the proposed Utilisation; or

(E)
in the case of any Utilisation under the Additional Facility, the Repeating Representations made by the persons identified as making those representations are true in all material respects by reference to the circumstances then existing and no Default is continuing or would result from the proposed Utilisation.

4.2	Lenders’ Participations

Each Lender will participate through its Facility Office in each Advance made pursuant to Clause 4.1 (Conditions to Utilisation) in its respective Proportion.

5.	DOCUMENTARY CREDITS

5.1	Issue of Documentary Credits

(a)	Each L/C Bank shall issue Documentary Credits pursuant to Clause 4.1 (Conditions to Utilisation) by:

(i)	completing the issue date and the proposed Expiry Date of any Documentary Credit to be issued by it; and

(ii)	executing and delivering such Documentary Credit to the relevant Beneficiary on the relevant Utilisation Date.

(b)
Each Lender having a Revolving Facility Commitment or a Secondary Revolving Facility Commitment (an “Indemnifying Lender”) will participate by way of indemnity in each Documentary Credit in an amount equal to its L/C Proportion.

(c)
The Facility Agent shall notify each Indemnifying Lender and the L/C Bank of the details of any requested Documentary Credit (including the Sterling Amount of it, and, if such Documentary Credit is not to be denominated in Sterling, the relevant currency in which it will be denominated and the amount of it) and its participation in that Documentary Credit.

5.2	Renewal of Documentary Credits

(a)
Each Borrower (other than the US Borrower) may request that a Documentary Credit issued on its behalf be renewed by delivering to the Facility Agent and the L/C Bank a Renewal Request which complies with Clause 4.1 (Conditions to Utilisation).

(b)	The terms of each renewed Documentary Credit shall be the same as those of the relevant Documentary Credit immediately prior to its renewal, except that (as stated in the Renewal Request therefor):

(i)	its amount may be less than the amount of such Documentary Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of that Documentary Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(c)	If the conditions set out in this Clause 5.2 have been met, the L/C Bank shall amend and re-issue the relevant Documentary Credit pursuant to a Renewal Request.

5.3	Revaluation of Documentary Credits

(a)
If any Documentary Credit is denominated in a currency other than Sterling and has a Term of more than 6 months, the Facility Agent shall on each Quarter Date falling on 31 March and 30 September recalculate the Sterling Amount of that Documentary Credit by notionally converting into the relevant currency, the outstanding amount of that Documentary Credit on the basis of the Facility Agent’s Spot Rate of Exchange on the date of calculation.

(b)
The relevant  Borrower shall, if requested by the Facility Agent within 2 days of any calculation under paragraph (a) above, ensure that within 3 Business Days sufficient Revolving Facility Outstandings and Secondary Revolving Facility Outstandings are repaid (subject to Break Costs, if applicable, but otherwise without penalty or premium which might otherwise be payable), pro rata to the Outstandings thereunder immediately prior to such repayment, to prevent the Sterling Amount of the Revolving Facility Outstandings and Secondary Revolving Facility Outstandings exceeding the aggregate amount of all of RCF Facility Commitments adjusted to reflect any cancellations or reductions, following any adjustment under paragraph (a) above.

5.4	Immediately Payable

If a Documentary Credit or any amount outstanding under a Documentary Credit is expressed to be immediately payable, the relevant UK Borrower shall repay that amount immediately.

5.5	Claims under a Documentary Credit

(a)
Each relevant Borrower irrevocably and unconditionally authorises the L/C Bank to pay any claim made or purporting to be made under a Documentary Credit requested by it and which appears on its face to be in order (a “claim”).

(b)	Each relevant Borrower shall within 3 Business Days of a demand pay to the Facility Agent for the L/C Bank an amount equal to the amount of any claim.

(c)	Each relevant Borrower acknowledges that the L/C Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of each relevant Borrower under this Clause 5.5 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

(e)	Without prejudice to any other matter contained in this Clause 5.5, the L/C Bank shall notify the relevant Borrowers as soon as reasonably practicable after receiving a claim.

5.6	Documentary Credit Indemnities

(a)
The relevant Borrower shall within 3 Business Days of demand indemnify the L/C Bank against any cost, loss or liability incurred by the L/C Bank (otherwise than by reason of the L/C Bank’s gross negligence or wilful misconduct) in acting as the L/C Bank under any Documentary Credit requested by such Borrower provided that this indemnity shall not take effect until the Merger Closing Date.

(b)
Each Indemnifying Lender shall (according to its L/C Proportion) promptly on demand indemnify the L/C Bank against any cost, loss or liability incurred by the L/C Bank (otherwise than by reason of the L/C Bank’s gross negligence or wilful misconduct) in acting as the L/C Bank under any Documentary Credit (except to the extent that the L/C Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)
If any Indemnifying Lender is not permitted (by its constitutional documents or any applicable Law) to comply with paragraph (b) above, then that Indemnifying Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the relevant Documentary Credit is issued (or if later, on the date that Indemnifying Lender’s participation in the Documentary Credit is transferred or assigned to that Indemnifying Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Documentary Credit in an amount equal to its L/C Proportion of that Documentary Credit.  On receipt of demand from the Facility Agent, that Indemnifying Lender shall pay to the Facility Agent (for the account of the L/C Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.

(d)
The relevant Borrower shall within 3 Business Days of demand reimburse any Indemnifying Lender for any payment it makes to the L/C Bank under this Clause 5.6 in respect of that Documentary Credit unless an Obligor has already reimbursed the L/C Bank in respect of that payment.

(e)
The obligations of each Indemnifying Lender under this Clause 5.6 are continuing obligations and will extend to the ultimate balance of sums payable by that Indemnifying Lender in respect of any Documentary Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)
The obligations of any Indemnifying Lender under this Clause 5.6 will not be affected by any act, omission, matter or thing which, but for this Clause 5.6 would reduce, release or prejudice any of its obligations under this Clause 5.6 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Documentary Credit or any other person;

(ii)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Documentary Credit or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Documentary Credit or any other person;

(v)	any amendment or restatement (however fundamental) or replacement of a Finance Document, any Documentary Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Documentary Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.
5.7	Rights of Contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 5 (Documentary Credits).

5.8	Role of the L/C Bank

(a)	Nothing in this Agreement constitutes the L/C Bank as a trustee or fiduciary of any other person.

(b)	The L/C Bank shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

(c)	The L/C Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

(d)	The L/C Bank may rely on:

(i)	any representation, notice of document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(e)	The L/C Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(f)	The L/C Bank may act in relation to the Finance Documents through its personnel and agents.

(g)	The L/C Bank is not responsible for:

(i)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the L/C Bank, the Facility Agent, the Mandated Lead Arrangers, an Obligor or any other person given in or in connection with any Finance Document; or

(ii)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

5.9	Exclusion of Liability

(a)
Without limiting paragraph (b) below, the L/C Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Finance Party (other than the L/C Bank) may take any proceedings against any officer, employee or agent of the L/C Bank in respect of any claim it might have against the L/C Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document.

5.10	Credit Appraisal by the Indemnifying Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Indemnifying Lender confirms to the L/C Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of the risks arising under or in connection with any Finance Document, including but not limited to, those listed in paragraphs (a) to (d) of Clause 30.16 (Credit Appraisal by the Lenders).

5.11	Appointment and Change of L/C Bank

(a)
The Company, with the prior written consent of the relevant Lender, may designate any Lender with an RCF Facility Commitment as an L/C Bank or as a replacement therefor, but not with respect to Documentary Credits already issued by any other L/C Bank.

(b)	Any Lender so designated shall become an L/C Bank under this Agreement by delivering to the Facility Agent an executed L/C Bank Accession Certificate.

(c)
An L/C Bank may resign as issuer of further Documentary Credits at any time if (i) the Company and an Instructing Group consent to such resignation or so require; (ii) there is, in the reasonable opinion of the L/C Bank, an actual or potential conflict of interest in it continuing to act as L/C Bank; or (iii) its RCF Facility Commitment is reduced to zero, provided that the L/C Bank shall not resign until a replacement L/C Bank is appointed.

6.	ANCILLARY FACILITIES

6.1	Utilisation of Ancillary Facilities

(a)
Each Borrower (other than the US Borrower), may subject to paragraph (b) below, at any time at least 35 days prior to the Termination Date in respect of the Revolving Facility or Secondary Revolving Facility (as applicable) by delivery of a notice (a “Conversion Notice”) to the Facility Agent, request an Ancillary Facility to be established by the conversion of any Lender’s Available Revolving Facility Commitment or Available Secondary Revolving Facility Commitment, as applicable (or any part of it) into an Ancillary Facility Commitment with effect from the date (in this Clause 6, the “Effective Date”) specified in the Conversion Notice (being a date not less than 3 Business Days after the date such Conversion Notice is received by the Facility Agent).

(b)	Each Conversion Notice shall specify:

(i)	the nominated Ancillary Facility Lender;

(ii)	the type of Ancillary Facility and the currency or currencies in which the relevant Borrower wishes such Ancillary Facility to be available;

(iii)
the proposed Sterling Amount of the original Ancillary Facility Commitment, being an amount equal to (i) the Available Revolving Facility Commitment or Available Secondary Revolving Facility Commitment (as applicable) of the nominated Ancillary Facility Lender or, if less, (ii) equal to or more than £5 million;

(iv)
the commencement and expiry date for the relevant Ancillary Facility (such expiry date not to extend beyond the Final Maturity Date in respect of the relevant Revolving Facility or Secondary Revolving Facility);

(v)
if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that amount being the “Designated Gross Amount” and its maximum net amount (that amount being the “Designated Net Amount”;

(vi)	such other details as to the nature, amount, fees for and operation of the proposed Ancillary Facility as the Facility Agent and the nominated Ancillary Facility Lender may reasonably require.

(c)
The Facility Agent shall promptly notify each of the Lenders having a Revolving Facility Commitment or Secondary Revolving Facility Commitment of each Conversion Notice received pursuant to paragraph (a) above.

(d)
Any Lender nominated as an Ancillary Facility Lender which has notified the Facility Agent of its consent to such nomination shall be authorised to make the proposed Ancillary Facility available in accordance with the Conversion Notice (as approved by the Facility Agent) with effect on and from the Effective Date.  No other Lender shall be obliged to consent to the nomination of the Ancillary Facility Lender.

(e)
Any material variation from the terms of the Ancillary Facility or any proposed increase or reduction of the Ancillary Facility Commitment shall be effected on and subject to the provisions of this Clause 6 mutatis mutandis as if such Ancillary Facility were newly requested, provided that the Sterling Amount of the Ancillary Facility Outstandings under each Ancillary Facility shall at no time exceed the related Ancillary Facility Commitment.

(f)
Each relevant Borrower may (subject to compliance with the applicable terms of the relevant Ancillary Facility) at any time by giving written notice to the Facility Agent and the relevant Ancillary Facility Lender cancel any Ancillary Facility Commitment pursuant to and in accordance with Clause 10.1 (Voluntary Cancellation), provided that on the date of such cancellation, that part of such Ancillary Facility Commitment as shall have been so cancelled shall be converted back into the Revolving Facility Commitment or Secondary Revolving Facility Commitment, as applicable, of the relevant Lender unless the Revolving Facility Commitments or Secondary Revolving Facility Commitments, as applicable, are also cancelled on such date.

(g)
The Ancillary Facility Commitment of any Ancillary Facility Lender shall terminate and be cancelled on the date agreed therefor between the relevant Ancillary Facility Lender and the relevant Borrower, provided such date shall be no later than the Termination Date in respect of the Revolving Facility or Secondary Revolving Facility, as applicable, in respect of which such Ancillary Facility Lender has a Commitment (the “Ancillary Facility Termination Date”).  Any Ancillary Facility Outstandings on the applicable Ancillary Facility Termination Date shall be repaid in full by the relevant Borrower on such date.

(h)
The Revolving Facility Commitment or Secondary Revolving Facility Commitment (as applicable) of each Lender at any time shall be reduced by the amount of any Ancillary Facility Commitment of such Lender at such time but such reduced Commitment shall, subject to any other provisions of this Agreement, automatically be increased by the amount of any portion of its Ancillary Facility Commitment which ceases to be made available to the relevant Borrowers for any reason (other than as a result of Utilisation of it) in accordance with the terms of such Ancillary Facility or is cancelled pursuant to paragraphs (f) or (g) above.

6.2	Operation of Ancillary Facilities

(a)
Subject to paragraph (b) below, the terms governing the operation of any Ancillary Facility (including the rate of interest (including default interest), fees, commission and other remuneration in respect of such Ancillary Facility) shall be those determined by agreement between the Ancillary Facility Lender and the relevant Borrower, provided that such terms shall be based upon the normal commercial terms and market rates of the relevant Ancillary Facility Lender.

(b)
In the case of any inconsistency or conflict between the terms of any Ancillary Facility, the applicable Ancillary Facility Documents and this Agreement, the terms and provisions of the applicable Ancillary Facility Document shall prevail unless the contrary intention is expressly provided for in this Agreement.

(c)
Each relevant Borrower and Ancillary Facility Lender will promptly upon request by the Facility Agent, supply the Facility Agent with such information relating to the operation of each Ancillary Facility (including without limitation details of the Ancillary Facility Outstandings and the Sterling Amount thereof) as the Facility Agent may from time to time reasonably request (and each relevant Borrower consents to such documents and information being provided to the Facility Agent and the other Lenders).

6.3	Ancillary Facility Default

(a)
If a default occurs under any Ancillary Facility, no Ancillary Facility Lender may demand repayment of any monies or demand cash cover for any Ancillary Facility Outstandings, or take any analogous action in respect of any Ancillary Facility, until the Acceleration Date.

(b)
If an Acceleration Date occurs, the claims of each Lender with an RCF Facility Commitment and each Ancillary Facility Lender in respect of amounts outstanding to them under the RCF Facility and Ancillary Facilities respectively shall be adjusted in accordance with this Clause 6.3 by making all necessary transfers of such portions of such claims such that following such transfers the Revolving Facility Outstandings, Secondary Revolving Facility Outstandings and Ancillary Facility Outstandings (together with the rights to receive interest, fees and charges in relation thereto) of (i) each Lender with a Revolving Facility Commitment or Secondary Revolving Facility Commitment and (ii) each Ancillary Facility Lender, in each case as at the Acceleration Date shall be an amount corresponding pro rata to the proportion that the sum of such Lender’s Revolving Facility Commitment, Secondary Revolving Facility Commitment and/or (as the case may be) Ancillary Facility Commitment bears to the sum of all of the Revolving Facility Commitments, Secondary Revolving Facility Commitments and the Ancillary Commitments, each as at the Acceleration Date.

(c)
No later than the third Business Day following the Acceleration Date each of the Ancillary Facility Lenders shall notify the Facility Agent in writing of the Sterling Amount of its Ancillary Facility Outstandings as at the close of business on the Acceleration Date, such amount to take account of any clearing of debits which were entered into the clearing system of such Ancillary Facility Lenders prior to the Acceleration Date and any amounts credited to the relevant accounts prior to close of business on the Acceleration Date.

(d)
On receipt of the information referred to in paragraph (c) above, the Facility Agent will promptly determine what adjustment payments (if any) are necessary as between the Lenders participating in the RCF Facility and each Ancillary Facility Lender in order to ensure that, following such adjustment payments, the requirements of paragraph (b) above are complied with.

(e)
The Facility Agent will notify all the Lenders as soon as practicable of its determinations pursuant to paragraph (d) above, giving details of the adjustment payments required to be made.  Such adjustment payments shall be payable by the relevant Lenders and shall be made to the Facility Agent within 3 Business Days following receipt of such notification from the Facility Agent.  The Facility Agent shall distribute the adjustment payments received, among the Ancillary Facility Lenders and the Lenders participating in the RCF Facility in order to satisfy the requirements of paragraph (b) above.

(f)
If at any time following the Acceleration Date, the amount of Revolving Facility Outstandings or Secondary Revolving Facility Outstandings of any Lender or Ancillary Facility Outstandings of any Ancillary Facility Lender used in the Facility Agent’s calculation of the adjustments required under paragraph (d) above should vary for any reason (other than as a result of currency exchange fluctuation or other reason which affects all relevant Lenders equally), further adjustment payments shall be made on the same basis (mutatis mutandis) provided for in this Clause 6.3.

(g)
In respect of any amount paid by any Lender (a “Paying Lender”) pursuant to either of paragraphs (e) or (f) above, as between a relevant Borrower and the Paying Lender, the amount so paid shall be immediately due and payable by such relevant Borrower to the Paying Lender and the payment obligations of such relevant Borrower to the Lender(s) which received such payment shall be treated as correspondingly reduced by the amount of such payment.

(h)	Each Lender shall promptly supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of giving effect to this Clause 6.3.

(i)
If an Ancillary Facility Lender has the benefit of any Encumbrance securing any of its Ancillary Facilities, the realisations from such security when enforced will be treated as an amount recovered by such Ancillary Facility Lender in its capacity as a Lender which is subject to the sharing arrangements in Clause 35 (Sharing Among the Finance Parties) to the intent that such realisation should benefit all Lenders pro rata.

7.	OPTIONAL CURRENCIES

7.1	Selection of Currency

Each relevant Borrower under the RCF Facility shall select the currency of an RCF Facility Advance made to it (which shall be Sterling, Dollars, euro or an Optional Currency) in the Utilisation Request relating to the relevant Revolving Facility Advance or Secondary Revolving Facility Advance.  Prior to the Termination Date in relation to the Revolving Facility, all Utilisations of any RCF Facility shall be made from each RCF Facility pro rata to the Available RCF Facility Commitments.

7.2	Unavailability of Optional Currency

If before 10.00 a.m. on the Quotation Date for the relevant Revolving Facility Advance or Secondary Revolving Facility Advance:

(a)	a Lender notifies the Facility Agent that the relevant Optional Currency is not readily available to it in the amount required; or

(b)
a Lender notifies the Facility Agent that compliance with its obligation to participate in the Revolving Facility Advance or Secondary Revolving Facility Advance in the proposed Optional Currency would contravene a Law or regulation applicable to it, the Facility Agent will promptly give notice to the relevant Borrower to that effect.  In this event, any Lender that gives notice pursuant to this Clause 7.2 will be required to participate in the relevant Revolving Facility Advance or Secondary Revolving Facility Advance in Sterling (in an amount equal to that Lender’s Proportion of the Sterling Amount of the relevant Revolving Facility Advance or Secondary Revolving Facility Advance or, in respect of a Rollover Advance, an amount equal to that Lender’s Proportion of the Sterling Amount of any amount that the Lenders are actually required to advance in accordance with Clause 8.2 (Rollover Advances)), and its participation will be treated as a separate Advance denominated in Sterling during that Term.

8.	REPAYMENT OF RCF FACILITY OUTSTANDINGS

8.1	Repayment of Revolving Facility and Secondary Revolving Facility Advances

Each relevant Borrower shall (subject to Clause 8.2 (Rollover Advances)) repay the full amount of each Revolving Facility Advance and Secondary Revolving Facility Advance drawn by it on its Repayment Date.

8.2	Rollover Advances

Without prejudice to each relevant Borrower’s obligation to repay the full amount of each Revolving Facility Advance and Secondary Revolving Facility Advance made to it on the applicable Repayment Date, where, on the same day on which such relevant Borrower is due to repay a Revolving Facility Advance or Secondary Revolving Facility Advance (a “Maturing Advance”) such relevant Borrower has also requested that an Advance under the same Facility in the same currency as and in an amount which is equal to or less than the Maturing Advance be made to it (a “Rollover Advance”), subject to the Lenders being obliged to make such Rollover Advance under Clause 4.1 (Conditions to Utilisation), the amount to be so repaid and the amount to be so drawn down shall be netted off against each other so that the amount which such relevant Borrower is actually required to repay on the applicable Repayment Date shall be the net amount remaining after such netting off.

8.3	Cash Collateralisation of Documentary Credits

A relevant Borrower may give the Facility Agent not less than 5 Business Days’ prior written notice of its intention to repay all or any portion of a Documentary Credit requested by it and, having given such notice, shall procure that the relevant Outstanding L/C Amount in respect of such Documentary Credit is reduced in accordance with such notice by providing cash cover therefor in accordance with Clause 1.8 (Documentary Credits) (in each case,) or by reducing the Outstanding L/C Amount of such Documentary Credit or by cancelling such Documentary Credit and returning the original to the L/C Bank or the Facility Agent on behalf of the Lenders.

8.4	Final Repayment

The Company shall procure that all amounts outstanding under each of the Revolving Facility and the Secondary Revolving Facility shall be repaid in full on their respective Final Maturity Dates.

9.	REPAYMENT OF TERM FACILITY OUTSTANDINGS

9.1	Repayment of A Facility Outstandings, A1 Facility Outstandings, A2 Facility Outstandings and A3 Facility Outstandings

The relevant Borrowers shall make such repayments as may be necessary to ensure that on each of the dates set out in the table below (each an “Amortisation Repayment Date”) the aggregate Sterling Amount of the:

(a)
A Facility Outstandings and A2 Facility Outstandings are reduced (pro rata to the Outstandings thereunder on the applicable Amortisation Repayment Date) by an amount equal to the amount set out in the table below (such aggregate Sterling Amount for such Amortisation Repayment Date being an “A/A2 Facility Repayment Instalment”); provided that for any Amortisation Repayment Date after the occurrence of a Paydown Event, the A/A2 Facility Repayment Instalment shall be reduced by any amount thereof that would otherwise have been required to be applied in reduction of the A2 Facility Outstandings but for this proviso, and the relevant Borrowers shall instead make such repayments solely in relation to the A Facility as may be necessary to ensure that on such Amortisation Repayment Date the A Facility Outstandings are reduced by the A/A2 Facility Repayment Instalment as so reduced; and

(b)
A1 Facility Outstandings and A3 Facility Outstandings are reduced (pro rata to the Outstandings thereunder on the applicable Amortisation Repayment Date) by an amount equal to the amount set out in the table below (such aggregate Sterling Amount for such Amortisation Repayment Date being an “A1/A3 Facility Repayment Instalment”); provided that for any Amortisation Repayment Date after the occurrence of a Paydown Event, the A1/A3 Facility Repayment Instalment shall be reduced by any amount thereof that would otherwise have been required to be applied in reduction of the A3 Facility Outstandings but for this proviso, and the relevant Borrowers shall instead make such repayments solely in relation to the A1 Facility as may be necessary to ensure that on such Amortisation Repayment Date the A1 Facility Outstandings are reduced by the A1/A3 Facility Repayment Instalment as so reduced, and in addition the relevant Borrower shall make such repayments as may be necessary to ensure that on the Final Maturity Date for the A Facility it has reduced the A Facility Outstandings to zero, that on the Final Maturity Date for the A1 Facility it has reduced the A1 Facility Outstandings to zero, that on the Final Maturity Date for the A2 Facility it has reduced the A2 Facility Outstandings to zero and that on the Final Maturity Date for the A3 Facility it has reduced the A3 Facility Outstandings to zero.

Amortisation Repayment Date	Amount Repayable
	A/A2 Facility	A1/A3 Facility
30 September 2007	£225 million	£12 million
31 March 2008	£225 million	£12 million
30 September 2008	£225 million	£12 million
31 March 2009	£250 million	£15 million
30 September 2009	£450 million	£25 million
31 March 2010	£500 million	£27 million
30 September 2010	£550 million	£30 million

9.2	No Reborrowing of A Facility Advances, A1 Facility Advances, A2 Facility Advances or A3 Facility Advances

No Borrower may reborrow any part of any A Facility Advance, A1 Facility Advance, A2 Facility Advance or A3 Facility Advance which is repaid.

9.3
Repayment of B1 Facility Outstandings, B2 Facility Outstandings, B3 Facility Outstandings, B4 Facility Outstandings, B5 Facility Outstandings, B6 Facility Outstandings, B7 Facility Outstandings, B8 Facility Outstandings, B9 Facility Outstandings, B10 Facility Outstandings, B11 Facility Outstandings, B12 Facility Outstandings, and C Facility Outstandings

The relevant Borrower shall repay the aggregate outstanding principal amount of the B1 Facility Advances, the B2 Facility Advances, the B3 Facility Advances, the B4 Facility Advances, the B5 Facility Advances, the B6 Facility Advances, the B7 Facility Advances, the B8 Facility Advances, the B9 Facility Advances, the B10 Facility Advances, the B11 Facility Advances, the B12 Facility Advances and the C Facility Advances in full in one instalment on the applicable Final Maturity Date.

9.4	Repayment of Additional Facility Outstandings

The relevant Borrower shall repay the aggregate outstanding principal amount of the Additional Facility Advances under each Additional Facility on the Final Maturity Date applicable to such Additional Facility.

10.	CANCELLATION

10.1	Voluntary Cancellation

The Company may, by giving to the Facility Agent not less than 3 Business Days’ prior written notice to that effect (unless an Instructing Group has given its prior consent to a shorter period or, with respect to the A1 Facility, A3 Facility, B1 Facility or B7 Facility, a Baseball Instructing Group) cancel any Available Facility in whole or any part (but if in part, in an amount that reduces the Sterling Amount of such Facility by a minimum amount of £5,000,000 and an integral multiple of £1,000,000) and any such cancellation shall (subject to the provisions of Clause 6.1(g) (Utilisation of Ancillary Facilities)), reduce the relevant Available Commitments of the Lenders rateably.

10.2	Notice of Cancellation

Any notice of cancellation given by the Company pursuant to Clause 10.1 (Voluntary Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

10.3	Cancellation of Available Commitments

(a)
On each Termination Date any Available Commitments in respect of the Facility to which such Termination Date relates shall automatically be cancelled and the Commitment of each Lender in relation to such Facility shall automatically be reduced to zero.

(b)	No Available Commitments which have been cancelled hereunder may thereafter be reinstated.

11.	VOLUNTARY PREPAYMENT

11.1	Voluntary Prepayment

(a)
Any Borrower may, by giving to the Facility Agent not less than 5 Business Days’ prior written notice to that effect (unless an Instructing Group, or in the case of an A1 Facility Advance, an A3 Facility Advance, a B1 Facility Advance or a B7 Facility Advance, a Baseball Instructing Group, has given its prior consent to a shorter period):

(i)
repay the A Facility Advance, A1 Facility Advance, A2 Facility Advance or A3 Facility Advance (as applicable) drawn by it in whole or in part (but if in part, in an amount that reduces the Sterling Amount of the A Facility Advance, A1 Facility Advance, A2 Facility Advance or A3 Facility Advance (as applicable) by a minimum amount of £5,000,000 and an integral multiple of £1,000,000) together with accrued interest on the amount repaid without premium or penalty but subject to the payment of any Break Costs (if applicable); and

(ii)
repay the B1 Facility Advance, the B2 Facility Advance, the B3 Facility Advance, the B4 Facility Advance, the B5 Facility Advance, the B6 Facility Advance, the B7 Facility Advance, the B8 Facility Advance, the B9 Facility Advance, the B10 Facility Advance, the B11 Facility Advance and the B12 Facility Advance drawn by it in whole or in part (but if in part, in an amount that reduces the Sterling Amount of the B1 Facility Advance, the B2 Facility Advance, the B3 Facility Advance, the B4 Facility Advance, the B5 Facility Advance, the B6 Facility Advance, the B7 Facility Advance, the B8 Facility Advance, the B9 Facility Advance, B10 Facility Advance, the B11 Facility Advance and the B12 Facility Advance, by a minimum amount of £5,000,000 and an integral multiple of £1,000,000), together with accrued interest on the amount repaid without premium or penalty but subject to the payment of any Break Costs (if applicable) and subject to a 1.00% prepayment premium payable on the principal amount being repaid during the first 18 months from the Merger Closing Date (or the Structuring Date, whichever is later).

Any Additional Facility Borrower may, by giving to the Facility Agent not less than 5 Business Days’ prior written notice to that effect (unless an Instructing Group has given its prior consent to a shorter period), repay any Additional Facility Advance by such minimum amount as is agreed by the Company and the relevant Additional Facility Lender.

(b)
Without prejudice to the provisions of paragraph (a) above, the Company may at its option, at any time on or prior to 31 December 2006, refinance the whole (but not part only) of any A1 Facility Outstandings, A3 Facility Outstandings, B1 Facility Outstandings and B7 Facility Outstandings from the proceeds of a Stand Alone Baseball Financing.

(c)	(i)
The Company may by giving the Facility Agent not less than 5 Business Days’ prior written notice to that effect, prepay the whole or any part of the C Facility Advance (but if in part, in an amount that reduces the Sterling Amount of the C Facility Advance by a minimum amount of £5,000,000 and an integral multiple of £1,000,000), together with accrued interest on the amount repaid and the applicable Prepayment Premium.

(ii)
If the Company prepays the whole or any part of the C Facility Advance, the Company shall pay to the Facility Agent for the account of the C Facility Lenders the applicable Prepayment Premium (if any).

“Prepayment Premium” means, in relation to any portion of the C Facility Advance which is prepaid:

(A)
at any time on or prior to the second anniversary of the Utilisation Date in respect of the C Facility (the “Designated Anniversary”), an amount equal to the greater of (a) 1.0% of the aggregate principal amount of such C Facility Advance at such time and (b) the excess (to the extent positive) of (i) the present value at such time of (A) an amount equal to 102% of the aggregate principal amount of such C Facility Advance plus (B) any interest payments which would accrue on such C Facility Advance from such time up to and including the Designated Anniversary (including accrued and unpaid interest) computed using a discount rate equal to the Gilt Rate (in relation to C Facility Advances denominated in Sterling) or the Treasury Rate (in relation to C Facility Advances denominated in Dollars) in each case plus 50 basis points over (ii) the aggregate principal amount of such C Facility Advance; or

(B)
at any time after the Designated Anniversary, an amount equal to the percentage set out in the table below opposite the applicable period during which the relevant prepayment is made and calculated on the principal amount of the C Facility Advance so prepaid.

Period	Percentage
First 12 months after the Designated Anniversary	2%
12 months plus one day to 24 months after the Designated Anniversary	1%
24 months plus one day and at all times thereafter	0%

11.2	Right of Prepayment and Cancellation in relation to a single Lender

If any sum payable to any Lender by an Obligor is required to be increased under Clause 17.1 (Tax Gross-up) or a Lender claims indemnification from a Borrower under the provisions of Clause 17.3 (Tax Indemnity) or Clause 18.1 (Increased Costs) that Borrower may elect by providing, at least 5 Business Days’ prior notice of its intention to repay or to cause to be repaid such Lender’s share of the Outstandings to the Facility Agent, to repay such Lender’s share of the Outstandings on a non-pro rata basis and immediately to cancel any Commitments then outstanding of such Lender.  In such event, such Borrower shall procure that, on the last day of each of the then current Interest Periods or Terms (as the case may be) such Lender’s portion of each Advance to which each such Interest Period or Term relates is repaid and if the relevant Lender is also an L/C Bank, such Borrower shall procure that the relevant Outstanding L/C Amount(s) are reduced to zero and if the relevant Lender is also an Ancillary Facility Lender, such Borrower shall repay the relevant Ancillary Facility Outstandings in full.

11.3	Application of Repayments

(a)
To the extent applicable, any repayment made pursuant to Clauses 11.1 (Voluntary Prepayment), 12.2 (Repayment from Net Proceeds), 12.4 (Repayment from Excess Cash Flow), 12.5 (Repayment from Debt Proceeds) and 12.6 (Repayment from Equity Proceeds) shall be applied at the end of the Interest Period or Term current at the time of receipt of such proceeds; subject to paragraphs (b) and (c) below, firstly, in repayment of the Term Facility Outstandings (other than the B7 Facility Outstandings, B8 Facility Outstandings, B9 Facility Outstandings, B10 Facility Outstandings, B11 Facility Outstandings, B12 Facility Outstandings, Additional Facility Outstandings or C Facility Outstandings) pro rata to the aggregate amount of A Facility Outstandings, A1 Facility Outstandings, A2 Facility Outstandings, A3 Facility Outstandings, B1 Facility Outstandings, B2 Facility Outstandings, B3 Facility Outstandings, B4 Facility Outstandings, B5 Facility Outstandings and B6 Facility Outstandings on the date of such repayment until all A Facility Outstandings, all A1 Facility Outstandings, all A2 Facility Outstandings, all A3 Facility Outstandings, all B1 Facility Outstandings, all B2 Facility Outstandings, all B3 Facility Outstandings, all B4 Facility Outstandings, all B5 Facility Outstandings and all B6 Facility Outstandings have been repaid in full; secondly, in repayment of the B7 Facility Outstandings, the B8 Facility Outstandings, B9 Facility Outstandings, B10 Facility Outstandings, B11 Facility Outstandings, B12 Facility Outstandings, and Additional Facility Outstandings; thirdly, in repayment of the C Facility Outstandings; and, fourthly, in repayment of Revolving Facility Outstandings and Secondary Revolving Facility Advances on the date of such repayment.

(b)	Any repayment of A Facility Outstandings, A1 Facility Outstandings, A2 Facility Outstandings and A3 Facility Outstandings (as applicable) made pursuant to paragraph (a) shall either:

(i)	reduce each of the remaining Repayment Instalments for the A Facility, A1 Facility, the A2 Facility and the A3 Facility (as applicable) on a pro rata basis; or

(ii)
at the election of the Company made on or prior to the date upon which such repayment of the A Facility Outstandings or the A1 Facility Outstandings or, if prior to the occurrence of a Paydown Event, the A2 Facility or the A3 Facility, is made pursuant to paragraph (a) above, repay the immediately succeeding four (or less, if there are fewer than four) Repayment Instalments (other than the Repayment Instalment on the relevant Final Maturity Date) for the A Facility and/or the A1 Facility and/or, if prior to the occurrence of a Paydown Event, the A2 Facility and/or the A3 Facility, in chronological order of maturity, and thereafter in respect of any excess, reduce each of the remaining Repayment Instalments for the A Facility, the A1 Facility, the A2 Facility and the A3 Facility (as applicable) on a pro rata basis.

(c)
Without prejudice to the provisions of paragraph (a) above, any Lender under the B1 Facility (a “B1 Facility Lender”), the B2 Facility (a “B2 Facility Lender”), the B3 Facility (a “B3 Facility Lender”), the B4 Facility (a “B4 Facility Lender”), the B5 Facility (a “B5 Facility Lender”) or the B6 Facility (a “B6 Facility Lender”), may at its sole discretion during the first 18 months from the Merger Closing Date (or the Structuring Date, whichever is later) (other than in the case of a prepayment in full of the B1 Facility, the B2 Facility, the B3 Facility, the B4 Facility, the B5 Facility or the B6 Facility), following such Lender’s receipt of notice of prepayment, notify the Facility Agent within 3 Business Days after receipt of such notice that it elects to receive its share of the prepayment of the B1 Facility Outstandings, the B2 Facility Outstandings, the B3 Facility Outstandings, the B4 Facility Outstandings, the B5 Facility Outstandings or the B6 Facility Outstandings, as applicable, to be made pursuant to paragraph (a), at the time such prepayment is to be made.  In the event such notification is not made, the amount which would have been applied in prepaying such B1 Facility Lender, B2 Facility Lender, B3 Facility Lender, B4 Facility Lender, B5 Facility Lender or B6 Facility Lender, as applicable, shall instead be applied in prepayment to the Lenders of the A Facility, the A1 Facility and any accepting B1 Facility Lenders, any accepting B2 Facility Lenders, any accepting B3 Facility Lenders, any accepting B4 Facility Lenders, any accepting B5 Facility Lenders or any accepting B6 Facility Lenders, as applicable, on a pro rata basis.

(d)
Without prejudice to the provisions of paragraph (a) above, any C Facility Lender may at its sole discretion at any prior to the fourth anniversary of the Utilisation Date in respect of the C Facility Advance (other than in the case of a prepayment in full of the C Facility) notify the Facility Agent at least 3 Business Days in advance that it does not wish to receive its share of the prepayment of the C Facility Outstandings to be made pursuant to paragraph (a), at the time such prepayment is to be made.  In the event of such notification, the amount which would have been applied in prepaying such C Facility Lender shall instead be applied in prepayment of any non-declining C Facility Lenders on a pro rata basis, and thereafter, in prepayment of the Revolving Facility Outstandings and Secondary Revolving Facility Outstandings in accordance with paragraph (e) below.

(e)
Any repayment of any Revolving Facility Outstandings or Secondary Revolving Facility Outstandings under this Agreement shall be applied first against Revolving Facility Advances and Secondary Revolving Facility Advances, pro rata, and when all Revolving Facility Advances and Secondary Revolving Facility Advances have been repaid in full, to provide cash collateral in respect of any Outstanding L/C Amounts.

11.4	Release from Obligation to make Advances

A Lender for whose account a repayment is to be made under Clause 11.2 (Right of Prepayment and Cancellation in relation to a single Lender) shall not be obliged to participate in the making of Advances (including Revolving Facility Advances or Secondary Revolving Facility Advances) or in the issue or counter-guarantee in respect of Documentary Credits or in the provision of Ancillary Facilities on or after the date upon which the Facility Agent receives the relevant notice of intention to repay such Lender’s share of the Outstandings, on which date all of such Lender’s Available Commitments shall be cancelled and all of its Commitments shall be reduced to zero.

11.5	Notice of Repayment

Any notice of repayment given by a Borrower pursuant to Clauses 11.1 (Voluntary Prepayment) or 11.2 (Right of Prepayment and Cancellation in relation to a single Lender) shall be irrevocable, shall specify the date upon which such repayment is to be made and the amount of such repayment and shall oblige that Borrower to make such repayment on such date.

11.6	Restrictions on Repayment

No Borrower may repay all or any part of any Advance  (including, at any time, a Revolving Facility Advance or Secondary Revolving Facility Advance) except at the times and in the manner expressly provided for in this Agreement.

11.7	Cancellation upon Repayment

No amount repaid under this Agreement may subsequently be reborrowed other than any amount of a Revolving Facility Advance or Secondary Revolving Facility Advance repaid in accordance with Clause 8.1 (Repayment of Revolving Facility and Secondary Revolving Facility Advances) or any Documentary Credit repaid in accordance with this Agreement on or prior to the Final Maturity Date in respect of the Revolving Facility or Secondary Revolving Facility, as applicable, and upon any repayment (other than in respect of a Revolving Facility Advance or Secondary Revolving Facility Advance, as aforesaid) the availability of the relevant Facility shall be reduced by an amount corresponding to the amount of such repayment and the Available Commitment of each Lender in relation to that Facility shall be cancelled in an amount equal to such Lender’s Proportion of the amount repaid.  For the avoidance of doubt, unless expressly agreed to the contrary in the relevant Ancillary Facility Documents, this Clause 11.7 shall not apply to any Ancillary Facility.

12.	MANDATORY PREPAYMENT AND CANCELLATION

12.1	Change of Control

If a Change of Control occurs, all of the Available Commitments shall immediately be cancelled, the Commitments of each Lender in respect of each Facility shall be reduced to zero and the Company shall procure that the Outstandings are immediately repaid in full together with unpaid interest accrued thereon and together with the applicable Prepayment Premium (if any, and in respect of the C Facility only) and all other amounts payable pursuant to Clause 31 (Borrowers’ Indemnities) and any other provision of this Agreement.

12.2	Repayment from Net Proceeds

(a)
The Company shall procure that, subject to paragraph (b) below or unless the Facility Agent (acting on the instructions of an Instructing Group) otherwise agrees, an amount equal to the Net Proceeds received:

(i)
by any member of the Bank Group in respect of any Disposal of such member’s assets or business in aggregate in excess of £35 million (or its equivalent in other currencies) in any financial year of the Company; or

(ii)	by any member of the Bank Group in respect of any insurance policy in aggregate exceeding £15 million (or its equivalent in other currencies) in any financial year of the Company,

is applied in or towards repayment of the Outstandings in accordance with Clause 11.3 (Application of Repayments) at the end of the Interest Period next ending on or after the 10th Business Day following the date of receipt of such Net Proceeds.

(b)	Paragraph (a) shall not apply to Net Proceeds arising:

(i)
from a Disposal where such Net Proceeds are used for the acquisition of or reinvestment in assets used or useful in the Group Business or in a business whose primary operations are directly related to the Group Business or are applied towards capital expenditure of the Bank Group, in each case, within 12 months of the date of the receipt of such Net Proceeds and to the extent not otherwise restricted by the provisions of this Agreement;

(ii)
from any Disposal permitted under Clause 25.6 (Disposals) other than in relation to Disposals permitted under paragraphs (b) (with respect to surplus assets only and where the Net Proceeds of such Disposal, or a series of Disposals forming part of the same transaction exceeds £5,000,000), (j), (k), (o)(ii), (p), (q), (s) and (w);

(iii)
from any insurance recovery, where the Net Proceeds arising out of the same are to be applied within 12 months of receipt in replacing, reinstating or repairing the relevant damaged or destroyed assets or in refinancing any expenditure incurred in the replacement, reinstatement and/or repair of such assets or for the acquisition of or reinvestment in assets acquired for use in the Group Business or in a business whose primary operations are directly related to the Group Business for application towards capital expenditure; or

(iv)	from any Content Transaction which shall instead be applied as follows:

(A)
the first £200 million shall be retained by the Bank Group and, provided that no Event of Default has occurred or would arise as a result of such payment, may be applied towards the making of Permitted Payments;

(B)
a percentage of the remainder shall be applied in mandatory prepayment of the Term Facilities, such percentage being determined in accordance with the Leverage Ratio as at the time of such Disposal, in accordance with the following table:

Leverage Ratio	Percentage
Greater than 4.0:1	50%
Greater than 3.0:1 but less than or equal to 4.0:1	25%
Less than or equal to 3.0 : 1	0%

(C)	any Net Proceeds which are not distributed in accordance with (A) above or required to be applied in mandatory prepayment in accordance with (B) above, shall be retained within the Bank Group,

provided that to the extent that any Net Proceeds are not applied in accordance with sub-paragraphs (i) or (iii) above (as applicable) within the applicable time periods specified such amounts shall, subject to Clause 12.3 (Blocked Accounts), be applied in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

12.3	Blocked Accounts

(a)
In relation to any amount in excess of £30 million of Net Proceeds referred to in paragraphs (b)(i) and (b)(iii) of Clause 12.2 (Repayment from Net Proceeds), and any amount of Equity Proceeds contributed to the Bank Group under sub-paragraph (b)(ii) of Clause 12.6 (Repayment from Equity Proceeds) pending the acquisition, reinvestment, replacement, reinstatement or repair or application towards any capital expenditure, acquisition or investment as contemplated by such provisions, all such amounts shall be deposited in a Blocked Account.

(b)
At the election of the relevant Borrower, any amounts required to be prepaid under Clause 12.2 (Repayment from Net Proceeds), Clause 12.4 (Repayment from Excess Cash Flow), Clause 12.5 (Repayment from Debt Proceeds) or Clause 12.6 (Repayment from Equity Proceeds) may be deposited into a Blocked Account upon receipt thereof and applied by the Facility Agent in repayment of the Outstandings in accordance with Clause 11.3 (Application of Repayments), at the end of the then applicable Interest Period.

(c)	While there are any Outstandings or any of the Commitments are available for drawing, no amount shall be withdrawn from any Blocked Account by any member of the Group or the Facility Agent except for:

(i)	amounts to be applied (and which are then applied) in accordance with paragraph (a) above;

(ii)	amounts to be applied (and which are then applied) in accordance with paragraph (b) above; or

(iii)
following the Acceleration Date, applications by the Facility Agent of the whole or any part of the sums standing to the credit of a Blocked Account in or towards payment of any sums due and unpaid at any time from any Obligor under any Finance Document.

12.4	Repayment from Excess Cash Flow

(a)
The Company shall ensure that, to the extent Excess Cash Flow exceeds £25 million in any financial year (from and including the financial year ended 31 December 2006) of the Company, subject to paragraphs (b) and (c) below, an amount equal to:

(i)
50% of Excess Cash Flow in such financial year of the Company, in the event that the Compliance Certificate delivered pursuant to Clause 22.5 (Compliance Certificates) and the annual financial information delivered pursuant to Clause 22.1 (Financial Statements) demonstrate that the ratio of Consolidated Net Debt as at the end of such financial year to Consolidated Operating Cashflow for such financial year is greater than or equal to 4:1; or

(ii)
25% of Excess Cash Flow in such financial year of the Company, in the event that the Compliance Certificate delivered pursuant to Clause 22.5 (Compliance Certificates) and the annual financial information delivered pursuant to Clause 22.1 (Financial Statements) demonstrate that the ratio of Consolidated Net Debt as at the end of such financial year to Consolidated Operating Cashflow for such financial year, is less than 4:1 but more than or equal 3.0:1, is, subject to paragraph (c) of Clause 12.3 (Blocked Accounts), applied in prepayment of Outstandings in accordance with Clause 11.3 (Application of Repayments) within 10 Business Days of the filing by the Ultimate Parent of its audited financial statements, provided that any such payment may be deferred by a period of up to 30 days if the management of the Ultimate Parent, acting reasonably and in good faith, are able to demonstrate to the satisfaction of the Facility Agent (acting reasonably) that the cash reserves of the Group would be reduced temporarily by such payment to below £200 million (for this purpose disregarding any availability under the Revolving Facility or Secondary Revolving Facility).

(b)
Subject to paragraph (c) below, no repayments shall be required under paragraph (a) above in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the annual financial information delivered pursuant to Clause 22.1 (Financial Statements) demonstrate that the ratio of Consolidated Net Debt as at the end of such financial year to Consolidated Operating Cashflow for the relevant financial year, is less than 3:1.

(c)
In respect of the financial year ended 31 December 2006, the calculation of any Excess Cash Flow pursuant to paragraphs (a) and (b) above, shall be calculated by reference to the Excess Cash Flow for the period commencing on but excluding the Merger Closing Date (or, in the case of Excess Cash Flow attributable to that part of Bank Group Cash Flow attributable to the Baseball Group, the Baseball Effective Date) to and including 31 December 2006.

12.5	Repayment from Debt Proceeds

(a)
The Ultimate Parent shall, subject to paragraph (c) of Clause 12.3 (Blocked Accounts) and paragraph (b) below (or to the Facility Agent (acting on the instructions of an Instructing Group) having otherwise agreed), procure that:

(i)
50% of Debt Proceeds raised by any member of the Group in connection with any single raising of Debt Proceeds which exceeds £10 million (and which is not referred to in paragraphs (ii), (iii) or (iv) below) shall be applied in prepayment of Outstandings, in accordance with Clause 11.3 (Application of Repayments) within 10 Business Days following receipt of such Debt Proceeds;

(ii)
100% of Debt Proceeds (for this purpose, the words “other than Parent Debt” shall be deemed omitted from the definition of this term) raised from the Additional High Yield Notes shall be applied in prepayment of Outstandings, in accordance with Clause 11.3 (Application of Repayments) within 10 Business Days following receipt of such Debt Proceeds raised from the issuance of the Additional High Yield Notes;

(iii)
an amount equal to 100% of the Additional Facility Outstandings in relation to any drawing under any Additional Facility shall be applied in prepayment of Outstandings in accordance with Clause 11.3 (Application of Repayments), as promptly as possible and in any case within 10 Business Days of such drawing, provided that pending such application, any amounts so drawn down shall at all times be held in an account of the relevant Additional Facility Borrower, which account must be subject to the Security under the Security Documents; and

(iv)
100% of Debt Proceeds raised in reliance on the basket for tax-related financings provided in paragraph (p) of Clause 25.4 (Financial Indebtedness) shall be applied in prepayment of Outstandings, in accordance with Clause 11.3 (Application of Repayments), within 10 Business Days following receipt of such Debt Proceeds.

(b)	Paragraph (a) above shall not apply to:

(i)
any Financial Indebtedness raised under the Bridge Facility Agreement, the Alternative Bridge Facility Agreement, the Exchange Notes or the New High Yield Notes, and in the case of the latter up to the aggregate of (A) the aggregate principal amount outstanding under the Bridge Facility or the Alternative Bridge Facility (as the case may be), (B) any accrued interest thereon, (C) any contractual premium payable in respect thereof and (D) any fees, costs, expenses, commissions and other similar charges reasonably incurred in connection with such financing;

(ii)	any Financial Indebtedness raised in connection with any High Yield Debt Refinancing;

(iii)	any Financial Indebtedness in respect of any Hedging Agreement entered into by any member of the Group;

(iv)	any Financial Indebtedness raised by any member of the Group from any other member of the Group to the extent not otherwise prohibited by this Agreement;

(v)	any Financial Indebtedness to the extent raised by any member of the Bank Group which is permitted by Clause 25.4 (Financial Indebtedness);

(vi)	Financial Indebtedness constituting Parent Debt which is incurred in compliance with the provisions of Clause 25.18 (Parent Debt), except to the extent paragraph (a)(ii) above applies thereto;

(vii)
any Financial Indebtedness to the extent raised by any member of the Group (other than a member of the Bank Group) the proceeds of which are contributed to the Bank Group in accordance with Clause 24.15 (Contributions to the Bank Group);

(viii)	any Financial Indebtedness constituting any “daylight loans” which are expressly contemplated by the Steps Paper (and as such term is defined or referred to therein);

(ix)	any net cash proceeds of any debt issuances which are expressly contemplated in the Steps Paper;

(x)
with the prior written consent of an Instructing Group, any Financial Indebtedness raised by any member of the Group which is not a member of the Bank Group, the proceeds of which shall be applied towards the financing of an acquisition to be made by such person or any other member of the Group which is not a member of the Bank Group;

(xi)	any Financial Indebtedness which constitutes Merger Indebtedness;

(xii)	any Financial Indebtedness contemplated by the provisions of the Commitment Letter and to be incurred following delivery of a Structure Notice;

(xiii)	any Financial Indebtedness raised by any Permitted Joint Venture;

(xiv)	any proceeds of any Stand Alone Baseball Financing; or

(xv)	any proceeds of any Alternative Baseball Financing,

provided that in the case of sub-paragraph (vii) above, such Debt Proceeds shall within 90 days of receipt thereof, be contributed into the Bank Group and deposited into a Blocked Account as contemplated by Clause 12.3 (Blocked Accounts) and if not applied within 90 days after such deposit shall, subject to paragraph (b) of Clause 12.3 (Blocked Accounts), be applied in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

12.6	Repayment from Equity Proceeds

(a)	The Ultimate Parent shall procure that subject to paragraph (c) of Clause 12.3 (Blocked Accounts) and paragraph (b) below, an amount equal to:

(i)
50% of Equity Proceeds, in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the quarterly financial information delivered pursuant to Clause 22.1 (Financial Statements) for each Financial Quarter ending on the Quarter Date to which such Compliance Certificate relates demonstrate that the ratio of Consolidated Net Debt as at such Quarter Date to Consolidated Operating Cashflow for the Financial Quarter ending on such Quarter Date, calculated on an annualised basis, is more than 3.5:1;

(ii)
25% of Equity Proceeds, in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the quarterly financial information delivered pursuant to Clause 22.1 (Financial Statements) for each Financial Quarter ending on the Quarter Date to which such Compliance Certificate relates demonstrate that the ratio of Consolidated Net Debt as at such Quarter Date to Consolidated Operating Cashflow for the Financial Quarter ending on such Quarter Date calculated on an annualised basis, is 3.5:1 or less but is more than 3:1; or

(iii)
0% of Equity Proceeds, in the event that the Compliance Certificate most recently delivered pursuant to Clause 22.5 (Compliance Certificates) and the quarterly financial information delivered pursuant to Clause 22.1 (Financial Statements) for each Financial Quarter ending on the Quarter Date to which such Compliance Certificate relates demonstrate that the ratio of Consolidated Net Debt as at such Quarter Date to Consolidated Operating Cashflow for the Financial Quarter ending on such Quarter Date calculated on an annualised basis, is equal to or less than 3:1, shall be contributed to a member of the Bank Group in accordance with Clause 24.15 (Contributions to the Bank Group) and applied in or towards prepayment of Outstandings in accordance with Clause 11.3 (Application of Repayments), in each case, within 10 Business Days following receipt of such Equity Proceeds provided that no amount of Equity Proceeds shall be required to be prepaid under this paragraph (a) unless the amount of Equity Proceeds received by the Group in connection with any single raising of Equity Proceeds exceeds £10 million (or its equivalent in other currencies).

(b)	Paragraph (a) shall not apply to any Equity Proceeds:

(i)
to the extent that any Borrower has made a voluntary prepayment of the Outstandings in accordance with Clause 11.1 (Voluntary Prepayment) using the proceeds of any Parent Debt (the “Voluntary Prepayment Amount”) and, in the case of the Revolving Facility Outstandings and Secondary Revolving Facility Outstandings, the aggregate Revolving Facility Commitments and Secondary Revolving Facility Commitments have been permanently cancelled by an amount equal to the amount of Revolving Facility Outstandings and/or Secondary Revolving Facility Outstandings so prepaid and such Equity Proceeds are applied in prepayment of the Parent Debt so used;

(ii)
to the extent contributed to or invested in the Bank Group in accordance with Clause 24.15 (Contributions to the Bank Group) and thereafter applied by the ultimate recipient thereof towards capital expenditure or the purchase price of any acquisition or investment to the extent permitted by Clause 25.13 (Acquisitions and Investments);

(iii)	to the extent raised by any member of the Group which is a Joint Venture but which is not a member of the Bank Group and applied for its own purposes;

(iv)	arising from the exercise of stock options or any similar securities issued to directors, officers, employees or consultants of any member of the Group;

(v)	in respect of any equity issuance expressly contemplated in the Steps Paper; or

(vi)	in respect of any New Equity issued by the Ultimate Parent and applied for the purposes permitted under Clause 23.3 (Equity Cure Right) or paragraph (o) of Clause 25.13 (Acquisitions and Investments),

provided that in the case of sub-paragraph (ii) above, such Equity Proceeds shall immediately upon their contribution into the Bank Group, be deposited into a Blocked Account and if not applied in accordance with sub-paragraph (ii), as the case may be, within 180 days of such receipt, shall, subject to paragraph (b) of Clause 12.3 (Blocked Accounts) be applied in or towards repayment of Outstandings in accordance with Clause 11.3 (Application of Repayments).

12.7	Trapped Cash

If:

(a)
moneys are required to be applied in prepayment or repayment of the Facilities under this Clause 12 (Mandatory Prepayments and Cancellation), but in order to be so applied such moneys need to be upstreamed or otherwise transferred from one member of the Group to another member of the Group to effect such prepayment or repayment; and

(b)
the Company and the relevant members of the Group determine in good faith that such moneys cannot be so upstreamed or transferred without breaching a financial assistance prohibition, causing a director to breach his or her fiduciary duties to a company or without breaching some other legal prohibition, or such upstreaming or transfer is otherwise unlawful or would result in material adverse tax consequences for the Company or such relevant members of the Group, then, there will be no obligation to make such payment or prepayment until such impediment no longer applies, provided that:

(i)	during such period, (to the extent lawful) the monies will be placed in a Blocked Account;

(ii)
in the case of any impediment relating to potential material adverse tax consequences, the Company shall procure that the prepayment obligations under this Clause 12 (Mandatory Prepayments and Cancellation), shall be complied with by using the proceeds retained to repay Outstandings owing by the member of the Group which received such proceeds provided that such payment itself does not create a potential material adverse tax consequence; and

(iii)	the Company and the relevant members of the Group will use all reasonable endeavours to overcome any impediments described in this Clause.

13.	INTEREST ON REVOLVING FACILITY ADVANCES AND SECONDARY REVOLVING FACILITY ADVANCES

13.1	Interest Payment Date for Revolving Facility Advances and Secondary Revolving Facility Advances

On (a) each Repayment Date (and, if the Term of any Revolving Facility Advance or Secondary Revolving Facility Advance exceeds 6 months, on the expiry of each period of 6 months during such Term) or (b) if Clause 17.2(d) applies, the relevant Confirmation Date, the relevant Borrowers shall pay accrued interest on each Revolving Facility Advance or Secondary Revolving Facility Advance made  to it.

13.2	Interest Rate for Revolving Facility Advances and Secondary Revolving Facility Advances

The rate of interest applicable to each Revolving Facility Advance and Secondary Revolving Facility Advance during its Term shall be the rate per annum which is the sum of the Revolving Facility Margin (with respect to the Revolving Facility) or the Secondary Revolving Facility Margin (with respect to the Secondary Revolving Facility), the Associated Costs Rate for such Advance at such time (if applicable) and, in relation to any Revolving Facility Advance or Secondary Revolving Facility Advance denominated in euro, EURIBOR, or in relation to any Revolving Facility Advance or Secondary Revolving Facility Advance denominated in any other currency, LIBOR, for the relevant Term.

13.3	Margin Ratchet for Revolving Facility Advances and, Prior to a Paydown Event, Secondary Revolving Facility Advances

(a)
Subject to paragraph (c) of this Clause 13.3, if in respect of any Quarter Date falling not less than 3 months after the Merger Closing Date, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow computed on the same basis as the ratio set out in paragraph (a) of Clause 23.2 (Ratios) is within the range of ratios set out in column 1 of the table set out below, then the Revolving Facility Margin (and, if a Paydown Event shall not yet have occurred, the Secondary Revolving Facility Margin) shall be reduced or increased to the percentage rate per annum set out opposite the relevant range in column 2.

Leverage Ratio	Margin
Less than 3.00 : 1	1.250%
Greater than or equal to 3.00 : 1 but less than 3.40 : 1	1.375%
Greater than or equal to 3.40 : 1 but less than 3.80 : 1	1.500%
Greater than or equal to 3.80 : 1 but less than 4.20 : 1	1.625%
Greater than or equal to 4.20 : 1 but less than 4.50 : 1	1.750%
Greater than or equal to 4.50 : 1 but less than 4.80 : 1	1.875%
Greater than or equal to 4.80 : 1 but less than 5.00 : 1	2.125%
Greater than or equal to 5.00	2.250%

(b)
Any reduction or increase to the Revolving Facility Margin (and, if a Paydown Event shall not yet have occurred, the Secondary Revolving Facility Margin) in accordance with paragraph (a) above shall take effect in relation to Revolving Facility Advances  (and, if a Paydown Event shall not yet have occurred, Secondary Revolving Facility Advances) with effect from the date of receipt by the Facility Agent in respect of the relevant Quarter Date of:

(i)	the quarterly financial information required to be delivered in accordance with Clause 22.1 (Financial Statements); and

(ii)	a Compliance Certificate required to be delivered in accordance with Clause 22.5 (Compliance Certificates) evidencing the relevant ratio of Consolidated Net Debt to Consolidated Operating Cashflow,

and shall apply until the date of receipt by the Facility Agent of the quarterly financial information and Compliance Certificate in respect of the next succeeding Quarter Date on which the financial covenants are required to be tested pursuant to Clause 23.2 (Ratios) having regard to the provisions of paragraph (f) thereof (or if such financial information and Compliance Certificate are not so delivered, the last day upon which such financial information and Compliance Certificate should have been so delivered in accordance with Clause 22.1 (Financial Statements) and Clause 22.5 (Compliance Certificates) in respect of such Quarter Date) whereupon the Revolving Facility Margin (and, if a Paydown Event shall not yet have occurred, the Secondary Revolving Facility Margin) shall be recalculated on the basis of such financial information and Compliance Certificate.

(c)
Upon the occurrence of any Event of Default, the Revolving Facility Margin (and, if a Paydown Event shall not yet have occurred, the Secondary Revolving Facility Margin) shall revert to 2.25% and shall remain at such rate for so long as such Event of Default is continuing and when such Event of Default ceases to be continuing it shall revert:

(i)
in the case of an Event of Default set out in paragraph (c) of Clause 27.2 (Covenants), upon the date on which the Facility Agent has received a Compliance Certificate confirming compliance with the financial covenants set out in Clause 23 (Financial Condition); or

(ii)
in the case of any other Event of Default either (A) upon the date on which the Facility Agent has received a certificate of a duly authorised officer of the Company certifying that such Event of Default has been remedied, in which case, immediately upon receipt of such certificate or (B) where the Lenders have waived such Event of Default in accordance with the terms of this Agreement, immediately upon the Facility Agent having confirmed to the Company that such Event of Default has been waived,

(x)
in the case of an Event of Default of the type referred to in paragraph (c)(i) above, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate referred to therein; or

(y)
in the case of any other Event of Default, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate most recently delivered to the Facility Agent prior to the remedy or waiver of such Event of Default.

13.4	Margin Ratchet for Secondary Revolving Facility Advances on and after a Paydown Event

The following paragraphs of this Clause 13.4 shall apply on and after the occurrence of a Paydown Event (including giving effect to the Secondary Revolving Facility Margin that applies under the Leverage Ratio as of the Quarter Date immediately prior to the Paydown Event):

(a)
Subject to paragraph (c) of this Clause 13.4, if in respect of any Quarter Date falling not less than 3 months after the Merger Closing Date, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow computed on the same basis as the ratio set out in paragraph (a) of Clause 23.2 (Ratios) is within the range of ratios set out in column 1 of the table set out below, then the Secondary Revolving Facility Margin shall be reduced or increased to the percentage rate per annum set out opposite the relevant range in column 2.

Leverage Ratio	Margin
Less than 3.00 : 1	2.625%
Greater than or equal to 3.00 : 1 but less than 3.40 : 1	2.750%
Greater than or equal to 3.40 : 1 but less than 3.80 : 1	2.875%
Greater than or equal to 3.80 : 1 but less than 4.20 : 1	3.000%
Greater than or equal to 4.20 : 1	3.125%

(b)
Any reduction or increase to the Secondary Revolving Facility Margin in accordance with paragraph (a) above shall take effect in relation to Secondary Revolving Facility Advances with effect from the date of receipt by the Facility Agent in respect of the relevant Quarter Date of:

(i)	the quarterly financial information required to be delivered in accordance with Clause 22.1 (Financial Statements); and

(ii)	a Compliance Certificate required to be delivered in accordance with Clause 22.5 (Compliance Certificates) evidencing the relevant ratio of Consolidated Net Debt to Consolidated Operating Cashflow,

and shall apply until the date of receipt by the Facility Agent of the quarterly financial information and Compliance Certificate in respect of the next succeeding Quarter Date on which the financial covenants are required to be tested pursuant to Clause 23.2 (Ratios) having regard to the provisions of paragraph (f) thereof (or if such financial information and Compliance Certificate are not so delivered, the last day upon which such financial information and Compliance Certificate should have been so delivered in accordance with Clause 22.1 (Financial Statements) and Clause 22.5 (Compliance Certificates) in respect of such Quarter Date) whereupon the Secondary Revolving Facility Margin shall be recalculated on the basis of such financial information and Compliance Certificate.

(c)
Upon the occurrence of any Event of Default, the Secondary Revolving Facility Margin shall revert to 3.125% and shall remain at such rate for so long as such Event of Default is continuing and when such Event of Default ceases to be continuing it shall revert:

(i)
in the case of an Event of Default set out in paragraph (c) of Clause 27.2 (Covenants), upon the date on which the Facility Agent has received a Compliance Certificate confirming compliance with the financial covenants set out in Clause 23 (Financial Condition); or

(ii)
in the case of any other Event of Default either (A) upon the date on which the Facility Agent has received a certificate of a duly authorised officer of the Company certifying that such Event of Default has been remedied, in which case, immediately upon receipt of such certificate or (B) where the Lenders have waived such Event of Default in accordance with the terms of this Agreement, immediately upon the Facility Agent having confirmed to the Company that such Event of Default has been waived, in each case, to the applicable rate provided in paragraph (a) above by reference to:

(d)
in the case of an Event of Default of the type referred to in paragraph (c)(i) above, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate referred to therein; or

(e)
in the case of any other Event of Default, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate most recently delivered to the Facility Agent prior to the remedy or waiver of such Event of Default.

14.	INTEREST ON TERM FACILITY ADVANCES

14.1	Interest Periods for Term Facility Advances

The period for which a Term Facility Advance is outstanding shall be divided into successive periods (each an “Interest Period”) each of which (other than the first) shall start on the last day of the preceding such period.

14.2	Duration

The duration of each Interest Period shall, save as otherwise provided in this Agreement, be 1, 2, 3 or 6 months, or such other period of up to 12 months as all the Lenders holding Commitments (in the case of the first Interest Period for a Term Facility Advance, and thereafter, Outstandings) under the relevant Facility may agree, in each case, as the relevant Borrower may select by no later than 2:00 p.m. on the date falling 3 Business Days before the first day of the relevant Interest Period, provided that:

(a)	if such Borrower fails to give such notice of selection in relation to an Interest Period, the duration of that Interest Period shall, subject to the other provisions of this Clause 14, be 3 months;

(b)
prior to the Syndication Date, unless the Facility Agent otherwise agrees, the duration of each Interest Period shall be 1 month (or, if less, such duration as may be necessary to ensure that such Interest Period ends on the Syndication Date); and

(c)
any Interest Period that would otherwise end during the month preceding or extend beyond a Repayment Date relating to the Term Facility Outstandings shall be of such duration that it shall end on that Repayment Date if necessary to ensure that there are Advances under the relevant Term Facility with Interest Periods ending on the relevant Repayment Date in a sufficient aggregate amount to make the repayment due on that Repayment Date.

14.3	Consolidation of Term Facility Advances

If 2 or more Interest Periods in respect of Term Facility Advances denominated in the same currency under the same Term Facility end at the same time, then on the last day of those Interest Periods, the Term Facility Advances to which those Interest Periods relate shall be consolidated into and treated as a single Term Facility Advance.

14.4	Division of Term Facility Advances

Subject to the requirements of Clause 14.2 (Duration), the Company may, by no later than 2:00 p.m. on the date falling 3 Business Days before the first day of the relevant Interest Period, direct that any Term Facility Advance borrowed by it shall, at the beginning of the next Interest Period relating to it, be divided into (and thereafter, save as otherwise provided in this Agreement, be treated in all respects as) 2 or more Advances in such amounts (equal in aggregate to the Sterling Amount of the Term Facility Advance being so divided) as shall be specified by the Company in such notice provided that the Company shall not be entitled to make such a direction if:

(a)	as a result of so doing, there would be more than 10 Advances outstanding under the relevant Term Facility; or

(b)	any Term Facility Advance thereby coming into existence would have a Sterling Amount of less than £25 million.

14.5	Payment of Interest for Term Facility Advances

On (a) the last day of each Interest Period (or if such day is not a Business Day, on the immediately succeeding Business Day in the then current month (if there is one) or the preceding Business Day (if there is not)), and if the relevant Interest Period exceeds 6 months, on the expiry of each 6 month period during that Interest Period, or (b) if Clause 17.2(d) applies, the relevant Confirmation Date, the relevant Borrower shall pay accrued interest on the Term Facility Advance to which such Interest Period relates.

14.6	Interest Rate for Term Facility Advances

The rate of interest applicable to a Term Facility Advance at any time during an Interest Period relating to it shall be the rate per annum which is the sum of the Applicable Margin, the Associated Costs Rate for such Advance at such time (if applicable) and, LIBOR, for such Interest Period.

14.7	Margin Ratchet for A Facility Advances and A1 Facility Advances (and, Prior to the Occurrence of a Paydown Event, A2 Facility Advances and A3 Facility Advances)

(a)
Subject to paragraph (c) of this Clause 14.7, if in respect of any Quarter Date falling not less than 3 months after the Merger Closing Date the ratio of Consolidated Net Debt to Consolidated Operating Cashflow computed on the same basis as the ratio set out in paragraph (a) of Clause 23.2 (Ratios) is within the range of ratios set out in column 1 of the table set out below, then the A Facility Margin and the A1 Facility Margin (and, prior to the occurrence of a Paydown Event, the A2 Facility Margin and A3 Facility Margin) shall be reduced or increased to the percentage rate per annum set out opposite the relevant range in column 2.

Leverage Ratio	Margin
Less than 3.00 : 1	1.250%
Greater than or equal to 3.00 : 1 but less than 3.40 : 1	1.375%
Greater than or equal to 3.40 : 1 but less than 3.80 : 1	1.500%
Greater than or equal to 3.80 : 1 but less than 4.20 : 1	1.625%
Greater than or equal to 4.20 : 1 but less than 4.50 : 1	1.750%
Greater than or equal to 4.50 : 1 but less than 4.80 : 1	1.875%
Greater than or equal to 4.80 : 1 but less than 5.00 : 1	2.125%
Greater than or equal to 5.00	2.250%

(b)
Any reduction or increase to the A Facility Margin or A1 Facility Margin (and, prior to the occurrence of a Paydown Event, the A2 Facility Margin or A3 Facility Margin) in accordance with paragraph (a) above shall take effect in relation to A Facility Advances or A1 Facility Advances (and, prior to the occurrence of a Paydown Event, A2 Facility Advances or A3 Facility Advances) with effect from the date of receipt by the Facility Agent in respect of the relevant Quarter Date of:

(i)	the quarterly financial information required to be delivered in accordance with Clause 22.1 (Financial Statements); and

(ii)	a Compliance Certificate required to be delivered in accordance with Clause 22.5 (Compliance Certificates) evidencing the relevant ratio of Consolidated Net Debt to Consolidated Operating Cashflow,

and shall apply until the date of receipt by the Facility Agent of the quarterly financial information and Compliance Certificate in respect of the next succeeding Quarter Date on which the financial covenants are required to be tested pursuant to Clause 23.2 (Ratios) having regard to the provisions of paragraph (f) thereof (or if such financial information and Compliance Certificate are not so delivered, the last day upon which such financial information and Compliance Certificate should have been so delivered in accordance with Clause 22.1 (Financial Statements) Clause 22.5 (Compliance Certificates) in respect of such Quarter Date) whereupon the A Facility Margin or the A1 Facility Margin (and, prior to the occurrence of a Paydown Event, the A2 Facility Margin or A3 Facility Margin), as applicable, shall be recalculated on the basis of such financial information and Compliance Certificate.

(c)
Upon the occurrence of any Event of Default, the A Facility Margin or the A1 Facility Margin (and, prior to the occurrence of a Paydown Event, the A2 Facility Margin or A3 Facility Margin) shall revert to 2.25% and shall remain at such rate for so long as the Event of Default is continuing and when such Event of Default ceases to be continuing it shall revert:

(i)
in the case of an Event of Default set out in paragraph (c) of Clause 27.2 (Covenants), upon the date on which the Facility Agent has received a Compliance Certificate confirming compliance with the financial covenants set out in Clause 23 (Financial Condition); or

(ii)
in the case of any other Event of Default either (A) upon the date on which the Facility Agent has received a certificate of a duly authorised officer of the Company certifying that such Event of Default has been remedied, immediately upon receipt of such certificate or (B) where the Lenders have waived such Event of Default in accordance with the terms of this Agreement, immediately upon the Facility Agent having confirmed to the Company that such Event of Default has been waived, in each case, to the applicable rate provided in paragraph (a) above by reference to:

(x)
in the case of an Event of Default of the type referred to in paragraph (c)(i) above, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate referred to therein; or

(y)
in the case of any other Event of Default, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate most recently delivered to the Facility Agent prior to the remedy or waiver of such Event of Default.

14.8	Margin Ratchet for A2 Facility Advances and A3 Facility Advances on and after a Paydown Event

The following paragraphs of this Clause 14.8 apply on and after the occurrence of a Paydown Event (including giving effect to the A2 Facility Margin and A3 Facility Margin that apply under the Leverage Ratio as of the Quarter Date immediately prior to the Paydown Event):

(a)
Subject to paragraph (c) of this Clause 14.8, if in respect of any Quarter Date falling not less than 3 months after the Merger Closing Date the ratio of Consolidated Net Debt to Consolidated Operating Cashflow computed on the same basis as the ratio set out in paragraph (a) of Clause 23.2 (Ratios) is within the range of ratios set out in column 1 of the table set out below, then the A2 Facility Margin and A3 Facility Margin shall be reduced or increased to the percentage rate per annum set out opposite the relevant range in column 2.

Leverage Ratio	Margin
Less than 3.00 : 1	2.625%
Greater than or equal to 3.00 : 1 but less than 3.40 : 1	2.750%
Greater than or equal to 3.40 : 1 but less than 3.80 : 1	2.875%
Greater than or equal to 3.80 : 1 but less than 4.20 : 1	3.000%
Greater than or equal to 4.20 : 1	3.125%

(b)
Any reduction or increase to the A2 Facility Margin and A3 Facility Margin in accordance with paragraph (a) above shall take effect in relation to A2 Facility Advances and A3 Facility Advances with effect from the date of receipt by the Facility Agent in respect of the relevant Quarter Date of:

(i)	the quarterly financial information required to be delivered in accordance with Clause 22.1 (Financial Statements); and

(ii)	a Compliance Certificate required to be delivered in accordance with Clause 22.5 (Compliance Certificates) evidencing the relevant ratio of Consolidated Net Debt to Consolidated Operating Cashflow,

and shall apply until the date of receipt by the Facility Agent of the quarterly financial information and Compliance Certificate in respect of the next succeeding Quarter Date on which the financial covenants are required to be tested pursuant to Clause 23.2 (Ratios) having regard to the provisions of paragraph (f) thereof (or if such financial information and Compliance Certificate are not so delivered, the last day upon which such financial information and Compliance Certificate should have been so delivered in accordance with Clause 22.1 (Financial Statements) Clause 22.5 (Compliance Certificates) in respect of such Quarter Date) whereupon the A2 Facility Margin shall be recalculated on the basis of such financial information and Compliance Certificate.

(c)
Upon the occurrence of any Event of Default, the A2 Facility Margin shall revert to 3.125% and the A3 Facility Margin shall revert to 3.125% and shall remain at such rate for so long as the Event of Default is continuing and when such Event of Default ceases to be continuing it shall revert:

(i)
in the case of an Event of Default set out in paragraph (c) of Clause 27.2 (Covenants), upon the date on which the Facility Agent has received a Compliance Certificate confirming compliance with the financial covenants set out in Clause 23 (Financial Condition); or

(ii)
in the case of any other Event of Default either (A) upon the date on which the Facility Agent has received a certificate of a duly authorised officer of the Company certifying that such Event of Default has been remedied, immediately upon receipt of such certificate or (B) where the Lenders have waived such Event of Default in accordance with the terms of this Agreement, immediately upon the Facility Agent having confirmed to the Company that such Event of Default has been waived, in each case, to the applicable rate provided in paragraph (a) above by reference to:

(x)
in the case of an Event of Default of the type referred to in paragraph (c)(i) above, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate referred to therein; or

(y)
in the case of any other Event of Default, the ratio of Consolidated Net Debt to Consolidated Operating Cashflow set out in the Compliance Certificate most recently delivered to the Facility Agent prior to the remedy or waiver of such Event of Default.

14.9	Interest on Additional Facilities

The rate of interest on any Additional Facility Loan and the timing of payment of such interest shall be regulated by the relevant Additional Facility Accession Agreement.

14.10	Notification

The Facility Agent shall promptly notify the relevant Borrowers and the Lenders of each determination of LIBOR, EURIBOR, the Associated Costs Rate, and any change to the proposed length of a Term or Interest Period or any interest rate occasioned by the operation of Clause 15 (Market Disruptions and Alternative Interest Rates).

15.	MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

15.1	Market Disruption

If, in relation to any Interest Period or Term:

(a)
EURIBOR or LIBOR, as the case may be, is to be determined by reference to the Reference Banks and, at or about 11.00 a.m. (Brussels time in the case of EURIBOR or London time in the case of LIBOR) on the Quotation Date for such Interest Period or Term, none or only one of the Reference Banks supplies a rate for the purpose of determining EURIBOR or LIBOR, as the case may be, for the relevant period; or

(b)
before the close of business in London on the Quotation Date for such Interest Period or Term, the Facility Agent has been notified by a Lender or each of a group of Lenders to whom in aggregate 40% or more of the relevant Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the cost to it of obtaining matching deposits for the relevant Advance in the Relevant Interbank Market would be in excess of EURIBOR or LIBOR, as the case may be, then the Facility Agent shall notify the Company and the Lenders of such event and, notwithstanding anything to the contrary in this Agreement, Clause 15.2 (Substitute Interest Period or Term and Interest Rate) shall apply (if the relevant Advance is a Term Facility Advance which is already outstanding or a Rollover Advance). If either paragraph (a) or (b) applies to a proposed Advance other than a Rollover Advance, such Advance shall not be made.

15.2	Substitute Interest Period or Term and Interest Rate

(a)
If paragraph (a) of Clause 15.1 (Market Disruption) applies, the duration of the relevant Interest Period or Term shall be 1 month or, if less, such that it shall end on the Termination Date in respect of the Revolving Facility (in the case of a Rollover Advance) or the next succeeding Repayment Date (in the case of a Term Facility Advance).

(b)
If either paragraph of Clause 15.1 (Market Disruption) applies to an Advance, the rate of interest applicable to each Lender’s portion of such Advance during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 15.3 (Alternative Rate)) be the rate per annum which is the sum of:

(i)	the Applicable Margin;

(ii)
the rate per annum notified to the Facility Agent by such Lender before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period or Term; and

(iii)	the Associated Costs Rate, if any, applicable to such Lender’s participation in the relevant Advance.

15.3	Alternative Rate

If Clause 15.1 (Market Disruption) applies and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations with a view to agreeing an alternative basis:

(a)	for determining the rate of interest from time to time applicable to such Advances; and/or

(b)	upon which such Advances may be maintained (whether in Sterling or some other currency) thereafter,

and any such alternative basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement, provided that the Facility Agent may not agree any such alternative basis without the prior consent of each Lender holding Outstandings under each applicable Facility, acting reasonably.

16.	COMMISSIONS AND FEES

16.1	Commitment Fees

(a)
The Borrowers shall pay to the Facility Agent for the account of each relevant Lender (other than an Ancillary Facility Lender) a commitment commission on the aggregate amount of such Lender’s Available Revolving Facility Commitment made available by it (other than any Ancillary Facility) from day to day during the period beginning on the Merger Closing Date and ending on the Termination Date for the Revolving Facility, such commitment commission to be calculated at the lower of (a) a rate of 0.75% per annum of the aggregate undrawn portion of the Revolving Facility and (b) 50% of the Revolving Facility Margin from the Merger Closing Date, payable in arrears on the last day of each successive period of 3 months which ends during such period and on the Termination Date for the Revolving Facility.

(b)
The Borrowers shall pay to the Facility Agent for the account of each relevant Lender (other than an Ancillary Facility Lender) a commitment commission on the aggregate amount of such Lender’s Available Secondary Revolving Facility Commitment made available by it (other than any Ancillary Facility) from day to day during the period beginning on the Merger Closing Date and ending on the Termination Date for the Secondary Revolving Facility, such commitment commission to be calculated at the lower of (a) a rate of 0.75% per annum of the aggregate undrawn portion of the Secondary Revolving Facility and (b) 50% of the Secondary Revolving Facility Margin from the Merger Closing Date, payable in arrears on the last day of each successive period of 3 months which ends during such period and on the Termination Date for the Secondary Revolving Facility.

16.2	Arrangement and Underwriting Fee

(a)	The Company shall pay to the Bookrunners the fees specified in the Senior Fees Letter at the times and in the amounts specified in such letter.

(b)	The Company shall pay to the Bookrunners the fees specified in the C Facility Fees Letter at the times and in the amounts specified in such letter.

(c)	The Company shall pay to any Additional Facility Lenders the fees specified in the relevant Additional Facility Accession Agreement at the times and in the amounts specified in such Additional Facility Accession Agreement.

16.3	Agency Fee

The Company shall pay to the Facility Agent and the Security Trustee for their own account the fees specified in the letter dated on or about the Original Execution Date from the Facility Agent to the Company at the times and in the amounts specified in such letter.

16.4	Documentary Credit Fee

Each Borrower shall, in respect of each Documentary Credit issued on its behalf pay to the Facility Agent for the account of each Indemnifying Lender (for distribution in proportion to each Indemnifying Lender’s L/C Proportion of such Documentary Credit) a documentary credit fee in the currency in which the relevant Documentary Credit is denominated at a rate equal to the applicable Revolving Facility Margin or Secondary Revolving Facility Margin applied on the Outstanding L/C Amount in relation to such Documentary Credit.  Such documentary credit fee shall be paid in arrears on each Quarter Date during the Term of the relevant Documentary Credit and on the relevant Expiry Date.  Accrued Documentary Credit fees shall also be payable on the cancelled amount of any Revolving Facility Commitment or Secondary Revolving Facility Commitment attributable to a Documentary Credit which is repaid in full at the time such cancellation is effective, if the Revolving Facility Commitment or Secondary Revolving Facility Commitment is cancelled in full and a Documentary Credit is repaid in full.

16.5	L/C Bank Fee

Each relevant Borrower shall pay:

(a)
to the Original L/C Bank a fronting fee in respect of each Documentary Credit requested by it and issued by the Original L/C Bank in the amount and at the times agreed in the letter dated on or about the Original Execution Date between the Original L/C Bank and the Company; and

(b)
to any other L/C Bank a fronting fee in respect of each Documentary Credit requested by it and issued by that L/C Bank, in the amount and at the times agreed in any letter entered into between such L/C Bank and such Borrower.

17.	TAXES

17.1	Tax Gross-up

(a)
Each payment made by the Parent or an Obligor under a Finance Document shall be made by it without any Tax Deduction, unless a Tax Deduction is required by Law.  Any Tax Deduction in relation to any payment due in any currency other than Sterling shall be calculated using the Facility Agent’s Spot Rate of Exchange on the date such payment is made and the Parent and the Obligors shall have no liability if any subsequent credit or refund received by any Lender from any Tax Authority in relation thereto is in a different amount (when converted to the non-Sterling currency on any date).

(b)
As soon as it becomes aware that the Parent or an Obligor is or will be required by Law to make a Tax Deduction (or that there is any change in the rate at which or the basis on which such Tax Deduction is to be made) the Parent or the relevant Obligor shall notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent and the Parent upon becoming so aware in respect of a payment payable to that Lender.

(c)
If a Tax Deduction is required by Law to be made by the Parent or an Obligor, the amount of the payment due shall, unless paragraph (f) below applies, be increased to an amount so that, after the required Tax Deduction is made, the payee receives an amount equal to the amount it would have received had no Tax Deduction been required.

(d)
If a Tax Deduction is required by Law to be made by the Facility Agent, the US Paying Agent or the Security Trustee (other than by reason of the Facility Agent or the Security Trustee performing its obligations as such under this Agreement through an office located outside the United Kingdom or the US Paying Agent performing its obligations as such through an office located outside the United States) from any payment to any Finance Party which represents an amount or amounts received from the Parent or an Obligor, either the Parent or that Obligor, as the case may be, shall, unless paragraph (f) below applies, pay directly to that Finance Party an amount which, after making the required Tax Deduction enables the payee of that amount to receive an amount equal to the payment which it would have received if no Tax Deduction had been required.

(e)
If a Tax Deduction is required by Law to be made by the Facility Agent, the US Paying Agent or the Security Trustee from any payment to any Finance Party under paragraph (d) above, the Facility Agent, the US Paying Agent or the Security Trustee as appropriate shall unless paragraph (g) below applies, make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law and within 30 days of making either a Tax Deduction or any payment in connection with that Tax Deduction, the Facility Agent, the US Paying Agent or the Security Trustee as appropriate making that Tax Deduction or other payment shall deliver to the relevant Borrower evidence that the Tax Deduction or other payment has been made or accounted for to the relevant tax authority.

(f)
Neither the Parent nor any Obligor is required to make a Tax Payment to a Lender under paragraphs (c) or (d) above for a Tax Deduction in respect of tax imposed by the United Kingdom on a payment of interest in respect of a participation in an Advance by that Lender to any UK Borrower where that Lender is not a Qualifying UK Lender on the date on which the relevant payment of interest is due (otherwise than as a consequence of a Change in Tax Law) to the extent that payment could have been made without a Tax Deduction if that Lender had been a Qualifying UK Lender on that date.

(g)
Either the Parent or the relevant Obligor which is required to make a Tax Deduction shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law.

(h)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, either the Parent or the relevant Obligor making that Tax Deduction or other payment shall deliver to the Facility Agent or the US Paying Agent, as appropriate, for the Finance Party entitled to the interest to which such Tax Deduction or payment relates, evidence that the Tax Deduction or other payment has been made or accounted for to the relevant tax authority.

17.2	Lender Tax Status

(a)	Each Lender represents and warrants to the Facility Agent and to each Borrower:

(i)	in the case of an Original Lender, that as at the Original Execution Date, it has the tax status set out opposite its name in Part 2 of Schedule 1 (Lender Tax Status); or

(ii)	in the case of any other Lender, that as at the relevant Transfer Date (and in the case of a C Facility Lender, the date of the C Facility Lender Deed of Accession), it is:

(A)	a UK Bank Lender;

(B)	a UK Non-Bank Lender and falls within paragraph (a) or (b) of the definition thereof;

(C)	a UK Treaty Lender; or

(D)	a US Accession Lender,

as the same shall be expressly indicated in the relevant Transfer Deed or C Facility Lender Deed of Accession, as applicable.

(b)
Each Lender expressed to be a “UK Non-Bank Lender” in Part 2 of Schedule 1 (Lender Tax Status) in the Transfer Deed or in the C Facility Lender Deed of Accession, as applicable, pursuant to which it becomes a Lender represents and warrants to:

(i)
the Facility Agent and to each UK Borrower, on the Original Execution Date, or on the relevant Transfer Date (as the case may be) that it is within paragraph (a) of the definition of UK Non-Bank Lender on that date (unless, if it is not within paragraph (a), it is within paragraph (b) of the definition of UK Non-Bank Lender on that date, and has notified the Facility Agent of the circumstances by virtue of which it falls within such paragraph (b) and has provided evidence of the same to the Company if and to the extent requested to do so, by the Facility Agent; and

(ii)
the Facility Agent and to each UK Borrower, that unless it notifies the Facility Agent and the Company to the contrary in writing prior to any such date, its representation and warranty in paragraph (i) of this Clause 17.2(b) is true in relation to that Lender’s participation in each Advance made to such Borrower, on each date that such UK Borrower makes a payment of interest in relation to such Advance.

(c)	(i)
A Lender that intends to qualify as a UK Treaty Lender and either the Parent or the relevant Obligor that makes a payment to which that Lender is entitled shall cooperate in completing any procedural formalities as may be necessary for either the Parent or the relevant Obligor to obtain authorisation to make that payment without a Tax Deduction; provided, however, that nothing in this Clause 17.2(c)(i) shall require a Lender to disclose any confidential information or information regarding its business, tax affairs or tax computations (including, without limitation, its tax returns or its calculations).

(ii)
Any Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) and that is entitled to payment from the US Borrower without a Tax Deduction for United States federal withholding taxes, shall as soon as reasonably practicable:

(1)
to the extent able to do so without breaching any legal or regulatory restrictions or having to disclose any confidential information, deliver to the US Borrower, with a copy to the Facility Agent, upon the reasonable written request of the US Borrower, (i) two accurate and complete originally executed US Internal Revenue Service Forms W-8BEN or W-8ECI (or any successor), whichever is relevant, certifying such Lender’s legal entitlement to an exemption or reduction from any Tax Deduction for US federal withholding taxes with respect to all payments hereunder, or (ii) in the case of each such Lender, if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either US Internal Revenue Service Form W-8ECI or Form W-8BEN (certifying such Lender’s legal entitlement to an exemption or reduction from any Tax Deduction for US federal withholding taxes) pursuant to sub-paragraph (i) above, (x) a statement certifying that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and (y) two accurate and complete originally executed copies of US Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying such Lender’s legal entitlement to an exemption or reduction from any Tax Deduction for US federal withholding taxes with respect to all payments hereunder; and

(2)
to the extent able do so without breaching any legal or regulatory restrictions or having to disclose any confidential information at such times, provide to the US Borrower, with a copy to the Facility Agent) new Forms W-8BEN or W-8ECI (or any successor), whichever is relevant, upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, any Tax Deduction for US federal withholding taxes with respect to any payment hereunder.

(iii)
Any Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) and that is entitled to payment from the US Borrower, other than a Lender that has a name that indicates that it is an “exempt recipient” (as such term is defined in Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations), shall as soon as reasonably practicable:

(1)
to the extent able to do so without breaching any legal or regulatory restrictions or having to disclose any confidential information, deliver to the US Borrower, with a copy to the Facility Agent, upon the reasonable written request of the US Borrower, (i) two accurate and complete originally executed US Internal Revenue Service Forms W-9 (or any successor); and

(2)
to the extent able do so without breaching any legal or regulatory restrictions or having to disclose any confidential information at such times, provide to the US Borrower, with a copy to the Facility Agent, new Forms W-9 (or any successor), whichever is relevant, upon the expiration or obsolescence of any previously delivered form.

(d)	(i)	If, in relation to any interest payment to a Lender on an Advance made to a UK Borrower:
		(A)	that Lender has confirmed to the relevant UK Borrower and to the Facility Agent before that interest payment would otherwise fall due that:
(1) it has completed the necessary procedural formalities referred to in paragraph (c)(i) of this Clause 17.2; and

(2)
H.M. Revenue and Customs has not declined to issue the authorisation referred to in the definition of “UK Treaty Lender” (the “Authorisation”) to that Lender in relation to that Advance, or if the Inland Revenue has declined, the Lender is disputing that decision in good faith; and

		(B)	the relevant UK Borrower has not received the Authorisation,

then, such Lender may elect, by not less than 5 Business Days’ prior confirmation in writing to the Facility Agent, that such interest payment (the “relevant Interest Payment”) shall not be due and payable under Clause 13.1 (Interest Payment Date for Revolving Facility and Secondary Revolving Facility Advances) or Clause 14.5 (Payment of Interest for Term Facility Advances) (as applicable) until the date (the “Confirmation Date”) which is  5 Business Days after the earlier of:

(x)	the date on which the Authorisation is received by the relevant UK Borrower;

(y)
the date that Lender confirms to the relevant UK Borrower and the Facility Agent that it is not entitled to claim full relief from liability to taxation otherwise imposed by the United Kingdom (in relation to that Lender’s participation in Advances made to that UK Borrower) on interest under a Double Taxation Treaty in relation to the relevant Interest Payment; and

(z)
the earlier of (A) the date which is 6 months after the date on which the relevant Interest Payment had otherwise been due and payable and (B) the date of final repayment (whether scheduled, voluntary or mandatory) of principal in respect of the relevant Interest Payment.

(ii)
For the avoidance of doubt, in the event that sub-paragraph (i) of this paragraph (d) applies the Interest Period or Term to which the relevant Interest Payment relates shall not be extended and the start of the immediately succeeding Interest Period or Term shall not be delayed.

(e)
Any Lender which was a Qualifying UK Lender when it became party to this Agreement but subsequently ceases to be a Qualifying UK Lender (other than by reason of a Change in Tax Law in the United Kingdom) shall promptly notify the UK Borrowers of that event, provided that if there is a Change in Tax Law in the United Kingdom which in the reasonable opinion of such UK Borrowers may result in any Lender which was a Qualifying UK Lender when it became a party to this Agreement ceasing to be a Qualifying UK Lender, such Qualifying UK Lender shall co-operate with such UK Borrowers and provide reasonable evidence requested by such UK Borrowers in order for such UK Borrowers to determine whether such Lender has ceased to be a Qualifying UK Lender provided, however, that nothing in this Clause 17.2(e) shall require a Lender to disclose any confidential information or information regarding its business, tax affairs or tax computations (including without limitation, its tax returns or its calculations).

(f)
For the purposes of paragraphs (a) to (e) above, each Lender shall promptly deliver such documents evidencing its corporate and tax status as the Facility Agent or the Company may reasonably request, provided that in the event that any Lender fails to comply with the foregoing requirement, any Borrower shall be permitted:

(i)
in respect of any Lender that has become a Lender prior to the achievement of Successful Syndication, to withhold and retain an amount in respect of the applicable withholding tax estimated in good faith by such Borrower to be required to be withheld in respect of interest payable to such Lender; or

(ii)
in respect of any Lender that intends to become a Lender after the achievement of Successful Syndication, subject to the provisions of paragraph (a) of Clause 36.3 (Assignments and Transfers), to refuse to grant its consent to such transfer.

(g)
In the event that either the Facility Agent or the Company has reason to believe that any representation given by a Lender in accordance with Clause 17.2 (Lender Tax Status) is incorrect or inaccurate, the Facility Agent or the Company (as the case may be) shall promptly inform the other party and the relevant Lender, and may thereafter request such documents relating to the corporate and tax status of such Lender as the Facility Agent or the Company may reasonably require for the purposes of determining whether or not such representation was indeed incorrect.

(h)
If, following delivery of such documentation and following consultation between the Facility Agent, the Company and the relevant Lender, the Company concludes (acting reasonably and in good faith) that there is insufficient evidence to determine the relevant tax status of such Lender, the relevant Borrower shall be permitted in respect of such Lender, to withhold and retain an amount in respect of the applicable withholding tax estimated in good faith by such Borrower to be required to be withheld in respect of interest payable to such Lender until such time as that Lender has delivered sufficient evidence of its tax status to the Facility Agent and the Company.

17.3	Tax Indemnity

(a)
Subject to paragraph (b) of this Clause, the Company shall (within 5 Business Days of demand by the Facility Agent) pay (or procure that either the Parent or the relevant Obligor pays) for the account of a Protected Party an amount equal to any Tax Liability which that Protected Party reasonably determines has been or will be suffered by that Protected Party (directly or indirectly) in connection with any Finance Document.

(b)	Paragraph (a) of this Clause shall not apply:

(i)	with respect to any Tax Liability of a Protected Party in respect of Tax on Overall Net Income of that Protected Party;

(ii)
to the extent that any Tax Liability has been compensated for by an increased payment or other payment under paragraphs (c) or (d) of Clause 17.1 (Tax Gross-up) or would have been compensated for by such an increased payment or other payment, but for the application of paragraph (f) of Clause 17.1 (Tax Gross-up); or

(iii)	until the Merger Closing Date has occurred.

(c)
A Protected Party making, or intending to make, a claim pursuant to paragraph (a) of this Clause 17.3 shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim together with supporting evidence, following which the Facility Agent shall notify the Company and provide such evidence to it.

(d)	A Protected Party shall, on receiving a payment from either the Parent or an Obligor under this Clause 17.3, notify the Facility Agent.

(e)	In this Clause 17.3:

“Tax Liability” means, in respect of any Protected Party:

(i)	any liability or any increase in the liability of that person to make any payment of or in respect of tax;

(ii)	any loss of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person;

(iii)
any setting off against income, profits or gains or against any tax liability of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person; and

(iv)	any loss or setting off against any tax liability of a right to repayment of tax which would otherwise have been available to that person.

For this purpose, any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off in relation to any person, and if so, the date on which that loss or set-off took place, shall be conclusively determined by that person, acting reasonably and in good faith and such determination shall be binding on the relevant parties to this Agreement.

“Tax on Overall Net Income” means, in relation to a Protected Party, tax (other than tax deducted or withheld from any payment) imposed on the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party by the jurisdiction in which the relevant Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Finance Party is treated as residing for tax purposes or in which the relevant Finance Party’s Facility Office or head office is situated.

(f)
A Protected Party making or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim together with supporting evidence, following which the Facility Agent shall notify the Company and provide such evidence to it.

(g)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 17.3, notify the Facility Agent.

17.4	Tax Credit

(a)	If either the Parent or an Obligor makes a Tax Payment and the relevant Finance Party determines, in its sole opinion, that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall (subject to paragraph (b) below and to the extent that such Finance Party can do so without prejudicing the availability and/or the amount of the Tax Credit and the right of that Finance Party to obtain any other benefit, relief or allowance which may be available to it) pay to either the Parent or the relevant Obligor such amount which that Finance Party determines, in its sole opinion, will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by the Parent or the relevant Obligor.

(b)	(i)
Each Finance Party shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax Credits and shall not be obliged to arrange its business or its tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit.

(ii)
No Finance Party shall be obliged to disclose to any other person any information regarding its business, tax affairs or tax computations (including, without limitation, its tax returns or its calculations).

(iii)
If a Finance Party has made a payment to the Parent or an Obligor pursuant to this Clause 17.4 on account of a Tax Credit and it subsequently transpires that that Finance Party did not receive that Tax Credit, or received a reduced Tax Credit, either the Parent or such Obligor, as the case may be, shall, on demand, pay to that Finance Party the amount which that Finance Party determines, acting reasonably and in good faith, will put it (after that payment is received) in the same after-tax position as it would have been in had no such payment or a reduced payment been made to the Parent or such Obligor.

(c)
No Finance Party shall be obliged to make any payment under this Clause 17.4 if, by doing so, it would contravene the terms of any applicable Law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

18.	INCREASED COSTS

18.1	Increased Costs

Subject to Clause 18.3 (Exceptions), each Borrower shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result (direct or indirect) of:

(a)
the introduction or implementation of or any change in (or any change in the interpretation, administration or application of) any Law, regulation, practice or concession or any directive, requirement, request or guideline (whether or not having the force of law but where such law, regulation, practice, concession, directive, requirement, request or guideline does not have the force of law, it is one with which banks or financial institutions subject to the same are generally accustomed to comply) of any central bank, including the European Central Bank, the Financial Services Authority or any other fiscal, monetary, regulatory or other authority after the Original Execution Date;

(b)	compliance with any Law, regulation, practice, concession or any such directive, requirement, request or guideline made after the Original Execution Date; or

(c)	the implementation of economic or monetary union by any Member State which is not already a Participating Member State.

18.2	Increased Costs Claims

(a)
A Finance Party intending to make a claim pursuant to Clause 18.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the relevant Borrower.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its or if applicable, its Affiliate’s Increased Costs setting out in reasonable detail its calculations in relation to such Increased Costs.

18.3	Exceptions

Clause 18.1 (Increased Costs) does not apply to the extent any Increased Cost which is:

(a)	attributable to a Tax Deduction required by Law to be made by the Parent or an Obligor, as the case may be;

(b)	compensated for by Clause 17.3 (Tax Indemnity) (or would have been compensated for by Clause 17.3 but was not so compensated solely because paragraph (b) of Clause 17.3 applied);

(c)	compensated for by the payment of the Associated Costs Rate;

(d)
attributable to the gross negligence of, or wilful breach by, the relevant Finance Party or if applicable, any of its Affiliates of any law, regulation, practice, concession, directive, requirement, request or guideline, to which the imposition of such Increased Cost relates;

(e)
attributable to a delay of more than 30 days in the relevant Finance Party notifying the Facility Agent of any claim pursuant to paragraph (a) of Clause 18.2 (Increased Costs Claims) after such Finance Party has become aware that it had suffered the relevant Increased Cost; or

(f)
attributable to the implementation of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Original Execution Date (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

19.	ILLEGALITY

If it becomes unlawful in any relevant jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance or to issue a Documentary Credit or provide a guarantee in relation to it as envisaged hereby/or in any Ancillary Facility:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)
upon the Facility Agent notifying the relevant Borrower, the Available Commitments of that Lender will immediately be cancelled and its Commitments reduced to zero and such Lender shall not thereafter be obliged to participate in any Advance or issue or guarantee any Documentary Credit/or make available any Ancillary Facility; and

(c)
if so required by the Facility Agent on behalf of the relevant Lender, the relevant Borrower shall repay or procure the repayment of that Lender’s participation in the Advances made to it on the last day of the current Interest Period or Term for each Advance occurring after the Facility Agent has notified such Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by Law) and, if applicable, shall promptly reduce that Lender’s L/C Proportion of the Outstanding L/C Amount in respect of any outstanding Documentary Credit issued by it to zero and, if applicable, shall promptly reduce the Ancillary Facility Outstandings in respect of that Lender to zero, together with accrued interest and all other amounts owing to that Lender under the Finance Documents.

20.	MITIGATION

20.1	Mitigation

(a)
Each Finance Party shall in consultation with the relevant Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or pursuant to, or cancelled pursuant to, any of Clause 17 (Taxes), Clause 18 (Increased Costs) or Clause 19 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or financial institution acceptable to such Borrower which is willing to participate in any Facility in which such Lender has participated.

(b)	Paragraph (a) of this Clause does not in any way limit the obligations of the Parent or any Obligor under the Finance Documents.

20.2	Limitation of Liability

(a)
With effect from the Merger Closing Date, each of the Borrowers agrees to indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 20.1 (Mitigation).

	(b)	A Finance Party is not obliged to take any steps under Clause 20.1 if, in the opinion of that Finance Party (acting reasonably), to do so might in any way be prejudicial to it.

21.	REPRESENTATIONS AND WARRANTIES

21.1	Time for making Representations and Warranties

(a)
Each Obligor in relation to itself and, to the extent expressed to be applicable to them, its Subsidiaries, makes each of the following representations and warranties to each Finance Party on the Original Execution Date other than in the case of the representations given under Clause 21.16 (Accuracy of Information) which shall be given as of the applicable dates specified in that Clause.

(b)
The Ultimate Parent in relation to itself makes each of the representations and warranties set out in Clauses 21.2 (Due Organisation), 21.5 (No Immunity), 21.6 (Governing Law and Judgments), 21.7 (All Actions Taken), 21.8 (No Filing or Stamp Taxes), 21.9 (Binding Obligations), 21.10 (No Winding-up), 21.13 (Original Financial Statements) (as to the Original Financial Statements provided by it), 21.14 (No Material Adverse Change), 21.15(No Undisclosed Liabilities), 21.18 (Execution of Finance Documents), paragraph (d) of Clause 21.19 (Structure), 21.21 (Necessary Authorisations), 21.27 (Investment Company Act), 21.28 (Margin Stock), 21.31 (Merger Documents), 21.34 (US Patriot Act) and 21.36 (Compliance with ERISA) to each Finance Party on the Original Execution Date.  Any Holding Company of the Ultimate Parent who accedes to this Agreement pursuant to Clause 26.3 (Acceding Holding Company) makes each of the Repeating Representations, to the extent they are listed in the foregoing sentence, with respect to itself on the date on which it accedes to this Agreement.

(c)
The Parent in relation to itself makes each of the representations and warranties set out in Clauses 21.2 (Due Organisation), 21.3 (No Deduction), 21.4 (Claims Pari Passu), 21.5 (No Immunity), 21.6 (Governing Law and Judgments), 21.7 (All Actions Taken), 21.8 (No Filing or Stamp Taxes), 21.9 (Binding Obligations), 21.10 (No Winding-up), paragraph (c) of Clause 21.17 (Indebtedness and Encumbrances), 21.18 (Execution of Finance Documents), paragraphs (c) of Clause 21.19 (Structure), 21.21 (Necessary Authorisations), 21.26 (Security) and 21.30 (Centre of Main Interests), to each Finance Party on the Original Execution Date.

21.2	Due Organisation

It is a company duly organised or a partnership duly formed, in either case, validly existing under the laws of its jurisdiction of incorporation or establishment with power to enter into those of the Finance Documents to which it is party and to exercise its rights and perform its obligations thereunder and all corporate and (subject to paragraphs (d) and (e) of the definition of Reservations) other action required to authorise its execution of those of the Finance Documents to which it is party and its performance of its obligations have been duly taken.

21.3	No Deduction

Under the laws of its Relevant Tax Jurisdiction in force as at the Original Execution Date, it will not be required to make any deduction for or withholding on account of tax from any payment it may make under any of the Finance Documents to any Lender which is (a) a Qualifying UK Lender (in the case of any Borrower) or (b) a US Accession Lender (in the case of the US Borrower).

21.4	Claims Pari Passu

Subject to the Reservations, under the laws of its jurisdiction of incorporation or establishment, and, if different, England, in force at the Original Execution Date, the claims of the Finance Parties against it under the Finance Documents to which it is party rank and will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application.

21.5	No Immunity

In any legal proceedings taken in its jurisdiction of incorporation or establishment and, if different, England in relation to any of the Finance Documents to which it is party it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

21.6	Governing Law and Judgments

Subject to the Reservations, in any legal proceedings taken in its jurisdiction of incorporation or establishment in relation to any of the Finance Documents to which it is party, the choice of law expressed in such documents to be the governing law of it and any judgment obtained in such jurisdiction will be recognised and enforced.

21.7	All Actions Taken

All acts, conditions and things required to be done, fulfilled and performed in order:

(a)	to enable it lawfully to enter into, exercise its rights under and perform and comply with all material obligations expressed to be assumed by it in the Finance Documents to which it is party;

(b)	subject to the Reservations, to ensure that all material obligations expressed to be assumed by it in the Finance Documents to which it is party are legal, valid and binding; and

(c)	subject to the Reservations, to make the Finance Documents to which it is party admissible in evidence in its jurisdiction of incorporation or establishment and, if different, the United Kingdom,

have been done, fulfilled and performed.

21.8	No Filing or Stamp Taxes

Under the laws of its Relevant Tax Jurisdiction and, if different, the United Kingdom, in force as at the Original Execution Date, it is not necessary that any of the Finance Documents to which it is party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of them other than those filings which are necessary to perfect the Security and save as stated in the Reservations.

21.9	Binding Obligations

Subject to the Reservations, the obligations expressed to be assumed by it in the Finance Documents to which it is party, are legal, valid and binding and enforceable against it in accordance with the terms thereof and no limit on its powers will be exceeded as a result of the borrowings, grant of security or giving of guarantees contemplated by such Finance Documents or the performance by it of any of its obligations thereunder.

21.10	No Winding-up

(a)
None of the Ultimate Parent, the Parent, the Company  or any other Obligor that is a Material Subsidiary is taking any corporate action nor are any other steps being taken (including the commencement of any legal proceedings) against the Ultimate Parent, the Parent, the Company or any other Obligor that is a Material Subsidiary, for its winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues save as permitted under paragraphs (c), (d) or (e) of Clause 25.8 (Mergers), Clause 25.20 (Solvent Liquidation) or as otherwise disclosed to the Facility Agent prior to the Original Execution Date.

	(b)	Each US Obligor is Solvent.

21.11	No Event of Default

No Event of Default is continuing or might reasonably be expected to result from the making of any Advance.

21.12	No Material Proceedings

No litigation, arbitration or administrative proceeding of or before any court, arbitral body, or agency in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect has been started or, to the best of its knowledge, is threatened in writing or, is pending against it or any member of the Bank Group other than litigation, arbitration or administrative proceedings commenced prior to the Original Execution Date, details of which have been disclosed to the Lenders prior to the Original Execution Date.

21.13	Original Financial Statements

Its Original Financial Statements were prepared in accordance with GAAP which has been consistently applied (unless and to the extent expressly disclosed to the Facility Agent in writing to the contrary before the Original Execution Date) and fairly present in all material respects the consolidated financial position of the group of companies to which they relate at the date as of which they were prepared and/or (as appropriate) the results of operations and changes in financial position during the period for which they were prepared.

21.14	No Material Adverse Change

Since publication of its Original Financial Statements, no event or series of events has occurred, in each case which has had or could reasonably be expected to have a Material Adverse Effect.

21.15	No Undisclosed Liabilities

As at 31 December 2005, neither the Ultimate Parent nor any of its Subsidiaries had any material liabilities (contingent or otherwise) which were not disclosed in the Original Financial Statements (or by the notes thereto) or reserved against therein and the Group had no material unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against, in each case, to the extent required to be disclosed by GAAP.

21.16	Accuracy of Information

In the case of the Company only:

(a)
to the best of its knowledge and belief having made all reasonable and proper enquiries, all statements of fact relating to the business, assets, financial condition and operations of the Group contained in:

(i)	the Initial Information Memorandum are true, complete and accurate in all material respects as at the Original Execution Date; and

(ii)	the Subsequent Information Memorandum are true, complete and accurate in all material respects as at the date it is issued.

(b)
the opinions and views expressed in the Information Memoranda and the Agreed Business Plan represent the honestly held opinions and views of the Company and were arrived at after careful consideration and were based on reasonable grounds as at the dates on which they were prepared;

(c)
all financial projections and forecasts made by any member of the Bank Group in the Information Memoranda and the Agreed Business Plan have been prepared in good faith and are based upon reasonable assumptions (it being understood that such financial projections are subject to significant uncertainties, many of which are beyond the control of the Company and/or TCN and that no assurance can be given that such projections will be realised); and

(d)
(other than in respect of the financial projections and forecasts referred to in paragraph (c) above), the Information Memoranda did not omit to disclose or take into account any matter known to the Company after due and careful enquiry where failure to disclose or take into account such matter would result in:

	(i)	the Initial Information Memorandum being misleading in any material respect as at the Original Execution Date; and

	(ii)	the Subsequent Information Memorandum being misleading in any material respect as at the date it is issued.

21.17	Indebtedness and Encumbrances

(a)	Save as permitted under this Agreement, neither it nor any member of the Bank Group has incurred any Financial Indebtedness which is outstanding.

(b)	Save as permitted under this Agreement, no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Bank Group.

(c)
In relation to the Parent only, save as provided in the Security Documents no Encumbrance exists over any of its rights, title or interest in the shares of the Company or the Parent Intercompany Debt owed to it by the Company.

21.18	Execution of Finance Documents

Its execution of the Finance Documents to which it is party and the exercise of its rights and performance of its obligations thereunder do not and will not:

(a)
conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets (save as contemplated by paragraphs (d) and (e) of the definition of Reservations) in a manner that could reasonably be expected to have a Material Adverse Effect;

(b)	conflict with any matter contained in its constitutional documents; or

(c)	conflict with any applicable law.

21.19	Structure

	(a)	The Group Structure Chart is a complete and accurate representation of the structure of the NTL Group and the Telewest Group, in each case, in all material respects prior to the Merger Closing Date.

	(b)	The Company is a wholly owned Subsidiary of the Parent.

	(c)	In the case of the Parent, it does not carry on any business or conduct any activities (other than in respect of the Existing High Yield Offering, and any on lending of the proceeds thereof).

	(d)	Upon consummation of the Merger, NTL shall be a direct wholly-owned subsidiary of the Ultimate Parent.

21.20	Environmental Matters

	(a)	It has to the best of its knowledge and belief:

(i)	complied with all Environmental Laws to which it is subject;

(ii)	obtained all Environmental Licences required in connection with its business; and

(iii)	complied with the terms of all such Environmental Licences,

in each case where failure to do so could reasonably be expected to have a Material Adverse Effect.

(b)	To the best of its knowledge and belief, there is no Environmental Claim pending or threatened against it, which could reasonably be expected to have a Material Adverse Effect.

(c)	No:

(i) property currently or previously owned, leased, occupied or controlled by it is contaminated with any Hazardous Substance; and

(ii) discharge, release, leaking, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, under or from that property,

in each case in circumstances where the same could reasonably be expected to have a Material Adverse Effect.

21.21	Necessary Authorisations

(a)	The Necessary Authorisations required by it are in full force and effect;

(b)	it is in compliance with the material provisions of each Necessary Authorisation relating to it; and

(c)	to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation;

in each case, except where any failure to maintain such Necessary Authorisations in full force and effect, any non-compliance or any proceedings or revocation could not reasonably be expected to have a Material Adverse Effect and subject to the Reservations.

21.22	Intellectual Property

The Intellectual Property Rights owned by or licensed to it are all the material Intellectual Property Rights required by it in order to carry out, maintain and operate its business, properties and assets, and so far as it is aware, it does not infringe, in any way any Intellectual Property Rights of any third party save, in each case, where the failure to own or license the relevant Intellectual Property Rights or any infringement thereof could not reasonably be expected to have a Material Adverse Effect.

21.23	Ownership of Assets

Save to the extent disposed of in a manner permitted by the terms of any of the Finance Documents with effect from and after the Merger Closing Date, it has good title to or valid leases or licences of or is otherwise entitled to use all material assets necessary to conduct its business taken as a whole in a manner consistent with the Agreed Business Plan except to the extent that the failure to have such title, leases or licences or to be so entitled could not be reasonably expected to have a Material Adverse Effect.

21.24	Payment of Taxes

It has no claims or liabilities which are being, or are reasonably likely to be, asserted against it with respect to taxes which, if adversely determined, could reasonably be expected to have a Material Adverse Effect save to the extent it (or any member of the Group) having set aside proper reserves for such claims or liabilities, can demonstrate that the same are being contested in good faith on the basis of appropriate professional advice.  All reports and returns on which taxes are required to be shown have been filed within any applicable time limits and all material taxes required to be paid have been paid within any applicable time period other than to the extent that a failure to do so could not be reasonably likely to have a Material Adverse Effect.

21.25	Pension Plans

(a)
Each UK defined benefit pension plan operated by it generally for the benefit of the employees of any member of the Bank Group has been valued by an actuary appointed by the trustees of such plan in all material respects in accordance with all laws applicable to it and using actuarial assumptions and recommendations complying with statutory requirements or approved by the actuary and since the most recent valuation the relevant employers have paid contributions to the plan in accordance with the schedule of contributions in force from time to time in relation to the plan, in the case of each of the foregoing, save to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)
In relation to the US schemes or arrangements, it is in compliance in all material respects with all applicable laws relating to any defined benefit pension plan operated by it or in which it participates, save to the extent that any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(c)
Neither it nor any ERISA Affiliate has, at any time, maintained or contributed to, and is not obliged to maintain or contribute to, any Plan that is subject to Title IV or Section 302 of ERISA and/or Section 412 of the Code or any Multi-employer Plan.

21.26	Security

Subject to the Reservations, it is the legal or beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and (subject to their registration or filing at appropriate registries for the purposes of perfecting the Security created thereunder and the Reservations) those Security Documents to which it is a party create and give rise to valid and effective Security having the ranking expressed in those Security Documents.

21.27	Investment Company Act

Neither it nor any of its Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the US Investment Company Act of 1940, as amended.  Neither the making of any Drawing, nor the application of the proceeds or repayment thereof by any Obligor, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the SEC promulgated thereunder.

21.28	Margin Stock

In the case of the Ultimate Parent only, no Advance (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Advance nor the use of the proceeds thereof nor the occurrence of any other Utilisation will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

21.29	Insurance

Each member of the Bank Group is adequately insured for the purposes of its business with reputable underwriters or insurance companies against such risks and to such extent as is necessary or usual for prudent companies carrying on such a business (other than insurance in respect of the underground portion of the cable network and various pavement-based electronics associated with the cable network as disclosed in the Group’s public disclosure documents) and except to the extent that the failure to so insure could not reasonably be expected to have a Material Adverse Effect.

21.30	Centre of Main Interests

Its Centre of Main Interests is the place in which its registered office is situated or, if different, another place in the country in which its registered office is situated, or England.

21.31	Merger Documents

The Merger Documents contain all the material terms and conditions of the Merger and are in full force and effect and there have been no amendments, variations or waivers to the Merger Documents (in whole or in part) other than amendments thereto or waivers thereunder (excluding any waiver of or as contemplated by Section 9.02(a) of the Merger Agreement) which are not material and adverse to the financing under this Agreement, the Alternative Bridge Facility Agreement or the Bridge Facility Agreement.

21.32	Broadcasting Act 1990

Neither it nor any member of any Joint Venture Group is a “disqualified person” for the purposes of schedule 2 to such Act.

21.33	Telecommunications, Cable and Broadcasting Laws

(a)
To the best of its knowledge and belief, it and each member of each Joint Venture Group is in compliance in all material respects with all Telecommunications, Cable and Broadcasting Laws (but excluding, for these purposes only, breaches of Telecommunications, Cable and Broadcasting Laws which have been expressly waived by the relevant regulatory authority), in each case, where failure to do so could reasonably be expected to have a Material Adverse Effect.

(b)
To the best of its knowledge and belief, it and each member of each Joint Venture Group is in compliance in all material respects with any conditions set by the Director General of Telecommunications or by OFCOM under section 45 of the Communications Act 2003 as are applicable to it or such member of the Joint Venture Group (as the case may be), in each case, where failure to do so could reasonably be expected to have a Material Adverse Effect.

21.34	US Patriot Act

	(a)	It has no reason to believe that it or any of its Affiliates:

		(i)	is a Restricted Party or controlled by a Restricted Party or has received funds or property from a Restricted Party; or

		(ii)	has violated any Anti-Terrorism Law or is the subject of any action or investigation (including any relating to asset seizure, forfeiture or confiscation) under any Anti-Terrorism Law.

	(b)	It and its Affiliates have taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

21.35	Liabilities of the US Borrower

In the case of the US Borrower only, it is a wholly owned Subsidiary of NTL Victoria Limited and:

	(a)	has not traded or undertaken any commercial activities of any kind (other than by entering into the Finance Documents to which it is party and the Notes);

	(b)	does not have any assets other than its rights under and any payments received pursuant to the Notes; and

	(c)	does not have any material liabilities or obligations (actual or contingent) to any person other than as contemplated by the terms of the Finance Documents.

21.36	Compliance with ERISA

(a)
Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, save where the failure to be so compliant could not reasonably be expected to result in a Material Adverse Effect.

(b)
Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code.

(c)
Neither it nor any member of the Group nor any ERISA Affiliate has ever maintained or contributed to (or had any obligation to contribute to) any Multiemployer Plan or Plan that is subject to Title IV or Section 302 of ERISA and/or Section 412 of the Code.

	(d)	All contributions required to be made with respect to a Plan have been made within the time limit therefor, save where the failure to do so would not result in a material liability.

(e)
Neither it nor any other member of the Group nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to sections 409, 502(i) or 502(l) of ERISA or section 4975 of the Code or expects to incur any such  material liability under any of the foregoing sections with respect to any Plan, in each case, that could reasonably be expected to result in a Material Adverse Effect.

(f)
To the Company’s knowledge, no condition exists which presents a material risk to it or any other member of the Group or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the provisions of ERISA and the Code enumerated in paragraph (e) of this Clause 21.36, that could reasonably be expected to result in a Material Adverse Effect.

(g)
No action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) that could reasonably be expected to result in a Material Adverse Effect, is pending or, to the Company’s knowledge, expected or threatened.

(h)
Each group health plan (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any member of the Group or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and section 4980B of the Code, save where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(i)
It and each other member of the Group do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(j)
Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, in the case of each of the foregoing, save where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(k)
All contributions required to be made with respect to a Foreign Pension Plan maintained by it have been made within the time limit therefor, save where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

21.37	Repetition

Each Repeating Representation is deemed to be made by the party identified as making such Repeating Representation above in relation to itself, or in the case of the Company in relation to itself and each Obligor or the Bank Group as a whole (as applicable), by reference to the facts and circumstances then existing on the Structuring Date, each Utilisation Date (save for a Utilisation Date in respect of a Rollover Advance or a Documentary Credit which is being renewed pursuant to Clause 5.2 (Renewal of Documentary Credit)) and on the first day of each Interest Period.

22.	FINANCIAL INFORMATION

22.1	Financial Statements

(a)	Group Financial Information: The Company shall provide to the Agents in sufficient copies for all the Lenders, the following financial information relating to the Group:

(i)
as soon as the same become available, but in any event within 120 days after the end of each of the Ultimate Parent’s financial years, the consolidated financial statements for such financial year in respect of the Group, audited by a firm of auditors meeting the requirements of Clause 24.17 (Change in Auditors), and accompanied by the related auditor’s report; and

(ii)
as soon as they become available but in any event within 45 days after the end of each Financial Quarter, the unaudited consolidated quarterly financial statements of the Group commencing with the first complete Financial Quarter arising after the Merger Closing Date (other than, for so long as the Ultimate Parent remains a reporting company under the rules of the SEC, the last Financial Quarter in each of the Ultimate Parent’s financial years) together with, commencing with the Financial Quarter ended 30 June 2006, a commentary consistent with disclosure in the nature of a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in relation to the financial condition and results of operations of the Group.

In relation to the financial information of the Group only, the above requirements may be satisfied by the provision, within the specified time periods, of copies of reports for the Group already filed with the SEC for the relevant period (it being acknowledged that the SEC does not as at the Original Execution Date require the filing of quarterly financial statements for the fourth Financial Quarter of any financial year).

(b)
Company, TCN and Bank Group Financial Information: Subject to Clause 22.2 (Provisions relating to the Bank Group Financial Information), the Company shall provide to the Agents in sufficient copies for all the Lenders, the following financial information relating to the Company, TCN or the Bank Group, as the case may be:

(i)
as soon as they become available but in any event within 120 days after the end of each of the Company’s financial years, the audited consolidated financial statements for such financial year for the Company and (except to the extent that TCN is a Subsidiary of the Company) within 120 days after the end of each of TCN’s financial years, the audited consolidated financial statements for such financial year for TCN;

(ii)
as soon as they become available but in any event within 120 days after the end of each of the Company’s financial years, the unaudited pro forma balance sheet, statement of cash flows and statement of operations for such financial year in respect of the Bank Group substantially in the form set out in Schedule 13 (Pro Forma Bank Group Financial Statements) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably), together with a commentary from the management in relation to the key drivers for the financial performance of the Bank Group for such financial year.

(iii)
as soon as they become available but in any event within 50 days (or 90 days for the Financial Quarter ended 31 March 2006) after the end of each of the first three Financial Quarters of each financial year (and within 120 days after the end of the last Financial Quarter), the unaudited pro forma balance sheet, statement of cash flows and statement of operations for such Financial Quarter in respect of the Bank Group substantially in the form set out in Schedule 13 (Pro Forma Bank Group Financial Statements) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably).

(c)
Borrower Financial Information:  Each Borrower shall provide, to the extent such information is required by any Lender to enable it to comply with any law, regulation or other requirement of any central bank or other fiscal, monetary or other authority, promptly following request by such Lender, such Borrower’s most recent annual audited financial statements to the extent the same are in final form.

22.2	Provisions relating to Bank Group Financial Information

(a)
The financial information of the Bank Group delivered pursuant to paragraphs (b)(ii) and (b)(iii) of Clause 22.1 (Financial Statements) shall be prepared in good faith using the same methodologies applied in preparing the audited consolidated financial statements of the Ultimate Parent delivered to the Agents pursuant to sub-paragraph (a)(i) of Clause 22.1 (Financial Statements).

	(b)	To the extent possible, all financial data used in preparing the financial information of the Bank Group will be derived from:

(i)
in the case of financial information in respect of a full financial year of the Bank Group, the balance sheet, statement of cash flows, statement of operations and notes to the audited consolidated financial statements of the Ultimate Parent in respect of that financial year, including without limitation, revenue (broken down by “Business”, “Consumer” and “Content”); and

(ii)
in respect of financial information in respect of any Financial Quarter of any financial year of the Bank Group, from the balance sheet, statement of cash flows, statement of operations and notes to the unaudited consolidated quarterly financial statements of the Ultimate Parent for the corresponding Financial Quarter, including without limitation, revenue (broken down by “Business”, “Consumer” and “Content”), provided that in the event that it shall not be possible to apply the financial data used in the financial statements or management accounts of the Ultimate Parent, as the case may be, such financial information will be determined in good faith based on allocation methodologies approved by the Board of Directors of the Company.

(c)
For any period prior to 31 March 2007, Bank Group Consolidated Revenue shall represent the combination of revenue of the Ultimate Parent and NTL (without duplication) and following the consummation of the Baseball Acquisition, for any period ending on a date prior to the first anniversary of the Baseball Effective Date, Bank Consolidated Revenue shall represent the combination of the Ultimate Parent, NTL and Baseball (without duplication), in each case, for the relevant period.

(d)
Financial statements for the Bank Group shall reflect, for any period prior to 31 March 2007 and/or the Baseball Effective Date, the combination of the historical statements of the Ultimate Parent and NTL and Baseball (as the case may be) (without duplication) giving effect to the Merger and/or the Baseball Acquisition (as the case may be) as if the Merger and/or the Baseball Acquisition (as the case may be) had occurred as of the beginning of the relevant period and reflecting such adjustments to give effect to the Merger and/or the Baseball Acquisition (as the case may be) including elimination of balance sheet and other adjustments as if of the Merger and/or the Baseball Acquisition (as the case may be). Such combination of historical statements will be carried out by the Company in good faith and having regard to publicly available financial information of the NTL Group, Telewest Group and/or the Baseball Group prior to the Merger or the Baseball Acquisition (as the case may be).

22.3	Budget

In respect of each financial year, as soon as the same becomes available and in any event by no later than 30 days after the beginning of each financial year of the Bank Group (other than in respect of the financial year ended 31 December 2006), the Company shall deliver to the Agents, in sufficient copies for the Lenders, the annual operating budget, which as regards paragraphs (b) and (c) below shall be in the format set out in Schedule 14 (Pro Forma Budget Information) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably) and prepared by reference to each Financial Quarter in respect of such financial year of the Bank Group.  The annual operating budget shall be prepared in a form consistent with past practice of the Company and shall include:

(a)	forecasts of any projected material Disposals (including timing and anticipated Net Proceeds thereof) on a consolidated basis for the Bank Group;

(b)
projected annual statements of operations (including projected revenue and operating costs) on a consolidated basis for the Bank Group in the format set out in Schedule 14 (Pro Forma Budget Information) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably);

(c)
projected estimated pro forma balance sheets and estimated pro forma statements of cash flows on a consolidated basis for the Bank Group in the format set out in Schedule 14 (Pro Forma Budget Information) or with such amendments as may be necessary to reflect changes made to the Group’s public financial information as agreed by the Facility Agent (acting reasonably);

(d)	projected capital expenditure to be included for each Financial Quarter of such financial year on a consolidated basis for the Bank Group;

(e)	projected ratios in respect of each of the financial covenants set out in Clause 23.2 (Ratios) for each Financial Quarter in such financial year; and

(f)	a commentary from the management in relation to the key drivers for the Bank Group for such financial year.

The Company shall provide the Agents with any details of material changes in the projections set out in any Budget delivered under this Clause 22.3 as soon as reasonably practicable after it becomes aware of any such change.

22.4	Other Information
The Company shall and shall procure that each of the Obligors shall from time to time on the request of the Facility Agent and/or Administrative Agent:

(a)
provide the Facility Agent and/or Administrative Agent (as applicable) with such information about the business and financial condition of the Bank Group or any member of the Bank Group (including such member’s business) as the Facility Agent and/or Administrative Agent  (as applicable) may reasonably require, provided that the Company shall not be under any obligation to provide, or procure the providing of, any information the supply of which would be contrary to any confidentiality obligation binding on any member of the Bank Group or where the supply of such information could prejudice the retention of legal privilege in such information and provided further that no Obligor shall (and the Company shall procure that no member of the Bank Group shall) be able to deny the Facility Agent and/or Administrative Agent (as applicable) any such information by reason of it having entered into a  confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group; and

(b)
provide all then existing information about the business and financial condition of the Bank Group or any member of the Bank Group (including such member’s business) as Standard & Poor’s or Moody’s may reasonably require and extend all reasonable co-operation for the purpose of determining or assessing the credit ratings (if any) assigned to the Facilities, the Bridge Facility Agreement, the Alternative Bridge Facility Agreement, the Existing High Yield Notes, the Additional High Yield Notes, any High Yield Refinancing or the New High Yield Notes, and the Company shall use all reasonable efforts to meet with representatives of Standard & Poor’s and Moody’s no less frequently than once in each calendar year.

22.5	Compliance Certificates

The Company shall ensure that each set of financial information delivered by it pursuant to sub-paragraphs (a), (b)(ii) and (b)(iii) of Clause 22.1 (Financial Statements) is accompanied by a Compliance Certificate signed by two of its authorised signatories (at least one of whom shall be a Financial Officer) which:

(a)
where the relevant financial statements being delivered relate to a period ending on a Quarter Date in respect of which the financial covenants are required to be tested in accordance with paragraphs (d) and (e) of Clause 23.2 (Ratios) or, prior to commencement of testing of the financial covenants, in respect of which a change to any Applicable Margin is required under Clause 13.3 (Margin Ratchet for Revolving Facility Advances and, Prior to a Paydown Event, Secondary Revolving Facility Advances), Clause 13.4 (Margin Ratchet for Secondary Revolving Facility Advances on and after a Paydown Event), Clause 14.7 (Margin Ratchet for A Facility Advances and A1 Facility Advances (and, Prior to the Occurrence of a Paydown Event, A2 Facility Advances and A3 Facility Advances)), or Clause 14.8 (Margin Ratchet for A2 Facility Advances and A3 Facility Advances on and after a Paydown Event):

(i)
confirms compliance (or detailing any non-compliance) with the relevant financial covenants set out in Clause 23 (Financial Condition) (if applicable) and showing figures representing the actual financial ratios then in effect;

(ii)
attaches a working paper (the “Attached Working Paper”) setting out the calculations showing compliance with the financial covenants set out in Clause 23 (Financial Condition) (if applicable) and the information from which such calculations are derived (including the calculations for the components of such covenants defined in Clause 23.1 (Financial Definitions) on a line by line basis); and

	(iii)	confirms that the information contained in the Attached Working Paper has been prepared on the basis of the same information and methodology used to prepare the appropriate financial information;

(b)	in relation to a Compliance Certificate delivered with the Bank Group’s annual financial information only:

	(i)	confirms the Bank Group Consolidated Revenues for the financial year ended on that Quarter Date; and

	(ii)	confirms compliance (or detailing any non-compliance) with the 80% Security Test; and

(c)	in the case of each Compliance Certificate delivered pursuant to this Clause 22.5, confirms the absence of any Default.

in each case, as at the end of such financial year or Financial Quarter to which such financial information relates.

22.6	Access

If:

(a)
an Event of Default has occurred, but only while such Event of Default is continuing, (provided that with respect to an Event of Default relating to a breach of any covenant in Clause 23 (Financial Condition), such Event of Default shall be deemed to be continuing until such time that the Company has delivered a Compliance Certificate pursuant to Clause 22.5 (Compliance Certificates) demonstrating that the Company is in compliance with each of the covenants set out in Clause 23 (Financial Condition)); or

(b)	in the reasonable opinion of an Instructing Group, a breach of any covenant in Clause 23 (Financial Condition) is reasonably likely to occur,

in each such circumstance, at the Obligors’ expense (in the case of sub-paragraph (a)) and at the Lenders’ expense (in the case of sub-paragraph (b)), but without causing any undue interruption to the normal business operations of such Obligor or any member of the Bank Group:

(i)
the Facility Agent shall be entitled to call for an independent audit and investigation which is reasonable in scope and degree having regard to the nature of the Event of Default or suspected breach (as the case may be) or the financial position of the Bank Group; and

(ii)
the Facility Agent, any Finance Party, or representative of the Facility Agent or such Finance Party (an “Inspecting Party”) shall be entitled to have access, together with its accountants or other professional advisers, during normal business hours, to inspect or observe such part of the Group Business as is owned or operated by any Obligor or any member of the Bank Group, and to have access to books, records, accounts, documents, computer programmes, data or other information in the possession of or available to such Obligor or member of the Bank Group and to take such copies as may be considered appropriate by such Inspecting Party, provided that no Obligor shall (and the Company shall not be obliged to procure that any member of the Bank Group shall) be under any obligation to allow any person to have access to any books, records, accounts, documents, computer programmes, data or other information or to take copies thereof where to do so would breach any confidentiality obligation binding on any member of the Group or would prejudice the retention of legal privilege to which such Obligor or member of the Group is then entitled in respect of such books, records, accounts, documents, computer programmes, data or other information and provided further that no Obligor shall (and the Company shall procure that no member of the Bank Group shall) be able to deny the Facility Agent any such information by reason of it having entered into a  confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group.

22.7	Change in Accounting Practices

The Company shall ensure that each set of financial information delivered to the Agents pursuant to paragraphs (a) and (b) of Clause 22.1 (Financial Statements) is prepared using accounting policies, practices and procedures consistent with that applied in the preparation of NTL’s Original Financial Statements, unless in relation to any such set of financial information, the Company elects to notify the Agents that there have been one or more changes in any such accounting policies, practices or procedures (including, without limitation, any change in the basis upon which costs are capitalised) and:

(a)
in respect of any change in the basis upon which the information required to be delivered pursuant to sub-paragraphs (a)(i) or (a)(ii) of Clause 22.1 (Financial Statements) is prepared, the Ultimate Parent provides:

(i)
a description of the changes and the adjustments which would be required to be made to that financial information in order to cause them to reflect the accounting policies, practices or procedures upon which such Original Financial Statements were prepared; and

(ii)	sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial positions indicated by that financial information and by such Original Financial Statements, and any reference in this Agreement to that financial information shall be construed as a reference to that financial information as adjusted to reflect the basis upon which the Original Financial Statements were prepared; or

(b)
the Company notifies the Facility Agent that it is not longer practicable to test compliance with the financial covenants set out in Clause 23 (Financial Condition) against the financial information required to be delivered pursuant to this Clause 22 or that it wishes to cease preparing the additional information required by sub-paragraph (a) above, in which case:

(i)
the Facility Agent and the Company shall enter into negotiations with a view to agreeing alternative financial covenants to replace those contained in Clause 23 (Financial Condition) in order to maintain a consistent basis for such financial covenants (and for approval by an Instructing Group); and

(ii)	if the Facility Agent and the Company agree alternative financial covenants to replace those contained in Clause 23 (Financial Condition) which are acceptable to an Instructing Group, such alternative financial covenants shall be binding on all parties hereto; and

(iii)
if, after three months following the date of the notice given to the Facility Agent pursuant to this sub-paragraph (b), the Facility Agent and the Company cannot agree alternative financial covenants which are acceptable to an Instructing Group, the Facility Agent shall refer the matter to any of the Permitted Auditors as may be agreed between the Company and the Facility Agent for determination of the adjustments required to be made to such financial information or the calculation of such ratios to take account of such change, such determination to be binding on the parties hereto, provided that pending such determination (but not thereafter) the Company shall continue to prepare financial information and calculate such covenants in accordance with paragraph (a) above.

22.8	Notifications

The Company shall furnish or procure that there shall be furnished to the Agents in sufficient copies for each of the Lenders:

(a)
as soon as reasonably practicable, documents required to be despatched by the Ultimate Parent to its shareholders generally (or any class of them) in their capacity as such and all documents relating to the financial obligations of any Obligor despatched by or on behalf of any Obligor to its creditors generally (in their capacity as creditors) it being agreed that to the extent such information is filed with the SEC, such filing will satisfy the Company’s obligations with regard to the provision of such information;

(b)
as soon as reasonably practicable after the same are instituted or, to its knowledge, threatened, details of any litigation, arbitration or administrative proceedings involving any member of the Bank Group which, is reasonably likely to be adversely determined and if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

(c)	written details of any Default promptly upon becoming aware of the same, and of all remedial steps being taken and proposed to be taken in respect of that Default.

22.9	Role of the Administrative Agent and US Paying Agent

Notwithstanding the rights of the Administrative Agent and the US Paying Agent to receive or request certain documentation and other information as set out in this Clause 22 (Financial Information), the other Finance Parties hereby expressly acknowledge and agree that the Administrative Agent and the US Paying Agent (a) are under no obligation to ensure that any such documentation or other information is made available to all or any of them, (b) may (in its sole discretion) determine whether or not to exercise any of its rights as set out in this Clause 22 (Financial Information) and (c) shall have no liability whatsoever to any other Finance Party for the failure to exercise, or any delay in exercising, any of its rights set out in this Clause 22 (Financial Information).

23.	FINANCIAL CONDITION

23.1	Financial Definitions

In this Agreement the following terms have the following meanings:

“Bank Group Cash Flow” means, in respect of any period, Consolidated Operating Cashflow for that period (excluding for this purpose all Permitted Joint Venture Proceeds for such period and/or Permitted Joint Venture Net Operating Cash Flow for such period included in Consolidated Operating Cashflow pursuant to paragraph (d) of the definition thereof) after:

(a)	adding back:

(i)	any decrease in the amount of Working Capital at the end of such period compared against the Working Capital at the start of such period;

(ii)	all cash extraordinary or non-recurring gains during that period to the extent not included in Consolidated Operating Cashflow;

(iii)	any amount received in cash in that period by members of the Bank Group in respect of income and related taxes;

(iv)	all Permitted Joint Venture Proceeds received for such period; and

(v)	all proceeds from disposals of assets purchased up to 90 days previously pursuant to sale and leaseback transactions otherwise permitted under this Agreement;

(b)	deducting:

(i)
the actual capital expenditure of members of the Bank Group during such period and in calculating Bank Group Cash Flow for the purposes of Clause 12.4 (Repayment from Excess Cashflow) only, the aggregate of the consideration paid for or cost of any permitted acquisitions and the amount of any investments in Joint Ventures made in the period by the member of the Bank Group to the extent included in Consolidated Operating Cashflow;

(ii)	any increase in the amount of Working Capital at the end of such period compared against the Working Capital at the start of that period;

(iii)	any amount paid in cash in that period by any member of the Bank Group in respect of income and related taxes;

(iv)	all cash extraordinary or non-recurring losses during that period to the extent not included in Consolidated Operating Cashflow;

(v)
in calculating Bank Group Cash Flow for the purposes of Clause 12.4 (Repayment from Excess Cash Flow) only, any amount paid in cash in that period in respect of the items included in the calculation of net income or loss in the definition of Consolidated Operating Cashflow and any amounts paid in cash in respect of payments made or paid during such period by any member of the Bank Group to any person who is not a member of the Bank Group including without limitation, the payment of all costs and expenses in connection with transactions contemplated by the Finance Documents and the Bridge Finance Documents; and

(vi)
any amount paid in cash in that period in respect of dividends, distributions, loans, investments or other similar payments made or paid during such period by any member of the Bank Group to any person who is not a member of the Bank Group and any cash charges falling under sub-paragraph (a)(ix) of “Consolidated Operating Cashflow” which have been added back for the purposes of calculating such definition, provided that in no event shall amounts constituting Consolidated Debt Service be deducted from Bank Group Cash Flow, and no amount shall be included or excluded more than once and provided that, for the avoidance of doubt, in calculating Bank Group Cash Flow for the purposes of Clause 12.4 (Repayment from Excess Cash Flow), Equity Proceeds, Debt Proceeds and Net Proceeds and the proceeds of any Subordinated Funding shall be excluded.

“Cash” means at any time:

(a)	all Cash Equivalent Investments; and

(b)
cash (in cleared balances) denominated in Sterling (or any other currency freely convertible into Sterling) and credited to an account in the name of a member of the Bank Group with an Eligible Deposit Bank and to which such a member of the Bank Group is alone beneficially entitled and for so long as:

(i)
such cash is repayable on demand (including any cash held on time deposit which is capable of being broken and the balance received on same day notice provided that any such cash shall only be taken into account net of any penalties or costs which would be incurred in breaking the relevant time deposit) and repayment of such cash is not contingent on the prior discharge of any other indebtedness of any member of the Bank Group or of any other person whatsoever or on the satisfaction of any other condition; or

(ii)
such cash has been deposited with an Eligible Deposit Bank as security for any performance bond, guarantee, standby letter of credit or similar facility the contingent liabilities relating to such having been included in the calculation of Consolidated Total Debt.

“Consolidated Debt Service” means, in respect of any period, the aggregate of:

(a)	the Consolidated Total Net Cash Interest Payable in respect of such period; and

(b)
save to the extent immediately reborrowed and excluding for all purposes any of the Paydown Amount and (except at the relevant Final Maturity Date) any amount, the payment of which has been rescheduled from the Amortisation Repayment Date to the Final Maturity Date for the A2 Facility and the A3 Facility upon the occurrence of a Paydown Event, the aggregate of all scheduled payments (excluding any voluntary and mandatory prepayments) made in such period of principal, capital or nominal amounts in respect of Consolidated Total Debt.

“Consolidated Net Debt” means, at any time, the Consolidated Total Debt at such time less Cash, in cleared balances at such time, credited to any account in the name of a member of the Bank Group subject to a maximum aggregate Cash amount of £200,000,000 (or its equivalent in other currencies).

“Consolidated Net Income” means for any period, with respect to any person, net income (or loss) after taxes for such period of such person (calculated on a consolidated basis, if it has Subsidiaries) determined in accordance with GAAP.

“Consolidated Operating Cashflow” means, in respect of any period:

(a)
Consolidated Net Income of the Bank Group for such period, in accordance with GAAP as then in effect adding back (or deducting as the case may be) (only to the extent used in arriving at net income or loss of the Bank Group):

(i)
non-cash gains or losses, whether extraordinary, recurring or otherwise (excluding however any non-cash charge to the extent that it represents amortisation of a prepaid expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period), and including without limitation non-cash expenses for compensation relating to the granting of options and restricted stock, sale of stock and similar arrangements;

(ii)	income tax expense or benefit;

(iii)	foreign currency transaction gains and losses and foreign currency translation differences;

(iv)	other non-operating gains and losses, including the costs of, and accounting for, financial instruments and gains and losses on disposals of fixed assets;

(v)	share of income or losses from equity investments and minority interests;

(vi)	interest expense and interest income, including, without limitation, the amortisation of debt issuance cost, amendment cost, debt discount and consent payments;

(vii)	depreciation and amortisation;

(viii)	extraordinary items;

(ix)
at the election of the Company, cash charges resulting from any third party professional, advisory, legal and accounting fees and out-of-pocket expenses reasonably incurred in connection with the Merger, the Baseball Scheme, an acquisition or investment, any financing (in any such case, whether completed or not) provided that the aggregate amount added back in respect of such fees and expenses shall not at any time exceed £25 million;

(x)
restructuring charges determined in accordance with FAS 146 in an amount of up to £50 million for the financial year during which the Merger Closing Date occurs (or £60 million in the event that the Baseball Acquisition also occurs during such financial year (other than pursuant to a Stand Alone Baseball Financing)) (“Year 1”) and up to £50 million in the following financial year (or £60 million in the event that the Baseball Acquisition has occurred during such financial year or during Year 1 (in either case, other than pursuant to a Stand Alone Baseball Financing)) (“Year 2”) provided that any unutilised amounts from Year 1 may be carried forward to Year 2 and any unutilised amounts from Year 2 (including, for the avoidance of doubt, any amounts rolled over from Year 1) may be carried forward and added back to Consolidated Operating Cashflow in the period from the end of Year 2 to the third anniversary of the Merger Closing Date;

(xi)	cumulative changes in GAAP from and including the accounting principles applied in the preparation of the Original Financial Statements, and

(xii)
restructuring charges and related costs of the type referred to in the Ultimate Parent’s business plan dated 13 October 2008 in an amount of up to £75 million for the 2008 and 2009 financial years (together, “Year 1”) and up to £15 million in the 2010 financial year (“Year 2”) provided that any unutilised amounts from Year 1 may be carried forward to Year 2 (and any such amounts carried forward will be utilised before any other amounts in Year 2) and any unutilised amounts from Year 2 (excluding any amounts carried forward from Year 1) may be carried forward and added back to Consolidated Operating Cashflow in the 2011 financial year, to the extent spent in such 2011 financial year, minus

(b)	the Excluded Group Operating Cashflow for that period (to the extent included in the calculation of paragraph (a) above);

(c)	to the extent included in Consolidated Net Income for such period and not otherwise deducted pursuant to paragraph (a) above:

(i)	that portion of the share of profit or loss from Permitted Joint Ventures; and

(ii)	the aggregate amount of all interest income and/or dividends received during such period from one or more of the Permitted Joint Ventures;

plus

(d)
the lower of (i) the aggregate Permitted Joint Venture Proceeds actually received by the Bank Group during such period and (ii) the aggregate of the proportionate interests of each member of the Bank Group in any Permitted Joint Venture Net Operating Cash Flow for such period.

“Consolidated Total Debt” means, at any time (without double counting):

(a)
the aggregate principal, capital or nominal amounts (including any Interest capitalised as principal) of Financial Indebtedness of any member of the Bank Group (including, without limitation, Financial Indebtedness arising under or pursuant to the Finance Documents); plus

(b)
the aggregate principal, capital or nominal amounts (including any Interest capitalised as principal) of Financial Indebtedness of any member of the Group to the extent it is Non-Bank Group Serviceable Debt;

excluding any Financial Indebtedness of any member of the Group to another member of the Group or under any Subordinated Funding, to the extent not prohibited under this Agreement and excluding any Financial Indebtedness arising by reason only of mark to market fluctuations in respect of interest rate hedging arrangements since the original date on which such interest rate hedging arrangements were consummated.

“Consolidated Total Net Cash Interest Payable” means, in respect of any period, the aggregate amount of the Interest which has accrued on the Consolidated Total Debt during such period (but excluding for the avoidance of doubt any fees and consent payments payable in or amortised during such period) but deducting any Interest actually received in cash by any member of the Bank Group.

“Current Assets” means the aggregate of trade and other receivables (net of allowances for doubtful debts), prepayments and all other current assets of the Bank Group (which until such time as balance sheets are prepared for the Bank Group shall be allocated from the relevant consolidated financial statements of the Group to the Bank Group by the board of directors of the Company acting in good faith) maturing within twelve months from the date of computation, as required to be accounted for as current assets under GAAP but excluding cash and Cash Equivalent Investments and excluding the impact of Hedging Agreements.

“Current Liabilities” means the aggregate of all liabilities (including accounts payable, accruals and provisions) of the Bank Group (which until such time as balance sheets are prepared for the Bank Group shall be allocated to the Bank Group from the relevant consolidated financial statements of the Group by the board of directors of the Company acting in good faith) falling due within twelve months from the date of computation and required to be accounted for as current liabilities under GAAP but excluding Financial Indebtedness of the Bank Group falling due within such period and any interest on such Financial Indebtedness due in such period and excluding the impact of Hedging Agreements.

“Eligible Deposit Bank” means any bank or financial institution which has a short term rating of at least A1 granted by Standard & Poor’s or P1 granted by Moody’s.

“Excluded Group Operating Cashflow” means, in respect of any period, that proportion of Consolidated Net Income which is attributable to the Excluded Group for that period adding back (or deducting as the case may be) (to the extent used in arriving at net profit or loss of the Excluded Group):

(a)
non-cash gains or losses, whether extraordinary, recurring or otherwise (excluding however any non-cash charge to the extent that it represents amortisation of a prepaid expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period), and including without limitation non-cash expenses for compensation relating to the granting of options and restricted stock, sale of stock and similar arrangements;

(b)	income tax expense or benefit;

(c)	foreign currency transaction gains and losses and foreign currency translation differences;

(d)	other non-operating gains and losses, including the costs of, and accounting for, financial instruments and gains and losses on disposals of fixed assets;

(e)	share of income or losses from equity investments and minority interests;

(f)	interest expense and interest income, including, without limitation, the amortisation of debt issuance cost, amendment cost, debt discount and consent payments;

(g)	depreciation and amortisation;

(h)	extraordinary items;

(i)	restructuring charges determined in accordance with FAS 146; and

(j)	cumulative changes in GAAP from the Original Execution Date.

“Financial Quarter” means the period commencing on the day immediately following any Quarter Date in each year, and ending on the next succeeding Quarter Date.

“Interest” means:

(a)
interest and amounts in the nature of interest accrued in respect of any Financial Indebtedness (including without limitation, in respect of obligations under finance or capital leases or hire purchase payments);

(b)
discounts suffered and repayment premiums payable in respect of Financial Indebtedness, in each case to the extent applicable GAAP requires that such discounts and premiums be treated as or in like manner to interest;

(c)
discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness (including all fees payable in connection with any Documentary Credit, any other letters of credit or guarantees and any Ancillary Facility);

(d)
any other costs, expenses and deductions of the like effect and any net payment (or, if appropriate in the context, receipt) under any Hedging Agreement or like instrument, taking into account any premiums payable for the same, and the interest element of any net payment under any Hedging Agreement; and

(e)
commitment and non-utilisation fees (including, without limitation, those payable under this Agreement) but excluding consent payments, agent’s and advisory fees, front-end, management, arrangement and participation fees and repayment premiums with respect to any Financial Indebtedness (including, without limitation, all those payable under the Finance Documents).

“Permitted Joint Venture Net Operating Cash Flow” means the aggregate of the proportionate interests of each member of the Group in any Permitted Joint Venture of such Joint Venture’s Consolidated Net Income for such period adding back (or deducting as the case may be) (only to the extent used in arriving at consolidated net income or loss of such Joint Venture):

(a)
non-cash gains or losses, whether extraordinary, recurring or otherwise (excluding however any non-cash charge to the extent that it represents amortisation of a prepaid expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period), and including without limitation non-cash expenses for compensation relating to the granting of options and restricted stock, sale of stock and similar arrangements;

(b)	income tax expense or benefit;

(c)	foreign currency transaction gains and losses and foreign currency translation differences;

(d)	other non-operating gains and losses, including the costs of, and accounting for, financial instruments and gains and losses on disposals of fixed assets;

(e)	share of income or losses from equity investments and minority interests;

(f)	interest expense and interest income including, without limitation, amortisation of debt issuance cost and debt discount;

(g)	depreciation and amortisation;

(h)	extraordinary items;

(i)	restructuring charges determined in accordance with FAS 146; and

(j)	cumulative changes in GAAP from the Original Execution Date.

“Permitted Joint Venture Proceeds” means the cash proceeds of all payments of interest and principal received under Financial Indebtedness and of all dividends, distributions or other payments (including management fees) made by any Permitted Joint Venture to any member of the Bank Group.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December in each financial year of the Company.

“Working Capital” means on any date Current Assets less Current Liabilities.

23.2	Ratios

With effect from (and including) the end of the third full Financial Quarter after the Merger Closing Date, the financial condition of the Group or the Bank Group, as the case may be, as evidenced by the financial information provided pursuant to paragraphs (a) and (b) of Clause 22.1 (Financial Statements) and the Attached Working Paper referred to in Clause 22.5 (Compliance Certificates) shall be such that:

(a)	Leverage Ratio: Consolidated Net Debt to Consolidated Operating Cashflow

Subject to paragraph (f) below, Consolidated Net Debt as at:

(i)	any Quarter Date specified in the table in paragraph (d) of this Clause 23.2 that is before a Paydown Event; or

(ii)	any Quarter Date specified in paragraph (e) of this Clause 23.2 that is on or after a Paydown Event,

shall not be more than X times Consolidated Operating Cashflow calculated on a rolling twelve month basis ending on such Quarter Date, where X has the value indicated for such Quarter Date in such table and, for the purposes of the calculation of the Leverage Ratio as at any Quarter Date, giving pro forma effect to the Utilisation of the B5 Facility and the B6 Facility.

(b)	Interest Coverage Ratio: Consolidated Operating Cashflow to Consolidated Total Net Cash Interest Payable

Subject to paragraph (f) below, Consolidated Operating Cashflow calculated on a rolling twelve month basis ending on:

(i)	any Quarter Date specified in the table in paragraph (d) of this Clause 23.2 that is before a Paydown Event; or

(ii)	any Quarter Date specified in paragraph (e) of this Clause 23.2 that is after a Paydown Event,

shall not be less than Y times Consolidated Total Net Cash Interest Payable calculated on a rolling twelve month basis, where Y has the value indicated for such period in such table, provided that (to the extent applicable) in the case of the test falling on 31 December 2006:

(i)	Consolidated Operating Cashflow shall be calculated in accordance with the principles specified in paragraph (d) of Clause 22.2 (Provisions relating to Bank Group Financial Information); and

(ii)	Consolidated Total Net Cash Interest Payable shall be calculated by annualising (on the basis of the actual number of days in such period and a 365 day year) the Consolidated Total Net Cash Interest Payable for the period commencing on the Merger Closing Date and ending on 31 December 2006.

(c)	Debt Service Coverage Ratio: Bank Group Cash Flow to Consolidated Debt Service

Subject to paragraph (f) below, Bank Group Cash Flow calculated for each rolling twelve month period ending on:

(i)	each Quarter Date specified in the table in paragraph (d) of this Clause 23.2 that is before a Paydown Event; or

(ii)	any Quarter Date specified in paragraph (e) of this Clause 23.2 that is on or after a Paydown Event,

shall not be less than Z times Consolidated Debt Service for such period where Z has the value indicated for such period in such table provided that (to the extent applicable) in the case of the test falling on 31 December 2006:

(i)	Bank Group Cash Flow shall be calculated in accordance with the principles specified in paragraph (d) of Clause 22.2 (Provisions relating to Bank Group Financial Information); and

(ii)	Consolidated Debt Service shall be calculated by annualising (on the basis of the actual number of days in such period and a 365 day year) the Consolidated Debt Service for the period commencing on the Merger Closing Date and ending on 31 December 2006.

(d)	Ratio Table Prior to a Paydown Event

This is one of the tables referred to in paragraphs (a) to (c) above.

	Leverage Ratio	Interest Coverage Ratio	Debt Service Coverage Ratio
Quarter Date	X	Y	Z
31 December 2006	5.45:1	2.30:1	1:1
31 March 2007	5.25:1	2.35:1	Not tested
30 June 2007	5.25:1	2.35:1	Not tested
30 September 2007	5.25:1	2.35:1	Not tested
31 December 2007	5.25:1	2.35:1	Not tested
31 March 2008	5.00:1	2.35:1	Not tested
30 June 2008	4.90:1	2.50:1	Not tested
30 September 2008	4.90:1	2.55:1	Not tested
31 December 2008	4.90:1	2.60:1	Not tested
31 March 2009	4.85:1	2.65:1	Not tested
30 June 2009	4.70:1	2.80:1	Not tested
30 September 2009	4.40:1	3.00:1	1:1
31 December 2009	4.15:1	3.15:1	1:1
31 March 2010	4.00:1	3.35:1	1:1
30 June 2010	4.00:1	3.55:1	1:1
30 September 2010	3.70:1	3.75:1	1:1
31 December 2010	3.60:1	3.75:1	1:1
31 March 2011	3.40:1	4.00:1	1:1
30 June 2011	3.25:1	4.00:1	1:1
30 September 2011	3.00:1	4.00:1	1:1
31 December 2011 and thereafter	3.00:1	4.00:1	1:1

(e)	Ratio Table Following a Paydown Event

This is one of the tables referred to in paragraphs (a) to (c) above.

	Leverage Ratio	Interest Coverage Ratio	Debt Service Coverage Ratio
Quarter Date	X	Y	Z
30 September 2008	4.90:1	2.55:1	Not tested
31 December 2008	4.90:1	2.60:1	Not tested
31 March 2009	4.85:1	2.60:1	Not tested
30 June 2009	4.70:1	2.60:1	Not tested
30 September 2009	4.40:1	2.60:1	1:1
31 December 2009	4.25:1	2.60:1	1:1
31 March 2010	4.25:1	2.60:1	1:1
30 June 2010	4.10:1	2.65:1	1:1
30 September 2010	4.00:1	2.70:1	1:1
31 December 2010	3.90:1	2.75:1	1:1
31 March 2011	3.75:1	2.85:1	1:1
30 June 2011	3.70:1	2.90:1	1:1
30 September 2011	3.60:1	3.00:1	1:1
31 December 2011	3.50:1	3.05:1	1:1
31 March 2012	3.50:1	3.10:1	1:1
30 June 2012	3.00:1	3.20:1	1:1
30 September 2012	3.00:1	4.00:1	1:1
31 December 2012 and thereafter	3.00:1	4.00:1	1:1

(f)
If any Compliance Certificate delivered pursuant to Clause 22.5 (Compliance Certificates) demonstrates that the ratio of Consolidated Net Debt to Consolidated Operating Cashflow in respect of the relevant Quarter Date for which such Compliance Certificate was delivered was 4.25:1 or lower, the covenants which are required to be tested pursuant to paragraphs (a), (b) and (c) above shall thereafter, and for so long as the ratio of Consolidated Net Debt to Consolidated Operating Cashflow as at each subsequent Quarter Date remains at 4.25:1 or lower, be tested on each alternative Quarter Date shown on the table in paragraph (d) above (prior to a Paydown Event), or, on or after a Paydown Event, paragraph (e) above.  In the event that any Compliance Certificate delivered pursuant to Clause 22.5 (Compliance Certificates) demonstrates that the ratio of Consolidated Net Debt to Consolidated Operating Cashflow in respect of any Quarter Date for which such Compliance Certificate was delivered exceeds 4.25:1, the covenants which are required to be tested pursuant to paragraphs (a), (b) and (c) above shall thereafter, and for so long as the ratio of Consolidated Net Debt to Consolidated Operating Cashflow as at each subsequent Quarter Date exceeds 4.25:1 be tested, in accordance with paragraphs (a), (b) and (c) above, on each subsequent Quarter Date.

23.3	Equity Cure Right

(a)
Subject to paragraph (b) below, if any Compliance Certificate delivered by the Company demonstrated that the Bank Group is in breach of any of the financial covenants set out in paragraphs (a), (b) or (c) of Clause 23.2 (Ratios) as at the relevant Quarter Date to which such Compliance Certificate relates, then the Company may, at its option, within 5 Business Days of delivery of such Compliance Certificate and without prejudice to the rights of the Lenders under Clause 27 (Events of Default) cure such breach (an “Equity Cure Right”) by procuring that the proceeds of any New Equity be contributed into the Bank Group and either:

(i)	applied towards the prepayment of the Term Facilities; or

(ii)	added back to the calculation of Consolidated Operating Cashflow,

in each case, in an amount which, if such test(s) were to be recalculated as at such Quarter Date but giving effect to such application or add-back, such test(s) would have been satisfied.

(b)	The Equity Cure Right shall be subject to the following conditions:

(i)	subject to sub-paragraph (ii) below, such Equity Cure Right may not be used on more than three occasions over the life of the Facilities;

(ii)	in the case of an add-back to the calculation of Consolidated Operating Cashflow, such Equity Cure Right may only be used on one occasion over the life of the Facilities, and in an amount not exceeding £100 million;

(iii)
in the case of an add-back to the calculation of Consolidated Operating Cashflow, such add-back may not be rolled forward or otherwise taken into account on any subsequent Quarter Date on which such financial covenants are to be tested; and

(iv)	such Equity Cure Right may not be used for any two consecutive Quarter Dates.

(c)	Any proceeds of New Equity which are contributed into the Bank Group for the purposes specified above, shall thereafter be retained within the Bank Group.

23.4	Currency Calculations

Where any financial information with reference to which any of the covenants in Clause 23.2 (Ratios) are tested states amounts in a currency other than Sterling such amounts shall, for the purposes of testing such covenants be converted from such currency into Sterling at the rate used in such financial information for the purpose of converting such amounts from Sterling into the currency in which they are stated in such financial information or where no such rate is stated in such financial information at an appropriate rate selected by the Company, acting reasonably.

23.5	Pro Forma Calculations

For the purposes of testing compliance with the financial covenants set out in Clause 23.2 (Ratios), the calculation of such ratios shall be made on a pro forma basis giving effect to all material acquisitions and disposals made by the Bank Group during the relevant period of calculation based on historical financial results of the items being acquired or disposed of.

24.	POSITIVE UNDERTAKINGS

24.1	Application of Advances

The Parent shall each ensure that the proceeds of each Advance made under this Agreement are applied exclusively for the applicable purposes specified in Clause 2.4 (Purpose).

24.2	Financial Assistance and Fraudulent Conveyance

The Parent and each Obligor shall (and the Company shall procure that each member of the Bank Group shall) ensure that its execution of the Finance Documents to which it is a party and the performance of its obligations thereunder does not contravene any applicable local laws and regulations concerning fraudulent conveyance, financial assistance by a company for the acquisition of or subscription for its own shares or the shares of its parent or any other company or concerning the protection of shareholders’ capital.

24.3	Necessary Authorisations

The Parent and each Obligor shall (and the Company shall procure that each member of the Bank Group shall):

(a)
obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)	promptly upon request of the Facility Agent, supply certified copies to the Facility Agent of any such Necessary Authorisations so requested.

24.4	Compliance with Applicable Laws

The Parent and each Obligor shall (and the Company shall procure that each member of the Bank Group shall) comply with all applicable laws to which it is subject in respect of the conduct of its business and the ownership of its assets (including, without limitation, all Statutory Requirements), in each case, where a failure so to comply could reasonably be expected to have a Material Adverse Effect.

24.5	Insurance

(a)
Each Obligor shall (and the Company shall procure that each member of the Bank Group shall) effect and maintain insurances on and in relation to its business and assets against such risks and to such extent as is necessary or usual for prudent companies carrying on a business such as that carried on by such Obligor or member of the Bank Group with either a Captive Insurance Company or a reputable underwriter or insurance company except to the extent disclosed in the Group’s public disclosure documents or to the extent that the failure to so insure could not reasonably be expected to have a Material Adverse Effect.

(b)
The Company shall (upon the reasonable request of the Facility Agent) supply the Facility Agent with copies of all such insurance policies or certificates of insurance in respect thereof or (in the absence of the same) such other evidence of the existence of such policies as may be reasonably acceptable to the Facility Agent

24.6	Intellectual Property

Each Obligor shall (and the Company shall procure that each member of the Bank Group shall):

(a)
take all necessary action to safeguard and maintain its rights, present and future, in or relating to all Intellectual Property Rights owned, used or exploited by it and which are material to the Group Business (including, without limitation, paying all applicable renewal fees, licence fees and other outgoings) save where a failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)
notify the Facility Agent promptly of any infringement or suspected infringement or any challenge to the validity of any of the present or future Intellectual Property Rights owned, used or exploited by it and which are material to the Group Business which may come to its notice and it will supply the Facility Agent with all information in its possession relating thereto if the same could reasonably be expected to have a Material Adverse Effect and take all necessary steps (including, without limitation, the institution of legal proceedings) to prevent third parties infringing such Intellectual Property Rights to the extent that failure to do so could reasonably be expected to have a Material Adverse Effect.

24.7	Ranking of Claims

Subject to the Reservations, the Parent and each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its unsecured, unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application.

24.8	Pay Taxes

Each Obligor shall procure and the Company shall procure that each member of the Bank Group shall ensure that, at all times, there are no material claims or liabilities which are asserted against it in respect of tax, save to the extent the relevant Obligor or in the case of any other member of the Bank Group, the Company (as the case may be) can demonstrate that the same are being contested in good faith on the basis of appropriate professional advice and that proper reserves have been established therefor to the extent required by applicable generally accepted accounting principles.

24.9	Hedging

The Company shall (or shall procure that the Parent shall):

(a)
enter into and maintain hedging arrangements with Hedge Counterparties, by way of interest rate swap transaction, basis swap, forward rate transaction, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any similar derivative transaction, or any combination of the foregoing, for the purpose of limiting the Bank Group’s exposure to adverse movements in interest rates or foreign exchange in relation to the Facilities, the Bridge Facility (or the Alternative Bridge Facility, as the case may be), the New High Yield Notes (if applicable) and the Additional High Yield Notes as follows:

(i)
interest rate hedging (or fixed rate debt, for which purposes, outstanding advances under the Bridge Facility shall be deemed to constitute fixed rate debt prior to the issuance of Exchange Notes or the issuance of the New High Yield Notes) required to ensure that interest is payable at fixed rates on not less than 66⅔% of the combined aggregate principal amount outstanding as at the Merger Closing Date, under the Facilities and the Bridge Facility (or the Alternative Bridge Facility, as the case may be) (or, if applicable, the New High Yield Notes and the Additional High Yield Notes), for a period of not less than 3 years from the Merger Closing Date (provided that for this purpose the principal amount of any fixed rate Existing High Yield Notes, fixed rate Additional High Yield Notes and any fixed rate New High Yield Notes shall be included in the calculation of such minimum hedging requirement); and

(ii)
currency rate hedging in respect of 100% of the aggregate principal amount of the  Facilities which are denominated in euros or Dollars (if applicable) for a period of not less than 3 years from the Merger Closing Date;

(iii)	currency rate hedging in respect of 100% of interest payable in euros and Dollars under the Facilities (if applicable), for a period of not less than 3 years from the Merger Closing Date;

(iv)
currency rate hedging in respect of 100% of the coupon payable in euros and Dollars under the New High Yield Notes (if applicable), for a period up to the applicable first call date in respect of such New High Yield Notes; and

(v)	currency rate hedging in respect of 100% of the coupon payable in euros andDollars under the Additional High Yield Notes (if applicable), for a period upto the applicable first call date in respect of such Additional High Yield Notes, in each case within 6 months of the Merger Closing Date other than:

(1)
in the case of the hedging arrangements required to be entered into under sub-paragraph (a)(i) above, those hedging arrangements relating to the A1 Facility and the B1 Facility which shall be required to be implemented within 6 months of the Baseball Effective Date;

(2)
in the case of the hedging arrangements required to be entered into under sub-paragraphs (a)(ii) and (a)(iii) above, those hedging arrangements relating to the B6 Facility, which shall be required to be implemented within 3 months of first Utilisation of the B6 Facility; and

(3)
in the case of the hedging arrangements required to be entered into under sub-paragraphs (a)(iv) and (a)(v) above, those hedging arrangements relating to the New High Yield Notes or Additional  High Yield Notes, which shall be required to be implemented within 6 months of the date of issuance of such New High Yield Notes or Additional High Yield Notes;

(b)
within 6 months of the date of any High Yield Refinancing, enter into and maintain hedging arrangements with Hedge Counterparties for the purpose of limiting the Bank Group’s exposure to adverse movements in interest rates or foreign exchange in relation to such High Yield Refinancing  for the relevant remaining period specified in the Existing NTL Senior Credit Facilities Agreement to the extent that the Company would have been obliged to enter into hedging arrangements in respect of such High Yield Refinancing thereunder (in the case of a refinancing of Existing High Yield Notes) or for the relevant periods specified in sub-paragraphs (a)(i), (a)(iv) (in the case of a refinancing of New High Yield Notes) or (a)(v) (in the case of a refinancing of Additional High Yield Notes) above;

(c)	ensure that the hedging arrangements required pursuant to this Clause 24.9 are Existing Hedging Agreements or are entered into in the form of Acceptable Hedging Agreements; and

(d)	as soon as reasonably practicable following request by the Facility Agent provide the Facility Agent with certified true copies of each such Hedging Agreement entered into,

provided that the Company shall not be in breach of this Clause 24.9 if the Company fails to enter into the hedging arrangements required under paragraphs (a) and (b) by the relevant times specified in paragraphs (a) and (b) if during the time between the Original Execution Date and the date on which such hedging arrangements are required to be implemented:

(i)	none of the Lenders or their Affiliates is willing to enter into Hedging Agreements to effect the hedging arrangements required by paragraphs (a) or (b), as the case may be; or

(ii)
where a Lender or its Affiliate is willing to enter into such hedging arrangements, the terms of such hedging arrangements are, in the reasonable opinion of the Administrative Agent and the Mandated Lead Arrangers and having regard to the creditworthiness of the Company and current market conditions, considered to be unreasonable, or where in the opinion of the Administrative Agent and the Mandated Lead Arrangers, acting reasonably, such hedging arrangements would cause material adverse tax-related implications for any member of the Group.

24.10	Pension Plans

(a)
The Company shall use reasonable endeavours to ensure that all pension plans maintained and operated by it or any member of the Bank Group, generally for the benefit of employees of any member of the Bank Group are maintained and operated and have been valued by an actuary appointed by the Company in accordance with all applicable laws from time to time and that the employer contributions are assessed and paid in all material respects in accordance with the governing provisions of such schemes and all laws applicable thereto, in each case, save to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect.

Without prejudice to the generality of Clause 24.10(a):

(b)
The Company shall ensure that, except for the NTL Pension Plan, the NTL 1999 Pension Scheme, Cablevision Pension Scheme and Workplace Technology Pension schemes (the “UK DB Schemes”), each UK Pension Scheme is, or has at any time been, a money purchase scheme as defined in s181 of the Pension Schemes Act 1993) and no member of the Group is, for the purposes of either s38 or s43 of the Pensions Act 2004, connected with or an associate of any employer of an occupational pension scheme which is not a money purchase scheme.

(c)
Each Participating Employer shall ensure that, in relation to each UK Pension Scheme, no circumstance or event occurs and no action or omission is taken which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, any Participating Employer ceasing to employ any member of such a pension scheme or, in the case of any UK DB Scheme, the issue of a Financial Support Direction or Contribution Notice to any member of the Group).

(d)
The Company shall promptly notify the Facility Agent of any change in the rate of contributions to any UK DB Schemes, paid or recommended to be paid (whether by the scheme actuary or otherwise) or required by law or otherwise which might reasonably be expected to have a Material Adverse Effect.

(e)
Each Obligor shall immediately notify the Facility Agent of any investigation or proposed investigation by the Pensions Regulator which it has been informed may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any member of the Bank Group.

(f)	Each Obligor shall immediately notify the Facility Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

24.11	Environmental Matters

(a)	Each Obligor shall (and the Company shall procure that each member of the Bank Group shall):

(i)	comply with all Environmental Laws to which it is subject;

(ii)	obtain all Environmental Licences required or desirable in connection with the business it carries on; and

(iii)	comply with the terms of all such Environmental Licences,

in each case where failure to do so could reasonably be expected to have a Material Adverse Effect.

(b)
Each Obligor shall (and the Company shall procure that each member of the Bank Group shall) promptly notify the Facility Agent of any Environmental Claim (to the best of such Obligor’s or member of the Bank Group’s knowledge and belief) pending or threatened against it which, if substantiated, could reasonably be expected to have a Material Adverse Effect.

(c)
No Obligor shall (and the Company shall procure that no member of the Bank Group shall) permit or allow to occur any discharge, release, leak, migration or other escape of any Hazardous Substance into the Environment on, under or from any property owned, leased, occupied or controlled by it, where such discharge, release, leak, migration or escape could reasonably be expected to have a Material Adverse Effect.

24.12	Further Assurance

(a)
The Parent and each Obligor shall (and the Company shall procure that each member of the Bank Group shall) at its own expense, promptly take all such reasonable action as the Facility Agent or the Security Trustee may require for the purpose of complying with the provisions of paragraph (b) and for the registration or filing of any Security Documents delivered pursuant thereto with all appropriate authorities to the extent necessary for the purposes of perfecting the Security created thereunder.

(b)	The Company shall:

(i)
subject to the proviso below and except as otherwise provided in this Clause 24.12, procure that the 80% Security Test is satisfied, at the end of each financial year during the term of the Facilities where such percentage is calculated by reference to the annual financial information relating to the Bank Group most recently delivered pursuant to Clause 22.1 (Financial Statements) and certified in the relevant Compliance Certificate accompanying the same;

(ii)	procure that in relation to any member of the Bank Group which becomes a Borrower for the purposes of this Agreement, the immediate Holding Company of such Borrower shall also become a Guarantor hereunder; and

(iii)
procure that each Obligor which is or becomes a party to this Agreement in such capacity under sub-paragraph (i) above shall have delivered to the Security Trustee, one or more Security Documents granting security over all or substantially all of its assets other than any shares in, receivables owed by or any other interest in any Bank Group Excluded Subsidiary, Project Company or Joint Venture or any other asset which is of a type excluded from existing corresponding Security Documents, or which the Security Trustee agrees may be excluded from the Security granted under the Security Documents (provided that the Security Trustee shall not agree to exclude any asset of an Obligor from the Security where the net book value of such asset exceeds £10 million (or its equivalent in other currencies) without the prior consent of an Instructing Group (not to be unreasonably withheld or delayed)).

(c)	A breach of sub-paragraph (b) shall not constitute a Default if:

(i)
one or more members of the Bank Group become Obligors in accordance with Clause 26.1 (Acceding Borrowers) and Clause 26.2 (Acceding Guarantors) within 5 Business Days of the delivery of a Compliance Certificate by the Borrower demonstrating that the 80% Security Test is not satisfied; and

(ii)
the Facility Agent (acting reasonably) is satisfied that the 80% Security Test would have been satisfied on the relevant Quarter Date if such Compliance Certificate had been prepared on the basis that such members of the Bank Group had been  Obligors as at that Quarter Date.

(d)
In relation to any provision of this Agreement which requires the Obligors or any member of the Bank Group to deliver a Security Document for the purposes of granting any guarantee or Security for the benefit of the Finance Parties, the Security Trustee agrees to execute as soon as reasonably practicable, any such guarantee or Security Document which is presented to it for execution.

(e)
At any time after an Event of Default has occurred and whilst such Event of Default is continuing, each Obligor shall, at its own expense, take any and all action as the Security Trustee may deem necessary for the purposes of perfecting or otherwise protecting the Lenders’ interests in the Security constituted by the Security Documents.

24.13	Centre of Main Interests

No Obligor incorporated or otherwise existing under the laws of England & Wales shall (and the Company shall procure that no other member of the Bank Group incorporated or otherwise existing under the laws of England & Wales shall), without the prior written consent of an Instructing Group, cause or allow its Centre of Main Interests to change to a country other than England.

24.14	Group Structure Chart

If there is a material change or inaccuracy in the corporate structure of the Bank Group or any Holding Companies of the Company from that set out in the Group Structure Chart most recently delivered to the Facility Agent, including upon consummation of the Merger, the Company shall deliver or procure that there is delivered to the Facility Agent, as soon as practicable upon becoming available, an updated Group Structure Chart containing information sufficient to evidence the matters set out in paragraphs (a) to (d) of Clause 21.19 (Structure) and showing such material change or correcting such inaccuracy.

24.15	Contributions to the Bank Group

The Company shall procure that any monies which are at any time contributed by any member of the Group to any member of the Bank Group shall be contributed by way of Subordinated Funding, by way of an investment through capital contribution or a subscription or issuance of securities or convertible unsecured loan stock in the relevant member of the Bank Group.

24.16	“Know your client” checks

(a)
Each Obligor shall promptly upon the request of the Facility Agent or any Lender and each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective Transferee in order for the Facility Agent, such Lender or any prospective Transferee to carry out and be satisfied with the results of all necessary “know your client” or other applicable anti-money laundering checks in relation to the identity of any person that it is required to carry out in relation to the transactions contemplated in the Finance Documents.

(b)
The Company shall, by not less than 3 Business Days written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its wholly-owned Subsidiaries becomes an Acceding Obligor pursuant to Clause 26 (Acceding Group Companies) (provided that no such notice shall be required to be given in respect of any Obligor where any such person is required or intends to accede to this Agreement pursuant to Clause 3.4 (Baseball Conditions Subsequent).

(c)
Following the giving of any notice pursuant to paragraph (b) above, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective Transferee to carry out and be satisfied with the results of all necessary “know your client” or other applicable anti-money laundering checks in relation to the identity of any person that it is required to carry out in relation to the accession of such Acceding Borrower or Acceding Guarantor to this Agreement.

24.17	Change in Auditors

The Obligors shall ensure that its auditors are (and in the case of the Company, the Bank Group’s auditors are) any one of the Permitted Auditors provided that in the event of any change in such auditors (other than in connection with the Merger), the relevant Obligor (or the Company, in the case of any change to the Bank Group’s auditors) shall promptly notify the Facility Agent of such change.

24.18	Syndication

(a)
Each of the Obligors shall (and the Company shall procure that each member of the Bank Group shall) co-operate with and assist the Mandated Lead Arrangers in connection with the primary syndication of the Facilities (other than the B5 Facility and the B6 Facility) in a manner consistent with normal market practice including (but not limited to) by:

(i)
providing such financial and other information relating to the Group as the Mandated Lead Arrangers, acting reasonably, may deem necessary to achieve Successful Syndication provided that no such information shall be required to be so provided to the extent that the same would require a filing to be made by any Obligor with the SEC as a result thereof;

(ii)	in line with normal market practice, assisting the Mandated Lead Arrangers in the preparation of any supplemental materials to the Information Memoranda;

(iii)
allow attendance by senior management of the Ultimate Parent and the Company at one or more bank presentations or meeting with potential lenders at such times and places as the Mandated Lead Arrangers may agree with the Ultimate Parent and the Company; and

(iv)	use reasonable efforts to ensure that the syndication efforts benefit from the Group’s existing lending relationships,

provided that no Obligor shall be required to provide any information where, having regard to the relevance of that information to the achievement of Successful Syndication, it would be unreasonable to do so.

(b)
Without prejudice to the provisions of paragraph (a), no Obligor shall be required to take any action or to deliver any information that would conflict with any applicable Law to which it is bound or other applicable regulation including the Takeover Code, US Federal securities laws, the laws of Delaware, or to provide any disclosures that would require a filing with the U.S. Securities and Exchange Commission, or cause it or any of its Subsidiaries to breach any applicable confidentiality undertaking to which it is bound or which might prejudice its entitlement to or retention of legal privilege in any document.  In the event that the Mandated Lead Arrangers request any information to be disclosed or action to be taken which is subject to a confidentiality undertaking, the Parent or the relevant Obligor as the case may be, shall use its reasonable endeavours to obtain the consent of the relevant beneficiary of such confidentiality undertaking to such action in order to allow such disclosure or action to be taken.

24.19	Assets

Each Obligor shall (and the Company shall procure that each member of the Bank Group shall) maintain and preserve all of its assets that are necessary in the conduct of its business as it is conducted from time to time, in good working order and condition subject to ordinary wear and tear where any failure to do so could be reasonably expected to have a Material Adverse Effect.

24.20	ERISA

(a)
As soon as possible and, in any event, within 20 days after a Borrower or any Obligor knows or has reason to know of the occurrence of any of the events specified in paragraph (b) of this Clause 24.20, such Borrower or such Obligor will deliver to the Facility Agent in sufficient copies for each Lender a certificate of the chief financial officer of such Borrower or such Obligor setting out full details as to such occurrence and the action, if any, that the relevant member of the Group or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such member of the Group, the Plan administrator or such ERISA Affiliate to or with any government agency, or a Plan participant and any notices received by such member of the Group or ERISA Affiliate from any government agency, or a Plan participant with respect to it.

(b)	The events referred to in paragraph (a) of this Clause 24.20 are:

(i)	any contribution required to be made with respect to a Plan or Foreign Pension Plan is not made before or within 30 days following the time limit therefor;

(ii)
any member of the Group or any ERISA Affiliate incurs or is reasonably expected to incur any material liability with respect to a Plan under section 4975 or 4980 of the Code or section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code) maintained by a Borrower or any member of the Group under section 4980B of the Code; and

(iii)
any member of the Group incurs or reasonably expects to incur any material liability pursuant to any employee welfare benefit plan (as defined in section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by section 601 of ERISA).

(c)	Subject to all applicable data protection laws, the Ultimate Parent shall procure that each member of the Group will deliver to the Facility Agent in sufficient copies for each of the Lenders:

(i)
a complete copy of the annual report (on Internal Revenue Service Form 5500-series (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information)) of each Plan required to be filed with the Internal Revenue Service and/or the Department of Labor;

(ii)	copies of annual reports and any records, documents or other information required to be furnished by such member of the Group or any ERISA Affiliate with respect to any Plan to any government agency; and

(iii)
any material notices received by a member of the Group or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan, in the case of each of (i), (ii), and (iii), no later than 30 days (or 10 days in the case of this paragraph (iii)) after the date such annual report has been filed with the Internal Revenue Service and/or the Department of Labor or such records, documents and/or information has been furnished to any other government agency or such notice has been received by such member of the Group or ERISA Affiliate, as applicable.

(iv)
The Ultimate Parent shall procure that each member of the Group shall ensure that all Foreign Pension Plans administered by them or into which they make payments, obtain or retain (as applicable) registered status under and as required by applicable law and are administered in a timely manner in all respects in compliance with all applicable laws, in the case of each of the foregoing, except where the failure to do any of the foregoing will not have a Material Adverse Effect.

24.21	Steps Paper

The Ultimate Parent shall (and it shall procure that each member of the Group shall, as applicable) implement each of the steps required for the consummation of the Merger and reorganisation of the Group in accordance with the Steps Paper and in particular, without limitation to the foregoing provision:

(a)
on the Merger Closing Date, to implement each of Steps 1 and 2 set out in the page headed “Combination of NTL and Telewest” of the Steps Paper culminating in the structure set out on the page headed “Interim Structure After Step 2;

(b)
to implement each of the Steps 3 to 10 set out on the pages headed “Post-Combination Restructuring - Second Alternative (Structure 2)” of the Steps Paper, culminating in the structure set out on the page headed “Second Alternative (Structure 2) – Final Structure”, such that all of those steps are completed on the Structuring Date;

(c)
if the Baseball Effective Date occurs prior to the Structuring Date (and Step V1 and V2 described below can be implemented prior to the Structuring Date), to implement each of the Steps V1 and V2 on the page headed “Acquisition of Virgin Mobile Pre-Restructuring”, culminating in the structure set out on the page headed “After Virgin Mobile Pre-Restructuring”, such that both of those steps are completed on the same Business Day, on a date falling not more than 15 days after the Baseball Effective Date; and

(d)
if the Baseball Effective Date occurs after the Structuring Date (or Steps V1 and V2 referred to above cannot be implemented before the Structuring Date) and the provisions of paragraph (b) above have been implemented, to implement each of the Steps 0a and 0b on the page headed “Structure 2 Virgin Mobile Acquisition”, culminating in the structure set out on the page headed “Structure 2 Post-Virgin Mobile Acquisition”, such that both of those steps are completed on the same Business Day, on a date falling not more than 15 days after the Baseball Effective Date, in each case, with such amendments, variations or modifications as the Ultimate Parent shall deem necessary, provided that no such amendment, variation or modification could reasonably be expected to be materially adverse to the interests of the Lenders.

24.22	Baseball Scheme Undertakings

Other than with the consent of a Baseball Instructing Group, acting reasonably (which consent shall be deemed to have been given if not given or refused within 48 hours of request) Baseball Cash Bidco shall comply and the Company shall procure that Baseball Stock Bidco shall comply, with each of the following covenants:

(a)
it shall ensure that the Baseball Scheme Circular is on substantially the terms set out in the Baseball Press Release, other than with respect to any amendments which could not reasonably be expected to be materially prejudicial to the interests of the Lenders;

(b)
it shall not make any amendments to the Baseball Implementation Agreement, other than with respect to any amendments which could not reasonably be expected to be materially prejudicial to the interests of the Lenders;

(c)
it shall ensure that the Baseball Scheme Circular is posted within 28 days of issuance of the Baseball Press Release, or if later, as soon as practicable after the date on which the Court convenes a meeting of the shareholders of Baseball to consider the Baseball Scheme;

(d)
it shall comply with all applicable laws and regulations (including, without limitation, the Act, the Financial Services and Markets Act 2000, the Takeover Code (subject to any applicable waivers by the Takeover Panel) and the Listing Rules of the Financial Services Authority (as applicable);

(e)
it shall keep the Facility Agent informed of the material developments of the Baseball Scheme and the Baseball Acquisition and notify the Facility Agent of any circumstances which may lead to withdrawal of the Baseball Scheme or the Baseball Acquisition;

(f)
it shall provide the Facility Agent with any material updated financial information on the Baseball Group, and such other information relevant to the Baseball Scheme and the Baseball Acquisition as the Facility Agent may reasonably request (including without limitation, copies of any press or public announcements and any material documents or statements issued by the Takeover Panel or any regulatory authority in connection with the Baseball Scheme or the Baseball Acquisition);

(g)	it shall not increase the cash price per share under the cash only option at which the Baseball Acquisition is being made;

(h)	it shall not waive or amend any condition to the Baseball Scheme as set out in the Baseball Scheme Documents, except in any case where such amendment or waiver:

(i)	could not reasonably be expected to be materially prejudicial to the interests of the Lenders; or

(ii)	is required by the Takeover Panel, the Takeover Code, the rules or requirements of any stock exchange with jurisdiction over Baseball Cash Bidco or any other applicable law or regulation;

(i)
it shall not make any public statements relating to the financing of the Baseball Acquisition unless required to do so by the Takeover Code or Takeover Panel, any applicable stock exchange with jurisdiction over Baseball Cash Bidco or any applicable governmental or other regulatory authority;

(j)
it shall ensure that neither of the Baseball Bidcos, nor (using all reasonable endeavours) any person Acting in Concert (as defined in the Takeover Code) with them, shall be obliged to make an offer to shareholders of Baseball under Rule 9 of the Takeover Code;  and

(k)	it shall procure that as soon as reasonably practicable, after the Baseball Effective Date, Baseball is delisted and re-registered as a private company.

25.	NEGATIVE UNDERTAKINGS

25.1	Content Transaction

(a)
Notwithstanding any other provisions of this Agreement, no Content Transaction shall be restricted by (nor deemed to constitute a utilisation of any of the permitted exceptions to) any provision of this Agreement, neither shall the implementation of any Content Transaction constitute a breach of any provision of any Finance Document, provided that:

(i)	the cash proceeds of any Content Transaction are applied in accordance with Clause 12 (Mandatory Prepayment and Cancellation);

(ii)	after giving pro forma effect for such Content Transaction, the Group and the Bank Group continue to be in compliance with Clause 23.2 (Ratios); and

(iii)	at the time of completion of such Content Transaction, no Event of Default has occurred and is continuing and no Event of Default would occur as a result of such Content Transaction.

(b)	Any Joint Venture established pursuant to a Content Transaction shall thereafter not be subject to any restrictions under this Agreement.

25.2	Negative Pledge

No Obligor shall (and the Company shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than an Encumbrance:

(a)	which is an Existing Encumbrance set out in:

(i)	Part 1A of Schedule 10 (Existing Encumbrances) provided that such Encumbrance is released within 10 Business Days of the Merger Closing Date; or

(ii)	Part 1B of Schedule 10 (Existing Encumbrances) provided that the principal amount secured thereby may not be increased unless any Encumbrance in respect of such increased amount would be permitted under another paragraph of this Clause 25.2;

(b)
which arises by operation of Law or by a contract having a similar effect or under an escrow arrangement required by a trading counterparty of any member of the Bank Group and in each case arising or entered into the ordinary course of business of the relevant member of the Bank Group;

(c)	which is created pursuant to any of the Finance Documents (including, for the purposes of securing any Alternative Baseball Financing) and any Bridge Finance Documents;

(d)	arising from any Finance Leases, sale and leaseback arrangements or Vendor Financing Arrangements permitted to be incurred pursuant to Clause 25.4 (Financial Indebtedness);

(e)	which arises in respect of any right of set-off, netting arrangement, title transfer or title retention arrangements which:

(i)	arises in the ordinary course of trading and/or by operation of Law;

(ii)
is entered into by any member of the Bank Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances on bank accounts of members of the Bank Group operated on a net balance basis;

(iii)	arises in respect of netting or set off arrangements contained in any Hedging Agreement or other contract permitted under Clause 25.12 (Limitations on Hedging);

(iv)
is entered into by any member of the Bank Group on terms which are generally no worse than the counterparty’s standard or usual terms and entered into in the ordinary course of business of the relevant member of the Bank Group; or

(v)
which is a retention of title arrangement with respect to customer premises equipment in favour of a supplier (or its Affiliate); provided that the title is only retained to individual items of customer premises equipment in respect of which the purchase price has not been paid in full;

(f)
which arises in respect of any judgment, award or order or any tax liability for which an appeal or proceedings for review are being diligently pursued in good faith, provided that the affected member of the Bank Group shall have or will establish such reserves as may be required under applicable generally accepted accounting principles in respect of such judgment, award, order or tax liability;

(g)	over or affecting any asset acquired by a member of the Bank Group after the Original Execution Date and subject to which such asset is acquired, if:

(i)	such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the Bank Group; and

(ii)	the Financial Indebtedness secured thereby is Financial Indebtedness of, or is assumed by, the relevant acquiring member of the Bank Group, is Financial Indebtedness which at all times falls within paragraph (g) or (k) of Clause 25.4 (Financial Indebtedness) and the amount of Financial Indebtedness so secured is not increased at any time;

(h)
over or affecting any asset of any company which becomes a member of the Bank Group after the Original Execution Date, where such Encumbrance is created prior to the date on which such company becomes a member of the Bank Group, if:

(i)	such Encumbrance was not created in contemplation of the acquisition of such company; and

(ii)	to the extent not repaid by close of business on the date upon which such company became a member of the Bank Group, the Financial Indebtedness secured by such Encumbrance at all times falls within paragraph (g) or (k) of Clause 25.4 (Financial Indebtedness);

(i)
constituted by a rent deposit deed entered into on arm’s length commercial terms and in the ordinary course of business securing the obligations of a member of the Bank Group in relation to property leased to a member of the Bank Group;

(j)	constituted by an arrangement referred to in paragraph (d) of the definition of Financial Indebtedness;

(k)
which is granted over the shares of, Indebtedness owed by or other interests held in, or over the assets (including, without limitation, present or future revenues), attributable to a Project Company, a Bank Group Excluded Subsidiary or a Permitted Joint Venture;

(l)
over cash deposited as security for the obligations of a member of the Bank Group in respect of a performance bond, guarantee, standby letter of credit or similar facility entered into in the ordinary course of business of the Bank Group;

(m)
which is created by any member of the Bank Group in substitution for any Existing Encumbrance referred to in paragraph (a)(ii) above of this Clause 25.2, provided that the principal amount secured thereby may not be increased unless any Encumbrance in respect of such increased amount would be permitted under another paragraph of this Clause 25.2;

(n)	securing the Existing Baseball Facilities, provided that such Encumbrance is released within 10 Business Days of the Baseball Effective Date; or

(o)
securing Financial Indebtedness the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness which has the benefit of an Encumbrance other than as permitted pursuant to paragraphs (a) to (n) above) does not exceed £330 million (or its equivalent in other currencies):

(i)	of which up to £275 million (or its equivalent in other currencies) may be secured on assets not subject to the Security; or

(ii)	of which up to £50 million may be secured on a second ranking basis over assets subject to the Security, provided that such second ranking security shall be granted on terms where the rights of the relevant mortgagee, chargee or other beneficiary of such security in respect of any payment will be subordinated to the rights of the Finance Parties under the HYD Intercreditor Agreement or any other intercreditor arrangement which is either:

(A)	on terms satisfactory to the Facility Agent (acting on the instructions of an Instructing Group); or

(B)	on terms comparable to the Existing Telewest Second Lien Credit Facility Agreement and related intercreditor agreement,

provided that in either case, each of the Finance Parties agrees to execute such intercreditor agreement as soon as practicable following request from the Company.

For the avoidance of doubt, no Encumbrance may be granted by any member of the Bank Group to secure the obligations under or in connection with the C Facility, the New High Yield Notes, the Additional High Yield Notes or any High Yield Refinancing that refinances the New High Yield Notes or the Additional High Yield Notes.

25.3	Loans and Guarantees

No Obligor shall (and the Company shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, grant any loan or credit or give any guarantee in any such case in respect of Financial Indebtedness, other than:

(a)	any extension of trade credit or guarantees, bonds or indemnities granted in the ordinary course of business on usual and customary terms;

(b)	any credit given by a member of the Bank Group to another member of the Bank Group which arises by reason of cash-pooling, set-off or other cash management arrangement of the Bank Group;

(c)
the Existing Loans provided that the aggregate principal amount outstanding thereunder may not be increased from that existing at the Original Execution Date in reliance on this paragraph (c) (except with respect to accrual or capitalisation of interest);

(d)	any loans or credit granted:

(i)	by a member of the Bank Group which is not an Obligor to an Obligor by way of Subordinated Funding;

(ii)	by one Obligor to another Obligor;

(iii)	by a member of the Bank Group which is not an Obligor to any other member of the Bank Group which is not an Obligor; or

(iv)	by a member of the Bank Group to the relevant member of the Group for the purposes of funding drawings available under the undrawn portion of any Existing UKTV Group Loan Stock of up to £50 million in aggregate;

(v)	in accordance with Clause 25.9 (Joint Ventures);

(vi)	by the US Borrower pursuant to the Notes;

(e)	any loans made by any member of the Bank Group to its employees either:

(i)	in the ordinary course of its employees’ employment; or

(ii)	to fund the exercise of share options or the purchase of capital stock by its employees, directors, officers or consultants of the Group,

provided that the aggregate principal amount of all such loans shall not at any time exceed £10 million (or its equivalent in other currencies);

(f)	any loan made by a member of the Bank Group pursuant to either an Asset Passthrough or a Funding Passthrough;

(g)	any loan made by a member of the Bank Group to a member of the Group, where the proceeds of such loan are, or are to be (whether directly or indirectly) used:

(i)	to make payments to the High Yield Trustee in respect of High Yield Trustee Amounts (as such terms are defined in the HYD Intercreditor Agreement) in respect of the Existing High Yield Notes;

(ii)	to make payments to the High Yield Trustee in respect of High Yield Trustee Amounts (as such terms are defined in the HYD Intercreditor Agreement) in respect of the New High Yield Notes;

(iii)	to make equivalent payments to those specified in paragraphs (i) and (ii) above in respect of any High Yield Refinancings or in respect of any Additional High Yield Notes;

(iv)	provided that no Event of Default has occurred and is continuing or is likely to occur as a result thereof to fund Permitted Payments; or

(v)
at any time after the occurrence of an Event of Default, to fund Permitted Payments to the extent not prohibited by the HYD Intercreditor Agreement, the Group Intercreditor Agreement or any other applicable intercreditor agreement;

(h)
credit granted by any member of the Bank Group to a member of the Group, where the Indebtedness outstanding thereunder relates to Intra-Group Services provided that where such credit relates to services falling within sub-paragraphs (c)(i) and (c)(iii) of the definition of Intra-Group Services the settlement of any such credit estimated by the Borrower to be owed by members of the Group which are not Obligors shall take place no later than the first Business Day falling 60 days after the end of each Financial Quarter provided that any such settlement may occur by way of set-off and further provided that any overpayment or underpayment arising as a result of the settlement of all such credit may be returned to the overpaying party or paid by the underpaying party (and any credit or Financial Indebtedness arising as a result of such overpayment or underpayment pending repayment to the overpaying party or payment by the underpaying party is hereby permitted);

(i)
any guarantee given in respect of membership interests in any company limited by guarantee where the acquisition of such membership interest is permitted under Clause 25.13 (Acquisitions and Investments);

(j)
any guarantee given by a member of the Bank Group in respect of or constituted by any Financial Indebtedness permitted under Clause 25.4 (Financial Indebtedness) or Clause 25.10 Transactions with Affiliates) or other obligation not restricted by the terms of the Finance Documents, of another member of the Bank Group;

(k)	any guarantees arising under the Finance Documents (including any guarantees given in respect of an Alternative Baseball Financing) and any guarantee arising under the Bridge Finance Documents;

(l)	any customary title guarantee given in connection with the assignment of leases where such assignment is permitted under Clause 25.6 (Disposals);

(m)
any guarantees or similar undertakings granted by any member of the Bank Group in favour of the Inland Revenue in respect of any obligations of Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.) in respect of UK tax in order to facilitate the winding up of Virgin Media (UK) Group, Inc. (formerly known as NTL (UK) Group, Inc.) provided that the Facility Agent shall have first received confirmation from the Company that based on discussions with the Inland Revenue and the Company’s reasonable assumptions, the Company does not believe that the liability under such guarantee will exceed £15 million (such confirmation to be supported by a letter from the Company’s auditors for the time being, confirming that based on the Company’s calculations of such tax liability the Company’s confirmation is a reasonable assessment of such tax liability);

(n)
any loan granted as a result of a Subscriber being allowed terms, in the ordinary course of trade, whereby it does not have to pay for the services provided to it for a period after the provision of such services;

(o)	any loans or guarantees expressly contemplated under the Steps Paper;

(p)	a loan made or a credit granted to a Joint Venture to the extent permitted under paragraph (d) of Clause 25.9 (Joint Ventures);

(q)	any loans made under the terms of the Screenshop Intra-Group Loan Agreement;

(r)	the BBC Guarantees;

(s)
in the event that the Company elects to proceed with an Option B Alternative Bridge Facility Refinancing, any loan made by the Company to the Parent from the proceeds of drawdown under the C Facility, to enable the Parent to repay, together with the proceeds of the applicable New High Yield Notes issued by it, all outstandings under the Alternative Bridge Facility Agreement;

(t)
liquidity loans of a type which is customary for asset securitisation programmes or other receivables factoring transactions, provided in connection with any asset securitisation programme or receivables factoring transaction otherwise permitted by Clause 25.6(i) of this Agreement; and

(u)
loans made, credit granted or guarantees given by any member of the Bank Group not falling within paragraphs (a) to (t) above, in an aggregate amount not exceeding £85 million (or its equivalent in other currencies).

25.4	Financial Indebtedness

No Obligor shall (and the Company shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than in either case:

(a)
Financial Indebtedness arising under or pursuant to the Finance Documents (including in respect of any outstanding Documentary Credit and arising in respect of any Alternative Baseball Financing) and under or pursuant to the Bridge Finance Documents;

(b)	Existing Financial Indebtedness provided that the Existing Credit Facilities shall be repaid in full immediately upon the making of the first Advance under this Agreement;

(c)	Financial Indebtedness arising in respect of:

(i)	the Existing High Yield Notes and the subordinated unsecured guarantee given by the Company in respect thereof;

(ii)	the New High Yield Notes and any subordinated unsecured guarantee granted by the Company in respect of such New High Yield Notes provided that the New High Yield Notes and such guarantee will be subject to the provisions of the HYD Intercreditor Agreement;

(iii)
the Additional High Yield Notes and any subordinated unsecured guarantee granted by the Company in respect of such Additional High Yield Notes, provided that the Additional High Yield Notes and such guarantee will be subject to the provisions of the HYD Intercreditor Agreement or will be subordinated pursuant to another intercreditor arrangement satisfactory to the Facility Agent or on terms substantially identical to the HYD Intercreditor Agreement mutatis mutandis (the “Supplemental Additional High Yield Notes Intercreditor Agreement”), provided, that no Default or Event of Default is outstanding or occurs as a result of the issuance of the Additional High Yield Notes, and provided further that the proceeds thereof (after deducting all reasonable fees, commissions, costs and expenses incurred by any member of the Group in connection with such raising) are applied as required by Clause 12.5(a)(ii) (Repayment from Debt Proceeds);

(iv)	any High Yield Refinancing and any guarantee given by any member of the Bank Group in respect thereof, provided that such guarantee is given on a subordinated unsecured basis and is subject to the terms of the HYD Intercreditor Agreement or given on subordination terms consistent with those contained in the HYD Intercreditor Agreement;

(d)	Financial Indebtedness of any member of the Bank Group falling within, and permitted by Clause 25.3 (Loans and Guarantees);

(e)	Financial Indebtedness arising under any Hedging Agreements permitted under Clause 25.12 (Limitations on Hedging);

(f)	Financial Indebtedness arising in relation to either an Asset Passthrough or a Funding Passthrough;

(g)
Financial Indebtedness of any company which became or becomes a member of the Bank Group after the Original Execution Date, where such Financial Indebtedness arose prior to the date on which such company became or becomes a member of the Bank Group; if:

(i)	such Financial Indebtedness was not created in contemplation of the acquisition of such company;

(ii)	the aggregate principal amount of all of the Financial Indebtedness assumed in reliance on this paragraph (g) either (1) does not exceed £85 million (or its equivalent in other currencies) outstanding at any time or (2) to the extent such Financial Indebtedness does exceed £85 million, an amount equal to such excess is repaid promptly thereafter;

(h)
Financial Indebtedness arising in respect of any guarantee given by the Company or TCN or any other member of the Bank Group in respect of the relevant borrower’s obligations under any Parent Debt (“Guaranteed Parent Debt”), provided that:

(i)
the proceeds of such Guaranteed Parent Debt are contributed into the Bank Group in accordance with Clause 24.15 (Contributions to the Bank Group) and applied either (i) towards the Group Business or in a business whose primary operations are directly related to the Group Business or (ii) towards the refinancing of any outstanding Indebtedness of the Bank Group; and

(ii)	any such guarantee is given on a subordinated unsecured basis and is subject to the terms of the HYD Intercreditor Agreement, the Group Intercreditor Agreement or any other applicable intercreditor agreement in form satisfactory to an Instructing Group;

(i)	Financial Indebtedness which is expressly contemplated by the Steps Paper;

(j)
Financial Indebtedness which constitutes Subordinated Funding provided that each Obligor that is a debtor in respect of Subordinated Funding shall (and the Borrower shall procure that each member of the Bank Group that is a debtor in respect of Subordinated Funding shall) procure that the relevant creditor of such Subordinated Funding, to the extent not already a party at the relevant time, accedes to the Group Intercreditor Agreement or the HYD Intercreditor Agreement, as appropriate, in such capacity, upon the granting of such Subordinated Funding;

(k)
Financial Indebtedness arising under (i) Finance Leases or (ii) Vendor Financing Arrangements, to the extent that such Finance Leases and/or Vendor Financing Arrangements (x) comprise Existing Vendor Financing Arrangements or any refinancing or rollover thereof,   or (y) comprise Finance Leases and/or Vendor Financing Arrangements entered into after the Merger Closing Date, provided that in the case of clause (x) and (y) the aggregate principal amount thereof does not at any time exceed £165 million plus the principal amount of such Finance Leases and Vendor Financing Arrangements outstanding on the Merger Closing Date; and provided further that, in each case, the relevant lessor or provider of Vendor Financing Arrangements does not have the benefit of any Encumbrance other than over the assets the subject of such Vendor Financing Arrangements and/or Finance Leases;

(l)	Financial Indebtedness relating to deferral of PAYE taxes with the agreement of the Inland Revenue by any member of the Bank Group;

(m)
Financial Indebtedness arising in respect of Existing Performance Bonds or any performance bond, guarantee, standby letter of credit or similar facility entered into by any member of the Bank Group to the extent that cash is deposited as security for the obligations of such member of the Bank Group thereunder;

(n)
Financial Indebtedness not falling within paragraphs (a) to (m) of any members of the Bank Group provided that the aggregate amount of such Financial Indebtedness outstanding at any time when taken together with the aggregate outstanding amount in respect of Finance Leases and Vendor Financing Agreements entered into after the Merger Closing Date, does not exceed £330 million (or its equivalent in other currencies) (less any portion of the basket utilised under paragraph (k) above) and further provided that in the case of any Financial Indebtedness constituted by an overdraft facility which operates on a gross/net basis, only the net amount of such facility shall count towards such aggregate amount;

(o)
Financial Indebtedness of any Asset Securitisation Subsidiary incurred solely to finance any asset securitisation programme or programmes or one or more receivables factoring transactions otherwise permitted by Clause 25.6(i) of this Agreement; or

(p)
Financial Indebtedness arising under tax-related financings designated in good faith as such by prior written notice from the Company to the Facility Agent, provided that the aggregate principal amount of such Financial Indebtedness outstanding at any time does not exceed £500 million and provided further that the proceeds thereof (after deducting all reasonable fees, commissions, costs and expenses incurred by any member of the Group in connection with such raising) are applied in accordance with Clause 12.5(a)(iv) (Repayment from Debt Proceeds).

25.5	Dividends, Distributions and Share Capital

No Obligor shall (and the Company shall procure that no member of the Bank Group shall):

(a)	declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of any of its shares;

(b)	redeem, repurchase, defease, retire or repay any of its share capital, or resolve to do so;

(c)	repay or distribute any share premium account; or

(d)	repay or otherwise discharge or purchase any amount of principal of (or capitalised interest on) or pay any amount of interest in respect of Subordinated Funding,

other than:

(i)
to the extent the share capital of such Obligor is held by one or more other Obligors or to the extent the share capital of any such member of the Bank Group which is not an Obligor is held by one or more other members of the Bank Group;

(ii)	to the extent discharged in consideration of a transfer of any non-cash asset the disposal of which is not otherwise prohibited by this Agreement, by the waiver of any payment where no cash consideration is given in respect of such waiver or by way of conversion into any securities (including convertible unsecured loan stock), (or vice versa), which do not involve any cash payments or by way of capital contribution to the debtor in respect of such Subordinated Funding;

(iii)	to the extent required for the purpose of making payments to:

(A)	the indenture trustee for the Existing High Yield Notes in respect of High Yield Trustee Amounts (as such term is defined in the HYD Intercreditor Agreement);

(B)	the indenture trustee for the New High Yield Notes in respect of High Yield Trustee Amounts (as such term is defined in the HYD Intercreditor Agreement); or

(C)	for the purpose of making payments in respect of any similar amounts to the indenture trustee in respect of any High Yield Refinancing or the Additional High Yield Notes;

(iv)	provided that no Event of Default has occurred and is continuing or is likely to occur as a result thereof, to the extent required to fund Permitted Payments;

(v)
at any time after the occurrence of an Event of Default, to the extent required to fund Permitted Payments not otherwise prohibited by the HYD Intercreditor Agreement and the Group Intercreditor Agreement;

(vi)	to the extent such redemption, repurchase, defeasance, retirement or repayment is in respect of a nominal amount; or

(vii)
payments or distributions made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a  person or entity that is not a member of the Bank Group in connection with, an asset securitisation programme or receivables factoring transaction otherwise permitted by Clause 25.6(i) of this Agreement.

The Lenders hereby consent to any transaction or matter to the extent expressly permitted under paragraphs (i) to (vii) above.

25.6	Disposals

No Obligor shall (and the Company shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, either in a single transaction or in a series of related transactions, sell, transfer, lease or otherwise dispose of any shares in any of its Subsidiaries or all or any part of its revenues, assets, other shares, business or undertakings other than in the ordinary course of business or trading (which, for the avoidance of doubt, includes mast sharing arrangements) and other than:

(a)	any payment required to be made under the Finance Documents (including any payment required to be made under any Alternative Baseball Financing);

(b)	the disposal of obsolete or surplus assets no longer required for the efficient operation of the Group Business, on arms’ length commercial terms;

(c)
disposals of cash, the lending or repayment of cash or the disposal of Cash Equivalent Investments or Marketable Securities, on arms’ length commercial terms where the same is not otherwise restricted by the terms of the Finance Documents;

(d)
by an Obligor to another Obligor, provided that if such assets are subject to existing Security they remain so or will be made subject to Security (in form and substance substantially similar to the existing Security or otherwise in such form and substance as may reasonably be required by the Facility Agent) within 10 Business Days of such disposal;

(e)	disposals by a member of the Bank Group which is not an Obligor to another member of the Group;

(f)
disposals of assets on arms’ length commercial terms where the cash proceeds of such disposal are reinvested within 12 months of the date of the relevant disposal in the purchase of replacement assets by a member of the Bank Group, provided that where the relevant member of the Bank Group that has made the disposal is an Obligor, such replacement assets are either subject to existing Security Documents granted by the relevant member of the Bank Group that has acquired the replacement assets, or will be made subject to Security by such member of the Bank Group (in form and substance substantially similar to the existing Security or otherwise in such form and substance as may reasonably be required by the Facility Agent) within 10 Business Days of the acquisition of such replacement assets;

(g)	disposals of any interest in real or heritable property by way of a lease or licence granted by a member of the Bank Group to another member of the Bank Group;

(h)	disposals of any assets pursuant to the implementation of an Asset Passthrough or of any funds received pursuant to the implementation of a Funding Passthrough;

(i)	disposals of any accounts receivable on arms’ length commercial terms pursuant to an asset securitisation programme or one or more receivables factoring transactions provided that:

(i)	such disposal is conducted on a non-recourse basis, except for recourse to:

(A)	the receivables which are the subject of such asset securitisation programme or receivables factoring transaction;

(B)	the debtor in respect of the Financial Indebtedness for the purpose of enforcing a security interest against it, so long as:

(1)	the recourse is limited to recoveries in respect of the receivables; and

(2)
the providers of the Financial Indebtedness do not have the right to take any steps towards its winding up or dissolution or the appointment of a liquidator, administrator, administrative receiver or similar officer (other than in respect of the receivables);

(C)	a member of the Group to the extent of its shareholding or other interest in any Asset Securitisation Subsidiary; or

(D)	a member of the Group under any form of assurance, undertaking or support, where recourse is limited to:

(1)	a claim for damages (not being liquidated damages or damages required to be calculated in a specified way) for breach of a warranty or undertaking;

(2)	a claim for breach of warranty relating to the receivables;

(3)	a claim for breach of undertaking relating to the management and/or collection of the receivables; or

(4)
a claim for breach of representations, warranties, undertakings, guarantees of performance (excluding any recourse with respect to the collectability of any receivables or assets related to such receivables) and indemnities entered into by the Borrower or any seller which are reasonably customary in an accounts receivable transaction, and, in each case, the obligation is not in any way a guarantee, indemnity or other assurance against financial loss or an obligation to ensure compliance by another with a financial ratio or other test of financial condition; and

(ii)
the aggregate principal amount of all such securitisations or factoring transactions conducted in reliance on this paragraph (i) does not exceed £330 million (or its equivalent in other currencies) at any time;

(j)
disposals of any shares or other interests in any Project Company, Bank Group Excluded Subsidiary or Joint Venture or the assignment of any Financial Indebtedness owed to a member of the Bank Group by a Project Company, Bank Group Excluded Subsidiary or Joint Venture;

(k)
disposals of assets, revenues or rights of any member of the Bank Group arising from an amalgamation, consolidation or merger of a member of the Bank Group with any other person which is permitted by Clause 25.8 (Mergers);

(l)
disposals of accounts receivable which have remained due and owing from a third party for a period of more than 90 days and in respect of which the relevant member of the Bank Group has diligently pursued payment in the normal course of its business and where such disposal is on non-recourse terms to such member of the Bank Group;

(m)	disposals of assets subject to finance or capital leases pursuant to the exercise of an option by the lessee under such finance or capital leases;

(n)
disposals of assets in exchange for the receipt of assets of a similar or comparable value where the assets received by any member of the Bank Group following such exchange are located in the United Kingdom, Isle of Man, the Republic of Ireland or the Channel Islands, provided that:

(i)
to the extent that the assets being disposed of are subject to existing Security, the assets received following such exchange will be subject to the existing Security Documents, or will be made subject to Security (in form and substance substantially similar to the existing Security or otherwise in such form and substance as may reasonably be required by the Facility Agent) within 10 Business Days of such disposal; and

(ii)	where the aggregate net book value of all assets being exchanged in reliance on this paragraph (n) exceeds £10 million (or its equivalent in other currencies) in any Financial Quarter, there is delivered to the Facility Agent, within 30 days from the end of such Financial Quarter of the Bank Group, a certificate signed by two authorised officers of the Company (given without personal liability) certifying that the assets received by such member of the Bank Group in reliance on this paragraph (n) during such Financial Quarter (i) are of a similar or comparable value to the assets disposed of by such member of the Bank Group, and (ii) that such assets are located in United Kingdom, Isle of Man, the Republic of Ireland or the Channel Islands;

(o)	disposals constituting the surrender of tax losses by any member of the Bank Group:

(i)
to any Non-Bank Group UK Taxpayer to the extent that the total amount of such Tax Losses aggregated with all other Tax Losses surrendered in the same financial year in reliance on this paragraph (o) does not exceed the Deductions Limit; and

(ii)	to any other member of the Group other than a member of the Bank Group, where the surrendering company receives fair market value for such tax losses from the relevant recipient,

provided that no Tax Losses may be surrendered under sub-paragraph (ii) above unless no later than 30 days after the proposed surrender, there is delivered to the Facility Agent, a certificate signed by two authorised signatories of the Company (given without personal liability), giving brief details of the relevant transaction and certifying:

(A)
where the fair market value to the recipient of any surrender of Tax Losses exceeds £15 million (or its equivalent in other currencies), the fair market value received by the surrendering company in respect of such Tax Losses, as determined by the Company in its reasonable opinion, after taking account of advice from its external tax advisers; and

(B)
that, taking into account the aggregate amount of Tax Losses surrendered by members of the Bank Group (whether in reliance on this paragraph (o) or otherwise) and assuming that the financial performance of the Bank Group is in accordance with the projections set out in the Agreed Business Plan), there is no reasonable expectation that any member of the Bank Group will become a tax payer prior to the Final Maturity Date in respect of the B1 Facility as a result of such surrender of Tax Losses;

(p)
disposals of assets to and sharing assets with any person who is providing services the provision of which have been or are to be outsourced to that person by any member of the Bank Group provided that:

(i)	the assets being disposed of in reliance on this paragraph (p) shall be assets which relate to the services which are the subject of such outsourcing;

(ii)	the projected cash cost to the Bank Group of such outsourcing shall be less than the projected cash cost to the Bank Group of carrying out such outsourced activities at the levels of service to be provided by the service provider within the Bank Group;

(iii)	the economic benefits derived from any such outsourcing contract shall be received by the Bank Group during the term of such contract;

(iv)	the aggregate fair market value of the assets disposed of shall not exceed 3.75% of Bank Group Consolidated Revenues in any financial year; and

(v)
no later than 30 days after the date of such outsourcing where the consideration payable in respect of the assets subject to such disposal exceeds £10 million (or its equivalent in other currencies), a duly authorised officer of the Company shall have provided to the Facility Agent, a certificate (without personal liability) verifying each of the matters set out in sub-paragraphs (i) to (iii) above and certifying that as at the date of such certificate, the aggregate fair market value of all assets disposed in reliance on this paragraph (p) during such financial year, does not exceed the threshold specified in sub-paragraph (iv) above;

(q)
disposals of assets pursuant to sale and leaseback transactions not constituting Financial Indebtedness where the aggregate fair market value of any assets disposed of in reliance on this paragraph (q) does not, together with the aggregate principal amount of all outstanding Financial Indebtedness incurred under paragraph (k) of Clause 25.4 (Financial Indebtedness) exceed £150 million (or its equivalent in other currencies) in any financial year of the Company and any disposals of assets pursuant to sale and leaseback transactions constituting Financial Indebtedness to the extent such Financial Indebtedness is permitted under this Agreement;

(r)	disposals of any Hedging Agreements no longer required for the purpose for which it was originally entered into;

(s)	disposals of non-core assets acquired in connection with a transaction permitted under Clause 25.13 (Acquisitions and Investments);

(t)	any disposal of all or part of “NTL – Business Segment” pursuant to a Business Division Transaction;

(u)	any disposals constituted by licences of intellectual property rights permitted by Clause 24.6 (Intellectual Property);

(v)
any disposal of assets made pursuant to the establishment of a Permitted Joint Venture or any disposal of assets to a Permitted Joint Venture which is permitted within the scope of the provisions contained in Clause 25.9 (Joint Ventures); and

(w)
disposals of assets not otherwise permitted under this Clause 25.6 provided that the aggregate fair market value of the assets disposed of during any given financial year in reliance on paragraphs (p) and (q) above and on this paragraph (w) does not exceed in respect of any financial year of the Bank Group, 12.5% of Bank Group Consolidated Revenues for the preceding financial year of the Bank Group, calculated by reference to the annual financial information for the Bank Group delivered in respect of the preceding financial year of the Bank Group pursuant to paragraph (b)(ii) of Clause 22.1 (Financial Statements);

provided that in respect of any Disposal permitted under paragraphs (i), (m), (o)(ii), (q) and (w) above:

(A)	such disposal shall be on arm’s length commercial terms (or in the case of paragraph (o)(ii) such disposals are for fair market value from the perspective of the surrendering company);

(B)
at least 75% of the consideration for such disposal shall be comprised of cash, Cash Equivalent Investments, Marketable Securities or Additional Assets, provided that the aggregate amount of consideration received by way of Marketable Securities shall not (valued as at the relevant time of receipt of any Marketable Securities) at any time exceed £50 million (or its equivalent in other currencies) and provided further that any Cash Equivalent Investments, Marketable Securities and/or Additional Assets acquired pursuant to any such disposal are monetized within 3 months of the expiry of any lock-up arrangement entered into by the relevant member of the Bank Group making such disposal with any third party (where such lock-up arrangement has a term not exceeding 12 months); and

(C)
in respect of any disposal the fair market value of which exceeds £35 million (or its equivalent in other currencies) no later than 30 days after the date of such disposal, there shall have been delivered to the Facility Agent, a certificate signed by two authorised officers of the Borrower providing brief details of the transaction and certifying (in each case, to the extent applicable) (1) (other than in respect of disposals under paragraph (o)(ii) above) such disposal shall be on arm’s length commercial terms or (in the case of paragraph (o)(ii) such disposals are for fair market value from the perspective of the surrendering company), (2) that not less than 75% of the consideration for such disposal shall be in cash, Cash Equivalent Investments, Marketable Securities or Additional Assets, and (3) to the extent any of the consideration will include Marketable Securities, the name, amount and other brief details of such Marketable Securities.

25.7	Change of Business

No Obligor shall (and the Company shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group or save as otherwise permitted by the terms of this Agreement make any change in the nature of its business as carried on immediately prior to the Original Execution Date, which would give rise to a substantial change in the business of the Bank Group taken as a whole, provided that this Clause 25.7 shall not be breached by an Obligor or any member of the Bank Group making a disposal permitted by Clause 25.6 (Disposals), an acquisition or investment permitted by Clause 25.13 (Acquisitions and Investments) or entering into any joint venture permitted by Clause 25.9 (Joint Ventures).

25.8	Mergers

No Obligor shall (and the Company shall procure that no member of the Bank Group shall), without the prior written consent of an Instructing Group, amalgamate, consolidate or merge with any other person unless:

(a)	such amalgamation, consolidation or merger is between two Obligors or an Obligor and another member of the Group where the Obligor will be the surviving entity;

(b)	such amalgamation, consolidation or merger is between two members of the Bank Group which are not Obligors;

(c)	such amalgamation, consolidation, or merger constitutes an acquisition permitted under Clause 25.13 (Acquisitions and Investments);

(d)
any member of the Bank Group liquidates or dissolves in either case on a solvent basis and, with respect to the Obligors on a basis that is in accordance with the provisions of Clause 25.20 (Solvent Liquidation),

(e)	such amalgamation, consolidation or merger is by an Obligor (the “Original Entity”) into one or more entities (each a “Merged Entity”), provided that:

(i)
such Merged Entity is a Obligor and is liable for the obligations of the relevant Original Entity under this Agreement and the Security which remain unaffected thereby and entitled to the benefit of all the rights of such Original Entity;

(ii)	if required by the Facility Agent, such Merged Entity has entered into one or more Security Documents which provide security over the same assets of at least an equivalent nature and ranking to the security provided by the relevant Original Entity pursuant to any Security entered into by them and any possibility of the Security referred to in this paragraph or paragraph (iii) below being challenged or set aside is not greater than any such possibility in relation to the Security entered into by or in respect of the share capital of any relevant Original Entity;

(iii)
(if all or any part of the share capital of the relevant Original Entity was charged pursuant to one or more Security Documents) the equivalent part of the issued share capital of such Merged Entity is charged pursuant to Security on terms of at least an equivalent nature and ranking as the Security relating to the shares in the relevant Original Entity; and

(iv)	the Facility Agent is satisfied (acting reasonably) that all the property and other assets of the relevant Original Entity are vested in the Merged Entity and that the Merged Entity has assumed all the rights and obligations of the relevant Original Entity under all material Necessary Authorisations; and

(f)	transactions that are expressly contemplated by the Steps Paper,

provided that in the case of paragraphs (a), (b), (c) and (e) only, no later than 10 Business Days prior to the proposed amalgamation, consolidation or merger a duly authorised officer of the Company shall have delivered to the Facility Agent (in form and substance satisfactory to the Facility Agent, acting reasonably) a certificate verifying compliance with the relevant matters set out in such paragraph and to the extent deemed necessary, the Facility Agent shall have received appropriate advice from counsel in any relevant jurisdiction that such amalgamation, consolidation or merger (1) will not result in the breach of any applicable law or regulation in any material respect and (2) in the case of an amalgamation, consolidation or merger involving an Obligor, will not have a materially adverse impact upon any of the obligations owed by such Obligor to the Finance Parties or upon the Security granted by such Obligor under any Security Document.

25.9	Joint Ventures

No Obligor shall, (and the Company shall procure that no member of the Bank Group shall) enter into, make any loans, distributions or other payments to, give any guarantees for the Financial Indebtedness of, or acquire any interest or otherwise invest in, any Joint Venture, other than:

(a)	an acquisition of any interest in or any investment in any member of the UKTV Group;

(b)	pursuant to any loan or other funding arrangement in accordance with any Existing UKTV Group Loan Stock (including the funding of any undrawn amount thereunder as at the Original Execution Date); or

(c)	the acquisition of any interest in or any investment in, any Joint Venture constituting a Business Division Transaction, provided that:

(i)	the Net Proceeds of any such transaction shall be distributed in accordance with the provisions of sub-paragraph (iv) of Clause 25.5 (Dividends, Distributions and Share Capital); and

(ii)	any Net Proceeds which are not distributed in accordance with (i) above shall be retained within the Bank Group; or

(d)
any other Joint Venture not contemplated by paragraphs (a) to (c) above, which is engaged in a business substantially the same as or reasonably related or complimentary to, that carried on by the Bank Group and in any financial year, the aggregate of:

(i)	all amounts invested or any interests acquired in any Joint Venture by members of the Group; and

(ii)	any loans made or any guarantees given for Financial Indebtedness of any Joint Venture,

does not exceed 3.25% of Bank Group Consolidated Revenues for the preceding financial year, calculated by reference to the annual financial information for the Bank Group delivered in respect of that preceding financial year of the Bank Group pursuant to Clause 22.1 (Financial Statements), provided that any loans or investments made by way of Asset Passthrough and any payments made in respect of transactions conducted on an arm’s length basis or in the ordinary course of trading with any Joint Venture, shall not be included in the calculation of such amount.

25.10	Transactions with Affiliates

No Obligor shall (and the Company shall procure that no member of the Bank Group shall) without the prior written consent of an Instructing Group, enter into any arrangement, contract or transaction with any other member of the Group which is not an Obligor, other than:

(a)	transactions expressly permitted by the Finance Documents;

(b)	transactions between a member of the Bank Group that is not an Obligor with any other member of the Bank Group which is not an Obligor;

(c)
transactions in the ordinary course of business and either on no worse than arm’s length terms or, where there is no available market by which to assess whether such a transaction is on no worse than arm’s length terms, on terms such that the transaction is financially fair to the relevant Obligor or, as the case may be, other member of the Bank Group;

(d)	transactions with any member of the Group in relation to management services conducted at not less than Cost on behalf of such member of the Group;

(e)	tax sharing agreements or arrangements to surrender tax losses and payments made pursuant thereto, to the extent such transactions are not prohibited by this Agreement;

(f)	transactions relating to the provision of Intra-Group Services;

(g)	transactions to effect either an Asset Passthrough or a Funding Passthrough;

(h)
transactions either on terms and conditions (including, without limitation, as to any reasonable fees payable in connection with such transactions) not substantially less favourable to the relevant Obligor or, as the case may be, other member of the Bank Group than would be obtainable at such time in comparable arm’s length transactions with an entity which is not an Affiliate or, where there is no comparable arm’s length transaction by which to assess whether such a transaction is on terms and conditions not substantially less favourable to the relevant Obligor or, as the case may be, other member of the Bank Group, on such terms and conditions (including, without limitation, as to any fees payable in connection with such transaction) that the transaction is financially fair to the relevant Obligor or, as the case may be, other member of the Bank Group;

(i)
any transaction to which one or more Obligors and one or more members of the Group who are not Obligors are party where the sole purpose of such transaction is for such Obligors and members of the Group to effect a transaction with a person who is not a member of the Group;

(j)	insurance arrangements entered into in the ordinary course of business with a Captive Insurance Company;

(k)
transactions relating to capital contributions between members of the Group or the amendment of the terms of any loans made by or any convertible unsecured loan stock or other securities issued by any member of the Group to any other member of the Group (whether by way of conversion of loans to convertible unsecured loan stock or vice versa or otherwise) or the capitalisation of, or the waiver of or the repayment of, loans made by or any convertible unsecured loan stock issued by any member of the Group to any other member of the Group;

(l)
transactions relating to Excess Capacity Network Services provided that the price payable by any member of the Group in relation to such Excess Capacity Network Services is no less than the Cost incurred by the relevant member of the Bank Group in providing such Excess Capacity Network Services;

(m)	transactions constituting Subordinated Funding;

(n)	transactions constituting Permitted Payments; or

(o)
any other transaction or arrangement permitted under Clause 25.3 (Loans and Guarantees), Clause 25.4 (Financial Indebtedness), Clause 25.5 (Dividends, Distributions and Share Capital), Clause 25.6 (Disposals), Clause 25.8 (Mergers), Clause 25.9 (Joint Ventures), or Clause 25.13 (Acquisitions and Investments).

25.11	Change in Financial Year

Neither the Parent nor any Obligor shall, without the prior consent of the Facility Agent, change the end of its financial year from 31 December.

25.12	Limitations on Hedging

No Obligor shall (and the Company shall procure that no member of the Bank Group shall) enter into any Hedging Agreement other than:

(a)	the Hedging Agreements listed in Part 6 of Schedule 10 (Existing Hedging Agreements);

(b)	Hedging Agreements specifically required under Clause 24.9 (Hedging); or

(c)	any Hedging Agreement entered into for the purposes of hedging any Subordinated Funding to the extent such Subordinated Funding is made with the proceeds of any Parent Refinancing Indebtedness; or

(d)
any Hedging Agreement in respect of spot or forward foreign exchange transactions or currency swaps entered into in connection with such member of the Bank Group’s business, which is not entered into for investment or speculative purposes and, for the avoidance of doubt (subject to the provisions of Clause 25.10 (Transactions with Affiliates), any such Hedging Agreement may be entered into with another member of the Group.

25.13	Acquisitions and Investments

No Obligor shall (and the Company shall procure that no member of the Bank Group shall) purchase, subscribe for or otherwise acquire or invest in any shares (or other securities or any interest in it) in, or incorporate, any company or acquire (by subscription or otherwise) or invest in any business or (save in the ordinary course of business) purchase or otherwise acquire any other assets other than:

(a)
the purchase of or investment in Cash Equivalent Investments or Marketable Securities (including without limitation by way of consideration in respect of any disposal as contemplated in the proviso to Clause 25.6 (Disposals) and subject to the conditions set out therein);

(b)	the incorporation of a company or the acquisition of an “off-the-shelf” company which is or becomes a member of the Bank Group;

(c)
any acquisition by any member of the Bank Group in connection with a disposal permitted by the provisions of Clause 25.6 (Disposals) and any acquisition or subscription by a member of the Bank Group of shares issued by a Subsidiary of the Borrower or a Subsidiary of Virgin Media Communications Limited (formerly known as NTL Communications Limited) which in any such case, is a member of the Bank Group which will, after the acquisition of such shares become a wholly owned direct or indirect Subsidiary of the Company or Virgin Media Communications Limited (formerly known as NTL Communications Limited) as the case may be, provided that if the other shares of such Subsidiary are subject to existing Security, either (i) such newly issued shares shall also be subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) upon their issue or (ii) such shares shall be made subject to Security (in form and substance substantially similar to any existing Security or otherwise in such form and substance as may be reasonably required by the Facility Agent) within 10 Business Days of their issue;

(d)	the acquisition of any shares in NTL South Herts or the acquisition of any interests in the limited partners of South Hertfordshire United Kingdom Fund, Ltd.;

(e)	any acquisition made by a member of the Bank Group pursuant to the implementation of an Asset Passthrough or a Funding Passthrough;

(f)	any acquisition expressly contemplated by the Steps Paper;

(g)
any acquisition by any member of the Bank Group of any loan receivable, security or other asset by way of capital contribution or in consideration of the issue of any securities or of Subordinated Funding;

(h)
any acquisition of shares, assets, revenues or rights arising from an amalgamation, consolidation or merger of a member of the Bank Group with any other person which is permitted by Clause 25.8 (Mergers);

(i)	the acquisition of any leasehold interest in any assets which are the subject of a sale and leaseback permitted by the provisions of paragraph (q) of Clause 25.6 (Disposals);

(j)	any acquisition of or investment in any Joint Venture permitted by Clause 25.9 (Joint Ventures);

(k)
any purchase or acquisition of assets or revenues by a member of the Bank Group from a member of the Bank Group, provided that the disposal of such assets or revenues by the relevant member of the Bank Group is permitted under Clause 25.6 (Disposals);

(l)
arising from the conversion of any company (the “Original Company”) from one form of organisation into another form of organisation provided that (i) if, prior to the time of such conversion, the Security Trustee has the benefit of Security over the shares of such Original Company or such Original Company is an Obligor, then the Company shall ensure that the Security Trustee is provided with Security over the equivalent ownership interests in, and substantially all of the assets of, the converted organisation, of at least an equivalent nature and ranking to the Security previously provided by the Original Company and (ii) the Security Trustee is satisfied that any possibility of the additional Security referred to in this paragraph being challenged or set aside is not greater than any such possibility in relation to the Security entered into by or in respect of the share capital of the Original Company;

(m)	the Baseball Acquisition;

(n)	the Alternative Baseball Acquisition, provided that:

(i)	the total cash payment for such acquisition (including the assumption of debt) does not exceed £500 million;

(ii)	at the time of completion of such Alternative Baseball Acquisition, no Event of Default has occurred or in continuing or would occur as a result of such acquisition; and

(iii)	after giving pro forma effect for such Alternative Baseball Transaction, the Bank Group continue to be in compliance with Clause 23.2 (Ratios);

(o)	any acquisition (a “Permitted Acquisition”) of a person carrying on any business similar and/or complementary to the Group (the “Acquiree”) in each case:

(i)	no Default is continuing on the closing date for the Permitted Acquisition or would occur as a result of the Permitted Acquisition;

(ii)	the aggregate consideration for the Permitted Acquisition (including any assumed indebtedness, or other assumed actual or contingent liability and any associated fees and expenses) (the “Total Purchase Price”) is funded entirely from (A) the proceeds of New Equity and (B) up to £200 million in aggregate of available cash within the Group or Financial Indebtedness permitted by this Agreement;

(iii)
the Acquiree has positive earnings before tax, depreciation and amortisation calculated on the same basis as Consolidated Operating Cashflow for the previous one financial year ending on the last day of the last financial quarter of the then current financial year of such company or business for which financial statements are available;

(iv)	in the case of the acquisition of all of the issued share capital of the Acquiree, as soon as reasonably practicable, but in any case within 90 days from the completion of the Permitted Acquisition, the Acquiree (and the acquirer, as applicable) must to the extent required by Clause 24.12 (Further Assurance) accede as a Guarantor in accordance with the provisions of Clause 26.2 (Acceding Guarantors);

(v)
in the case of the acquisition of a business or undertaking carried on as a going concern of the Acquiree, as soon as reasonably practicable, but in any case within 90 days from the completion of the Permitted Acquisition, the acquirer, to the extent that it is an Obligor, must give Security over the assets acquired by executing Security Documents, in form and substance satisfactory to the Facility Agent and to the extent it becomes a Material Subsidiary, it shall accede as a Guarantor in accordance with the provision of Clause 26.2 (Acceding Guarantors);

(vi)	for any Permitted Acquisition the Total Purchase Price of which is in excess of £100 million, the Company must provide to the Facility Agent (to the extent practicable not later than 5 Business Days prior to the proposed acquisition):

(A)	copies of all due diligence reports (if any) commissioned by the Company or any relevant member of the Bank Group in respect of the proposed Permitted Acquisition;

(B)
copies of all sale and purchase documents relating to the proposed Permitted Acquisition, in each case duly executed and delivered by all parties thereto, together with confirmation that all material Authorisations for such acquisition have been made, obtained and are in full force and effect;

(C)	an updated Budget amended to reflect the proposed Permitted Acquisition; and

(vii)	the Company will provide to the Facility Agent, a certificate signed by the chief financial officer of the Company showing in reasonable detail that:

(A)
it would have remained in compliance with its obligations under Clause 23 (Financial Condition) if the covenants tested therein were recalculated for the most recent Quarter Date for which quarterly financial information is available, such recalculation to be made by reference to the financial statements of the Acquiree consolidated with the financial statements of the Bank Group for such period on a pro forma basis and as if the consideration for the proposed acquisition had been paid at the start of that relevant testing period ending on that Quarter Date and any borrowings incurred in connection with the acquisition or since the last day of the relevant testing period had been incurred on the first day of the relevant testing period and (to the extent agreed by the Facility Agent, acting reasonably) to any reasonably identifiable cost savings and other synergies which are reasonably expected to result from the Permitted Acquisition; and

(B)
it will be in compliance with its obligations under Clause 23 (Financial Condition) as at the end of the next Financial Quarter, such compliance to be demonstrated on a pro forma basis by reference to the financial statements of the Acquiree, consolidated with the financial statements of the Bank Group for such period and (to the extent agreed by the Facility Agent, acting reasonably) to any reasonably identifiable cost savings and other synergies which are reasonably expected to result from the Permitted Acquisition;

(p)	acquisitions not falling within paragraphs (a) to (o) above provided that the aggregate consideration for the acquisitions permitted by this paragraph (p) shall not exceed £300 million; and

(q)
investments in any Asset Securitisation Subsidiary in connection with any asset securitisation programme or receivables factoring transaction otherwise permitted by Clause 25.6(i) of this Agreement that is reasonably necessary or advisable to effect such asset securitisation programme or receivables factoring transaction.

25.14	High Yield Notes

Save to the extent expressly permitted under the terms of the HYD Intercreditor Agreement or, in relation to the Additional High Yield Notes, in any Supplemental Additional High Yield Notes Intercreditor Agreement, without the consent of an Instructing Group:

(a)	with respect to the Parent only:

(i)
it will not transfer any of its rights or obligations under the Existing High Yield Notes or agree any amendment to the Existing High Yield Notes (i) relating to the increase in the amount of or the bringing forward of the date of any payment of principal, interest, fees or other amounts payable thereunder or (ii) changing the currencies in which the Existing High Yield Notes are denominated as at the Merger Closing Date (other than in the case where the United Kingdom becomes a Participating Member State);

(ii)	it will not transfer any of its rights or obligations under the New High Yield Notes or Additional High Yield Notes or agree any amendment to the New High Yield Notes or Additional High Yield Notes after the date of issuance (i) relating to the increase in the amount of or the bringing forward of the date of any payment of principal, interest, fees or other amounts payable thereunder or (ii) changing the currencies in which the New High Yield Notes or Additional High Yield Notes are denominated as at the date of issuance (other than in the case where the United Kingdom becomes a Participating Member State); or

(iii)
in relation to any High Yield Refinancing permitted under the terms of this Agreement, it will not change any of the original terms under which such High Yield Refinancing was issued, where such terms relate to the conditions of such High Yield Refinancing set out in the definition thereof; or

(b)
with respect to the Company it will not agree any amendment to the guarantee granted by it in respect of obligations of the Parent under the Existing High Yield Notes or any guarantee granted in respect of the New High Yields Notes or High Yield Refinancing or Additional High Yield Notes and which is granted in accordance with the terms of paragraph (c) of Clause 25.4 (Financial Indebtedness), in each case, other than amendments of an administrative or technical nature.

25.15	No Restrictions on Payments

No Obligor shall (and the Company shall procure that no member of the Bank Group shall) enter into any agreement, transaction or other arrangement which restricts or attempts to restrict such Obligor or other member of the Bank Group from making any payments or other distributions in cash to any other member of the Bank Group, if any such restriction affects the ability of the Obligors as a whole to comply with the payment obligations under the Finance Documents or is reasonably likely to result in the incurrence of significant costs, or any significant increase in, any costs and expenses payable by or any taxes owing by the Bank Group as a whole or is reasonably likely to result in a significant increase in any taxes in any material amount owing by the Bank Group as a whole, other than pursuant to or as contemplated by the Finance Documents or the Bridge Finance Documents.

25.16	Parent Covenants

The Parent shall not trade, carry on any business, own any material assets or incur any material liabilities except for:

(a)	the carrying on business of and the provision of administrative services to members of the Bank Group of a type customarily provided by, a holding company to its Subsidiaries;

(b)
the ownership of shares in the Company, intergroup debit balances, intergroup credit balances and other credit balances in bank accounts and cash, provided that any shares held by the Parent in the Company, or any intergroup credit balances owed to a the Parent by, an Obligor shall be:

(i)	subject to Security;

(ii)	to the extent applicable, subject to the provisions of the HYD Intercreditor Agreement or the Group Intercreditor Agreement;

(c)
any rights and liabilities arising under the Finance Documents, the Existing High Yield Notes, the Bridge Finance Documents, the New High Yield Notes, the Additional High Yield Notes or any High Yield Refinancing.

(d)	having rights and liabilities under any hedging arrangements which are entered into by it pursuant to Clause 24.9 (Hedging) of this Agreement;

(e)	incurring liabilities for or in connection with Taxes or arising by operation of law; and

(f)	in respect of any service contracts for any directors or employees.

25.17	No Amendments

(a)
No Obligor shall (and the Company shall procure that no member of the Bank Group shall) amend the Tax Cooperation Agreement (to the extent it is a party thereto) or its constitutional documents, in each case, in a manner which could reasonably be expected to have a Material Adverse Effect other than with the prior written consent of an Instructing Group or where required by law (provided that, in the case of the latter, such amendment could not reasonably be expected to have a Material Adverse Effect);

(b)	The Parent shall procure that except as permitted by the HYD Intercreditor Agreement and the Group Intercreditor Agreement, no amendment is made to:

(i)	the Bridge Finance Documents (or any Exchange Notes, as applicable);

(ii)	the Existing High Yield Notes;

(iii)	the New High Yield Notes; or

(iv)	the Additional High Yield Notes;

in each case, in a manner which could reasonably be expected to have a Material Adverse Effect other than with the prior written consent of the Instructing Group or where required by law.

25.18	Parent Debt

The Ultimate Parent shall not (and shall procure that none of its Subsidiaries (other than a member of the Bank Group) shall) incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness unless the Ultimate Parent can demonstrate by reference to the quarterly financial information for the Group most recently delivered pursuant to Clause 22.1 (Financial Statements) that the Leverage Ratio (adjusted in the case of the Consolidated Net Debt element, to take account of the Financial Indebtedness in question and any other Financial Indebtedness raised by the Ultimate Parent or such Subsidiary since the date of such quarterly financial information) is not more than 4.25:1 for the period of four consecutive financial quarters ended on the last day of the financial quarter in respect of which such quarterly financial information was delivered provided that the foregoing limitations shall not apply to:

(a)	any Financial Indebtedness arising under or pursuant to the Finance Documents;

(b)
any Financial Indebtedness incurred (including any such Financial Indebtedness existing as at the Original Execution Date) by any member of the Group (other than a member of the Bank Group) and owed to any other member of the Group;

(c)
any Financial Indebtedness incurred by any member of the Group (other than a member of the Bank Group) which, if it had been incurred by a Borrower at such time, would be permitted to be incurred pursuant to Clause 25.4 (Financial Indebtedness) provided that if any basket or threshold contained in Clause 25.4 (Financial Indebtedness) is utilized by any member of the Group (other than a member of the Bank Group) pursuant to this paragraph (c), such basket or threshold shall be reduced by a corresponding amount and shall thereafter be unavailable for use by any member of the Bank Group;

(d)
any Financial Indebtedness incurred by any member of the Group (other than a member of the Bank Group) to refinance all or any part of the Outstandings, including the payment of all principal, interest, fees, expenses, commissions, make-whole and any other contractual premium payable, in respect of such Outstandings and any fees, costs and expenses incurred in connection with such refinancing;

(e)	the Bridge Facility, the Alternative Bridge Facility, the Exchange Notes, the Existing High Yield Notes, any New High Yield Notes, the Additional High Yield Notes or any High Yield Refinancings; and

(f)	any Financial Indebtedness incurred by any Permitted Joint Venture.

25.19	US Borrower

The US Borrower shall not:

(a)
carry on any trade or business, other than the management of its own financial affairs and operations to the extent necessary in connection with the Finance Documents and the acquisition and ownership of the Notes, including without limitation, the opening and maintenance of bank accounts outside of the United Kingdom, the granting of loans or other credit, the borrowing of monies, the making of any distributions, and the payment of fees, costs, taxes and other charges properly incurred by it in the conduct of its operations from time to time, provided always that none of the foregoing activities shall render the US Borrower as resident for tax purposes in the United Kingdom;

(b)	own any Subsidiary or other entity;

(c)	create or permit to subsist any Encumbrance over its rights under or title and interest in the Notes, other than:

(i)	pursuant to the Security; or

(ii)	as contemplated by any applicable Group Intercreditor Agreement or the HYD Intercreditor Deed; or

(d)
dispose of any or all of its rights, title and interest in the Notes other than pursuant to or as contemplated by the Security Documents or as contemplated by any applicable Group Intercreditor Agreement or the HYD Intercreditor Deed.

25.20	Solvent Liquidation

No Obligor (for these purposes, a “Predecessor Obligor”) shall, without the prior written consent of an Instructing Group, liquidate on a solvent basis (a “Solvent Liquidation”) unless:

(a)
on or prior to the Solvent Liquidation, an entity (the “Successor Entity”) acquires substantially all of the assets and assumes substantially all of the liabilities of the Predecessor Obligor (a “Liquidation Transfer”), excluding any rights under contracts that cannot be assigned or liabilities that will be satisfied or released upon the Solvent Liquidation, on an arms’ length basis and for full consideration;

(b)	the Successor Entity is organised in the same jurisdiction as that in which the Predecessor Obligor is organised and is either:

(i)	an existing Obligor; or

(ii)	a Subsidiary of the Company that is entitled to become (and subsequently does become) an Obligor in accordance with the provisions of Clause 26.1 (Acceding Borrowers) or Clause 26.2 (Acceding Guarantors); and

(c)
the Successor Entity does not incur any additional material liabilities in connection with the Solvent Liquidation other than those which are to be transferred to it by the Predecessor Obligor but which did not arise directly as a result of the Solvent Liquidation;

(d)	to the extent previously provided in respect of the shares of the Predecessor Obligor, the Finance Parties are granted a first ranking security interest over the shares of the Successor Entity;

(e)	no Event of Default has occurred and is continuing or would arise from the Liquidation Transfer or the Solvent Liquidation;

(f)
immediately after the Solvent Liquidation, the following documents are delivered to the Facility Agent each in a form previously approved by the Facility Agent (acting on the instructions of an Instructing Group):

(i)
copies of solvency declarations of the directors of the Successor Entity confirming to the best of their knowledge and belief, that the Successor Entity was balance sheet solvent immediately prior to and after the Solvent Liquidation, accompanied by any report by the auditors or other advisers of the relevant Successor Entity on which such directors have relied for the purposes of giving such declaration;

(ii)	copies of the resolutions of the Predecessor Obligor and the Successor Entity (to the extent required by law) approving the Liquidation Transfer and/or the Solvent Liquidation (as applicable);

(iii)	copies of the statutory declarations of the directors of the Predecessor Obligor (to the extent required by law) given in connection with Solvent Liquidation;

(iv)	a copy of the executed transfer agreement relating to the Liquidation Transfer; and

(v)
the legal opinion from the Successor Entity’s counsel confirming (i) the due capacity and incorporation of each of the Successor Entity and the Predecessor Obligor, (ii) the power and authority of the Successor Entity to enter into and perform its obligations under this Agreement and any other Finance Document to which it is a party and (iii) that the transfer agreement giving effect to the Liquidation Transfer is legally binding and enforceable in accordance with its terms.

25.21	ERISA

Neither any Obligor nor any ERISA Affiliate shall maintain or contribute to (or have an obligation to contribute to) a Plan subject to Title IV or Section 302 of ERISA and/or Section 412 of the Code or to a Multiemployer Plan which could reasonably be expected to give rise to a material liability to any Obligor or any Finance Party.

26.	ACCEDING GROUP COMPANIES

26.1	Acceding Borrowers

(a)
Subject to paragraph (b) below, the Company may, upon not less than 3 Business Days’ prior written notice to the Facility Agent, request that any member of the Bank Group becomes an Acceding Borrower under this Agreement.

(b)	Such member of the Bank Group may become an Acceding Borrower if:

(i)	it is incorporated in the United Kingdom or (if it is not incorporated in the United Kingdom) an Instructing Group has approved the addition of that member of the Bank Group as an Acceding Borrower;

(ii)	the Company delivers to the Facility Agent a duly completed and executed Accession Notice pursuant to which it agrees to become a party to this Agreement as an Acceding Borrower and (subject to any provision of law prohibiting the same) an Acceding Guarantor;

(iii)	the Company confirms that no Event of Default is continuing or would occur as a result of that member of the Bank Group becoming an Acceding Borrower; and Acceding Guarantor; and

(iv)	the Facility Agent has received all of the documents and other evidence listed in Part 2 of Schedule 7 (Accession Documents) in relation to that member of the Bank Group, each in form and substance satisfactory to the Agent, acting reasonably.

(c)	The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that the conditions specified in paragraph (b) above have been satisfied.

26.2	Acceding Guarantors

(a)
Subject to paragraph (b) below, the Company may, upon not less than 3 Business Days’ prior written notice to the Facility Agent, request that any member of the Bank Group becomes an Acceding Guarantor under this Agreement.

(b)	Such member of the Bank Group may become an Acceding Guarantor if:

(i)	the Company delivers to the Facility Agent a duly completed and executed Accession Notice;

(ii)	the Company confirms that no Event of Default is continuing or would occur as a result of that member of the Bank Group becoming an Acceding Guarantor; and

(iii)	the Facility Agent has received all of the documents and other evidence listed in Part 2 of Schedule 7 (Accession Documents) in relation to that member of the Bank Group, each in form and substance satisfactory to the Agent, acting reasonably.

(c)	The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that the conditions specified in paragraph (b) above have been satisfied.

26.3	Acceding Holding Company

If at any time the Ultimate Parent becomes a Subsidiary of a Holding Company, the Ultimate Parent shall ensure that such Holding Company shall, upon becoming the Holding Company of the Ultimate Parent deliver an Accession Notice duly executed by the Company and the Holding Company together with the documents set out in Part 2 of Schedule 7 (Accession Documents).

26.4	Assumption of Rights and Obligations

(a)
Upon satisfactory delivery of a duly executed Accession Notice to the Facility Agent, together with the other documents required to be delivered under Clauses 26.1 (Acceding Borrowers) and 26.2 (Acceding Guarantors), the relevant member of the Bank Group, the Ultimate Parent, the Parent, the Obligors and the Finance Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such member of the Bank Group been an original party to this Agreement as a Borrower or a Guarantor as the case may be and such member of the Bank Group shall become a party to this Agreement as an Acceding Borrower and/or an Acceding Guarantor as the case may be.

(b)
Upon satisfactory delivery of a duly executed Accession Notice to the Facility Agent, together with the other documents required to be delivered under Clause 26.3 (Acceding Holding Company), the relevant Holding Company, the Parent, the Obligors and the Finance Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such Holding Company been an original party to this Agreement as the Ultimate Parent, and such Holding Company shall become a party to this Agreement in such capacity.  Simultaneously with such Holding Company becoming a party to this Agreement as aforesaid, the Facility Agent shall release the Ultimate Parent for the time being from its obligations as an Ultimate Parent under this Agreement and such Ultimate Parent shall cease to be a party to this Agreement in such capacity.

27.	EVENTS OF DEFAULT

Each of Clauses 27.1 (Non-Payment) to Clause 27.16 (Change of Ownership) describes the circumstances which constitute an Event of Default for the purposes of this Agreement.

27.1	Non-Payment

The Parent or any Obligor fails to pay any sum due from it under any Finance Document at the time, in the currency and in the manner specified in such Finance Document within (a) 1 Business Day of the due date, in the case of payments of principal where failure to pay was due solely to technical or administrative error in the transmission of funds, (b) 3 Business Days of the due date, in the case of payments of interest, or (c) 5 Business Days of the due date, in respect of payments of any other amounts.

27.2	Covenants

(a)
The Ultimate Parent, the Parent or an Obligor fails duly to perform or comply with any obligation expressed to be assumed by it in Clause 24.1 (Application of Advances), Clause 25.2 (Negative Pledge), Clause 25.3 (Loans and Guarantees), Clause 25.4 (Financial Indebtedness), Clause 25.5 (Dividends, Distributions and Share Capital), Clause 25.8 (Mergers), Clause 25.9 (Joint Ventures) or Clause 25.13 (Acquisitions and Investments).

(b)
The Parent or any Obligor fails duly to perform or comply with any obligation expressed to be assumed by it in Clause 22 (Financial Information) or sub-paragraph (b)(i) of Clause 24.12 (Further Assurance), paragraphs (a) and (b) of Clause 24.9 (Hedging), and such failure, if capable of remedy is not so remedied within 10 Business Days of the earlier of the Parent or such Obligor becoming aware of such failure to perform or comply and the Facility Agent having given notice of such failure to the Company.

(c)	There is any breach of Clause 23.2 (Ratios).

(d)
There is any breach of Clause 25.6 (Disposals), provided that where the failure to comply with any obligation under Clause 25.6 (Disposals) relates to the obligation to deliver a certificate within a specified time period, no Event of Default shall be deemed to have occurred unless the Borrower shall have failed to deliver the required certificate within such time period and upon request by the Facility Agent for a description of the transactions relating to such certificate which was not delivered, the Borrower fails to provide such details within 10 Business Days after such request.

27.3	Other Obligations

The Ultimate Parent, the Parent or any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in any of the Finance Documents (other than any of those referred to in Clauses 27.1 (Non-Payment) and 27.2 (Covenants)) and such failure, if capable of remedy, is not so remedied within 30 days of the earlier of the Ultimate Parent, the Parent or such Obligor becoming aware of such failure to perform or comply and the Facility Agent having given notice of such failure to the Borrower.

27.4	Misrepresentation

Any representation or statement made or repeated by the Ultimate Parent, the Parent or an Obligor in any Finance Document or in any notice or other document or certificate delivered by it pursuant to a Finance Document is or proves to have been incorrect or misleading in any material respect when made or repeated where the circumstances giving rise to such inaccuracy, if capable of remedy or change are not remedied or do not change within 30 days of the earlier of the Ultimate Parent, the Parent or the relevant Obligor becoming aware of such circumstances and the Facility Agent having notified the Borrower of such misrepresentation having occurred.

27.5	Cross Default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due and payable, after taking into account any applicable grace period;

(b)
any Financial Indebtedness of any member of the Group is declared (or is capable of being declared) to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), after taking into account any applicable grace period; or

(c)	any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described),

provided that no Event of Default will occur under this Clause 27.5:

(i)	if the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than £35 million (or its equivalent in other currencies);

(ii)	if the circumstance which would otherwise have caused an Event of Default under this Clause 27.5 is being contested in good faith by appropriate action;

(iii)	if the relevant Financial Indebtedness is cash-collateralised and such cash is available for application in satisfaction of such Financial Indebtedness;

(iv)	if such Financial Indebtedness is owed by one member of the Group to another member of the Group; or

(v)	if such Event of Default arises solely by reason of the failure of any member of the Group to obtain the consent of the lenders under the Existing Credit Facilities to (i) the execution of the Finance Documents, (ii) the exercise of any of its rights or the performance of any of its obligations under the Finance Documents or (iii) any other matter contemplated by the Finance Documents.

27.6	Insolvency

The Ultimate Parent, the Parent, any Borrower, any Obligor that is a Material Subsidiary or (for the purposes of Clause 3.5 (Vanilla Certain Funds Period) only) the Merger Sub, is unable to pay its debts as they fall due, ceases or suspends generally the payment of its debts or announces an intention to do so, or makes a general assignment for the benefit of or a composition with its creditors generally or a general moratorium is declared in respect of the Financial Indebtedness of the Ultimate Parent, the Parent, such Borrower, such Obligor or (for the purposes of Clause 3.5 (Vanilla Certain Funds Period) only) the Merger Sub (as applicable).

27.7	Winding-up

After the Original Execution Date, the Ultimate Parent, the Parent, any Borrower, any Obligor that is a Material Subsidiary or (for the purposes of Clause 3.5 (Vanilla Certain Funds Period) only) the Merger Sub, takes any corporate action or formal legal proceedings are started and served (not being actions or proceedings which can be demonstrated to the satisfaction of the Facility Agent by providing an opinion of a leading firm of London solicitors (within 30 days of any such action or proceedings having commenced) to that effect, as frivolous, vexatious or an abuse of the process of the court or related to a claim to which such Person has a good defence and which is being vigorously contested by such body) for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets other than where any such legal proceedings in respect of the Ultimate Parent, the Parent, such Borrower, such Material Subsidiary or (for the purposes of Clause 3.5 (Vanilla Certain Funds Period) only) the Merger Sub either (a)(i) do not relate to the appointment of an administrator and (ii) are stayed or discharged within 30 days from their commencement or (b) relate to a solvent liquidation or dissolution set forth under paragraph (d) of Clause 25.8 (Mergers).

27.8	Execution or Distress

Any execution, distress or attachment is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of the Parent, any Borrower, any Obligor which is a Material Subsidiary or (for the purposes of Clause 3.5 (Vanilla Certain Funds Period) only) the Merger Sub, having an aggregate value of more than £35 million (or its equivalent in other currencies) and the same is not discharged within 30 days.

27.9	Similar Events

Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clause 27.6 (Insolvency), 27.7 (Winding-up) or Clause 27.8 (Execution or Distress).

27.10	Repudiation

The Ultimate Parent, the Parent or any Obligor repudiates any of the Finance Documents to which it is party.

27.11	Illegality

Save as provided in the Reservations, at any time it is or becomes unlawful for the Ultimate Parent, the Parent or any Obligor to perform or comply with any or all of its obligations under any of the Finance Documents to which it is party or any of the obligations of the Ultimate Parent, the Parent or any Obligor under any of the Finance Documents to which it is party are not or cease to be legal, valid and binding except as contemplated by the Reservations and, if capable of remedy, is not remedied within 10 Business Days of the earlier of the Ultimate Parent, the Parent or such Obligor becoming aware of the relevant illegality and the Facility Agent having given notice of the same to the Borrower.

27.12	Intercreditor Default

Any member of the Group which is party to the Group Intercreditor Agreement or the HYD Intercreditor Agreement fails to comply with its obligations under it and such failure, if capable of remedy, is not remedied within 30 days of the earlier of such member of the Group becoming aware of the relevant failure to comply and the Facility Agent having given notice of the same to the Parent.

27.13	Revocation of Necessary Authorisations

Any Necessary Authorisation is revoked and where such revocation is reasonably likely to have a Material Adverse Effect, is not replaced within 10 Business Days.

27.14	Material Adverse Effect

Any event or circumstance occurs which would have a Material Adverse Effect.

27.15	Material Proceedings

Any litigation, arbitration or administrative proceeding of or before any court, arbitral body, or agency is commenced against any member of the Group, which is reasonably likely to be adversely determined and which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

27.16	Change of Ownership

(a)
After consummation of the Merger and implementation of each of Steps 1 and 2 set out in the page headed “Combination of NTL and Telewest” of the Steps Paper, the Parent, the Company, TCN or any of the Obligors are not direct or indirect wholly-owned Subsidiaries of the Ultimate Parent.

(b)	After implementation of each of Steps 3 to 10 set out in the pages headed “Post Combination Restructuring – Second Alternative (Structure 2)” of the Steps Paper:

(i)	the Parent is not a direct or indirect wholly owned subsidiary of the Ultimate Parent;

(ii)	the Company ceases to be a direct wholly-owned Subsidiary of the Parent; or

(iii)	any Obligor (other than the Parent and the Company) ceases to be a direct or indirect wholly-owned Subsidiary of the Company.

27.17	Acceleration

Subject to Clauses 27.19 (Vanilla Clean-up Period) and 27.20 (Baseball Clean-up Period) below, upon the occurrence of an Event of Default and while the same is continuing at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Company:

(a)
declare all or any part of the Outstandings to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor under the Finance Documents) or declare all or any part of the Outstandings to be due and payable on demand of the Facility Agent; and/or

(b)
require the Borrowers to procure that the Outstanding L/C Amount under each Documentary Credit is and all Ancillary Facility Outstandings are promptly reduced to zero and/or provide cash collateral therefor by deposit in such interest bearing account as the Facility Agent may specify for each Documentary Credit/Ancillary Facility in an amount specified by the Facility Agent and in the currency of such Documentary Credit/Ancillary Facility (whereupon the Borrower shall do so) but no greater than the amount outstanding under such Documentary Credit/Ancillary Facility; and/or

(c)	declare that any unutilised portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the corresponding Commitments of each Lender shall be reduced to zero; and/or

(d)
exercise or direct the Security Trustee to exercise any rights and remedies (including any right to demand cash collateral by deposit in such interest-bearing account as the Facility Agent may specify) to which the Facility Agent, the Security Trustee or the Lenders may be entitled;

provided that, notwithstanding anything to the contrary contained above in this Clause 27.18, upon the occurrence of any Event of Default listed in Clauses 27.9 (Similar Events) or 27.21 (US Obligors) in relation to any US Obligor, all or any part of the Outstandings shall be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor under the Finance Documents), any unutilised portion of the Facilities shall be immediately cancelled and the corresponding Commitments of each Lender shall be reduced to zero and the Facility Agent may exercise or direct the Security Trustee to exercise any rights and remedies (including any right to demand cash collateral by deposit in such interest-bearing account as the Facility Agent may specify) to which the Facility Agent, the Security Trustee or the Lenders may be entitled.

27.18	Repayment on Demand

If, pursuant to paragraph (a) of Clause 27.17 (Acceleration), the Facility Agent declares all or any part of the Outstandings to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Company:

(a)
require repayment of all or the relevant part of the Outstandings on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Parent or any Obligor under the Finance Documents) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

(b)	select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of 6 months or less.

27.19	Vanilla Clean-Up Period

If, during the Vanilla Clean-up Period, any matter or circumstance exists in respect of any member of the Telewest Group which would, but for the provisions of this Clause 27.19, constitute a breach of any representation under Clause 21 (Representations and Warranties), the breach of any covenant specified in Clauses 24.10 (Pension Plans), 25.2 (Negative Pledge), 25.3 (Loans and Guarantees), 25.4 (Financial Indebtedness), 25.8 (Mergers), 25.9 (Joint Ventures), 25.10 (Transactions with Affiliates) and 25.12 (Limitations on Hedging) or an Event of Default by reason of Clause 27.5 (Cross Default), then such misrepresentation, breach of covenant or Event of Default shall not give rise to a Default or Event of Default unless:

(a)
NTL or any of its Subsidiaries (excluding for these purposes any member of the Telewest Group) has procured or specifically approved a breach of such representations or covenants by a member of the Telewest Group; or

(b)	the matter or circumstance constitutes a Material Adverse Effect; or

(c)	such matter or circumstance continues to exist after the expiry of the Vanilla Clean-up Period; or

(d)	the breach is capable of remedy and NTL or the relevant member of the Telewest Group is aware of the relevant circumstances at the time but fails to take appropriate steps to remedy the same,

provided that any matter contained in this Clause 27.19 shall be without prejudice to the rights of the Lender in respect of any breach of representation, covenant or default which continues to exist or arises after the expiry of the Vanilla Clean-Up Period.

27.20	Baseball Clean-Up Period

If, during the Baseball Clean-up Period, any matter or circumstance exists in respect of any member of the Baseball Group which would, but for the provisions of this Clause 27.20, constitute a breach of any representation under Clause 21 (Representations and Warranties), the breach of any covenant specified in Clauses 24.10 (Pension Plans), 25.2 (Negative Pledge), 25.3 (Loans and Guarantees), 25.4 (Financial Indebtedness), 25.8 (Mergers), 25.9 (Joint Ventures), 25.10 (Transactions with Affiliates) and 25.12 (Limitations on Hedging) or an Event of Default by reason of Clause 27.5 (Cross Default), then such misrepresentation, breach of covenant or Event of Default shall not give rise to a Default or Event of Default unless:

(a)
the Ultimate Parent or any of its Subsidiaries (excluding for these purposes any member of the Baseball Group) has procured or specifically approved a breach of such representations or covenants by a member of the Baseball Group; or

(b)	the matter or circumstance constitutes a Material Adverse Effect; or

(c)	such matter or circumstance continues to exist after the expiry of the Baseball Clean-up Period; or

(d)	the breach is capable of remedy and the Baseball Bidcos are aware of the relevant circumstances at the time but fail to take appropriate steps to remedy the same,

provided that any matter contained in this Clause 27.20 shall be without prejudice to the rights of the Lender in respect of any breach of representation, covenant or default which continues to exist or arises after the expiry of the Baseball Clean-Up Period.

27.21	US Obligors

Notwithstanding Clause 27.17 (Acceleration), if any US Obligor shall commence a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced against any US Obligor and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any US Obligor, or any order of relief or other order approving any such case or proceeding is entered, the Facilities shall cease to be available to such US Obligor, all Advances outstanding to such US Obligor shall become immediately due and payable and such US Obligor shall be required to provide cash cover in respect of all Documentary Credits issued for its account in each case automatically and without any further action by any party hereto.

28.	DEFAULT INTEREST

28.1	Consequences of Non-Payment

If any sum due and payable by the Parent or any Obligor under this Agreement is not paid on the due date therefor in accordance with the provisions of Clause 33 (Payments) or if any sum due and payable by an Obligor pursuant to a judgment of any court in connection with this Agreement is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the Business Day on which the obligation of such Obligor to pay the Unpaid Sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period (which shall be a Business Day) and the duration of each of which shall (except as otherwise provided in this Clause 28) be selected by the Facility Agent.

28.2	Default Rate

During each such period relating thereto as is mentioned in Clause 28.1 (Consequences of Non-Payment) an Unpaid Sum shall bear interest at the rate per annum which is the sum from time to time of 1%, the Applicable Margin (provided that if any Unpaid Sum is not directly referable to a particular Facility the Applicable Margin shall be the Revolving Facility Margin (or, following the Final Maturity Date for the Revolving Facility, the Secondary Revolving Facility Margin), the Associated Costs Rate at such time and EURIBOR or LIBOR, as the case may be, on the Quotation Date therefor, provided that:

(a)
if, for any such period, EURIBOR or LIBOR, as the case may be, cannot be determined, the rate of interest applicable to each Lender’s portion of such Unpaid Sum shall be the rate per annum which is the sum of 1%, the Applicable Margin, (as aforesaid), and the Associated Costs Rate at such time and the rate per annum that shall be notified to the Facility Agent by such Lender as soon as practicable after the beginning of such period as being that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Unpaid Sum during such period; and

(b)
if such Unpaid Sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto, the first Interest Period applicable to it shall be of a duration equal to the unexpired portion of that Interest Period or Term and the rate of interest applicable thereto from time to time during such Interest Period shall be that which exceeds by 1% the rate which would have been applicable to it had it not so fallen due.

28.3	Maturity of Default Interest

Any interest which shall have accrued under Clause 28.2 (Default Rate) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other dates as the Facility Agent may specify by written notice to such Obligor.

28.4	Construction of Unpaid Sum

Any Unpaid Sum shall (for the purposes of this Clause 28 (Default Interest), Clause 18 (Increased Costs), Clause 31 (Borrowers’ Indemnities) and Schedule 6 (Associated Costs Rate)) be treated as an advance and accordingly in those provisions the term “Advance” includes any Unpaid Sum and the term “Interest Period” and “Term”, in relation to an Unpaid Sum, includes each such period relating thereto as is mentioned in Clause 28.1 (Consequences of Non-Payment).

29.	GUARANTEE AND INDEMNITY

29.1	Guarantee

With effect from the Merger Closing Date or if later, the date on which it accedes to this Agreement in such capacity, subject to Clause 29.9 (Limitation of Telewest Group Guarantees) and Clause 29.12 (Limitation of Baseball Group Guarantees):

(a)
each Guarantor irrevocably and unconditionally guarantees, jointly and severally, to each of the Finance Parties the due and punctual payment by each of the Borrowers of all sums payable by it under each of the Finance Documents (other than the C Facility Liabilities) and agrees that promptly on demand it will pay to the Facility Agent each and every sum of money (other than the C Facility Liabilities) which any of the Borrowers is at any time liable to pay to any Finance Party under or pursuant to any Finance Document and which has become due and payable but has not been paid at the time such demand is made and provided that before any such demand is made on a Restricted Guarantor, demand for payment of the relevant sum shall first have been made on the relevant Borrower; and

(b)
the Parent irrevocably and unconditionally guarantees to each of the C Facility Lenders the due and punctual payment by the Company of all sums payable by it under or in connection with the C Facility Liabilities and agrees that promptly on demand it will pay to the Facility Agent each and every sum of money due under or in connection with the C Facility Liabilities which the Company is at any time liable to pay to the C Facility Lenders under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made.

29.2	Indemnity

With effect from the Merger Closing Date, or if later, the date upon which it accedes to this Agreement in such capacity, subject to Clause 29.9 (Limitation of Telewest Group Guarantees) and Clause 29.12 (Limitation of Baseball Group Guarantees):

(a)
each Guarantor (other than a Restricted Guarantor) irrevocably and unconditionally agrees, jointly and severally, as primary obligor and not only as surety, to indemnify and hold harmless each Finance Party on demand by the Facility Agent from and against any loss incurred by such Finance Party as a result of any of the obligations of the Borrowers under or pursuant to any Finance Document (other than in respect of the C Facility Liabilities) being or becoming void, voidable, unenforceable or ineffective as against any Borrower for any reason whatsoever (whether or not known to that Finance Party or any other person) the amount of such loss being the amount which the Finance Party suffering it would otherwise have been entitled to recover from such Borrower; and

(b)
the Parent irrevocably and unconditionally agrees as primary obligor and not only as surety, to indemnify and hold harmless the C Facility Lenders on demand by the Facility Agent from and against any loss incurred by such C Facility Lender as a result of any of the obligations of the Company under or in connection with the C Facility Liabilities being or becoming void, voidable, unenforceable or ineffective as against the Company for any reason whatsoever (whether or not known to that C Facility Lender or any other person) the amount of such loss being the amount which the C Facility Lender suffering it would otherwise have been entitled to recover from the Company.

29.3	Continuing and Independent Obligations

The obligations of each Guarantor under this Agreement shall constitute and be continuing obligations which shall not be released or discharged by any intermediate payment or settlement of all or any of the obligations of each of the Borrowers under the Finance Documents, shall continue in full force and effect until the unconditional and irrevocable payment and discharge in full of all amounts owing by each of the Borrowers under each of the Finance Documents and are in addition to and independent of, and shall not prejudice or merge with, any other security (or right of set-off) which any Finance Party may at any time hold in respect of such obligations or any of them.

29.4	Avoidance of Payments

Where any release, discharge or other arrangement in respect of any obligation of any Borrower, or any Security held by any Finance Party therefor, is given or made in reliance on any payment or other disposition which is avoided or must be repaid (whether in whole or in part) in an insolvency, liquidation or otherwise and whether or not any Finance Party has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid (in whole or in part), the provisions of this Clause 29 shall continue as if such release, discharge or other arrangement had not been given or made.

29.5	Immediate Recourse

None of the Finance Parties shall be obliged, before exercising or enforcing any of the rights conferred upon them in respect of the Guarantors by this Agreement or by Law, to seek to recover amounts due from any Borrower or to exercise or enforce any other rights or Security any of them may have or hold in respect of any of the obligations of any Borrower under any of the Finance Documents save that no demand for any payment may be made on any Restricted Guarantor unless such demand has first been made on the relevant Borrower.

29.6	Waiver of Defences

Neither the obligations of the Guarantors contained in this Agreement nor the rights, powers and remedies conferred on the Finance Parties in respect of the Guarantors by this Agreement or by Law shall be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, administration or reorganisation of any Borrower or any other person or any change in the status, function, control or ownership of any Borrower or any such person;

(b)
any of the obligations of any Borrower or any other person under any Finance Document or any Security held by any Finance Party therefor being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)
any time or other indulgence being granted to or agreed (i) to or with any Borrower or any other person in respect of its obligations or (ii) in respect of any security granted under any Finance Documents;

(d)	unless otherwise agreed, any amendment to, or any variation, waiver or release of, any obligation of, or any Security granted by, any Borrower or any other person under any Finance Document;

(e)	any total or partial failure to take, or perfect, any Security proposed to be taken in respect of the obligations of any Borrower or any other person under the Finance Documents;

(f)
any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any security held by any Finance Party in respect of any Borrower’s obligations under any Finance Document; or

(g)
any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors under this Agreement or any of the rights, powers or remedies conferred upon the Finance Parties or any of them by this Agreement or by Law.

29.7	No Competition

Until all amounts which may become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, any rights which any Guarantor may at any time have by way of contribution or indemnity in relation to any of the obligations of the Borrowers under any of the Finance Documents or to claim or prove as a creditor of any Borrower or any other person or its estate in competition with the Finance Parties or any of them, shall be exercised by such Guarantor only if and to the extent that the Facility Agent so requires and in such manner and upon such terms as the Facility Agent may specify and each Guarantor shall hold any moneys, rights or security held or received by it as a result of the exercise of any such rights on trust for the Facility Agent for application in or towards payment of any sums at any time owed by the Borrowers under any of the Finance Documents as if such moneys, rights or security were held or received by the Facility Agent under this Agreement.

29.8	Appropriation

To the extent any Finance Party receives any sum from any Guarantor in respect of the obligations of any of the other Obligors under any of the Finance Documents which is insufficient to discharge all sums which are then due and payable in respect of such obligations of such other Obligors, such Finance Party shall not be obliged to apply any such sum in or towards payment of amounts owing by such other Obligor under any of the Finance Documents, and any such sum may, in the relevant Finance Party’s discretion, be credited to a suspense or impersonal account and held in such account pending the application from time to time (as the relevant Finance Party may think fit) of such sums in or towards the discharge of such liabilities owed to it by such other Obligor under the Finance Documents as such Finance Party may select provided that such Finance Party shall promptly make such application upon receiving sums sufficient to discharge all sums then due and payable to it by such other Obligor under the Finance Documents.

29.9	Limitation of Telewest Group Guarantees

The guarantees and indemnities provided by any member of the Telewest Group hereunder shall not extend to any sums payable under any of the Finance Documents relating to the B2 Facility, B3 Facility, B4 Facility, B8 Facility, B9 Facility or B10 Facility or any sums emanating therefrom, except to the extent that such members of the Telewest Group have complied with paragraph (d) of Clause 3.3 (Vanilla Conditions Subsequent).

29.10	Limitation of Liabilities of United States Guarantors

Each Restricted Guarantor and each of the Finance Parties (by its acceptance of the benefits of the guarantee under this Clause 29) hereby confirms its intention that this guarantee should not constitute a fraudulent transfer or conveyance for the purposes of any bankruptcy, insolvency or similar law, the United States Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law.  To effectuate the foregoing intention, each Restricted Guarantor and each of the Finance Parties (by its acceptance of the benefits of the guarantee under this Clause 29) hereby irrevocably agrees that its obligations under this Clause 29 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Restricted Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Restricted Guarantor and the other Guarantors, result in the obligations of such Restricted Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

29.11	Droit de Discussion and Droit de Division

(a)
Any right which at any time any Guarantor may have under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such Guarantor in respect of the obligations assumed by such Guarantor under or in connection with any Finance Document is hereby waived.

(b)
Any right which at any time any Guarantor may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under any guarantee or indemnity given in or in connection with any Finance Document be divided or apportioned with any other person or reduced in any manner whatsoever is hereby waived.

29.12	Limitation of Baseball Group Guarantees

(a)
The guarantees and indemnities provided by any member of the Baseball Group hereunder shall not extend to any sums payable under any of the Finance Documents relating to the B5 Facility, B6 Facility, B11 Facility or B12 Facility or any sums emanating therefrom, to the extent that such guarantees or indemnities would constitute unlawful financial assistance under Sections 151 to 158 of the Act with respect to such B5 Facility, B6 Facility, B11 Facility or B12 Facility.

(b)
Each of the Finance Parties and the Obligors agree that for the purposes of each of the Security Documents to which any member of the Baseball Group is a party and in relation to any security granted by any member of the Baseball Group thereunder, the definition of “Secured Obligations” (which, in turn, refers to the definitions of “Security Trustee Liabilities”, “Senior Liabilities” and “Hedging Liabilities”) shall, in each case, not extend to any sum due and payable under any of the Finance Documents to the extent that, if it were so extended, the Security (or any part thereof) created by any provision of the Security Documents would be unlawful or prohibited by any applicable law.

30.	AGENTS

30.1	Appointment of the Agents

(a)
Each of the other Finance Parties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents and authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically delegated to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(b)	Each of the other Finance Parties appoints the US Paying Agent to act as its agent under and in connection with the Finance Documents.

30.2	Appointment of the Administrative Agent

Each of the other Finance Parties appoints the Administrative Agent to act as its agent under and in connection with the Finance Documents.

30.3	Duties of the Facility Agent/US Paying Agent

(a)
The Facility Agent and/or the US Paying Agent, as applicable, shall promptly inform each Lender of the contents of any notice or document received by it in its capacity as Facility Agent from the Parent or any of the Obligors under the Finance Documents.

(b)
The Facility Agent shall promptly notify the Lenders of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document upon becoming aware of the same.

(c)	If so instructed by an Instructing Group, the Facility Agent shall refrain from exercising any power or discretion vested in it as agent under any Finance Document.

(d)
The duties of the Facility Agent and the US Paying Agent, as the case may be, under the Finance Documents are, save to the extent otherwise expressly provided, solely mechanical and administrative in nature.

30.4	Role of the Bookrunners, the Arrangers and the Administrative Agent

Except as specifically provided in the Finance Documents, none of the Bookrunners, the Arrangers, or the Administrative Agent shall have any obligations of any kind to any other party under or in connection with any Finance Document.

30.5	No Fiduciary Duties

(a)	Nothing in the Finance Documents constitutes the Agents or any of the Arrangers as a trustee or fiduciary of any other person.

(b)	Neither the Agents nor any of the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.6	Business with the Group

Any of the Agents and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

30.7	Discretion of the Agents

(a)	The Agents may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agents may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in this Agreement upon any party, the Lenders or an Instructing Group has not been exercised; and

(iii)	any notice or request made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of the Parent and all the Obligors.

(c)	The Agents may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agents may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may execute on behalf of any L/C Bank any Documentary Credit issued under this Agreement.

30.8	Instructing Group’s Instructions

(a)
Unless a contrary indication appears in a Finance Document, the Facility Agent (or the US Paying Agent, as applicable) shall (i) act in accordance with any instructions given to it by an Instructing Group or RCF Facility Instructing Group, as applicable (or, if so instructed by an Instructing Group or RCF Facility Instructing Group, as applicable, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) shall not be liable to any Finance Party for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of an Instructing Group.

(b)
Unless a contrary indication appears in a Finance Document, any instructions given by (i) an Instructing Group will be binding on all the Finance Parties or (ii) an RCF Facility Instructing Group will be binding on all the Lenders under the Revolving Facility.

(c)
The Facility Agent (or the US Paying Agent, as applicable) may refrain from acting in accordance with the instructions of an Instructing Group, an RCF Facility Instructing Group, or, if appropriate, the Lenders until it has received such security or collateral as it may require for any cost, loss or liability which it may incur in complying with such instructions.

(d)
In the absence of instructions from an Instructing Group, a RCF Facility Instructing Group, or, if appropriate, the Lenders, the Facility Agent (or the US Paying Agent, as applicable) may act (or refrain from taking action) as it considers to be in the best interests of the Lenders.

(e)	None of the Agents shall be authorised to act on behalf of a Lender in any legal or arbitration proceedings relating to any Finance Document without first obtaining the Lender’s consent to do so.

30.9	No Responsibility

None of the Agents or the Arrangers shall be:

(a)
responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party or an Obligor or any other person in or in connection with any Finance Document, including the Information Memoranda, the Agreed Business Plan and any Budget; or

(b)
responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

30.10	Exclusion of Liability

(a)
Without limiting paragraph (b) of this Clause, the Agents will not be liable to any Finance Party for any action taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct.

(b)
Each of the Lenders agrees that it will not take any proceedings, or assert or seek to assert any claim, against any officer, employee or agent of either of the Agents in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and agrees that any officer, employee or agent of the Facility Agent may enforce this provision.

(c)
The Facility Agent will not be liable for any failure to notify any person of any matter referred to in Clause 14.10 (Notification) or any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all reasonable steps to comply with Clause 14.10  (Notification) and taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

30.11	Lender’s Indemnity

Each Lender shall (in its relevant Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”) indemnify the Agents from time to time on demand by the Agents against any cost, loss or liability incurred by such Agent (otherwise than by reason of its negligence or wilful misconduct) in acting as an Agent under the Finance Documents (unless it has been reimbursed therefor by an Obligor pursuant to the terms of the Finance Documents).

30.12	Resignation

(a)
The Facility Agent or the US Paying Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom (or, in the case of the US Paying Agent, acting through an office in the State of New York) as successor Agent by giving notice to the Lenders and the Company.

(b)
The Facility Agent or the US Paying Agent may resign without having designated a successor as agent under paragraph (a) above (and shall do so if so required by an Instructing Group) by giving notice to the Lenders and the Company, in which case an Instructing Group may appoint a successor Facility Agent (acting through an office in the United Kingdom), or a successor US Paying Agent (acting through an office in the State of New York), approved by the Company or the US Borrower, acting reasonably.  If an Instructing Group has not appointed a successor Facility Agent or successor US Paying Agent in accordance with this paragraph (b) within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent (acting through an office in the United Kingdom) and/or the US Paying Agent may appoint a successor US Paying Agent (acting through an office in the State of New York), approved by the Company, acting reasonably.

(c)
The retiring Facility Agent or US Paying Agent, as applicable shall, at the Borrowers’ cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Facility Agent or US Paying Agent, as applicable under the Finance Documents.

(d)	The resignation notice of the Facility Agent or the US Paying Agent shall only take effect upon the appointment of a successor Facility Agent or US Paying Agent, as applicable.

(e)
Upon the appointment of a successor, the retiring Facility Agent or US Paying Agent, as applicable shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30.  The Facility Agent’s successor or US Paying Agent’s successor, as applicable, and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor Facility Agent or successor US Paying Agent, as applicable had been an original party as Facility Agent or as US Paying Agent, as the case may be.

(f)
Unless otherwise agreed between the Administrative Agent and the Borrower, the Administrative Agent shall automatically resign (and no successor shall need to be appointed) on the day upon which it ceases to be a party to this Agreement in the capacity as a Lender.

30.13	Confidentiality

(a)
The Facility Agent (in acting as agent for the Finance Parties), the US Paying Agent (in acting as US paying agent for the Lenders to the US Borrower) and the Administrative Agent (in acting as agent for the Lenders) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Facility Agent, US Paying Agent or the Administrative Agent it may be treated as confidential to that division or department and the Facility Agent, US Paying Agent or the Administrative Agent, as the case may be, shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Finance Parties are not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any Law.

(d)
Notwithstanding any other provision of any Finance Document, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

30.14	Facility Office

Each of the Agents may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

30.15	Lenders’ Associated Costs Details

To the extent applicable, each Lender shall supply the Facility Agent and/or the US Paying Agent, as applicable, with any information required by the Facility Agent in order to calculate the Associated Costs Rate in accordance with Schedule 6 (Associated Costs Rate).

30.16	Credit Appraisal by the Lenders

Without affecting the responsibility of the Parent or any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each of the Agents, the Bookrunners and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy and/or completeness of the Information Memoranda, the Agreed Business Plan and each Budget and any other information provided by the Agents, the Bookrunners, the Arrangers or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

30.17	Deduction from Amounts Payable by the Agents

If any amount is due and payable by any party to the Facility Agent, the US Paying Agent or the Administrative Agent under any Finance Document the Facility Agent, the US Paying Agent or the Administrative Agent, as the case may be, may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Facility Agent, the US Paying Agent or the Administrative Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that party shall be regarded as having received such payment without any such deduction.

30.18	Obligors’ Agent

(a)
The Parent and each Obligor (other than the Company and the US Borrower) irrevocably authorises the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Company on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions to execute on its behalf any Finance Document and to enter into any agreement in connection with the Finance Documents notwithstanding that the same may affect the Parent or such Obligor, without further reference to or the consent of the Parent or such Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to be given to or served on the Parent or such Obligor pursuant to the Finance Documents to the Company on its behalf,

and in each such case the Parent or such Obligor will be bound thereby as though the Parent or such Obligor itself had supplied such information, given such notice and instructions, executed such Finance Document and agreement or received any such notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors’ Agent under any Finance Document, or in connection with this Agreement (whether or not known to the Parent or any other Obligor, as the case may be, and whether occurring before or after such person became party to this Agreement), shall be binding for all purposes on the Parent and all other Obligors (other than the US Borrower) as if the Parent or the other Obligors (other than the US Borrower) had expressly made, given or concurred with the same.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and the Parent or any other Obligor (other than the US Borrower), those of the Obligors’ Agent shall prevail.

30.19	Co-operation with the Agents

Each Lender and each Obligor will co-operate with each of the Agents to complete any legal requirements imposed on the Agents in connection with the performance of its duties under this Agreement and shall supply any information requested by the Agents in connection with the proper performance of those duties provided that neither the Parent nor any Obligor shall be under any obligation to provide any information the supply of which would be contrary to any confidentiality obligation binding on any member of the Group or prejudice the retention of legal privilege in such information and provided further that neither the Parent nor any Obligor shall (and the Company shall procure that no member of the Bank Group shall) be able to deny the Agents any such information by reason of it having entered into a  confidentiality undertaking which would prevent it from disclosing, or be able to claim any legal privilege in respect of, any financial information relating to itself or the Group.

30.20	“Know your client” checks

Nothing in this Agreement shall oblige the either of the Agents or the Arrangers to carry out any “know your client” or other applicable anti-money laundering checks in relation to the identity of any person on behalf of any Lender and each Lender confirms to the each of the Agents, the Bookrunners and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by any other person.

30.21	US Paying Agent

The Facility Agent shall delegate to any of its affiliates or appoint one or more agents in the US for the purposes of facilitating any payments required to be made to the US Borrower under this Agreement (and the US Borrower has the right to consent to such delegation). Any such delegation or appointment may be made upon such terms and conditions (including the power to sub-delegate or appoint any sub-agents) and subject to such restrictions as the Facility Agent and the US Borrower may think fit in the interests of the Finance Parties and the Facility Agent shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate, sub-delegate, agent or sub-agent.  The Facility Agent and the US Borrower may agree, without the prior consent of any other person, such amendments which are of an administrative or technical nature, as may be necessary for the purposes of giving effect to any such delegation or appointment and such amendments, once made, shall be binding on each of Finance Parties.

31.	BORROWERS’ INDEMNITIES

31.1	General Indemnities

With effect from the Merger Closing Date, each of the Borrowers undertake, on a joint and several basis, to indemnify:

(a)
each of the Finance Parties against any out-of-pocket cost, claim, loss, expense (including legal fees) or liability, which any of them may sustain or incur as a consequence of the occurrence of any Default; and

(b)
each Lender against any out-of-pocket loss it may suffer or incur as a result of (i) its funding or making arrangements to fund its portion of an Advance or (ii) its issuing or making arrangements to issue a Documentary Credit or (iii) its funding or making arrangements to fund any Ancillary Facility made available by it, in each case requested by any Borrower under this Agreement but not made by reason of the operation of any one or more of the provisions of this Agreement (save as a result of such Lender’s own gross negligence or wilful default).

31.2	Break Costs

(a)
Each Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of any Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period or Term for that Advance or Unpaid Sum.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period or Term in which they accrue.

32.	CURRENCY OF ACCOUNT

32.1	Currency

Sterling is the currency of account and payment for each and every sum at any time due from any Obligor under this Agreement provided that:

(a)	each repayment of any Outstandings or Unpaid Sum (or part of it) shall be made in the currency in which those Outstandings or Unpaid Sum are denominated on their due date;

(b)	interest shall be payable in the currency in which the sum in respect of which such interest is payable was denominated when that interest accrued;

(c)	each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(d)	each payment pursuant to Clause 17.3 (Tax Indemnity) or Clause 18.1 (Increased Costs) shall be made in the currency specified by the Finance Party claiming under it, acting reasonably.

32.2	Currency Indemnity

If any sum due from the Parent or any Obligor under this Agreement or any order or judgment given or made in relation to this Agreement has to be converted from the currency (the “first currency”) in which the same is payable under this Agreement or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Parent or such Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Agreement, each Borrower agrees, with effect from the Merger Closing Date, to indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (x) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (y) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency at the time of receipt of the sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

33.	PAYMENTS

33.1	Payment to the Facility Agent and the US Paying Agent

On each date on which this Agreement requires an amount to be paid by the Parent or any Obligor or any of the Lenders under this Agreement, the Parent or such Obligor or, as the case may be, such Lender shall make the same available to the Facility Agent or, in the case of payments by the US Borrower, the US Paying Agent by payment in same day funds (or such other funds as may for the time being be customary for the settlement of transactions in the relevant currency) to such account or bank as the Facility Agent or US Paying Agent, as applicable (acting reasonably) may have specified for this purpose and any such payment which is made for the account of another person shall be made in time to enable the Facility Agent or US Paying Agent, as applicable to make available such person’s portion of it to such other person in accordance with Clause 33.2 (Same Day Funds).

33.2	Same Day Funds

Save as otherwise provided in this Agreement, each payment received by the Facility Agent or US Paying Agent, as applicable for the account of another person shall be made available by the Facility Agent to such other person (in the case of a Lender, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in a Participating Member State or London (or for payments in Dollars or any Optional Currency, in the applicable financial centre) as such person shall have previously notified to the Facility Agent or US Paying Agent, as applicable, for this purpose.

33.3	Clear Payments

Any payment required to be made by the Parent or any Obligor under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

33.4	Partial Payments

If the Facility Agent or US Paying Agent, as applicable, receives a payment that is insufficient to discharge all the amounts then due and payable by the Parent or any Obligor under the Finance Documents, the Facility Agent or US Paying Agent, as applicable, shall, unless otherwise instructed by an Instructing Group, apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in payment in or towards payment pro rata of any unpaid fees, costs and expenses incurred by the Facility Agent or US Paying Agent, as applicable, and the L/C Bank under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under any Finance Document;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under any Finance Document; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents,

and such application shall override any appropriation made by an Obligor provided that each C Facility Lender agrees that to the extent that (i) the net proceeds of any enforcement of Security and (ii) any other recoveries and/or proceeds from any Obligor, including without limitation, pursuant to a demand made under Clause 29 (Guarantees and Indemnity) (other than in the case of sub-paragraph (ii), such other recoveries and/or proceeds from the Parent or the Company) are to be applied in accordance with this Clause 33.4, such proceeds shall be applied in accordance with this Clause 33.4 until all amounts due under the Finance Documents (other than the C Facility Liabilities) have been discharged in full.

33.5	Indemnity

Where a sum is to be paid under the Finance Documents to the Facility Agent or US Paying Agent, as applicable, for the account of another person, the Facility Agent or US Paying Agent, as applicable, shall not be obliged to make the same available to that other person (or to enter into or perform any exchange contract in connection therewith) until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum (or the proceeds of such exchange contract) was (or were) so made available shall on request refund the same to the Facility Agent or the US Paying Agent, as applicable, together with an amount sufficient to indemnify and hold harmless the Facility Agent or US Paying Agent, as applicable, from and against any cost or loss it may have suffered or incurred by reason of its having paid out such sum (or the proceeds of such exchange contract) prior to its having received such sum.  This indemnity shall only apply to the Obligors with effect from the Merger Closing Date.

33.6	Notification of Payment

Without prejudice to the liability of each party to this Agreement to pay each amount owing by it under this Agreement on the due date therefor, whenever a payment is expected to be made by any of the Finance Parties, the Facility Agent or the US Paying Agent, as applicable, shall give notice prior to the expected date for such payment, notify all such Finance Parties of the amount, currency and timing of such payment.

33.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the immediately succeeding Business Day in the same calendar month (if there is one) or the immediately preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement, interest is payable on such amount at the rate payable on the original due date.

34.	SET-OFF

34.1	Right to Set-off

With effect from the Merger Closing Date, the Parent and each of the Obligors authorises each Lender to apply any credit balance to which the Parent or such Obligor is entitled on any account of the Parent or such Obligor with that Lender in satisfaction of any sum due and payable from the Parent or such Obligor to such Lender under this Agreement but unpaid; for this purpose, each Lender is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

34.2	No Obligation

No Lender shall be obliged to exercise any right given to it by Clause 34.1 (Right to Set-Off).

35.	SHARING AMONG THE FINANCE PARTIES

35.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Parent or any Obligor other than in accordance with Clause 33 (Payments) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33.4 (Partial Payments), without taking account of any tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within 3 Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.4 (Partial Payments).

35.2	Redistribution of Payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Parent or the relevant Obligor and shall distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 33.4 (Partial Payments).

35.3	Recovering Finance Party’s Rights

(a)
On a distribution by the Facility Agent under Clause 35.2 (Redistribution of Payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Parent or the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

35.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 35.2 (Redistribution of Payments) shall, upon the request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its share of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)
that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Parent or the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

35.5	Exceptions

(a)
This Clause 35 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Parent or the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party under this Clause 35, any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified such other Finance Party of the legal or arbitration proceedings; and

(ii)
such other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice of it or did not take separate legal or arbitration proceedings.

35.6	Ancillary Lenders

(a)	This Clause 35 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 27.17 (Acceleration).

(b)
Following service of notice under Clause 27.17 (Acceleration), this Clause 35 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.

36.	CALCULATIONS AND ACCOUNTS

36.1	Day Count Convention

Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days (in the case of amounts denominated in Sterling) or 360 days (in the case of amounts denominated in any other currency) (as appropriate or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed and any Tax Deductions required to be made from any payment of interest shall be computed and paid accordingly.

36.2	Reductions

Any repayment of any Advance denominated in an Optional Currency shall reduce the amount of such Advance by the amount of such Optional Currency repaid and shall reduce the Sterling Amount of such Advance proportionately.

36.3	Reference Banks

Save as otherwise provided in this Agreement, on any occasion a Reference Bank or Lender fails to supply the Facility Agent with an interest rate quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

36.4	Maintain Accounts

Each Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it under this Agreement.

36.5	Control Accounts

The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded:

(a)	the amount and the Sterling Amount of any Advance or Unpaid Sum and the face amount and the Sterling Amount of any Documentary Credit, and each Lender’s share in it;

(b)	the Sterling Amount of the Ancillary Facility Commitment (if any) of each Lender ;

(c)	the amount of all principal, interest and other sums due or to become due from each of the Obligors to any of the Lenders under the Finance Documents and each Lender’s share in it; and

(d)	the amount of any sum received or recovered by the Facility Agent under this Agreement and each Lender’s share in it.

36.6	Prima Facie Evidence

In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 36.4 (Maintain Accounts) and Clause 36.5 (Control Accounts) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

36.7	Certificate of Finance Party

A certificate of a Finance Party as to the amount for the time being required to indemnify it against any Tax Liability pursuant to Clause 17.3 (Tax Indemnity) or any Increased Cost pursuant to Clause 18.1 (Increased Costs) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrowers.

36.8	Certificate of the Facility Agent

A certificate of the Facility Agent as to the amount at any time due from any Borrower under this Agreement (or the amount which, but for any of the obligations of any Borrower under this Agreement being or becoming void, unenforceable or ineffective, at any time, would have been due from such Borrower under this Agreement) shall, in the absence of manifest error, be prima facie evidence for the purposes of Clause 29 (Guarantee and Indemnity).

36.9	Certificate of L/C Bank

A certificate of an L/C Bank as to the amount paid out or at any time due in respect of a Documentary Credit shall, absent manifest error, be prima facie evidence of the payment of such amounts or (as the case may be) of the amounts outstanding in any legal action or proceedings arising in connection therewith.

37.	ASSIGNMENTS AND TRANSFERS

37.1	Successors and Assignees

This Agreement shall be binding upon and enure to the benefit of each party to this Agreement and its or any subsequent successors, permitted assignees and Transferees.

37.2	Assignment or Transfers by Obligors

None of the rights, benefits and obligations of an Obligor under this Agreement shall be capable of being assigned or transferred and each Obligor undertakes not to seek to assign or transfer any of its rights, benefits and obligations under this Agreement other than:

(a)	a transfer made pursuant to the provisions of Clause 2.2 (Novation of B4 Facility); or

(b)
except in the case of any rights, benefits or obligations under the C Facility, following not less than 10 Business Days prior consultation with the Facility Agent, an assignment or transfer to another Borrower provided that no Event of Default is continuing or would arise as a result of such assignment or transfer.

37.3	Assignments or Transfers by Lenders

(a)
Any Lender may, at any time, assign all or any of its rights and benefits under the Finance Documents in accordance with Clause 37.4 (Assignments) or transfer all or any of its rights, benefits and obligations under the Finance Documents in accordance with Clause 37.5 (Transfer Deed) provided that:

(i)	the prior consultation of the Company shall be required in respect of any assignment or transfer arising prior to the achievement of Successful Syndication;

(ii)	the prior consent of the Company is received in respect of any assignment or transfer after the achievement of a Successful Syndication, such consent not to be unreasonably withheld, provided that:

(A)	such consent shall be deemed to have been given if not declined in writing within 10 Business Days of a written request by any Lender to the Company;

(B)
no consent shall be required in the case of any assignment or transfer by a Lender to its Affiliate (or in the case of any Lender which constitutes a fund advised and/or managed by a common entity or an Affiliate thereof, to any other fund managed by such common entity or Affiliate) which is either a Qualifying UK Lender (in the case of a participation to a UK Borrower) or a US Accession Lender (in the case of a participation to the US Borrower); and

(C)	no consent shall be required in the case of any assignment or transfer to any third party at any time after the occurrence of a Major Event of Default which is continuing; and

(iii)	the proposed Transferee makes one of the representations set out in paragraph 8 of the Transfer Deed and provides the Company with the information required under paragraph 9 of the Transfer Deed.

(b)	No Lender shall be entitled to:

(i)	effect any assignment or transfer:

(A)
in respect of any portion of its Commitment and/or Outstandings under any individual Facility in an amount of less than £1,000,000, $1,000,000 or €1,000,000 (in the case of participations in Advances denominated in Sterling, Dollars or Euro respectively) (or its equivalent as at the date of such assignment or transfer);

(B)
which would result in it or the proposed assignee or transferee holding an aggregate participation of more than zero but less than £5,000,000 (or its equivalent as at the date of such assignment or transfer) in the Facilities, save that an assignment or transfer may be made to or by a trust, fund or other non-bank entity which customarily participates in the institutional market which would result in such entity holding an aggregate participation of at least £1,000,000, $1,000,000 or €1,000,000 (in the case of participations in Advances denominated in Sterling, Dollars or Euro respectively) in the Facilities; or

(C)
in relation to its participation in the Revolving Facility or Secondary Revolving Facility other than to the extent such transfers and assignments are on a pro rata basis as between the relevant Lender’s Commitment under and participation in Outstandings under the Revolving Facility or Secondary Revolving Facility;

(ii)
in relation to any sub-participation of its rights and obligations under the Facilities, relinquish some or all of its voting rights in respect of the Facilities to any person in respect of any such sub-participation other than voting rights in respect of the matters referred to in paragraphs (b), (c), (d) or (e) of Clause 43.4 (Consent); or

(iii)	effect any assignment or transfer of any Facility to a person who is a US Accession Lender, other than in respect of the B4 Facility.

(c)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 17.1 (Tax Gross-up);

(ii)	a Lender claims indemnification from a Borrower under the provisions of Clause 17.3 (Tax Indemnity) or Clause 18.1 (Increased Costs); or

(iii)	any Lender becomes a Non-Consenting Lender or a Non-Funding Lender,

the Company may within 90 days of such requirement or position being notified to it, request that such Lender assigns or transfers all of its rights and obligations under this Agreement at par (including any rights and obligations it may have in its capacity as a Hedge Counterparty) to any person selected by the Company that has agreed to accept such assignment or transfer, and such Lender shall effect such assignment or transfer within 10 Business Days of such request.

(d)
For the purposes of satisfying the minimum hold requirement set out in paragraph (b)(i) of this Clause 37.3, any participations held by funds advised and/or managed by a common entity or an Affiliate thereof may be aggregated.

(e)
Notwithstanding any other provision of this Agreement, the consent of the L/C Bank shall be required (such consent not to be unreasonably withheld or delayed) for any assignment or transfer of any Lender’s rights and/or obligations under the Revolving Facility or Secondary Revolving Facility provided that in relation to any assignment or transfer required by the Borrower under paragraph (c), the L/C Bank may not withhold such consent unless, acting reasonably, the reason for so doing relates to the creditworthiness of the proposed assignee or transferee.

(f)
Notwithstanding any other provision of this Clause 37.3 (Assignments or Transfers by Lenders), no assignment or transfer shall be permitted to settle or otherwise become effective within the period of five Business Days prior to (a) the end of any Interest Period or (b) any Repayment Date.

37.4	Assignments

If any Lender wishes to assign all or any of its rights and benefits under the Finance Documents, unless and until the relevant assignee has agreed with the other Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to the Finance Documents as a Lender, such assignment shall not become effective and the other Finance Parties shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

37.5	Transfer Deed

(a)
If any Lender wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents, such transfer may be effected by novation through the delivery to the Facility Agent of a duly completed and duly executed Transfer Deed.

(b)
The Facility Agent shall only be obliged to execute a Transfer Deed delivered to it pursuant to paragraph (a) above, upon its satisfaction with the results of all “know your client” or other applicable anti-money laundering checks relating to the identity of any person that it is required to carry out in relation to such Transferee.

(c)
Upon its execution of the Transfer Deed pursuant to paragraph (b) above on the later of the Transfer Date specified in such Transfer Deed and the fifth Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Deed falling on or after) the date of execution of such Transfer Deed by the Facility Agent:

(i)	to the extent that in such Transfer Deed the Lender party to it seeks to transfer its rights, benefits and obligations under the Finance Documents, the Ultimate Parent, the Parent, each of the Obligors and such Lender shall be released from further obligations towards one another under the Finance Documents to that extent and their respective rights against one another shall be cancelled to that extent (such rights and obligations being referred to in this Clause 37.5 as “discharged rights and obligations”);

(ii)	the Ultimate Parent, the Parent, each of the Obligors and the Transferee party to it shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as the Ultimate Parent, the Parent, such Obligor and such Transferee have assumed and/or acquired the same in place of the Ultimate Parent, the Parent, such Obligor and such Lender;

(iii)	the other Finance Parties and the Transferee shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to the Finance Documents as a Lender with the rights, benefits and obligations acquired or assumed by it as a result of such transfer;

(iv)	all payments due hereunder from the Parent or any Obligor shall be due and payable to such Transferee and not to the transferring Lender; and

(d)	such Transferee shall become a party to this Agreement as a Lender.

37.6	Transfer Fee

On the date upon which a transfer takes effect pursuant to Clause 37.5 (Transfer Deed) the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of £1,500 provided that this fee shall not be payable by any Lender that becomes a party to this Agreement prior to the Syndication Date.

37.7	Disclosure of Information

(a)
Each of the Agents, the Security Trustee, the Bookrunners, the Arrangers, the Lenders, the L/C Bank and any Ancillary Facility Lender agrees to maintain the confidentiality of all information received from the Ultimate Parent or any member of the Group relating to the Ultimate Parent or any member of the Group or its business other than any such information that:

(i)	is or becomes public knowledge other than as a direct result of any breach of this Clause; or

(ii)
is available to the Agents, the Security Trustee, the Bookrunners, the Arrangers, the Lenders, the L/C Bank or such Ancillary Facility Lender on a non-confidential basis prior to receipt thereof from the relevant member of the Group; or

(iii)
is lawfully obtained by any of the Agents, the Security Trustee, the Bookrunners, the Arrangers, the Lenders, the L/C Bank and any Ancillary Facility Lender after that date of receipt other than from a source which is connected with the Group and which, as far as the relevant recipient thereof is aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

(b)
Notwithstanding paragraph (a) of this Clause 37.7 any Lender may disclose to any of its Affiliates, to any actual or potential assignee or Transferee, to any person who may otherwise enter into contractual relations with such Lender in relation to this Agreement or any person to whom, and to the extent that, information is required to be disclosed by any applicable Law, such information about the Ultimate Parent, the Parent, the Obligors or the Group as a whole as such Lender shall consider appropriate provided that any such Affiliate, actual or potential assignee or Transferee or other person who may otherwise enter into contractual relations in relation to this Agreement shall first have entered into a confidentiality undertaking on substantially the same terms as this Clause 37.7.

37.8	No Increased Obligations

If:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)
as a result of circumstances existing at the date of the assignment, transfer or change of Facility Office, the Parent or an Obligor would be obliged to make a payment to the assignee, Transferee or the Lender acting through its new Facility Office under Clause 17.1 (Tax Gross-Up), 17.3 (Tax Indemnity) or Clause 18 (Increased Costs),

then the assignee, Transferee or the Lender acting through its new Facility Office shall only be entitled to receive payment under those Clauses to the same extent as the assignor, transferor or the Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

37.9	Notification

The Facility Agent shall, within 10 Business Days of receiving a Transfer Deed or a notice relating to an assignment pursuant to Clause 37.4 (Assignments) or a notice from a Lender or the giving by the Facility Agent of its consent, in each case, relating to a change in such Lender’s Facility Office, notify the US Paying Agent and the Borrowers of any such assignment, transfer or change in Facility Office, as the case may be.

38.	COSTS AND EXPENSES

38.1	Transaction Costs

Each Borrower shall, from time to time no later than 10 Business Days after demand from the Facility Agent (unless the relevant cost or expense is being queried by a Borrower in good faith), reimburse the Facility Agent, the Security Trustee and each of the Arrangers for all reasonable out-of-pocket costs and expenses (including reasonable legal fees and disbursements of legal counsel, any value added tax thereon and all travel and other reasonable out-of-pocket expenses) incurred by them in connection with the negotiation, preparation, execution, perfection, printing and distribution of the Finance Documents and the completion of the transactions therein contemplated and the syndication of the Facilities prior to the Syndication Date (including publicity expenses) up to the levels agreed with the Company.

38.2	Preservation and Enforcement Costs

Each Borrower shall, from time to time on demand of the Facility Agent, reimburse each Finance Party for all third party costs and expenses (including legal fees and any value added tax thereon) incurred in or in connection with the preservation and/or enforcement of any of the rights of such Finance Party under the Finance Documents provided that any such costs and expenses incurred in connection with the preservation of such rights are reasonable.

38.3	Stamp Taxes

Each Borrower shall pay all stamp, registration, documentary and other taxes (including any penalties, additions, fines, surcharges or interest relating thereto) to which any of the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall with effect from the Merger Closing Date and from time to time thereafter within 10 Business Days of demand from the Facility Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying those taxes.  The Facility Agent shall be entitled (but not obliged) to pay those taxes (whether or not they are its primary responsibility) and to the extent that it does so claim under this Clause 38.3.

38.4	Amendments, Consents and Waivers

If an Obligor requests any amendment, consent or waiver in accordance with Clause 43 (Amendments), the relevant Obligor shall, on demand of the Facility Agent, reimburse the Finance Parties for all third party costs and expenses (including legal fees) incurred by any of the Finance Parties in responding to or complying with such request.

38.5	Lenders’ Indemnity

If any Obligor fails to perform any of its obligations under this Clause 38, each Lender shall indemnify and hold harmless each of the Agents, the Arrangers and/or the Security Trustee from and against its Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”) of any loss incurred by any of them as a result of such failure and the relevant Obligor shall forthwith reimburse each Lender for any payment made by it pursuant to this Clause.

38.6	Value Added Tax

(a)
All amounts expressed to be payable under any Finance Document by any Obligor to a Finance Party shall be exclusive of any VAT.  If VAT is chargeable on any supply made by a Finance Party to any Obligor under any Finance Document (whether that supply is taxable pursuant to the exercise of an option or otherwise), the relevant Finance Party shall provide a VAT invoice to the Obligor and that Obligor shall pay to that Finance Party (in addition to and at the same time as paying that consideration) the VAT as further consideration.

(b)
No payment or other consideration to be made or furnished to any Obligor pursuant to or in connection with any Finance Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

(c)
Where a Finance Document requires any party to reimburse a Finance Party for any costs or expenses, that party shall also pay any amount of those costs or expenses incurred referable to VAT chargeable thereon.

39.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

40.	NOTICES AND DELIVERY OF INFORMATION

40.1	Writing

Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

40.2	Giving of Notice

Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall in the case of any person other than a Lender (unless that other person has by 10 Business Days’ written notice to the Agents specified another address) be made or delivered to that other person at the address identified with its signature below or, in the case of a Lender, at the address from time to time designated by it to the Agents for the purpose of this Agreement (or, in the case of a Transferee at the end of the Transfer Deed to which it is a party as Transferee) and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at the address or (as the case may be) 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that any communication or document to be made or delivered to the Agents shall be effective only when received by the Agents and then only if the same is expressly marked for the attention of the department or officer identified with the Agents’ signature below (or such other department or officer as the relevant Agent shall from time to time specify by not less than 10 Business Days’ prior written notice to the Company for this purpose).

40.3	Use of Websites/E-mail

(a)
An Obligor may (and upon request by any of the Agents, shall) satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who have not objected to the delivery of information electronically by posting this information onto an electronic website designated by the Company and the Facility Agent (the “Designated Website”) or by e-mailing such information to the Agents, if:

(i)	the Agents expressly agree that they will accept communication and delivery of any documents required to be delivered pursuant to this Agreement by this method;

(ii)	in the case of posting to the Designated Website, the Company and the Agents are aware of the address of, and any relevant password specifications for, the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and each of the Agents.

(b)
If any Lender (a “Paper Form Lender”) objects to the delivery of information electronically then the Agents shall notify the Company accordingly and the Company shall supply the information to the Agents (in sufficient copies for each Paper Form Lender) in paper form.

(c)
The Facility Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by the Company and the Facility Agent.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall comply with any such request within 10 Business Days.

(e)
Subject to the other provisions of this Clause 40.3, any Obligor may discharge its obligation to supply more than one copy of a document under this Agreement by posting one copy of such document to the Designated Website or e-mailing one copy of such document to the Facility Agent.

(f)	For the purposes of paragraph (a) above, the Agents hereby expressly agree that:

(i)
they will accept delivery of documents required to be delivered under Clause 22 (Financial Information) by the posting of such documents to the Designated Website or by email delivery to the Agents; and

(ii)	they have agreed to the format of the information required to be delivered under Clause 22 (Financial Information).

40.4	Public Information

(a)
The Company hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company, the Group and/or its business) (each, a “Public Lender”).

(b)
The Company hereby agrees that if and for so long as any member of the Group is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of any materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) that may be distributed to the Public Lenders and that:

(i)	all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof;

(ii)	by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Agents and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company, the Group and/or its business for purposes of United States Federal and state securities laws;

(iii)	all Company Materials marked “PUBLIC” shall be made available on the Designated Website under the title “PUBLIC”;” and

(iv)
the Agents shall be entitled to post any Company Materials that are not marked “PUBLIC” on to the Designated Website without specifying in the title of such document whether such information is public.

(c)
Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”. Each of Agents and the Lenders hereby acknowledge that in respect of any obligation of the Obligors to deliver information to the Finance Parties under this Agreement, such obligation shall be deemed to have been satisfied notwithstanding the determination of any Public Lender not to view such information by reason of it not having been marked with the title “PUBLIC”.  The foregoing provisions of this Clause 40.4 shall be without prejudice to the provisions of Clauses 30 (Agents) or 37.7 (Disclosure of Information) hereof.

40.5	Electronic Communication

(a)
Any communication to be made between the Agents and any Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the relevant Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agents and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to an Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

40.6	Certificates of Officers

All certificates of officers of any company hereunder may be given on behalf of the relevant company and in no event shall personal liability attach to such an officer.

40.7	Patriot Act

Each Lender subject to the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Ultimate Parent and the Company that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Ultimate Parent, the Parent, the Company and the other Obligors and other information that will allow such Lender to identify Parent, the Company and the other Obligors in accordance with the Act.

41.	ENGLISH LANGUAGE

Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation of it into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation of it.

42.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of such provision under the Law of any other jurisdiction.

43.	AMENDMENTS

43.1	Amendments Generally

Except as otherwise provided in this Agreement, the Facility Agent, if it has the prior written consent of an Instructing Group, and the Obligors affected thereby, may from time to time agree in writing to amend any Finance Document or to consent to or waive, prospectively or retrospectively, any of the requirements of any Finance Document and any amendments, consents or waivers so agreed shall be binding on all the Finance Parties and the Obligors.  For the avoidance of doubt, any amendments relating to this Agreement shall only be made in accordance with the provisions of this Agreement and any amendments relating to a Hedging Agreement shall only be made in accordance with the provisions of such Hedging Agreement, in each case notwithstanding any other provisions of the Finance Documents.

43.2	Amendments relating to Baseball

Except as provided in Clause 43.4 (Consents), 43.5 (Technical Amendments), 43.6 (Guarantees and Security) and 43.7 (Release of Guarantees and Security), the Facility Agent, if it has the prior written consent of a Baseball Instructing Group (for this purpose, within the meaning of paragraph (a) of that definition) and the Obligors affected thereby, may agree in writing to amend or waive, or to consent to, any of the following provisions with respect to the A1 Facility and the B1 Facility:

(a)
the definitions of “Baseball Acquisition”, “Baseball Bidcos”,  “Baseball Cash Bidco”, “Baseball Certain Funds Period”, “Baseball Clean-Up Period”, “Baseball Drawstop Default”, “Baseball Effective Date”, “Baseball Group”, “Baseball Implementation Agreement”, “Baseball Press Release”, “Baseball Resolutions”, “Baseball Scheme”, “Baseball Scheme Circular”, “Baseball Scheme Document”, “Baseball Shares”, “Baseball Stock Bidco” and “Total Baseball Debt”;

(b)	paragraphs (b) and (c) of Clause 2.1 (The Facilities);

(c)	paragraph (b) of Clause 2.4 (Purpose);

(d)	Clause 3.2 (Baseball Conditions Precedent);

(e)	Clause 3.4 (Baseball Conditions Subsequent);

(f)	Clause 3.6 (Baseball Certain Funds Period);

(g)	Clause 27.20 (Baseball Clean-Up Period);

(h)	any matter listed in Part 2 of Schedule 4 (Conditions Precedent to First Baseball Utilisation) and Part 7 of Schedule 4 (Baseball Conditions Subsequent); and

(i)	any other provision of this Agreement where the prior consent of a Baseball Instructing Group is expressly required,

in each case, except to the extent that such amendment, waiver or consent relates to Security.  Any such amendments, consents or waivers so agreed shall be binding on all the Finance Parties and the Obligors.

43.3	Amendments relating to Alternative Baseball Financing

The Facility Agent, if it has the prior written consent of all of the Baseball Lenders (for this purpose, falling within the meaning of paragraph (b) of that definition) and the Obligors affected thereby, may agree in writing to any change to this Agreement, for the purposes of giving effect to a commitment provided by such Baseball Lenders relating to any Alternative Baseball Financing and the new facilities to be provided thereunder and the associated Alternative Baseball Acquisition, which amends or replaces or is intended to amend or replace the provisions set out in:

(a)	paragraphs (b) and (c) of Clause 2.1 (The Facilities);

(b)	paragraph (b) of Clause 2.4 (Purpose);

(c)	Clause 3.2 (Baseball Conditions Precedent);

(d)	Clause 3.4 (Baseball Conditions Subsequent);

(e)	Clause 3.6 (Baseball Certain Funds Period);

(f)	Clause 27.20 (Baseball Clean-Up Period);

(g)
Clause 9 (Repayment of Term Facility Outstandings) to the extent that such changes amend or replace provisions relating to the A1 Facility and B1 Facility, except where such changes provide for a final maturity date in respect of the Alternative Baseball Facility which is earlier than the Final Maturity Date in respect of the A Facility or in the case of amortising debt, where the average life of such Alternative Bridge Facility would be shorter than the average life of the A Facility;

(h)
Clause 11 (Voluntary Prepayment) and Clause 12 (Mandatory Prepayment and Cancellation) to the extent that such changes amend or replace provisions relating to the A1 Facility and B1 Facility, and provided that such changes do not have the effect of altering the timing or amount of payments payable to any Lender in respect of the A Facility, B2 Facility, B3 Facility, B4 Facility, B5 Facility, B6 Facility, C Facility or Revolving Credit Facility;

(i)	Clause 14 (Interest as Term Facility Advances) to the extent that such changes amend or replace provisions relating to the A1 Facility and B1 Facility;

(j)	Clause 17.1 (Tax Gross Up) to the extent that such changes relate to the Relevant Tax Jurisdiction of the relevant borrower of the Alternative Baseball Financing;

(k)
Clause 21 (Representations and Warranties) in relation to the representations and warranties to be given to the Baseball Lenders (for this purpose, falling within the definition of paragraph (b) of such definition);

(l)	Clause 37 (Assignment or Transfers by Lenders) to the extent that such changes relate to the assignment or transfer of any commitments or outstandings under the Alternative Baseball Financing;

(m)	Clause 43.2 (Amendments relating to Baseball);

(n)	Part 1 of Schedule 1 (Lenders and Commitments) and Part 2 of Schedule 1 (Lenders Tax Status) to the extent such changes amend or replace the then existing Lenders to include the Baseball Lenders;

(o)
Part 2 of Schedule 4 (Conditions Precedent to First Baseball Utilisation) and Part 7 of Schedule 4 (Baseball Conditions Subsequent) for the purposes of amending and replacing the list of required documentary conditions precedent to the Alternative Baseball Financing;

(p)
any of the definitions contained in Clause 1.1 (Definitions) for the purposes of removing all references to and all derivatives of the A1 Facility and the B1 Facility and incorporating such definitions as may be necessary for the purposes of giving effect to the changes described in this Clause 43.3, and

(q)
such other amendments to or replacements of the provisions of this Agreement, which are of a technical or mechanical nature provided that such amendments or replacements do not prejudice the interests of the Lenders under the A Facility, B2 Facility, B3 Facility, B4 Facility, B5 Facility, B6 Facility, C Facility or Revolving Credit Facility.

in each case, except to the extent that such amendment, waiver or consent relates to Security.  Any such amendments, consents or waivers so agreed shall be binding on all the Finance Parties and the Obligors.

43.4	Consents

An amendment, consent or waiver relating to the following matters may be made with the prior written consent of each Lender affected thereby:

(a)	any increase in the principal amount of any Commitment of such Lender;

(b)
a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from the Parent or any Obligor under this Agreement to which such Lender is entitled;

(c)
a decrease in any Applicable Margin for, or the principal amount of, any Advance, any Documentary Credit or any interest payment, fees or other amounts due under this Agreement to such Lender from the Parent or any Obligor or any other party to this Agreement;

(d)	any change in the currency of account (other than a change resulting from the United Kingdom becoming a Participating Member State);

(e)
unless otherwise specified the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to such Lender from the Parent or any Obligor or any other party to this Agreement;

(f)	the deferral of any Termination Date;

(g)	any reduction to the percentage set forth in the definition of Instructing Group or Baseball Instructing Group; or

(h)	a change to any provision which contemplates the need for the consent or approval of all the Lenders.

43.5	Technical Amendments

Notwithstanding any other provision of this Clause 43, the Facility Agent may at any time without the consent or sanctions of the Lenders, concur with the Company in making any modifications to any Finance Document, which in the opinion of the Facility Agent would be proper to make provided that the Facility Agent is of the opinion that such modification would not be prejudicial to the position of any Lender and in the opinion of the Facility Agent such modification is of a formal, minor or technical nature or is to correct a manifest error.  Any such modification shall be made on such terms as the Facility Agent may determine, shall be binding upon the Lenders, and shall be notified by the Company to the Lenders as soon as practicable thereafter.

43.6	Guarantees and Security

A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 29 (Guarantee and Indemnity) or a release of any Security under the Security Documents, in each case, other than in accordance with the terms of any Finance Document shall require the prior written consent of affected Lenders whose Available Commitments plus Outstandings amount in aggregate to more than 90 per cent. of the Available Facilities plus aggregate Outstandings.

43.7	Release of Guarantees and Security

(a)
Subject to paragraph (b) below, at the time of completion of any disposal by the Parent or any Obligor of any shares, assets or revenues the Security Trustee shall (and it is hereby authorised by the other Finance Parties to) at the request of and cost of the relevant Obligor, execute such documents as may be required to:

(i)	release those shares, assets or revenues from Security constituted by any relevant Security Document or certify that any floating charge constituted by any relevant Security Documents over such assets, revenues or rights has not crystallised; and

(ii)	release any person which as a result of that disposal, ceases to be the Parent or any Obligor, from any guarantee, indemnity or Security Document to which it is a party and its other obligations under any other Finance Document.

(b)
The Security Trustee shall only be required under paragraph (a) above to grant the release of any Security or to deliver a certificate of non-crystallisation on account of a disposal as described in that paragraph described in that paragraph if:

(i)	the disposal is permitted under Clause 25.6 (Disposals) or otherwise with the consent of an Instructing Group;

(ii)
(to the extent that any proceeds of that disposal are to be applied in repayment of the Facilities) the Facility Agent has received (or is satisfied, acting reasonably, that it will receive immediately following the disposal) the appropriate amount of those proceeds; and

(iii)
(to the extent that the disposal is to be in exchange for replacement assets) the Security Trustee has either received (or is satisfied, acting reasonably, that it will receive immediately following the disposal) one or more duly executed Security Documents granting Security over those replacement assets or is satisfied, acting reasonably, that the replacement assets will be subject to Security pursuant to any existing Security Documents.

(c)
If at any time, a Compliance Certificate delivered pursuant to Clause 22.5(a) (Compliance Certificates) shows that the Obligors under this Agreement at the relevant time represent a percentage which is greater than that required to satisfy the 80% Security Test and the Company is able, at such time, to demonstrate to the satisfaction of the Facility Agent (acting reasonably) that upon the release of one or more specified Obligors from its obligations under this Agreement the 80% Security Test would continue to be satisfied, the Security Trustee shall (and it is hereby authorised by the other Finance Parties to) at the request and cost of the Company, execute such documents as may be required to release such specified Obligors from any guarantees, indemnities and Security Documents to which it is a party and to release it from its other obligations under any Finance Document.

(d)
Notwithstanding the foregoing provisions of this Clause 43.7, in the event that the Company elects to raise or incur any Stand Alone Baseball Financing in accordance with the provisions of this Agreement, and immediately prior to such raising or incurrence, any member of the Baseball Group has granted any guarantee and/or security in respect of the Facilities, such member of the Baseball Group shall be released from any such guarantee and/or security immediately prior to such raising or incurrence, or in the event that the proceeds of such Stand Alone Baseball Financing are being used to prepay A1 Facility Outstandings and B1 Facility Outstandings in accordance with Clause 11.1 (Voluntary Prepayment), simultaneously with such prepayment.

43.8	Amendments affecting the Facility Agent

Notwithstanding any other provision of this Agreement, the Facility Agent shall not be obliged to agree to any amendment, consent or waiver if the same would:

(a)	amend or waive any provision of Clauses 30 (Agents), Clause 38 (Costs and Expenses) or this Clause 43; or

(b)	otherwise amend or waive any of the Facility Agent’s rights under this Agreement or subject the Facility Agent to any additional obligations under this Agreement.

43.9	Calculation of Consent

Where a request for a waiver of, or an amendment to, any provision of any Finance Document has been sent by the Facility Agent to the Lenders at the request of an Obligor, each Lender that does not respond to such request for waiver or amendment within 30 days after receipt by it of such request (or within such other period as the Facility Agent and the Company shall specify), shall be excluded from the calculation in determining whether the requisite level of consent to such waiver or amendment was granted.

43.10	[Reserved]

44.	THIRD PARTY RIGHTS

(a)	A person which is not a party to this Agreement (a “third party”) shall have no right to enforce any of its provisions except that:

(i)	a third party shall have those rights it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect; and

(ii)	each of Clause 5.9 (Exclusion of Liability), Clause 17.3 (Tax Indemnity), Clause 18 (Increased Costs) and Clause 30.10 (Exclusion of Liability) shall be enforceable by any third party referred to in such clause as if such third party were a party to this Agreement.

(b)	The parties to this Agreement may without the consent of any third party vary or rescind this Agreement.

45.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

46.	GOVERNING LAW

46.1	Governing Law of Agreement

This Agreement shall be governed by, and construed in accordance with, English Law.

46.2	Governing Law of Claims Against the US Borrower

Notwithstanding the provisions of Clause 46.1 (Governing Law of Agreement), any proceedings in relation to a debt claim against the US Borrower shall be governed by the internal laws of the state of New York, provided always that no other Obligor may rely upon, or otherwise challenge any right of any Finance Party on the basis of this Clause 46.2.

47.	JURISDICTION

47.1	Courts

(a)
The US Borrower and each of the other parties to this Agreement irrevocably agrees for the benefit of the Finance Parties that the courts of the State of New York and/or the federal courts of the United States of America sitting in the State of New York in diversity jurisdiction shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes which may arise out of or in connection with the rights or obligations of the US Borrower under the Finance Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(b)
Each of the parties to this Agreement irrevocably agrees for the benefit of each of the Finance Parties that, except as set forth in paragraph (a) above, the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

47.2	Waiver

Each of the Obligors other than the US Borrower irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes settled in the courts of England and agrees not to claim that any such court is an inconvenient or inappropriate forum.  The US Borrower and each of the Finance Parties irrevocably waives any objection which it might now or hereafter have to Proceedings being brought by or against the US Borrower or Disputes with the US Borrower being settled in the courts of the State of New York.

47.3	Service of Process

Each of the Obligors (other than the US Borrower) which is not incorporated in England agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to the Company at its registered office for the time being and the Company, by its signature to this Agreement, accepts its appointment as such in respect of each such Obligor.  If the appointment of the person mentioned in this Clause ceases to be effective in respect of any of the Obligors the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such person by notice to the relevant Obligor. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law.

47.4	Proceedings in Other Jurisdictions

Nothing in Clause 47.1(b) (Courts) shall (and shall not be construed so as to) limit the right of the Finance Parties or any of them to take Proceedings against any of the Obligors other than the US Borrower in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Law.

47.5	General Consent

Each of the Obligors consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

47.6	Waiver of Immunity

To the extent that any Obligor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1 – PART 1

LENDERS AND COMMITMENTS

Lender	Revolving Facility Commitment (£)	A Facility Commitment (£)	A1 Facility Commitment (£)	B1 Facility Commitment (£)	B2 Facility Commitment (£)	B3 Facility Commitment (€)	B4 Facility Commitment ($)	B5 Facility Commitment (£)	B6 Facility Commitment (£)
Deutsche Bank AG, London Branch	25,000,000	837,500,000	43,750,000	75,000,000	106,258,206.03	151,515,000	196,969,500	118,000,000	60,000,000

JPMorgan Chase Bank, National Association	25,000,000	837,500,000	43,750,000	75,000,000	106,258,206.03	151,515,000	196,969,500	118,000,000	60,000,000

The Royal Bank of Scotland plc	25,000,000	837,500,000	43,750,000	75,000,000	74,380,393.57	106,060,000	137,878,000	n/a	n/a

Goldman Sachs International Bank	25,000,000	837,500,000	n/a	n/a	63,755,624.93	90,910,000	118,183,000	n/a	n/a

Goldman Sachs Credit Partners L.P.	n/a	n/a	43,750,000	75,000,000	n/a	n/a	n/a	118,000,000	60,000,000

BNP Paribas	n/a	n/a	n/a	n/a	n/a	n/a	n/a	118,000,000	60,000,000

Citibank N.A.	n/a	n/a	n/a	n/a	n/a	n/a	n/a	118,000,000	60,000,000
Total Commitments	100,000,000	3,350,000,000	175,000,000	300,000,000	350,652,430.56	500,000,000	650,000,000	590,000,000	300,000,000

PART 2 - LENDERS TAX STATUS

Lender	Tax Status
Deutsche Bank AG, London Branch	UK Bank Lender
JPMorgan Chase Bank, National Association	UK Bank Lender
The Royal Bank of Scotland plc	UK Bank Lender
Goldman Sachs International Bank	UK Bank Lender
Goldman Sachs Credit Partners L.P.	UK Treaty Lender

PART 3 - B2 FACILITY LENDERS, B3 FACILITY LENDERS, AND B4 FACILITY LENDERS

Deutsche Bank AG, London Branch

JPMorgan Chase Bank, National Association

The Royal Bank of Scotland plc

Goldman Sachs Credit Partners L.P.

SCHEDULE 2

PART 1 - THE ORIGINAL GUARANTORS

Name	Jurisdiction of Incorporation	Company number (if applicable)
NTL
Andover Cablevision Limited	England	1932254
Anglia Cable Communications Limited	England	2433857
Berkhamsted Properties & Building Contractors Limited	England	958564
Cable Television Limited	England	683065
Cable Thames Valley Limited	England	2254089
CableTel Cardiff Limited	England	2740659
Cabletel (UK) Limited	England	2835551
CableTel Central Hertfordshire Limited	England	2347168
CableTel Hertfordshire Limited	England	2381354
CableTel Herts and Beds Limited	England	1785533
CableTel Investments Limited	England	3157216
CableTel Newport	England	2478879
CableTel North Bedfordshire Limited	England	2455397
CableTel Scotland Limited	Scotland	SC119938
CableTel Surrey and Hampshire Limited	England	2740651
CableTel Telecom Supplies Limited	England	2919285
CableTel West Glamorgan Limited	England	623197
CableTel West Riding Limited	England	2372564
Cambridge Cable Services Limited	England	3262220
Cambridge Holding Company Limited	England	2955679
CCL Corporate Communications Services Limited	England	2425789
Chartwell Investors L.P.	Delaware
Columbia Management Limited	England	2361163
ComTel Cable Services Limited	England	2265315
ComTel Coventry Limited	England	277802
Credit-Track Debt Recovery Limited	England	277802
Diamond Cable (Bassetlaw) Limited	England	3020785
Diamond Cable (Burton-Upon-Trent) Limited	England	3016632
Diamond Cable (Chesterfield) Limited	England	3155292
Diamond Cable (Grantham) Limited	England	2449143
Diamond Cable (Grimclee) Limited	England	2476662
Diamond Cable (Hinckley) Limited	England	3016600
Diamond Cable (Leicester) Limited	England	2309938
Diamond Cable (Lincoln) Limited	England	2476654
Diamond Cable (Lincolnshire) Limited	England	3020780
Diamond Cable (Mansfield) Limited	England	2379153
Diamond Cable (Melton Mowbray) Limited	England	2449137
Diamond Cable (Newark-On-Trent) Limited	England	2449141
Diamond Cable (Ravenshead) Limited	England	3020784
Diamond Cable (Vale Of Belvoir) Limited	England	3155311
Diamond Cable Acquisitions Limited	England	2417366
Diamond Cable Communications Limited	England	2965241
Diamond Cable Construction Limited	England	2379018
Diamond Cable CPE Limited	England	2459844
Diamond Holdings Limited	England	3483724
Diamond Visual Communications Limited	England	3020782
Digital Television Network Limited	England	3288768
DTELS Limited	England	2834403
East Coast Cable Limited	England	2352468
East Midlands Cable Communications Limited	England	2457536
East Midlands Cable Group Limited	England	3030063
East Midlands Cable Holdings Limited	England	3022472
Enablis Limited	England	3144815
Heartland Cablevision (UK) Limited	England	2415170
Heartland Cablevision II (UK) Limited	England	2443617
Herts Cable Limited	England	2390426
Jewel Holdings Limited	England	3085518
Lanbase European Holdings Limited	England	2529290
Lanbase Limited	England	2617729
LCL Cable (Holdings) Limited	England	3030067
LCL Telephones Limited	England	2835893
Lichfield Cable Communications Limited	England	3016595
Maza Limited	England	2785299
Metro Hertfordshire Limited	England	3092899
Metro South Wales Limited	England	3092897
NNS UK Holdings 1 LLC	Delaware
NNS U.K. Holdings 2, Inc.	Delaware
North CableComms Holdings, Inc.	Delaware
North CableComms L.L.C.	Delaware
North CableComms Management, Inc.	Delaware
Northampton Cable Television Limited	England	2475464
NTL (Aylesbury and Chiltern) Limited	England	2416084
NTL (B) Limited	England	2735732
NTL (Broadland) Limited	England	2443741
NTL (Chichester) Limited	England	3056817
NTL (City & Westminster) Limited	England	2809080
NTL (County Durham) Limited	England	3128449
NTL (CRUK) Limited	England	2329254
NTL (CWC Holdings)	England	3922682
NTL (CWC) Corporation Limited	England	2719477
NTL (CWC) Limited	England	3288998
NTL (CWC) Management Limited	England	2924200
NTL (CWC) No. 2 Limited	England	2441766
NTL (CWC) No. 3 Limited	England	2441768
NTL (CWC) No. 4 Limited	England	2351068
NTL (CWC) Programming Limited	England	3403986
NTL (CWC) UK	England	2463427
NTL (Ealing) Limited	England	1721894
NTL (Eastbourne and Hastings) Limited	England	3074517
NTL (Fenland) Limited	England	2459153
NTL (Greenwich and Lewisham) Limited	England	2254009
NTL (Hampshire) Limited	England	2351070
NTL (Harrogate) Limited	England	2404019
NTL (Harrow) Limited	England	2459179
NTL (Kent) Limited	England	2456153
NTL (Lambeth and Southwark) Limited	England	2277986
NTL (Leeds) Limited	England	2400103
NTL (Norwich) Limited	England	2332233
NTL (Peterborough) Limited	England	2332232
NTL (South East) Limited	England	1870928
NTL (South London) Limited	England	0657093
NTL (Southampton and Eastleigh) Limited	England	1866504
NTL (Sunderland) Limited	England	2402393
NTL (Thamesmead) Limited	England	2461140
NTL (Triangle) LLC	Delaware
NTL (V) Limited	England	2719474
NTL (Wandsworth) Limited	England	1866178
NTL (Wearside) Limited	England	2475099
NTL (West London) Limited	England	1735664
NTL (Yorcan) Limited	England	2371785
NTL (York) Limited	England	2406267
NTL Acquisition Company Limited	England	2270117
NTL Bolton Cablevision Holding Company	England	2422198
NTL Bromley Company	Delaware
NTL Business (Ireland) Limited	England	3284482
NTL Business Limited	England	3076222
NTL Cablecomms Bolton	England	1883383
NTL Cablecomms Bromley	England	2422195
NTL Cablecomms Bury and Rochdale	England	2446183
NTL Cablecomms Cheshire	England	2379804
NTL Cablecomms Derby	England	2387713
NTL Cablecomms East Lancashire	England	2114543
NTL Cablecomms Greater Manchester	England	2407924
NTL Cablecomms Group Limited	England	3024703
ntl CableComms Group, Inc.	Delaware
NTL Cablecomms Holdings No. 1 Limited	England	3709869
NTL Cablecomms Holdings No. 2 Limited	England	3709840
NTL Cablecomms Lancashire No. 1	England	2453249
NTL Cablecomms Lancashire No. 2	England	2453059
NTL Cablecomms Limited	England	2664006
NTL Cablecomms Macclesfield	England	2459067
NTL Cablecomms Manchester Limited	England	2511868
NTL Cablecomms Oldham and Tameside	England	2446185
NTL Cablecomms Solent	England	2422654
NTL Cablecomms Staffordshire	England	2379800
NTL Cablecomms Stockport	England	2443484
NTL Cablecomms Surrey	England	2531586
NTL Cablecomms Sussex	England	2266092
NTL Cablecomms Wessex	England	2410378
NTL Cablecomms West Surrey Limited	England	2512757
NTL Cablecomms Wirral	England	2531604
NTL Cambridge Limited	England	2154841
NTL Chartwell Holdings 2, Inc.	Delaware
NTL Chartwell Holdings, Inc.	Delaware
NTL Chartwell Holdings Limited	England	3290823
NTL Communications Services Limited	England	3403985
NTL Darlington Limited	England	2533674
NTL Derby Cablevision Holding Company	England	2422310
Virgin Media Dover LLC (formerly known as NTL Dover LLC)
NTL Equipment No. 1 Limited	England	2794518
NTL Equipment No. 2 Limited	England	2071491
NTL Finance Limited	England	5537678
NTL Glasgow	Scotland	SC075177
NTL Glasgow Holdings Limited	England	4170072
Virgin Media Limited (formerly known as NTL Group Limited)	England	2591237
NTL Holdings (Broadland) Limited	England	2427172
NTL Holdings (East London) Limited	England	2032186
NTL Holdings (Fenland) Limited	England	2427199
NTL Holdings (Leeds) Limited	England	02766909
NTL Holdings (Norwich) Limited	England	2332233
NTL Holdings (Peterborough) Limited	England	2332232
NTL Internet Limited	England	2985161
NTL Internet Services Limited	England	4038930
Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited)	England	3173552
NTL Irish Holdings Limited	England	5313953
NTL Kirklees	England	2495460
NTL Kirklees Holdings Limited	England	4169826
NTL Limited	England	2586701
NTL Manchester Cablevision Holding Company	England	2455631
NTL Microclock Services Limited	England	2861856
NTL Midlands Limited	England	2357645
NTL Milton Keynes Limited	England	2410808
NTL National Networks Limited	England	5174655
NTL Networks Limited	England	3045209
NTL North CableComms Holdings, Inc.	Delaware
NTL North CableComms Management, Inc.	Delaware
NTL Partcheer Company Limited	England	2861817
NTL Programming Subsidiary Company	Delaware
NTL Rectangle Limited	England	4329656
NTL Sideoffer Limited	England	2927099
NTL Solent Company	Delaware
NTL Solent Telephone and Cable TV Company Limited	England	2511653
NTL South CableComms Holdings, Inc.	Delaware
NTL South CableComms Management, Inc.	Delaware
NTL South Central Limited	England	2387692
NTL South Wales Limited	England	2857050
NTL Streetunique Projects Limited	England	2851203
NTL Streetunit Projects Limited	England	2851201
NTL Streetusual Services Limited	England	2851019
NTL Streetvision Services Limited	England	2851020
NTL Streetvital Services Limited	England	2851021
NTL Streetwarm Services Limited	England	2851011
NTL Streetwide Services Limited	England	2851013
NTL Strikeagent Trading Limited	England	2851014
NTL Strikeamount Trading Limited	England	2851015
NTL Strikeapart Trading Limited	England	2851018
NTL Surrey Company	Delaware
NTL Sussex Company	Delaware
NTL Systems Limited	England	3217975
NTL Technical Support Company Limited	England	2512756
NTL Teesside Limited	England	2532188
NTL Telecom Services Limited	England	2937788
NTL UK CableComms Holdings, Inc.	Delaware
NTL UK Telephone and Cable TV Holding Company Limited	England	2511877
NTL Victoria Limited	England	5685196
NTL Victoria II Limited	England	5685189
NTL Wessex Company	Delaware
NTL Westminster Limited	England	1735641
NTL Winston Holdings Limited	England	3290821
NTL Winston Holdings, Inc.	Delaware
NTL Wirral Company	Delaware
NTL Wirral Telephone and Cable TV Company	England	2511873
VMIH Sub Limited (formerly known as NTLIH Sub Limited)	England	5316140
Oxford Cable Limited	England	2450228
Prospectre Limited	Scotland	SC145280
Secure Backup Systems Limited	England	3130333
South CableComms Holdings, Inc.	Delaware
South CableComms L.L.C.	Delaware
South CableComms Management, Inc.	Delaware
Southern East Anglia Cable Limited	England	2905929
Stafford Communications Limited	England	2381842
Swindon Cable Limited	England	318216
Tamworth Cable Communications Limited	England	3016602
Virgin Net Limited	England	2833330
Vision Networks Services UK Limited	England	3135501
Wessex Cable Limited	England	2433185
Winston Investors L.L.C.	Delaware
XL Debt Recovery Agency Limited	England	3303903
X-Tant Limited	England	3580901
TELEWEST GROUP COMPANIES
Birmingham Cable Corporation Limited	England	2170379
Birmingham Cable Limited	England	2244565
Cable Camden Limited	England	1795642
Cable Enfield Limited	England	2466511
Cable Hackney & Islington Limited	England	1795641
Cable Haringey Limited	England	1808589
Cable London Limited	England	1794264
Central Cable Holdings Limited	England	3008567
Crystal Palace Radio Limited	England	1459745
Filegale Limited	England	2804553
General Cable Group Limited	England	2872852
General Cable Holdings Limited	England	2798236
General Cable Limited	England	2369824
Imminus Limited	England	1785381
Middlesex Cable Limited	England	2460325
Sheffield Cable Communications Limited	England	2465953
Southwestern Bell International Holdings Limited	England	2378768
Telewest Communications (Central Lancashire) Limited	England	1737862
Telewest Communications (Cotswolds) Limited	England	1743081
Telewest Communications (Liverpool) Limited	England	1615567
Telewest Communications (London South) Limited	England	1697437
Telewest Communications (Midlands and North West) Limited	England	2795350
Telewest Communications (Midlands) Limited	England	1882074
Telewest Communications (Nominees) Limited	England	2318746
Telewest Communications (North East) Limited	England	2378214
Telewest Communications (North West) Limited	England	2321124
Telewest Communications (South East) Limited	England	2270764
Telewest Communications (South Thames Estuary) Limited	England	2270763
Telewest Communications (South West) Limited	England	2271287
Telewest Communications (St. Helens & Knowsley) Limited	England	2466599
Telewest Communications (Tyneside) Limited	England	2407676
Telewest Communications (Wigan) Limited	England	2451112
Telewest Communications Cable Limited	England	2883742
Telewest Communications Group Limited	England	2514287
Telewest Communications Holdings Limited	England	2982404
Telewest Communications Networks Limited	England	3071086
Telewest Limited	England	3291383
Telewest Parliamentary Holdings Limited	England	2514316
Telewest UK Limited	England	4925679
The Cable Corporation Limited	England	2075227
Theseus No. 1 Limited	England	2994027
Theseus No. 2 Limited	England	2994061
Windsor Television Limited	England	1745542
Yorkshire Cable Communications Limited	England	2490136
The Yorkshire Cable Group Limited	England	2782818
EuroBell (Holdings) Limited	England	2904215
EuroBell (Sussex) Limited	England	2272340
EuroBell (South West) Limited	England	1796131
EuroBell (West Kent) Limited	England	2886001
EuroBell (IDA) Limited	England	3373001
EuroBell Internet Services Limited	England	3172207
EuroBell CPE Limited	England	2742145
EuroBell Limited	England	2983427
EMS Investments Limited	England	3373057
EuroBell (No. 2) Limited	England	3405634
EuroBell (No. 3) Limited	England	3006948
EuroBell (No. 4) Limited	England	2983110
SCOTTISH COMPANIES
Telewest Communications (Dundee & Perth) Limited	Scotland	SC096816
Telewest Communications (Motherwell) Limited	Scotland	SC121617
Telewest Communications (Scotland Holdings) Limited	Scotland	SC150058
Telewest Communications (Scotland) Limited	Scotland	SC80891
JERSEY COMPANY
Birmingham Cable Finance Limited	Jersey	60792
PARTNERSHIPS AND JOINT VENTURES
Avon Cable Joint Venture	England
Avon Cable Limited Partnership	Colorado
Cotswolds Cable Limited Partnership	Colorado
Edinburgh Cable Limited Partnership	Colorado
Estuaries Cable Limited Partnership	Colorado
London South Cable Partnership	Colorado
TCI/US West Cable Communications Group	Colorado
Telewest Communications (London South) Joint Venture	England
Telewest Communications (Cotswolds) Venture	England
Telewest Communications (North East) Partnership	England
Telewest Communications (Scotland) Venture	England
Telewest Communications (South East) Partnership	England
Tyneside Cable Limited Partnership	Colorado
United Cable (London South) Limited Partnership	Colorado
FLEXTECH
Flextech Broadband Limited	England	4125315
Flextech Broadcasting Limited	England	4125325
Screenshop Limited	England	3529106
Living TV Limited	England	2802598
Trouble TV Limited	England	1733724
Challenge TV	England	2721189
Bravo TV Limited	England	2342064
Ed Stone Limited	England	4170969
United Artists Investments Limited	England	2761569
Flextech Business News Limited	England	2954531
Continental Shelf 16 Limited	England	3005499
TVS Television Limited	England	591652
TVS Pension Fund Trustees Limited	England	1539051
Telso Communications Limited	England	2067186
Flextech Rights Limited	England	2981104
Minotaur International Limited	England	3059563
Virgin Media Television Limited (formerly known as Flextech Television Limited)	England	2294553
Interactive Digital Sales Limited	England	4257717
Flextech Music Publishing Limited	England	3673917
Flextech (1992) Limited	England	1190025
Flextech Media Holdings Limited	England	2678886
Flextech (Kindernet Investment) Limited	England	1260228
Flextech-Flexinvest Limited	England	1192945
Flextech IVS Limited	England	2678882
Flextech Family Channel Limited	England	2856303
Flextech Distribution Limited	England	2678883
Flextech Childrens Channel Limited	England	267881
Flextech Communications Limited	England	2588902
Flextech (Travel Channel) Limited	England	3427763
Flextech Digital Broadcasting Limited	England	3298737
Flextech Video Games Limited	England	2670829

PART 2 -

 THE RESTRICTED GUARANTORS

Name	Jurisdiction of Incorporation	Company number (if applicable)
NTL
Chartwell Investors L.P.	Delaware
NNS UK Holdings 1 LLC	Delaware
NNS U.K. Holdings 2, Inc.	Delaware
North CableComms Holdings, Inc.	Delaware
North CableComms L.L.C.	Delaware
North CableComms Management, Inc.	Delaware
NTL Bolton Cablevision Holding Company	England	2422198
NTL Bromley Company	Delaware
NTL Cablecomms Bolton	England	1883383
NTL Cablecomms Bromley	England	2422195
NTL Cablecomms Bury and Rochdale	England	2446183
NTL Cablecomms Cheshire	England	2379804
NTL Cablecomms Derby	England	2387713
NTL Cablecomms East Lancashire	England	2114543
NTL Cablecomms Greater Manchester	England	2407924
NTL Cablecomms Group Limited	England	3024703
ntl CableComms Group, Inc.	Delaware
NTL Cablecomms Holdings No. 1 Limited	England	3709869
NTL Cablecomms Holdings No. 2 Limited	England	3709840
NTL Cablecomms Macclesfield	England	2459067
NTL Cablecomms Oldham and Tameside	England	2446185
NTL Cablecomms Solent	England	2422654
NTL Cablecomms Staffordshire	England	2379800
NTL Cablecomms Stockport	England	2443484
NTL Cablecomms Surrey	England	2531586
NTL Cablecomms Sussex	England	2266092
NTL Cablecomms Wessex	England	2410378
NTL Cablecomms Wirral	England	2531604
NTL Chartwell Holdings 2, Inc.	Delaware
NTL Chartwell Holdings, Inc.	Delaware
NTL Chartwell Holdings Limited	England	3290823
NTL Derby Cablevision Holding Company	England	2422310
Virgin Media Dover LLC (formerly known as NTL Dover LLC)
NTL Glasgow	Scotland	SC075177
NTL Glasgow Holdings Limited	England	4170072
NTL Kirklees	England	2495460
NTL Kirklees Holdings Limited	England	4169826
NTL Manchester Cablevision Holding Company	England	2455631
NTL North CableComms Holdings, Inc.	Delaware
NTL North CableComms Management, Inc.	Delaware
NTL Programming Subsidiary Company	Delaware
NTL Solent Company	Delaware
NTL South CableComms Holdings, Inc.	Delaware
NTL South CableComms Management, Inc.	Delaware
NTL Surrey Company	Delaware
NTL Sussex Company	Delaware
NTL (Triangle) LLC	Delaware
NTL UK CableComms Holdings, Inc.	Delaware
NTL Wessex Company	Delaware
NTL Winston Holdings Limited	England	3290821
NTL Winston Holdings, Inc.	Delaware
NTL Wirral Company	Delaware
NTL Wirral Telephone and Cable TV Company	England	2511873
South CableComms Holdings, Inc.	Delaware
South CableComms L.L.C.	Delaware
South CableComms Management, Inc.	Delaware
Winston Investors L.L.C.	Delaware
TELEWEST
Avon Cable Limited Partnership	Colorado
Cotswolds Cable Limited Partnership	Colorado
Edinburgh Cable Limited Partnership	Colorado
Estuaries Cable Limited Partnership	Colorado
London South Cable Partnership	Colorado
TCI/US West Cable Communications Group	Colorado
Tyneside Cable Limited Partnership	Colorado
United Cable (London South) Limited Partnership	Colorado

SCHEDULE 3

PART 1 - FORM OF DEED OF TRANSFER AND ACCESSION

To:	Deutsche Bank AG, London Branch as Facility Agent

This Deed is dated [●] and relates to:

(a)
the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) whereby certain facilities in a maximum aggregate amount of £5,165,652,430.56, €500,000,000 and $650,000,000 were made available to the Borrowers (including Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited)) under the guarantee of the Guarantors, by a group of banks and other financial institutions on whose behalf Deutsche Bank AG, London Branch acts as Facility Agent in connection therewith;

(b)	the HYD Intercreditor Agreement

(c)	the Group Intercreditor Agreement

(d)	the Security Trust Agreement.

1.
Terms defined in the Facilities Agreement shall, subject to any contrary indication, have the same meanings in this Deed.  The terms “Lender”, “Transferee”, “Lender’s Participation” and “Portion Transferred” are defined in the Schedule to this Deed.

2.	The Lender:

(a)
confirms that the details in the Schedule to this Deed are an accurate summary of the Lender’s Participation in the Facilities Agreement and the Interest Periods or Terms (as the case may be) for existing Advances as at the date of this Deed; and

(b)
requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred by countersigning and delivering this Deed to the Facility Agent at its address for the service of notices designated to the Facility Agent in accordance with the Facilities Agreement.

3.
The Transferee requests the Facility Agent to accept this Deed as being delivered to the Facility Agent pursuant to and for the purposes of Clause 36.5 (Transfer Deed) of the Facilities Agreement so as to take effect in accordance with the terms of it on the Transfer Date or on such later date as may be determined in accordance with the terms of it.

4.
The Transferee confirms that it has received a copy of the Facilities Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

5.
The Transferee undertakes with the Lender and each of the other parties to the Facilities Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Deed to the Facility Agent and satisfaction of the conditions (if any) subject to which this Deed is expressed to take effect.

6.
The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facilities Agreement, any other Finance Document or other document relating to it and assumes no responsibility for the financial condition of any Obligor or for the performance and observance by any Obligor of any of its obligations under the Facilities Agreement, any Finance Document or any other document relating to it and any and all such conditions and warranties, whether express or implied by Law or otherwise, are excluded.

7.
The Lender gives notice that nothing in this Deed or in the Facilities Agreement (or any Finance Document or other document relating to it) shall oblige the Lender (a) to accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant to this Deed or (b) to support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever (including the failure by any Obligor or any other party to the Finance Documents (or any document relating to them) to perform its obligations under any such document) and the Transferee acknowledges the absence of any such obligation as is referred to in (a) and (b) above.

8.	[The Transferee represents to the Facility Agent and to the Borrower that is a UK Bank Lender.][1]

OR

[The Transferee represents to the Facility Agent and to the Borrower that it is a UK Non-Bank Lender and falls within paragraph [(a)/(b)]2 of the definition thereof.]3

OR

[The Transferee represents to the Facility Agent and to the Borrower that it is a UK Treaty Lender.]4 *

OR

[The Transferee represents to the Facility Agent and to the Borrower that it is a US Accession Lender.]
_________________________________

[1]	A Lender giving this representation is a Qualifying UK Lender and may lend to the US Borrower (in respect of the B4 Facility only) and/or to a UK Borrower (in respect of any Facility).

[2]	UK Non- Bank Lender to delete as appropriate.

[3]	A Lender giving this representation is a Qualifying UK Lender and may lend to the US Borrower (in respect of the B4 Facility only) and/or to a UK Borrower (in respect of any Facility).

[4]	A Lender giving this representation is a Qualifying UK Lender and may lend to the US Borrower (in respect of the B4 Facility only) and/or to a UK Borrower (in respect of any Facility).

*	Any Lender not able to give one of the three preceding representations is a US Accession Lender and may only lend to the US Borrower under the B4 Facility.

9.	Attached to this Transfer Certificate are the following documents evidencing the tax status of the Transferee as indicated above:

UK Bank Lender	(i) certificate of incorporation; and (ii) copy of banking licence.
UK Non- Bank Lender	(i) certificate of incorporation in the UK; or (ii) other evidence that the Section 349B Taxes Act conditions are met.
UK Treaty Lender or US Accession Lender	certificate of incorporation or registration certificate (if not body corporate)

ACCESSION TO THE HYD INTERCREDITOR AGREEMENT

The Transferee hereby agrees with each other person who is or becomes party to the HYD Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the HYD Intercreditor Agreement as a Senior Creditor as if it had been an original party thereto in such capacity.

ACCESSION TO THE GROUP INTERCREDITOR AGREEMENT

The Transferee hereby agrees with each other person who is or becomes party to the Group Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Group Intercreditor Agreement as a Senior Creditor as if it had been an original party thereto in such capacity.

ACCESSION TO THE SECURITY TRUST AGREEMENT

The Transferee hereby agrees with each other person who is or becomes party to the Security Trust Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Security Trust Agreement as a Lender as if it had been an original party thereto in such capacity.  This Deed and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English Law.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date written above.

THE SCHEDULE

1.		Lender:
2.		Transferee:
3.		Transfer Date:
4.		Lender’s Participation in Term Facilities		Portion Transferred
	(a)	Lender’s Available A Facility Commitment*		(a)
	(b)	Lender’s Available A1 Facility Commitment*		(b)
	(c)	Lender’s Available A2 Facility Commitment*		(c)
	(d)	Lender’s Available A3 Facility Commitment*		(d)
	(e)	Lender’s Available B1 Facility Commitment*		(e)
	(f)	Lender’s Available B2 Facility Commitment*		(f)
	(g)	Lender’s Available B3 Facility Commitment*		(g)
	(h)	Lender’s Available B4 Facility Commitment*		(h)
	(i)	Lender’s Available B5 Facility Commitment*		(i)
	(j)	Lender’s Available B6 Facility Commitment*		(j)
	(k)	Lender’s Available B7 Facility Commitment*		(k)
	(l)	Lender’s Available B8 Facility Commitment*		(l)
	(m)	Lender’s Available B9 Facility Commitment*		(m)
	(n)	Lender’s Available B10 Facility Commitment*		(n)
	(o)	Lender’s Available B11 Facility Commitment*		(o)
	(p)	Lender’s Availabe B12 Facility Commitment*		(p)
	(q)	Lender’s Available C Facility Commitment*		(q)
5.		Lender’s Participation in Term Facility Outstandings	Interest Period	Portion Transferred
		A Facility Advances	(a)	(a)
		A1 Facility Advances	(b)	(b)
		A2 Facility Advances	(c)	(c)
		A3 Facility Advances	(d)	(d)
		B1 Facility Advances	(e)	(e)
		B2 Facility Advances	(f)	(f)
		B3 Facility Advances	(g)	(g)
		B4 Facility Advances	(h)	(h)
		B5 Facility Advances	(i)	(i)
		B6 Facility Advances	(j)	(j)
		B7 Facility Advances	(k)	(k)
		B8 Facility Advances	(l)	(l)
		B9 Facility Advances	(m)	(m)
		B10 Facility Advances	(n)	(n)
		B11 Facility Advances	(o)	(o)
		B12 Facility Advances	(p)	(p)
		C Facility Advances	(q)	(q)
6.	[(a)]	Lender’s Revolving Facility Commitment		Portion Transferred
	[(b)	Lender’s Secondary Revolving Facility Commitment		Portion Transferred
	[(c)	Lender’s Ancillary Facility Commitment		Portion Transferred 100%]
7.	[(a)]	Lender’s Participation in Revolving Facility Outstandings	Term	Portion Transferred
	[(b)]	Lender’s Participation in Secondary Revolving Facility Advances
	[(c)	Lender’s Participation in Ancillary Facility Outstandings		Portion Transferred 100%]
[8.		Documentary Credits Issued	Term and Expiry Date	Portion Transferred]
_________________________________
*Details of the Lender’s Available Commitment should not be completed after the applicable Termination Date.

The Lender EXECUTED as a DEED by for and on behalf of [ ] By:	The Transferee EXECUTED as a DEED by for and on behalf of [ ] By:
The Facility Agent EXECUTED as a DEED for and on behalf of Deutsche Bank AG, London Branch By:	By:

ADMINISTRATIVE AND FACILITY OFFICE DETAILS

1.	Facility Office Address (in relation to the Transferee’s tax status as set out in paragraph 8 above):

Please provide administrative details of the Transferee, to the extent such details have not been provided to the Facility Agent by way of a prior administrative form.

2.            Administrative Office Address:

Contact Name:

Account for Payments:

Fax:

[Telex:]

Telephone:

PART 2 - FORM OF C FACILITY LENDER DEED OF ACCESSION

To:	Deutsche Bank AG, London Branch as Facility Agent

Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited)

This Deed is dated [●] and relates to:

(a)
the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) whereby certain facilities in a maximum aggregate amount of £5,165,652,430.56, €500,000,000 and $650,000,000 were made available to the Borrowers (including Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited)) under the guarantee of the Guarantors, by a group of banks and other financial institutions on whose behalf Deutsche Bank AG, London Branch acts as Facility Agent in connection therewith;

(b)	the HYD Intercreditor Agreement

(c)	the Group Intercreditor Agreement

(d)	the Security Trust Agreement.

1.	Terms defined in the Facilities Agreement shall, subject to any contrary indication, have the same meanings in this Deed. The term “C Facility Lender” is defined in the Schedule to this Deed.

2.	The C Facility Lender confirms that the details in the Schedule to this Deed are an accurate summary of the C Facility Lender’s Commitment in the C Facility.

3.
The C Facility Lender requests the Facility Agent and the Company to accept this Deed as being delivered to the Facility Agent and the Company pursuant to and for the purposes of Clause 2.7 (Alternative Bridge Facility Refinancing) of the Facilities Agreement so as to take effect in accordance with the terms of it on the Effective Date (as defined in the Schedule to this Deed) or on such later date as may be determined in accordance with the terms of it.

4.
The C Facility Lender confirms that it has received a copy of the Facilities Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not rely on any other Finance Party to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on any other Finance Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Parent or any Obligor.

5.
The C Facility Lender undertakes with the Company and each of the other Finance Parties that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Deed to the Facility Agent and satisfaction of the conditions (if any) subject to which this Deed is expressed to take effect.

6.	[The C Facility Lender represents to the Facility Agent and to the Borrower that is a UK Bank Lender.][5]

OR

[The C Facility Lender represents to the Facility Agent and to the Borrower that it is a UK Non-Bank Lender and falls within paragraph [(a)/(b)]6 of the definition thereof.]7

OR

[The C Facility Lender represents to the Facility Agent and to the Borrower that it is a UK Treaty Lender.]8 *

7.	Attached to this Deed are the following documents evidencing the tax status of the C Facility Lender as indicated above:

UK Bank Lender	(i) certificate of incorporation; and (ii) copy of banking licence.
UK Non-Bank Lender	(i) certificate of incorporation in the UK; or (ii) other evidence that the Section 349B Taxes Act conditions are met.
UK Treaty Lender	certificate of incorporation or registration certificate (if not body corporate)

ACCESSION TO THE HYD INTERCREDITOR AGREEMENT

The C Facility Lender hereby agrees with each other person who is or becomes party to the HYD Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the HYD Intercreditor Agreement as a Senior Creditor as if it had been an original party thereto in such capacity.

ACCESSION TO THE GROUP INTERCREDITOR AGREEMENT

The C Facility Lender hereby agrees with each other person who is or becomes party to the Group Intercreditor Agreement in accordance with the terms thereof that with effect on and from the date hereof, it will be bound by the Group Intercreditor Agreement as a Senior Creditor and as a C Facility Lender as if it had been an original party thereto in such capacity.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date written above.

_____________________________________

[5]	A C Facility Lender giving this representation is a Qualifying UK Lender and may lend to any Borrower incorporated in the United Kingdom only.

[6]	UK Non- Bank Lender to delete as appropriate.

[7]	A C Facility Lender giving this representation is a Qualifying UK Lender and may lend to any Borrower incorporated in the United Kingdom only.

[8]	A C Facility Lender giving this representation is a Qualifying UK Lender and may lend to any Borrower incorporated in the United Kingdom only.

*	Any person not able to give one of the three preceding representations is a US Accession Lender and should not lend under the C Facility.

THE SCHEDULE

1.	C Facility Lender:
2.	Effective Date:
3.	C Facility Lender’s Commitment in C Facility:

The C Facility Lender EXECUTED as a DEED by for and on behalf of [ ] By:	EXECUTED as a DEED by for and on behalf of [ ] By:
The Facility Agent EXECUTED as a DEED for and on behalf of Deutsche Bank AG, London Branch By:	By:
The Company EXECUTED as a DEED for and on behalf of Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) Director: Director/Secretary:

Administrative Details of C Facility Lender and its Facility Office

Facility Office Address in relation to its tax status as set out in paragraph 8 above:

Administrative Office:

Contact Name:

Account for Payments:

Fax:

[Telex:]

Telephone:

SCHEDULE 4

PART 1 - CONDITIONS PRECEDENT TO FIRST UTILISATION

1.	Corporate Documents

In relation to the Ultimate Parent, the Parent, each Original Obligor and the US Borrower:

(a)
in the case of a company, a copy of its up to date constitutional documents[1], together with a copy of any written resolution requested by the Facility Agent prior to the Original Execution Date relating to  any amendments to such constitutional documents or, in the case of a partnership, a copy of its up to date partnership agreement;

(b)
a copy of a board resolution or a manager’s or partner’s resolution of such person approving the execution, delivery and performance of the Finance Documents to which it is party and the terms and conditions of such Finance Documents and authorising a person or persons identified by name or office to sign the Finance Documents to which it is party and any documents to be delivered by such person pursuant to it;

(c)	a duly completed certificate of a duly authorised officer of such person in the form attached in Part 2 of Schedule 3 (Form of Officer’s Certificate); and

(d)
copy resolutions signed by all the holders of the issued shares of the Original Obligors incorporated in Jersey and Scotland approving the terms of, and the transactions contemplated by, the Finance Documents to which each such Obligor is a party.

________________________
[1]	Including for Birmingham Cable Finance Limited, a certified copy of the register of members.

2.	Finance Documents

Original duly executed copies of:

(a)	this Agreement;

(b)	the Group Intercreditor Agreement;

(c)	the HYD Intercreditor Agreement;

(d)	the Barclays Intercreditor Agreement;

(e)	the Security Trust Agreement and the Initial Security Documents;

(f)	a copy of all notices required to be sent under the Initial Security Documents; and

(g)
all original share certificates, title deeds, transfers, stock transfer forms or equivalent documents executed in blank by the relevant chargor in relation to the assets subject to or expressed to be subject to the Initial Security Documents and any other documents of title to be provided under the Initial Security Documents.

3.	Fees

Original duly executed copies of the Fees Letters and evidence that all fees and expenses (excluding legal fees) due and payable under this Agreement or in connection with this Agreement as at the date of first Utilisation, the quantum of which have been notified to the Company in writing no less than two Business Days prior to the Merger Closing Date, have been paid.

4.	Bridge Finance Documents

(a)	A certified true copy of the duly executed Bridge Facility Agreement.

(b)	A copy of the Alternative Bridge Facility Agreement, in the agreed form.

(c)	Evidence that all the conditions precedent to the Bridge Facility Agreement have been satisfied or waived in accordance with the terms thereof.

5.           Legal Opinions

An opinion of:

(a)	White & Case, London, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of English law;

(b)	Fried, Frank, Harris, Shriver & Jacobson, New York legal advisers to Obligors on matters of New York law;

(c)	Dundas & Wilson CS LLP, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of Scottish law;

(d)	Mourant du Feu & Jeune , legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of Jersey law; and

(e)	Morrison & Foerster LLP, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of the laws of the State of Colorado, United States of America,

in each case addressed to the Finance Parties and in substantially the form agreed prior to the Merger Closing Date.

6.           Merger Agreement

(a)           A certified true copy of the Merger Agreement.

(b)
Merger Sub and NTL have become obliged to file the certification of merger with the Secretary of State of Delaware and the Ultimate Parent has become obliged to file a charter amendment as set forth in Section 2.01 (b) of the Merger Agreement and no amendments or waivers have been made or granted under the Merger Agreement, which in the opinion of an Instructing Group (acting reasonably) are material and adverse to the Lenders under this Agreement (other than any waiver contemplated by the provisions of Section 9.02 (g) of the Merger Agreement).

7.	Funds Flow Statement

A funds flow statement in the agreed form detailing the proposed movement of funds on or before the Merger Closing Date.

8.	“Know your customer”

In respect of each of the Borrowers,  copies of each of the documents listed below:

(a)	certificate of incorporation or the local equivalent (including any change of name certificate(s) since establishment);

(b)           memorandum and articles of association, by-laws or the local equivalent;

(c)           list of the directors;

(d)	extract from the share register (or local equivalent) containing a list of the shareholders;

(e)
for at least 2 of the directors: verification of their identity by delivery of a certified copy of their passport or national identity card; verification of their residential address within the last 3 months by delivery of an original or certified copy of a utility bill (excluding mobile telephone bills), bank statement or other correspondence addressed to them at their residential address from a local government authority, tax office or similar entity (2 pieces of evidence of residential address for each person being identified);

(f)           address of the relevant company;

(g)	bank account(s) details (account name, name of bank, address) of the relevant company including a list of signatories to the bank account(s);

(h)           commercial register number (or the local equivalent);

(i)           most recent board resolution; and

(j)           financial statements,

together with such other information as the Finance Parties may require (acting reasonably) for the purposes of complying with its “Know Your Customer” procedures and in compliance with applicable laws relating to anti-money laundering.

9.           Short Term Notes

A copy of the Short Term Notes, in the agreed form.

10.           Alternative Bridge Facility

(a)           A certified true copy of the duly executed Alternative Bridge Facility Agreement.

(b)	Original accession notices from each of the lenders under the Alternative Bridge Facility Agreement whereby each such lender accedes to the Group Intercreditor Agreement.

(c)	Evidence that all the conditions precedent to the Alternative Bridge Facility Agreement have been satisfied or waived in accordance with the terms thereof.

11.	Company’s Certificate

A certificate of an authorised officer of the Company confirming that none of the Obligors have:

(a)	amended their constitutional documents in a manner which could reasonably be expected to be materially adverse to the interests of the Lenders; and

(b)	revoked any board, partner and/or shareholders (as applicable) resolutions,

in each case, which were delivered together with the Obligor’s Certificates referred to in paragraph 1(c) above, since the date that such Obligor’s Certificates were delivered.

12.           Fees relating to B2 Facility, B3 Facility and B4 Facility

Evidence that the agreed fees payable on or prior to the utilisation of the B2 Facility, B3 Facility and B4 Facility  by the Company have been paid or will be paid on the Structuring Date.

        PART 2 - CONDITIONS PRECEDENT TO FIRST BASEBALL UTILISATION

1.	Corporate Documents

In relation to Baseball Cash Bidco:

(a)	a copy of its up to date constitutional documents;

(b)
a copy of a board resolution of such person (in the form agreed by the Bookrunners on or before the Original Execution Date) approving the execution, delivery and performance of the Finance Documents to which it is party and the terms and conditions of such Finance Documents and authorising a person or persons identified by name or office to sign the Finance Documents to which it is party and any documents to be delivered by such person pursuant to it; and

(c)	a duly completed certificate of a duly authorised officer of such person in the form attached in Part 3 of Schedule 4 (Form of Officer’s Certificate).

2.	Baseball Scheme Documentation

(a)	Certified copies of each of the Baseball Scheme Documents;

(b)	a copy of the Court Order; and

(c)	a copy of the certificate of the Registrar of Companies confirming registration of the Court Order.

3.           Fees

Evidence that the agreed fees payable on or prior to the utilisation of the A1 Facility and the B1 Facility by Baseball Cash Bidco in respect of the A1 Facility and the B1 Facility have been paid or will be paid on first drawdown of the A1 Facility and the B1 Facility.

4.           Certain Funds Certificate

A certificate of Baseball Cash Bidco confirming that no Baseball Drawstop Default has occurred and is continuing.

5.           Merger Closing

The Merger having been consummated.

6.           Legal Opinions

An opinion of White & Case, London, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of English law as regards matters of due incorporation and due authorisation addressed to the Finance Parties and substantially in the form agreed by the Bookrunners on or before the Original Execution Date.

PART 3 - FORM OF OFFICER’S CERTIFICATE

To:	Deutsche Bank AG, London Branch as Facility Agent

We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders. Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

I, [name], a [Director/Partner/Officer] of [name of Obligor] of [address] (the [“Company”/“Partnership”])

CERTIFY without personal liability, that:

(a)
attached to this Certificate marked “A” are true, correct, complete and up-to-date copies of all documents which contain or establish or relate to the [constitution of the Company]/[due formation of the Partnership]*;

(b)
attached to this Certificate marked “B” is a true, correct and complete copy of [resolutions duly passed] at [a meeting of the Board of Directors] [a meeting of the managers] [a meeting of the partners] or the equivalent thereof passed a written resolution of the [Company/Partnership] duly convened and held on [        ] approving the Finance Documents to which the [Company/Partnership] is a party and authorising their execution, signature, delivery and performance and such resolutions have not been amended, modified or revoked and are in full force and effect;

(c)	[attached to this Certificate marked “C” is a true, correct, complete and up-to-date copy of the Bridge Facility Agreement;]**

(d)	[attached to this Certificate marked “D” is a true, correct, complete and up-to-date copy of the Alternative Bridge Facility Agreement, in the agreed form;]**

(e)	[attached to this Certificate marked “E” is a true, correct, complete and up-to-date copy of the Merger Agreement;]**

(g)
the entry into and performance of the Finance Documents by the [Company/Partnership] will not breach any borrowing, guaranteeing or other indebtedness limit to which the Company is subject other than any such limit imposed by the Existing Credit Facilities; and

(h)
the following signatures are the true signatures of the persons who have been authorised to sign the relevant Finance Documents on behalf of the [Company/Partnership] and to give notices and communications, (including Utilisation Requests), under or in connection with the Finance Documents on behalf of the [Company/Partnership].

Name	Position	Signature
[●]	[●]	[●]

Signed:	__________________________
Director/Partner/Officer

Date:	[●]

I, [name], a [Director/Secretary/Partner] of [name of Obligor] (the [“Company”/“Partnership”), certify that the persons whose names and signatures are set out above are duly appointed directors of the [Company/Partnership] and that the signatures of each of them above are their respective signatures.

Signed:	__________________________
[Director/Secretary] [Partner]

Date:	[●]

Notes:

*	Including for the avoidance of doubt any partnership agreement.

**	Applicable to the Ultimate Parent only.

PART 4 - VANILLA INITIAL SECURITY DOCUMENTS

No.	Name of Security Document

1.
A Composite Debenture to be granted by certain of the Obligors incorporated in England and Wales, Scotland and Jersey in favour of the Security Trustee in respect of such Obligors’ right, title and interest in certain assets.

2.
A Share Charge Agreement to be granted by the Parent in favour of the Security Trustee in respect of the shares over Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) as referred to therein.

3.	A Share Charge Agreement to be granted by certain US Obligors in favour of the Security Trustee in respect of the shares over certain Obligors as referred to therein.

4.
A Charge over Bank Account to be granted by Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) in favour of the Security Trustee in respect of the Blocked Account.

5.	An Assignment of Loans to be granted by the Parent in favour of the Security Trustee in respect of receivables arising under any Financial Indebtedness owed to it by members of the Group.

6.	A Scottish Standard Security to be granted by CableTel (UK) Limited in favour of the Security Trustee in respect of a certain property located in Scotland.

7.	A Scottish Share Pledge to be granted by Telewest Limited in favour of the Security Trustee in respect of the shares over Telewest Communications (Scotland Holdings) Limited.

8.	A Scottish Share Pledge to be granted by Virgin Media Limited (formerly known as NTL Group Limited) in favour of the Security Trustee in respect of the shares over Prospectre Limited.

9.
A Scottish Share Pledge to be granted by ntl Glasgow and Telewest Communications (Scotland Holdings) Limited in favour of the Security Trustee in respect of the shares over certain of the Obligors as referred to therein.

10.	A Scottish Bond and Floating Charge to be granted by Telewest Communications (Scotland) Limited in favour of the Security Trustee in respect of its rights, title and interest in certain assets.

11.
A Scottish Bond and Floating Charge to be granted by Telewest Communications (Scotland Holdings) Limited in favour of the Security Trustee in respect of its rights, title and interest in certain assets.

12.	A Scottish Bond and Floating Charge to be granted by Telewest Communications (Dundee & Perth) Limited in favour of the Security Trustee in respect of its rights, title and interest in certain assets.

13.	A Scottish Bond and Floating Charge to be granted by Telewest Communications (Motherwell Limited) in favour of the Security Trustee in respect of its rights, title and interest in certain assets.

14.	A Scottish Bond and Floating Charge to be granted by Prospectre Limited in favour of the Security Trustee in respect of its rights, title and interest in certain assets.

15.	A Scottish Bond and Floating Charge to be granted by CableTel Scotland Limited in favour of the Security Trustee in respect of its rights, title and interest in certain assets.

16.	A Scottish Bond and Floating Charge to be granted by ntl Glasgow in favour of the Security Trustee in respect of its rights, title and interest in certain assets.

17.	A Jersey Share Pledge to be granted by Birmingham Cable Limited in favour of the Security Trustee in respect of its rights and interests in the shares in Birmingham Cable Finance Limited.

18.	A US Share Pledge Agreement to be granted by ntl Victoria Limited in favour of the Security Trustee in respect of shares over the US Borrower.

19.	A US Share Pledge Agreement to be granted by certain of the Obligors in favour of the Security Trustee in respect of shares over certain of the US Obligors.

20.	A US Security Agreement to be granted by certain of the US Obligors in favour of the Security Trustee in respect of certain of their assets specified therein.

21.	A US Pledge Agreement to be granted by the US Borrower in favour of the Security Trustee in respect of all its rights, title and interest in and under the Notes.

22.	A US Reimbursement and Contribution Agreement to be entered into between each of the US Obligors.

23.
A US Pledge and Security Agreement to be granted by each of TCI/US West Cable Communications Group, Theseus No.1 Limited and Theseus No.2 Limited (together, the “Pledgors”)  in favour of the Security Trustee in respect of the shares in Avon Cable Limited Partnership.

24.	A US Pledge and Security Agreement to be granted by each of the Pledgors in favour of the Security Trustee in respect of the shares in Cotswolds Cable Limited Partnership.

25.	A US Pledge and Security Agreement to be granted by each of the Pledgors in favour of the Security Trustee in respect of the shares in Edinburgh Cable Limited Partnership.

26.	A US Pledge and Security Agreement to be granted by each of the Pledgors in favour of the Security Trustee in respect of the shares in Estuaries Cable Limited Partnership.

27.	A US Pledge and Security Agreement to be granted by the Pledgors in favour of the Security Trustee in respect of the shares in Tyneside Cable Limited Partnership.

28.	A US Pledge and Security Agreement to be granted by the Pledgors in favour of the Security Trustee in respect of the shares in United Cable (London South) Limited Partnership.

29.
A US Pledge and Security Agreement to be granted by Theseus No. 1 Limited and Theseus No. 2 Limited in favour of the Security Trustee in respect of the shares in TCI/US West Cable Communications Group.

30.
A US Pledge and Security Agreement to be granted by United Cable (London South) Limited Partnership and Crystal Palace Radio Limited in favour of the Security Trustee in respect of the shares in London South Cable Partnership.

PART 5 - VANILLA CONDITIONS SUBSEQUENT DOCUMENTS

1.	Authorisations and Clearances

A copy of each Necessary Authorisation as is, in the reasonable opinion of counsel to the Lenders, necessary to render the Finance Documents to which the Ultimate Parent, the Parent, each Original Obligor and the US Borrower is party legal, valid, binding and enforceable to make the Finance Documents to which the Ultimate Parent, the Parent, each Original Obligor and the US Borrower is party admissible in evidence in such Original Obligor’s jurisdiction of incorporation and in England and to enable the Ultimate Parent, the Parent, such Original Obligor and the US Borrower to perform its obligations thereunder, save in each case, for any registration or recording required for the perfection of the Security Documents and subject to the Reservations (to the extent applicable).

2.	Group Structure Chart

A copy of a chart showing in all material respects the structure of the Bank Group and the Holding Companies of the Parent evidencing all material ownership interests thereof as at the Merger Closing Date (including the matters set forth in paragraphs (b), (c) and (d) of Clause 20.19 (Structure)), assuming consummation of the Merger.

3.	Existing Encumbrances and Indebtedness

Evidence satisfactory to the Facility Agent that:

(a)
all amounts of principal, interest, fees, commissions and any other amounts due and outstanding under the Existing Credit Facilities and any other agreements entered into in connection therewith have been repaid in full and all commitments thereunder have been cancelled and reduced to zero; and

(b)	all Existing Encumbrances set out in Section 1A of Part 1 of Schedule 10 (Existing Encumbrances) have been released or discharged.

PART 6 - BASEBALL CONDITION SUBSEQUENT DOCUMENTS

1.	Authorisations and Clearances

A copy of each Necessary Authorisation as is, in the reasonable opinion of counsel to the Lenders, necessary to render the Finance Documents to which the Baseball Bidcos are party legal, valid, binding and enforceable to make the Finance Documents to which the Baseball Bidcos are party admissible in evidence in such Original Obligor’s jurisdiction of incorporation and in England and to enable the Baseball Bidcos to perform their obligations thereunder, save in each case, for any registration or recording required for the perfection of the Security Documents and subject to the Reservations (to the extent applicable).

2.	Group Structure Chart

A copy of a chart showing in all material respects the structure of the Bank Group including the Baseball Group assuming consummation of the Baseball Acquisition.

3.	Existing Encumbrances and Indebtedness

Evidence satisfactory to the Facility Agent that:

(a)
all amounts of principal, interest, fees, commissions and any other amounts due and outstanding under the Existing Baseball Facilities and any other agreements entered into in connection therewith have been repaid in full and all commitments thereunder have been cancelled and reduced to zero; and

(b)	all Encumbrances of the Baseball Group in respect of the Existing Baseball Facilities have been released or discharged.

4.           Security Documents

Any Security Documents over all or substantially all of the assets of any Acceding Guarantor that becomes a party to this Agreement pursuant to Clause 3.4 (Baseball Conditions Subsequent).

5.           Whitewash Documents

Copies of all Whitewash Documents relating to each of the Security Documents delivered under paragraph 4 above.

PART 7 - CONDITIONS PRECEDENT TO C FACILITY UTILISATION

1.	Corporate Documents

In relation to the Parent and the Company:

(a)	a copy of its up to date constitutional documents, together with a copy of any written resolution requested by the Facility Agent relating to any amendments to such constitutional documents;

(b)
a copy of a board resolution of such person approving the execution, delivery and performance of the Finance Documents to which it is party and the terms and conditions of such Finance Documents and authorising a person or persons identified by name or office to sign the Finance Documents to which it is party and any documents to be delivered by such person pursuant to it;

(c)
a duly completed certificate of a duly authorised officer of such person in the form attached in Part 2 of Schedule 3 (Form of Officer’s Certificate) with such amendments as the Facility Agent may agree.

2.	Finance Documents

Original duly executed copies of:

(a)	the second amendment letter relating to this Agreement;

(b)	the deed of amendment and restatement relating to the Group Intercreditor Agreement;

(c)	a deed of amendment and restatement relating to a share charge agreement dated 3 March 2006 made between the Parent and the Security Trustee in relation to the shares of VMIH; and

(d)
a deed of amendment and restatement relating to the assignment of loans dated 3 March 2006 made between the Parent and the Security Trustee in relation to receivables arising under any Financial Indebtedness owed to it by members of the Group.

3.	Fees

Original duly executed copies of any applicable fees letters and evidence that all fees and expenses (excluding legal fees) due and payable under this Agreement or in connection with this Agreement as at the date of first Utilisation under the C Facility, the quantum of which have been notified to the Company in writing no less than two Business Days prior to the Utilisation Date, have been paid.

4.           Legal Opinions

An opinion of White & Case, London, legal advisers to the Facility Agent on matters of English law, addressed to the Facility Agent (for itself and on behalf of the Finance Parties).

5.	“Know your customer”

In relation to the Parent and the Company,  copies of each of the documents listed below:

(a)	certificate of incorporation or the local equivalent (including any change of name certificate(s) since establishment);

(b)           memorandum and articles of association, by-laws or the local equivalent;

(c)           list of the directors;

(d)           extract from the share register (or local equivalent) containing a list of the shareholders;

(e)
for at least 2 of the directors: verification of their identity by delivery of a certified copy of their passport or national identity card; verification of their residential address within the last 3 months by delivery of an original or certified copy of a utility bill (excluding mobile telephone bills), bank statement or other correspondence addressed to them at their residential address from a local government authority, tax office or similar entity (2 pieces of evidence of residential address for each person being identified);

(f)           address of the relevant company;

(g)	bank account(s) details (account name, name of bank, address) of the relevant company including a list of signatories to the bank account(s);

(h)           commercial register number (or the local equivalent);

(i)           most recent board resolution; and

(j)           financial statements,

together with such other information as the C Facility Lenders may require (acting reasonably) for the purposes of complying with its “Know Your Customer” procedures and in compliance with applicable laws relating to anti-money laundering.

6.           Alternative Bridge Facility Refinancing

(a)           A certified true copy of the indenture relating to the New High Yield Notes.

(b)
Evidence satisfactory to the C Facility Lenders that the New High Yield Notes which were priced on or about the date on which C Facility Lenders first acceded to this Agreement will be issued simultaneously with the Utilisation Date with respect to the C Facility and that the proceeds thereof, together with the proceeds of the C Facility shall be applied, directly or indirectly, towards repaying all outstandings and liabilities under and in connection with the Alternative Bridge Facility.

PART 8 - CONDITIONS PRECEDENT TO B5 FACILITY AND B6 FACILITY UTILISATION

1.           Corporate Documents

In relation to the Ultimate Parent, the Parent, each Original Obligor and the US Borrower:

(a)
in the case of a company, a copy of its up to date constitutional documents or, in the case of a partnership, a copy of its up to date partnership agreement, or in either case a certificate of an authorised officer of the Company confirming that such Obligors have not:

(i)	amended their constitutional documents in a manner which could reasonably be expected to be materially adverse to the interests of the Lenders; and

(ii)	revoked any board, partner and/or shareholders (as applicable) resolutions in each case since the date the Obligor’s Certificates in relation to such Obligor were last delivered to the Facility Agent.

(b)
a copy of a board resolution or a manager’s or partner’s resolution of such person approving the execution, delivery and performance of the Fourth Amendment Letter and the terms and conditions thereof and authorising a person or persons identified by name or office to sign the Fourth Amendment Letter and any documents to be delivered by such person pursuant to it;

(c)
a duly completed certificate of a duly authorised officer of such person in the form attached in Part 2 of Schedule 3 (Form of Officer’s Certificate) with such amendments as the Facility Agent may agree.

2.	Finance Documents

Original duly executed copies of the Fourth Amendment Letter.

3.           Fees

Evidence that the agreed fees payable by the Company in connection with the utilisation of the B5 Facility and B6 Facility have been or will be paid.

4.           Legal Opinions

An opinion of:

(a)	White & Case (London) LLP, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of English law;

(b)	Fried, Frank, Harris, Shriver & Jacobson (London) LLP, New York legal advisers to Obligors on matters of New York law;

in each case as required in accordance with the provisions of the Fourth Amendment Letter.

PART 9 - CONDITIONS PRECEDENT TO ADDITIONAL  FACILITY UTILISATION

1.           Corporate Documents

In relation to [insert name of Borrower]:

(a)	a copy of its up to date constitutional documents or a certificate of an authorised officer of the Company confirming that such Borrower has not:

(i)	amended its constitutional documents in a manner which could reasonably be expected to be materially adverse to the interests of the Lenders; or

(ii)	revoked any board or shareholders (as applicable) resolutions in each case since the date the Obligor’s Certificate in relation to such Obligor was last delivered to the Facility Agent.

(b)	a copy of a board resolution or a manager’s resolution of such person approving the issuance by [insert name of additional borrower] of the additional indebtedness under the Additional Facility;

(c)
a duly completed certificate of a duly authorised officer of such person in the form attached in Part 10 of Schedule 4 (Form of Additional Facility Officer’s Certificate) with such amendments as the Facility Agent may agree.

2.	Evidence that the agreed fees payable by the Company in connection with the utilisation of the Additional Facility have been or will be paid.

3.
Evidence that the Security will extend to and include the Additional Facility as required by this Agreement (including the relative share in the Security previously contemplated by paragraph (d) of Clause 2.9 (Additional Facility)).

4.	Legal Opinions

An opinion of:

(a)	White & Case (London) LLP, legal advisers to the Facility Agent and the Mandated Lead Arrangers on matters of English law; and

(b)	Fried, Frank, Harris, Shriver & Jacobson (London) LLP, New York legal advisers to Obligors on matters of New York law.

PART 10 - FORM OF ADDITIONAL FACILITY OFFICER’S CERTIFICATE

To:	Deutsche Bank AG, London Branch as Facility Agent

We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders. Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

I, [name], a [Director/Partner/Officer] of [name of Obligor] of [address] (the [“Company”/“Partnership”])

CERTIFY without personal liability, that:

(a)	attached to this Certificate marked “A” are true, correct, complete and up-to-date copies of all documents which contain or establish or relate to the constitution of the Company;

(b)
attached to this Certificate marked “B” is a true, correct and complete copy of [resolutions duly passed] at [a meeting of the Board of Directors] [a meeting of the managers] [a meeting of the partners] or the equivalent thereof passed a written resolution of the Company duly convened and held on [        ] approving the Finance Documents to which the Company is a party and authorising their execution, signature, delivery and performance and such resolutions have not been amended, modified or revoked and are in full force and effect;

(c)	the issuance of the additional indebtedness under the Additional Facility by the Company will not breach any borrowing, guaranteeing or other indebtedness limit to which the Company is subject; and

(d)	the Additional Facility Margin will not exceed the sum of:

	(A)	the highest Applicable Margin payable on the B7 Facility, B8 Facility, B9 Facility, B10 Facility, B11 Facility or B12 Facility; and

	(B)	0.75% per annum.

SCHEDULE 5

PART 1 - FORM OF UTILISATION REQUEST (ADVANCES)

From:	[Name of Borrower] (the “Borrower”)

To:	Deutsche Bank AG, London Branch as Facility Agent

Date:

Dear Sirs

We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders. Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

We, [●] and [●], being authorised signatories of the Borrower named below, give you notice that, pursuant to the Facilities Agreement, we wish the Lenders to make an Advance on the following terms:

(a)	Facility to be used: [A/A1/B1/B2/B3/B4/C/Revolving Facility]

(b)	Sterling Amount: £[●]

(c)	Currency: [●]

(d)	Interest Period/Term: [●] month[s]

(e)	Proposed date of Advance: [●] (or if that day is not a Business Day, the next Business Day)

[We hereby inform you that as of the date of this Utilisation Request, the following Event of Default has occurred and is continuing or would result from the making of this Utilisation [insert details].]2[We confirm that, at the date of this Utilisation Request, the Repeating Representations are true in all material respects and no Default is continuing or would result from the Advance to which this Utilisation Request relates.]3
______________________________

[2]	Applicable for Rollover Advances only. Insert details of relevant Event of Default, if any.

[3]	Not applicable during Vanilla Certain Funds Period or Baseball Certain Funds Period and applicable for any Advance other than a Rollover Advance.

The proceeds of this Utilisation should be credited to [insert account details].

Yours faithfully,

...................................................	...................................................
Authorised Signatory for and on behalf of [Name of Borrower]	Authorised Signatory for and on behalf of [Name of Borrower]

PART 2 - FORM OF UTILISATION REQUEST (DOCUMENTARY CREDITS)

From:	[Name of Borrower]

To:           Deutsche Bank AG, London Branch
as Facility Agent

and

[●]

as the L/C Bank

Date:

Dear Sirs

We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders.  Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

We, [●] and [●], being authorised signatories of the Borrower named below, give you notice that, pursuant to the Facilities Agreement, we wish [name of L/C Bank] to issue a Documentary Credit on the following terms:

(a)	Name of Beneficiary: [●]

(b)	Address of Beneficiary: [●]

(c)	Purpose of/Liabilities to be assured by the Documentary Credit: [insert details]

(d)	Sterling Amount: £[●]

(e)	Currency: [●]

(f)	Expiry Date: [●] month[s]

(g)	Proposed date of issue of Documentary Credit: [●] (or if that day is not a Business Day, the next Business Day)

[We hereby inform you that as of the date of this Renewal Request, the following Event of Default has occurred and is continuing or would result from the issuance of the Documentary Credit requested hereunder [insert details].]4
______________________________

[4]	Applicable for Renewal Requests only. Insert details of the relevant Event of Default, if any.

[We confirm that, at the date of this Utilisation Request, the Repeating Representations are true in all material respects and no Default is continuing or would result from the issuance of the Documentary Credit to which this Utilisation Request relates.]5
______________________________

[5]	Applicable to all Utilisation Requests in respect of a Documentary Credit (other than a Renewal Request).

Upon issuance of the Documentary Credit requested hereunder, please send the Documentary Credit  to the Beneficiary at the address shown above, with a copy to [insert details of relevant contact at the Borrower].

Yours faithfully

...................................................	...................................................
Authorised Signatory for and on behalf of [Name of Borrower]	Authorised Signatory for and on behalf of [Name of Borrower]

SCHEDULE 6

ASSOCIATED COSTS RATE

1.	Associated Costs Rate for an Advance or Unpaid Sum denominated in Sterling

The Associated Costs Rate for an Advance denominated in Sterling shall be required to be paid to compensate the Lenders for the cost attributable to such an Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the “BoE Act”) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England calculated by reference to liabilities used to fund the Advance.

Such Associated Costs Rate shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

XL + S(L - D)
100 - (X + S)

where on the day of application of a formula:

X
is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which that Reference Bank is required under or pursuant to the BoE Act to maintain cash ratio deposits with the Bank of England;

L	is LIBOR applicable to the relevant Advance;

S
is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which that Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D	is the percentage rate per annum payable by the Bank of England to that Reference Bank on Special Deposits.

(X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15% and L = 7%, XL will be calculated as 0.15 x 7 and not as 0.15% x 7%.  A negative result obtained from subtracting D from L shall be counted as zero.)

If any Reference Bank fails to notify any such rate to the Facility Agent, the Associated Costs Rate shall be determined on the basis of the rate(s) notified to the Facility Agent by the remaining Reference Bank(s).

The Associated Costs Rate attributable to an Advance or Unpaid Sum for any period, for the purposes of this paragraph 1, shall be calculated at or about 11.00 a.m. on the first day of that period for the duration of that period.

The determination of the Associated Costs Rate in relation to any period, under this paragraph 1, shall, in the absence of manifest error, be conclusive and binding on the parties to this Agreement.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Facility Agent renders or will render either of the above formulae (or any element of the formulae, or any defined term used in the formulae) inappropriate or inapplicable, the Facility Agent (following consultation with the Borrower and the Lenders) shall be entitled to vary the same by giving notice to the parties.  Any such variation shall, in the absence of manifest error, be conclusive and binding on the parties to this Agreement and shall apply from the date specified in such notice.

2.	Associated Costs Rate for an Advance or Unpaid Sum denominated in a currency other than Sterling

2.1	The Associated Costs Rate in respect of any Advance denominated in a currency other than Sterling shall be required to be paid if, whether now or in the future, either:

(a)	a requirement to pay fees is imposed by the Financial Services Authority under the Fees Regulations; or

(b)	a reserve requirement is imposed by the Central European Bank;

which, in either case, is applied to any Lender (and would be applied generally to Lenders or financial institutions of a similar nature to that Lender) as a consequence of its entering into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making one or more Advances hereunder. If, as a result, that Lender’s effective return on its overall capital is reduced, the Borrower agrees to reimburse that Lender for such Associated Costs Rate.

Such Associated Costs Rate shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

E x 0.01
300

where on the day of application of a formula:

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 2.3 below and expressed in pounds per £1,000,000.

2.2
In the event that paragraph 2.1 applies, each Lender may submit a certificate setting out a calculation of the Associated Costs Rate claimed by it to the Facility Agent by no later than the date falling ten Business Days after the end of each Relevant Period (the “Certificate Period”). The Facility Agent will notify the Borrower of the amount claimed by each such Lender within five Business Days after the end of the relevant Certification Period and the Borrower shall reimburse that Lender for the amount claimed within three Business Days after the date of such notification.

2.3
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

3.	Definitions

For the purposes of this Schedule 6:

“Eligible Liabilities” and “Special Deposits” have the meanings given to those terms under or pursuant to the BoE Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

“Fees Regulations” means, as appropriate, either.

(a)	the Banking Supervision (Fees) Regulations 2000; or

(b)	such regulations as may be in force from time to time relating to the payment of fees for Banking supervision after 31 March 2001.

“Relevant Period” is, as appropriate:

(a)	the period beginning on the Original Execution Date and ending on the 31 December 2006, or

(b)	each subsequent period of six months starting on the previous day of the preceding period and ending on 30 June or, as the case may be, 31 December; and

(c)	the period shorter than six months which starts on the 30 June or 31 December in a calendar year and ends on the Final Maturity Date falling within that calendar year.

SCHEDULE 7

PART 1 - FORM OF ACCESSION NOTICE

THIS ACCESSION NOTICE is entered into on [●] by [insert name of Holding Company] (“Holdco”)] / [[insert name of Subsidiary] (the “Subsidiary”)] and [Virgin Media Finance PLC (formerly known as NTL Cable PLC) (the “Parent”)] [Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) (the “Company”)] by way of a deed in favour of the Facility Agent, the Mandated Lead Arrangers and the Lenders (each as defined in the Facilities Agreement referred to below).

BACKGROUND

(A)
We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders. Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

(B)	[The Subsidiary is required to accede to the Facilities Agreement as an Acceding Guarantor pursuant to Clause 3.1 (Vanilla Conditions Precedent) and Clause 26.2 (Acceding Guarantors).]

OR

[The Company has requested that the Subsidiary becomes an Acceding Borrower and an Acceding Guarantor pursuant to Clause 26.1 (Acceding Borrowers) of the Facilities Agreement.]

OR

[The Company has requested that the Subsidiary become an Acceding Guarantor pursuant to Clause 26.2 (Acceding Guarantors) of the Facilities Agreement.]

OR

[The Company has requested that Holdco becomes a party to this Agreement as the Ultimate Parent pursuant to Clause 26.3 (Acceding Holding Company) of the Facilities Agreement.]

NOW THIS DEED WITNESS AS FOLLOWS:

1.	Terms defined in the Facilities Agreement have the same meanings in this Accession Notice.

2.	[The Subsidiary/Holdco] is a company [or specify any other type of entity] duly incorporated, established or organised under the laws of [insert relevant jurisdiction].

3.	[The Subsidiary/Holdco] confirms that it has received from the Company a true and up-to-date copy of the Facilities Agreement and the other Finance Documents.

4.
[The Subsidiary/Holdco] undertakes, upon its becoming a [party to the Facilities Agreement/Borrower/Guarantor], to perform all the obligations expressed to be undertaken under the Facilities Agreement, [the Group Intercreditor Agreement], [the HYD Intercreditor Agreement] and the other Finance Documents by [a Borrower] [a Guarantor] [Holdco] and agrees that it shall be bound by the Facilities Agreement, [the Group Intercreditor Agreement], [the HYD Intercreditor Agreement][6] and the other Finance Documents in all respects as if it had been an original party to them as [a Borrower] [a Guarantor] [the Ultimate Parent][7].

___________________________
6      Delete if inapplicable
7      Insert any legal limitations on guarantee, if applicable.

5.	The Company:

(a)	repeats the Repeating Representations identified as being made by it under Clause 21 (Representations and Warranties) upon the date [the Subsidiary / Holdco] accedes to the Facilities Agreement; and

(b)
confirms that no Default [(other than any Default which will be remedied by the accession of the [Acceding Borrower][Acceding Guarantor] and each other person acceding as a [Borrower][Guarantor] on or about the date of this Accession Notice)] is continuing or will occur as a result of [the Subsidiary/Holdco] becoming an [Acceding Borrower/an Acceding Guarantor/ a party to this Agreement].

6.	[The Subsidiary makes, in relation to itself, the representations and warranties expressed to be made by a Guarantor in Clause 21 (Representations and Warranties) of the Facilities Agreement.][8]
___________________________
8           Original Guarantors only.

OR

[The Subsidiary makes, in relation to itself, the Repeating Representations expressed to be made by a Borrower in Clause 21 (Representations and Warranties) of the Facilities Agreement]

OR

[The Subsidiary makes, in relation to itself, the Repeating Representations expressed to be made by a Guarantor in Clause 21 (Representations and Warranties) of the Facilities Agreement]9
___________________________
9           Acceding Guarantors, after the Merger Closing Date only.

OR

[Holdco makes, in relation to itself, the Repeating Representations expressed to be made by the Ultimate Parent in Clause 21 (Representations and Warranties) of the Facilities Agreement]10
___________________________
10           Acceding Holdco only.

7.
[The Subsidiary hereby represents that it is subject to or is potentially liable to US Federal Income Taxes or its members or shareholders are liable or potentially liable to US Federal Income Taxes in respect of its net income or profit and upon its accession to the Facilities Agreement as an Acceding Guarantor, it will be a Restricted Guarantor.][11]

___________________________
11           Restricted Guarantors only.

8.
[[The Subsidiary/Holdco] confirms that it has appointed [Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited)] to be its process agent for the purposes of accepting service of Proceedings on it.][12]

___________________________
12           Non-English entities only

9.	[The Subsidiary/Holdco]’s administrative details for the purposes of the Facilities Agreement are as follows:

Address:

Contact:

Telephone No:

Fax No:

10.	This Accession Notice and the rights, benefits and obligations of the parties under this Accession Notice shall be governed by and construed in accordance with English Law.

This Accession Notice has been executed as a Deed by the Borrower and [the Parent / The Subsidiary / Holdco] and signed by the Facility Agent on the date written at the beginning of this Accession Notice.

[THE SUBSIDIARY

EXECUTED as a DEED by

[Name of Subsidiary] acting by

Director	)	……………………………..
[insert name of director]

Director/Secretary	)	……………………………
[insert name of director/secretary]]

OR

[HOLDCO

EXECUTED as a DEED by

[Insert name of Holdco] acting by

Director	)	……………………………..
[insert name of director]

Director/Secretary	)	……………………………
[insert name of director/secretary]]

THE COMPANY

EXECUTED as a DEED by

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED (FORMERLY KNOWN AS NTL INVESTMENT HOLDINGS LIMITED)

acting by

Director	)	……………………………..
[insert name of director]

Director/Secretary	)	……………………………
[insert name of director/secretary]

THE FACILITY AGENT

DEUTSCHE BANK AG, LONDON BRANCH

By:

PART 2 - ACCESSION DOCUMENTS

1.	Corporate Documents

In relation to the proposed Acceding Group Company:

(a)	a copy of its up-to-date constitutional documents;

(b)
a board resolution or a manager’s resolution or a partner’s resolution of such person approving the execution and delivery of the relevant Accession Notice, its accession to the Facilities Agreement as an Acceding Guarantor, Acceding Holding Company or Acceding Borrower, as applicable, and the performance of its obligations under the Finance Documents and authorising a person or persons identified by name or office to sign such Accession Notice and any other documents to be delivered by it pursuant thereto;

(c)
to the extent legally necessary, a copy of a shareholders’ resolution of all the shareholders of such person approving the execution, delivery and performance of the Finance Documents to which it is a party and the terms and conditions to it; and

(d)	a duly completed certificate, of a duly authorised officer of such person substantially in the form of Part 2 of Schedule 4 (Form of Officer’s Certificate).

2.	Legal Opinions

Such legal opinions as the Facility Agent may reasonably require of such legal advisers as may be acceptable to the Facility Agent, as to:

(a)	the due incorporation, capacity and authorisation of the relevant Acceding Group Company; and

(b)	the relevant obligations to be assumed by the relevant Acceding Group Company under the Finance Documents to which it is a party being legal, valid, binding and enforceable against it,

in each case, under the relevant laws of the jurisdiction of organisation or establishment of such Acceding Group Company, as the case may be.

3.	Necessary Authorisations

A copy of any Necessary Authorisation as is in, the reasonable opinion of counsel to the Lenders necessary to render the Finance Documents to which the relevant Acceding Group Company, is or is to be party legal, valid, binding and enforceable to make the Finance Documents to which the relevant Acceding Group Company is or is to be party admissible in evidence in such Acceding Group Company’s jurisdiction of incorporation and (if different) in England and to enable such Acceding Group Company to perform its obligations thereunder, as a matter of law save, in the case of any Acceding Guarantor or Acceding Borrower, for any registrations or recordings required for the perfection of the Security Documents and subject to the Reservations (to the extent applicable).

4.	Security Documents

In the case of an Acceding Guarantor or Acceding Borrower, at least 2 original copies of any Security Documents required by the Facility Agent, acting reasonably in accordance with the terms of this Agreement duly executed by the proposed Acceding Guarantor or Acceding Borrower together with all documents required to be delivered pursuant to it provided the Acceding Guarantor or Acceding Borrower shall be under no obligation to procure the granting of Security over any shares, in receivables owed by, or any other interest in any Bank Group Excluding Subsidiary or Project Company.

5.	Process Agent

Written confirmation from any process agent referred to in the relevant Accession Notice that it accepts its appointment as process agent.

6.             Financial Statements

The latest annual audited financial statements of the relevant Acceding Group Company, if any.

PART 3 - ADDITIONAL FACILITY ACCESSION AGREEMENT

To:           Deutsche Bank AG, London Branch as Facility Agent

[Date]

Dear Sirs

Additional Facility Accession

We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders. Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

NOW THIS DEED WITNESS AS FOLLOWS:

1.	Terms defined in the Facilities Agreement shall have the same meaning in this Agreement.

2.	We refer to Clause 2.9 (Additional Facility) of the Facility Agreement.

3.
We, [Name of Additional Facility Lender(s)], agree to become party to and to be bound by the terms of the Facility Agreement as [an] Additional Facility Lender[(s)] in accordance with Clause 2.9 (Additional Facility).

4.	Our Additional Facility Commitment is EUR/US$/Sterling [ ].

5.	The Additional Facility Availability Period is [ ].

6.	The Additional Facility Commencement Date is [ ].

7.	The Termination Date in respect of the Additional Facility is [ ].

8.	The Final Maturity Date in respect of the Additional Facility is [ ].

9.	Interest on the Additional Facility will accrue and be payable as follows: [ ]. The Additional Facility Margin is [ ] per annum.

10.	The commitment fee in relation to this Additional Facility under Clause 16 (Commissions and Fees) is [ ] per cent. per annum.

11.	The Additional Facility shall be repaid as follows: [ ].

12.	[Add additional terms of the Additional Facility as permitted by paragraph (a) of Clause 2.9 (Additional Facility)]

13.	The Company, by its signature hereto, confirms that all of the requirements of paragraph (a) of Clause 2.9 (Additional Facility) are fulfilled as of the date of this Agreement.

14.           [Each of] the Additional Facility Lender[(s)] confirm[(s)] to each Finance Party that:

(a)
we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

(b)
we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.

15.	The Facility Office and address for notices of the Additional Facility Lender[(s)] for the purposes of Clause 40 (Notices and Delivery of Information) is:

[ ]

16.	This Agreement is governed by English law.

This Additional Facility Accession Agreement has been executed as a Deed by the Company, the Additional Facility Borrower and the Additional Facility Lender(s), and signed by the Facility Agent on the date written at the beginning of this Additional Facility Accession Agreement.

[ADDITIONAL FACILITY LENDER(S)]

THE COMPANY

EXECUTED as a DEED by

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED (FORMERLY KNOWN AS NTL INVESTMENT HOLDINGS LIMITED)

acting by

Director	)	……………………………..
[insert name of director]

Director/Secretary	)	……………………………
[insert name of director/secretary]

[THE ADDITIONAL FACILITY BORROWER]

EXECUTED as a DEED by

[BORROWER NAME]

acting by

Director	)	……………………………..
[insert name of director]

Director/Secretary	)	……………………………
[insert name of director/secretary]

THE FACILITY AGENT

DEUTSCHE BANK AG, LONDON BRANCH

By:

SCHEDULE 8
FORM OF COMPLIANCE CERTIFICATE

To:	Deutsche Bank AG, London Branch as Facility Agent
[Date]

Dear Sirs

Certificate in respect of the [insert details of relevant testing period] ended [insert relevant Quarter Date] (the “Certification Date”)

We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders. Terms defined in the Facilities Agreement shall have the same meanings in this Compliance Certificate.

1.	This Compliance Certificate is provided in accordance with paragraph (a) of Clause 22.5 (Compliance Certificates) of the Facilities Agreement.

2.
We, [●] and [●][13], being duly authorised signatories of the Company as at the date of this Compliance Certificate, confirm that the financial covenants contained in Clause 23 (Financial Condition) of the Facilities Agreement have been complied with as at the Certification Date.  This confirmation is based on the following (applying the rules for calculation set out in Clause 23 (Financial Condition)):

___________________________
13         At least one of whom shall be a Financial Officer

(a)	The ratio of Consolidated Net Debt to Consolidated Operating Cashflow for the period ending on the Certification Date was [●].

(b)	The ratio of Consolidated Operating Cashflow to Consolidated Total Net Cash Interest Payable for the period ending on the Certification Date was [●].

(c)	The ratio of Bank Group Cash Flow to Consolidated Debt Service for the period ending on the Certification Date was [●].

3.	In addition, we confirm that Bank Group Consolidated Revenues for the financial year ended [●] was £[●].[14]
___________________________
14         Applicable only for Compliance Certificate to be delivered with annual financial information of the Bank Group.

4.	The information contained in the Attached Working Paper has been prepared on the basis of the same information and methodology used to prepare the appropriate financial information.

5.	The 80% Security Test was satisfied as at the Certification Date.[15]
___________________________
15         Applicable only for Compliance Certificate to be delivered with annual financial information of the Bank Group.

6.	We further confirm that no Default is continuing as at the Certification Date.

7.	This Compliance Certificate is given by the authorised signatories of the Company named below and is given without personal liability.

Yours faithfully,

...................................................	...................................................
Authorised Signatory for and on behalf of VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED (FORMERLY KNOWN AS NTL INVESTMENT HOLDINGS LIMITED)	Authorised Signatory for and on behalf of VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED (FORMERLY KNOWN AS NTL INVESTMENT HOLDINGS LIMITED)

SCHEDULE 9

PART 1 - MEMBERS OF THE BANK GROUP

NTL

ANDOVER CABLEVISION LIMITED

ANGLIA CABLE COMMUNICATIONS LIMITED

BERKHAMSTED PROPERTIES & BUILDING CONTRACTORS LIMITED

CABLE TELEVISION LIMITED

CABLE THAMES VALLEY LIMITED

CABLETEL (UK) LIMITED

CABLETEL CARDIFF LIMITED

CABLETEL CENTRAL HERTFORDSHIRE LIMITED

CABLETEL HERTFORDSHIRE LIMITED

CABLETEL HERTS AND BEDS LIMITED

CABLETEL INVESTMENTS LIMITED

CABLETEL NEWPORT

CABLETEL NORTH BEDFORDSHIRE LIMITED

CABLETEL NORTHERN IRELAND LIMITED

CABLETEL SCOTLAND LIMITED

CABLETEL SURREY AND HAMPSHIRE LIMITED

CABLETEL TELECOM SUPPLIES LIMITED

CABLETEL WEST GLAMORGAN LIMITED

CABLETEL WEST RIDING LIMITED

CAMBRIDGE CABLE SERVICES LIMITED

CAMBRIDGE HOLDING COMPANY LIMITED

CCL CORPORATE COMMUNICATION SERVICES LIMITED

CHARTWELL INVESTORS, LP

COLUMBIA MANAGEMENT LIMITED

COMTEL CABLE SERVICES LIMITED

COMTEL COVENTRY LIMITED

CREDIT-TRACK DEBT RECOVERY LIMITED

DE FACTO 1159 LIMITED

DIAMOND CABLE (BASSETLAW) LIMITED

DIAMOND CABLE (BURTON-UPON-TRENT) LIMITED

DIAMOND CABLE (CHESTERFIELD) LIMITED

DIAMOND CABLE (GRANTHAM) LIMITED

DIAMOND CABLE (GRIMCLEE) LIMITED

DIAMOND CABLE (HINCKLEY) LIMITED

DIAMOND CABLE (LEICESTER) LIMITED

DIAMOND CABLE (LINCOLN) LIMITED

DIAMOND CABLE (LINCOLNSHIRE) LIMITED

DIAMOND CABLE (MANSFIELD) LIMITED

DIAMOND CABLE (MELTON MOWBRAY) LIMITED

DIAMOND CABLE (NEWARK-ON-TRENT) LIMITED

DIAMOND CABLE (RAVENSHEAD) LIMITED

DIAMOND CABLE (VALE OF BELVOIR) LIMITED

DIAMOND CABLE ACQUISITIONS LIMITED

DIAMOND CABLE COMMUNICATIONS LIMITED

DIAMOND CABLE CONSTRUCTION LIMITED

DIAMOND CABLE CPE LIMITED

DIAMOND HOLDINGS LIMITED

DIAMOND VISUAL COMMUNICATIONS LIMITED

DIGITAL TELEVISION NETWORK LIMITED

DTELS LIMITED

EAST COAST CABLE LIMITED

EAST MIDLANDS CABLE COMMUNICATIONS LIMITED

EAST MIDLANDS CABLE GROUP LIMITED

EAST MIDLANDS CABLE HOLDINGS LIMITED

ENABLIS LIMITED

HEARTLAND CABLEVISION (UK) LIMITED

HEARTLAND CABLEVISION II (UK) LIMITED

HERTS CABLE LIMITED

JEWEL HOLDINGS LIMITED

LANBASE EUROPEAN HOLDINGS LIMITED

LANBASE LIMITED

LCL CABLE (HOLDINGS) LIMITED

LCL TELEPHONES LIMITED

LICHFIELD CABLE COMMUNICATIONS LIMITED

MAZA LIMITED

METRO HERTFORDSHIRE LIMITED

METRO SOUTH WALES LIMITED

NNS UK HOLDINGS 1 LLC

NNS UK HOLDINGS 2, INC

NORTH CABLECOMMS HOLDINGS, INC

NORTH CABLECOMMS LLC

NORTH CABLECOMMS MANAGEMENT, INC

NORTHAMPTON CABLE TELEVISION LIMITED

NTL (AYLESBURY AND CHILTERN) LIMITED

NTL (B) LIMITED

NTL (BROADLAND) LIMITED

NTL (CHICHESTER) LIMITED

NTL (CITY AND WESTMINSTER) LIMITED

NTL (COUNTY DURHAM) LIMITED

NTL (CRUK) LIMITED

NTL (CWC HOLDINGS)

NTL (CWC) CORPORATION LIMITED

NTL (CWC) LIMITED

NTL (CWC) MANAGEMENT LIMITED

NTL (CWC) NO 2 LIMITED

NTL (CWC) NO 3 LIMITED

NTL (CWC) NO 4 LIMITED

NTL (CWC) PROGRAMMING LIMITED

NTL (CWC) UK

NTL (EALING) LIMITED

NTL (EASTBOURNE AND HASTINGS) LIMITED

NTL (FENLAND) LIMITED

NTL (GREENWICH AND LEWISHAM) LIMITED

NTL (HAMPSHIRE) LIMITED

NTL (HARROGATE) LIMITED

NTL (HARROW) LIMITED

NTL (KENT) LIMITED

NTL (LAMBETH AND SOUTHWARK) LIMITED

NTL (LEEDS) LIMITED

NTL (NORWICH) LIMITED

NTL (PETERBOROUGH) LIMITED

NTL (SOUTH EAST) LIMITED

NTL (SOUTH LONDON) LIMITED

NTL (SOUTHAMPTON AND EASTLEIGH) LIMITED

NTL (SUNDERLAND) LIMITED

NTL (THAMESMEAD) LIMITED

NTL (TRIANGLE) LLC

NTL (V) LIMITED

NTL (WANDSWORTH) LIMITED

NTL (WEARSIDE) LIMITED

NTL (WEST LONDON) LIMITED

NTL (YORCAN) LIMITED

NTL (YORK) LIMITED

NTL ACQUISITION COMPANY LIMITED

NTL BOLTON CABLEVISION HOLDING COMPANY

NTL BROMLEY COMPANY

NTL BUSINESS (IRELAND) LIMITED

NTL BUSINESS LIMITED

NTL CABLECOMMS BOLTON

NTL CABLECOMMS BROMLEY

NTL CABLECOMMS BURY AND ROCHDALE

NTL CABLECOMMS CHESHIRE

NTL CABLECOMMS DERBY

NTL CABLECOMMS EAST LANCASHIRE

NTL CABLECOMMS GREATER MANCHESTER

NTL CABLECOMMS GROUP LIMITED

NTL CABLECOMMS GROUP, INC

NTL CABLECOMMS HOLDINGS NO 1 LIMITED

NTL CABLECOMMS HOLDINGS NO 2 LIMITED

NTL CABLECOMMS LANCASHIRE NO  1

NTL CABLECOMMS LANCASHIRE NO 2

NTL CABLECOMMS LIMITED

NTL CABLECOMMS MACCLESFIELD

NTL CABLECOMMS MANCHESTER LIMITED

NTL CABLECOMMS OLDHAM AND TAMESIDE

NTL CABLECOMMS SOLENT

NTL CABLECOMMS STAFFORDSHIRE

NTL CABLECOMMS STOCKPORT

NTL CABLECOMMS SURREY

NTL CABLECOMMS SUSSEX

NTL CABLECOMMS WESSEX

NTL CABLECOMMS WEST SURREY LIMITED

NTL CABLECOMMS WIRRAL

NTL CAMBRIDGE LIMITED

NTL CHARTWELL HOLDINGS 2, INC

NTL CHARTWELL HOLDINGS LIMITED

NTL CHARTWELL HOLDINGS, INC

NTL COMMUNICATIONS SERVICES LIMITED

NTL DARLINGTON LIMITED

NTL DERBY CABLEVISION HOLDING COMPANY

NTL EQUIPMENT NO 1 LIMITED

NTL EQUIPMENT NO 2 LIMITED

NTL FINANCE LIMITED

NTL GLASGOW

NTL GLASGOW HOLDINGS LIMITED

NTL HOLDINGS (BROADLAND) LIMITED

NTL HOLDINGS (EAST LONDON) LIMITED

NTL HOLDINGS (FENLAND) LIMITED

NTL HOLDINGS (LEEDS) LIMITED

NTL HOLDINGS (NORWICH) LIMITED

NTL HOLDINGS (PETERBOROUGH) LIMITED

NTL INTERNET LIMITED

NTL INTERNET SERVICES LIMITED

NTL IRISH HOLDINGS LIMITED

NTL KIRKLEES

NTL KIRKLEES HOLDINGS LIMITED

NTL LIMITED

NTL MANCHESTER CABLEVISION HOLDING COMPANY

NTL MICROCLOCK SERVICES LIMITED

NTL MIDLANDS LIMITED

NTL MILTON KEYNES LIMITED

NTL NATIONAL NETWORKS LIMITED

NTL NETWORKS LIMITED

NTL NORTH CABLECOMMS HOLDINGS, INC

NTL NORTH CABLECOMMS MANAGEMENT, INC

NTL PARTCHEER COMPANY LIMITED

NTL PROGRAMMING SUBSIDIARY COMPANY

NTL RECTANGLE LIMITED

NTL SIDEOFFER LIMITED

NTL SOLENT COMPANY

NTL SOLENT TELEPHONE AND CABLE TV COMPANY LIMITED

NTL SOUTH CABLECOMMS HOLDINGS, INC

NTL SOUTH CABLECOMMS MANAGEMENT, INC

NTL SOUTH CENTRAL LIMITED

NTL SOUTH WALES LIMITED

NTL STREETUNIQUE PROJECTS LIMITED

NTL STREETUNIT PROJECTS LIMITED

NTL STREETUSUAL SERVICES LIMITED

NTL STREETVISION SERVICES LIMITED

NTL STREETVITAL SERVICES LIMITED

NTL STREETWARM SERVICES LIMITED

NTL STREETWIDE SERVICES LIMITED

NTL STRIKEAGENT TRADING LIMITED

NTL STRIKEAMOUNT TRADING LIMITED

NTL STRIKEAPART TRADING LIMITED

NTL SURREY COMPANY

NTL SUSSEX COMPANY

NTL SYSTEMS LIMITED

NTL TECHNICAL SUPPORT COMPANY LIMITED

NTL TEESSIDE LIMITED

NTL TELECOM SERVICES LIMITED

NTL UK CABLECOMMS HOLDINGS, INC

NTL UK TELEPHONE AND CABLE TV HOLDING COMPANY LIMITED

NTL VICTORIA LIMITED

NTL VICTORIA II LIMITED

NTL WESSEX COMPANY

NTL WESTMINSTER LIMITED

NTL WINSTON HOLDINGS LIMITED

NTL WINSTON HOLDINGS, INC

NTL WIRRAL COMPANY

NTL WIRRAL TELEPHONE AND CABLE TV COMPANY

OXFORD CABLE LIMITED

PROSPECTRE LIMITED

SECURE BACKUP SYSTEMS LIMITED

SOUTH CABLECOMMS HOLDINGS, INC

SOUTH CABLECOMMS LLC

SOUTH CABLECOMMS MANAGEMENT, INC

SOUTHERN EAST ANGLIA CABLE LIMITED

STAFFORD COMMUNICATIONS LIMITED

SWINDON CABLE LIMITED

TAMWORTH CABLE COMMUNICATIONS LIMITED

VIRGIN MEDIA DIRECTORS LIMITED (FORMERLY KNOWN AS NTL DIRECTORS LIMITED)

VIRGIN MEDIA DOVER LLC (FORMERLY KNOWN AS NTL DOVER LLC)

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED (FORMERLY KNOWN AS NTL INVESTMENT HOLDINGS LIMITED)

VIRGIN MEDIA LIMITED (FORMERLY KNOWN AS NTL GROUP LIMITED)

VIRGIN MEDIA SECRETARIES LIMITED (FORMERLY KNOWN AS NTL SECRETARIES LIMITED)

VIRGIN NET LIMITED

VISION NETWORKS SERVICES UK LIMITED

VMIH SUB LIMITED (FORMERLY KNOWN AS NTLIH SUB LIMITED)

WESSEX CABLE LIMITED

WINSTON INVESTORS LLC

WORKPLACE TECHNOLOGIES TRUSTEES COMPANY LIMITED

XL DEBT RECOVERY AGENCY LIMITED

X-TANT LIMITED

TELEWEST AND FLEXTECH COMPANIES

AVON CABLE INVESTMENTS LIMITED

BARNSLEY CABLE COMMUNICATIONS LIMITED

BIRMINGHAM CABLE CORPORATION LIMITED

BIRMINGHAM CABLE FINANCE LIMITED

BIRMINGHAM CABLE LIMITED

BLUE YONDER WORKWISE LIMITED

BRADFORD CABLE COMMUNICATIONS LIMITED

BRAVO TV LIMITED

CABLE ADNET LIMITED

CABLE CAMDEN LIMITED

CABLE COMMUNICATIONS (TELECOM) LIMITED

CABLE COMMUNICATIONS LIMITED

CABLE ENFIELD LIMITED

CABLE FINANCE LIMITED

CABLE HACKNEY & ISLINGTON LIMITED

CABLE HARINGEY LIMITED

CABLE INTERACTIVE LIMITED

CABLE INTERNET LIMITED

CABLE LONDON LIMITED

CABLE ON DEMAND LIMITED

CAPITAL CITY CABLEVISION LIMITED

CENTRAL CABLE HOLDINGS LIMITED

CENTRAL CABLE LIMITED

CENTRAL CABLE SALES LIMITED

CHALLENGE TV

CHARIOT COLLECTION SERVICES LIMITED

CONTINENTAL SHELF 16 LIMITED

CRYSTAL PALACE RADIO LIMITED

CRYSTALVISION PRODUCTIONS LIMITED

DONCASTER CABLE COMMUNICATIONS LIMITED

DUNDEE CABLE AND SATELLITE LIMITED

ED STONE LIMITED

EDINBURGH CABLEVISION LIMITED

EMS INVESTMENTS LIMITED

EUROBELL (HOLDINGS) LIMITED

EUROBELL (IDA) LTD

EUROBELL (NO 2) LIMITED

EUROBELL (NO 3) LIMITED

EUROBELL (NO 4) LIMITED

EUROBELL (SOUTH WEST) LIMITED

EUROBELL (SUSSEX) LIMITED

EUROBELL (WEST KENT) LIMITED

EUROBELL CPE LIMITED

EUROBELL INTERNET SERVICES LIMITED

EUROBELL LIMITED

EUROPEAN BUSINESS NETWORK LIMITED

FASTRAK LIMITED

FILEGALE LIMITED

FLEXTECH (1992) LIMITED

FLEXTECH (KINDERNET INVESTMENT) LIMITED

FLEXTECH (TRAVEL CHANNEL) LIMITED

FLEXTECH BROADBAND HOLDINGS LIMITED

FLEXTECH BROADBAND LIMITED

FLEXTECH BROADCASTING LIMITED

FLEXTECH BUSINESS NEWS LIMITED

FLEXTECH CHILDRENS CHANNEL LIMITED

FLEXTECH COMMUNICATIONS LIMITED

FLEXTECH DIGITAL BROADCASTING LIMITED

FLEXTECH DISTRIBUTION LIMITED

FLEXTECH FAMILY CHANNEL LIMITED

FLEXTECH HOLDCO LIMITED

FLEXTECH IVS LIMITED

FLEXTECH MEDIA HOLDINGS LIMITED

FLEXTECH MUSIC PUBLISHING LIMITED

FLEXTECH RIGHTS LIMITED

FLEXTECH VENTURES LIMITED

FLEXTECH VIDEO GAMES LIMITED

FLEXTECH-FLEXINVEST LIMITED

GENERAL CABLE GROUP LIMITED

GENERAL CABLE HOLDINGS LIMITED

GENERAL CABLE INVESTMENTS LIMITED

GENERAL CABLE LIMITED

GENERAL CABLE PROGRAMMING LIMITED

HALIFAX CABLE COMMUNICATIONS LIMITED

HIERONYMOUS LIMITED

IMMINUS (IRELAND) LIMITED

IMMINUS LIMITED

INTERACTIVE DIGITAL SALES LIMITED

IVS CABLE HOLDINGS LIMITED

LEWIS REED DEBT RECOVERY LIMITED

LIVING TV LIMITED

MATCHCO DIRECTORS LIMITED

MATCHCO LIMITED

MATCHCO SECRETARIES LIMITED

MAYFAIR WAY MANAGEMENT LIMITED

MIDDLESEX CABLE LIMITED

MINOTAUR INTERNATIONAL LIMITED

NORTHERN CREDIT LIMITED

PERTH CABLE TELEVISION LIMITED

ROTHERHAM CABLE COMMUNICATIONS LIMITED

SCREENSHOP LIMITED

SHEFFIELD CABLE COMMUNICATIONS LIMITED

SIT-UP LIMITED

SOUTHWESTERN BELL INTERNATIONAL HOLDINGS LIMITED

TELEWEST CARRIER SERVICES LIMITED

TELEWEST COMMUNICATIONS (CENTRAL LANCASHIRE) LIMITED

TELEWEST COMMUNICATIONS (COTSWOLDS) LIMITED

TELEWEST COMMUNICATIONS (CUMBERNAULD) LIMITED

TELEWEST COMMUNICATIONS (DUMBARTON) LIMITED

TELEWEST COMMUNICATIONS (DUNDEE & PERTH) LIMITED

TELEWEST COMMUNICATIONS (EAST LOTHIAN AND FIFE) LIMITED

TELEWEST COMMUNICATIONS (FALKIRK) LIMITED

TELEWEST COMMUNICATIONS (FYLDE & WYRE) LIMITED

TELEWEST COMMUNICATIONS (GLENROTHES) LIMITED

TELEWEST COMMUNICATIONS (INTERNET) LIMITED

TELEWEST COMMUNICATIONS (LIVERPOOL) LIMITED

TELEWEST COMMUNICATIONS (LONDON SOUTH) LIMITED

TELEWEST COMMUNICATIONS (MIDLANDS AND NORTH WEST) LIMITED

TELEWEST COMMUNICATIONS (MIDLANDS) LIMITED

TELEWEST COMMUNICATIONS (MOTHERWELL) LIMITED

TELEWEST COMMUNICATIONS (NOMINEES) LIMITED

TELEWEST COMMUNICATIONS (NORTH EAST) LIMITED

TELEWEST COMMUNICATIONS (NORTH WEST) LIMITED

TELEWEST COMMUNICATIONS (PUBLICATIONS) LIMITED

TELEWEST COMMUNICATIONS (SCOTLAND HOLDINGS) LIMITED

TELEWEST COMMUNICATIONS (SCOTLAND) LIMITED

TELEWEST COMMUNICATIONS (SOUTH EAST) LIMITED

TELEWEST COMMUNICATIONS (SOUTH THAMES ESTUARY) LIMITED

TELEWEST COMMUNICATIONS (SOUTH WEST) LIMITED

TELEWEST COMMUNICATIONS (SOUTHPORT) LIMITED

TELEWEST COMMUNICATIONS (ST HELENS & KNOWSLEY) LIMITED

TELEWEST COMMUNICATIONS (TAUNTON & BRIDGWATER) LIMITED

TELEWEST COMMUNICATIONS (TELFORD) LIMITED

TELEWEST COMMUNICATIONS (TYNESIDE) LIMITED

TELEWEST COMMUNICATIONS (WIGAN) LIMITED

TELEWEST COMMUNICATIONS CABLE LIMITED

TELEWEST COMMUNICATIONS GROUP LIMITED

TELEWEST COMMUNICATIONS HOLDINGS LIMITED

TELEWEST COMMUNICATIONS NETWORKS LIMITED

TELEWEST COMMUNICATIONS SERVICES LIMITED

TELEWEST GLOBAL FINANCE LLC

TELEWEST HEALTH TRUSTEES LIMITED

TELEWEST LIMITED

TELEWEST PARLIAMENTARY HOLDINGS LIMITED

TELEWEST SHARE TRUST LIMITED

TELEWEST TRUSTEES LIMITED

TELEWEST UK LIMITED

TELEWEST WORKWISE LIMITED

TELSO COMMUNICATIONS LIMITED

THE CABLE CORPORATION EQUIPMENT LIMITED

THE CABLE CORPORATION LIMITED

THE CABLE EQUIPMENT STORE LIMITED

THE NORTH LONDON CHANNEL LIMITED

THE YORKSHIRE CABLE GROUP LIMITED

THESEUS NO.1 LIMITED

THESEUS NO.2 LIMITED

TROUBLE TV LIMITED

TVS PENSION FUND TRUSTEES LIMITED

TVS TELEVISION LIMITED

UNITED ARTISTS INVESTMENTS LIMITED

VIRGIN MEDIA TELEVISION LIMITED (FORMERLY KNOWN AS FLEXTECH TELEVISION LIMITED)

WAKEFIELD CABLE COMMUNICATIONS LIMITED

PINNACLE DEBT RECOVERY LIMITED

WINDSOR TELEVISION LIMITED

YORKSHIRE CABLE COMMUNICATIONS LIMITED

YORKSHIRE CABLE FINANCE LIMITED

YORKSHIRE CABLE LIMITED

YORKSHIRE CABLE PROPERTIES LIMITED

YORKSHIRE CABLE TELECOM LIMITED

PARTNERSHIPS AND JOINT VENTURES

EDINBURGH CABLE LIMITED PARTNERSHIP

AVON CABLE JOINT VENTURE

AVON CABLE LIMITED PARTNERSHIP

COTSWOLDS CABLE LIMITED PARTNERSHIP

TELEWEST COMMUNICATIONS (COTSWOLDS) VENTURE

ESTUARIES CABLE LIMITED PARTNERSHIP

LONDON SOUTH CABLE PARTNERSHIP

TELEWEST COMMUNICATIONS (LONDON SOUTH) JOINT VENTURE

TELEWEST COMMUNICATIONS (SCOTLAND) VENTURE

TELEWEST COMMUNICATIONS (NORTH EAST) PARTNERSHIP

TYNESIDE CABLE LIMITED PARTNERSHIP

UNITED CABLE (LONDON SOUTH) LIMITED PARTNERSHIP

TCI/US WEST CABLE COMMUNICATIONS GROUP

PART 2 - MEMBERS OF THE TELEWEST GROUP

ACTION STATIONS (2000) LIMITED

ACTION STATIONS (LAKESIDE) LIMITED

AVON CABLE INVESTMENTS LIMITED

BARNSLEY CABLE COMMUNICATIONS LIMITED

BIRMINGHAM CABLE CORPORATION LIMITED

BIRMINGHAM CABLE FINANCE LIMITED

BIRMINGHAM CABLE LIMITED

BLUE YONDER WORKWISE LIMITED

BRADFORD CABLE COMMUNICATIONS LIMITED

BRAVO TV LIMITED

CABLE ADNET LIMITED

CABLE CAMDEN LIMITED

CABLE COMMUNICATIONS (TELECOM) LIMITED

CABLE COMMUNICATIONS LIMITED

CABLE ENFIELD LIMITED

CABLE FINANCE LIMITED

CABLE GUIDE LIMITED

CABLE HACKNEY & ISLINGTON LIMITED

CABLE HARINGEY LIMITED

CABLE INTERACTIVE LIMITED

CABLE INTERNET LIMITED

CABLE LONDON LIMITED

CABLE ON DEMAND LIMITED

CAPITAL CITY CABLEVISION LIMITED

CENTRAL CABLE HOLDINGS LIMITED

CENTRAL CABLE LIMITED

CENTRAL CABLE SALES LIMITED

CHALLENGE TV

CHARIOT COLLECTION SERVICES LIMITED

CONTINENTAL SHELF 16 LIMITED

CRYSTAL PALACE RADIO LIMITED

CRYSTALVISION PRODUCTIONS LIMITED

DONCASTER CABLE COMMUNICATIONS LIMITED

DUNDEE CABLE AND SATELLITE LIMITED

ED STONE LIMITED

EDINBURGH CABLEVISION LIMITED

EMS INVESTMENTS LIMITED

EUROBELL (HOLDINGS) LIMITED

EUROBELL (IDA) LTD

EUROBELL (NO 2) LIMITED

EUROBELL (NO 3) LIMITED

EUROBELL (NO 4) LIMITED

EUROBELL (SOUTH WEST) LIMITED

EUROBELL (SUSSEX) LIMITED

EUROBELL (WEST KENT) LIMITED

EUROBELL CPE LIMITED

EUROBELL INTERNET SERVICES LIMITED

EUROBELL LIMITED

EUROPEAN BUSINESS NETWORK LIMITED

FASTRAK LIMITED

FILEGALE LIMITED

FLEXIMEDIA LIMITED

FLEXTECH (1992) LIMITED

FLEXTECH (KINDERNET INVESTMENT) LIMITED

FLEXTECH (TRAVEL CHANNEL) LIMITED

FLEXTECH BROADBAND HOLDINGS LIMITED

FLEXTECH BROADBAND LIMITED

FLEXTECH BROADCASTING LIMITED

FLEXTECH BUSINESS NEWS LIMITED

FLEXTECH CHILDRENS CHANNEL LIMITED

FLEXTECH COMMUNICATIONS LIMITED

FLEXTECH DIGITAL BROADCASTING LIMITED

FLEXTECH DISTRIBUTION LIMITED

FLEXTECH FAMILY CHANNEL LIMITED

FLEXTECH HOLDCO LIMITED

FLEXTECH HOMESHOPPING LIMITED

FLEXTECH INTERACTIVE LIMITED

FLEXTECH INVESTMENTS (JERSEY) LIMITED

FLEXTECH IVS LIMITED

FLEXTECH LIMITED

FLEXTECH MEDIA HOLDINGS LIMITED

FLEXTECH MUSIC PUBLISHING LIMITED

FLEXTECH RIGHTS LIMITED

FLEXTECH VENTURES LIMITED

FLEXTECH VIDEO GAMES LIMITED

FLEXTECH-FLEXINVEST LIMITED

FLORIDA HOMESHOPPING LIMITED

GENERAL CABLE GROUP LIMITED

GENERAL CABLE HOLDINGS LIMITED

GENERAL CABLE INVESTMENTS LIMITED

GENERAL CABLE LIMITED

GENERAL CABLE PROGRAMMING LIMITED

HALIFAX CABLE COMMUNICATIONS LIMITED

HIERONYMOUS LIMITED

IMMINUS (IRELAND) LIMITED

IMMINUS LIMITED

INTERACTIVE DIGITAL SALES LIMITED

IVS CABLE HOLDINGS LIMITED

LEWIS REED DEBT RECOVERY LIMITED

LIVING TV LIMITED

MATCHCO DIRECTORS LIMITED

MATCHCO LIMITED

MATCHCO SECRETARIES LIMITED

MAYFAIR WAY MANAGEMENT LIMITED

MIDDLESEX CABLE LIMITED

MINOTAUR INTERNATIONAL LIMITED

MIXMAX LIMITED

NETWORK GAMING CONSULTING LIMITED

NORTHERN CREDIT LIMITED

PERTH CABLE TELEVISION LIMITED

RAPID BANKING SOLUTIONS LIMITED

RAPID BUSINESS SOLUTIONS LIMITED

RAPID PERSONAL DIGITAL SOLUTIONS LIMITED

RAPID TRAVEL SOLUTIONS LIMITED

ROTHERHAM CABLE COMMUNICATIONS LIMITED

SCREENSHOP LIMITED

SHEFFIELD CABLE COMMUNICATIONS LIMITED

SIT-UP LIMITED

SMASHEDATOM LIMITED

SOUTHWESTERN BELL INTERNATIONAL HOLDINGS LIMITED

START! GAMES LIMITED

SUPPORTHAVEN PUBLIC LIMITED COMPANY

TAKE FOUR BV

TELEWEST CARRIER SERVICES LIMITED

TELEWEST COMMUNICATIONS (CENTRAL LANCASHIRE) LIMITED

TELEWEST COMMUNICATIONS (COTSWOLDS) LIMITED

TELEWEST COMMUNICATIONS (CUMBERNAULD) LIMITED

TELEWEST COMMUNICATIONS (DUMBARTON) LIMITED

TELEWEST COMMUNICATIONS (DUNDEE & PERTH) LIMITED

TELEWEST COMMUNICATIONS (EAST LOTHIAN AND FIFE) LIMITED

TELEWEST COMMUNICATIONS (FALKIRK) LIMITED

TELEWEST COMMUNICATIONS (FYLDE & WYRE) LIMITED

TELEWEST COMMUNICATIONS (GLENROTHES) LIMITED

TELEWEST COMMUNICATIONS (INTERNET) LIMITED

TELEWEST COMMUNICATIONS (LIVERPOOL) LIMITED

TELEWEST COMMUNICATIONS (LONDON SOUTH) LIMITED

TELEWEST COMMUNICATIONS (MIDLANDS AND NORTH WEST) LIMITED

TELEWEST COMMUNICATIONS (MIDLANDS) LIMITED

TELEWEST COMMUNICATIONS (MOTHERWELL) LIMITED

TELEWEST COMMUNICATIONS (NOMINEES) LIMITED

TELEWEST COMMUNICATIONS (NORTH EAST) LIMITED

TELEWEST COMMUNICATIONS (NORTH WEST) LIMITED

TELEWEST COMMUNICATIONS (PUBLICATIONS) LIMITED

TELEWEST COMMUNICATIONS (SCOTLAND HOLDINGS) LIMITED

TELEWEST COMMUNICATIONS (SCOTLAND) LIMITED

TELEWEST COMMUNICATIONS (SOUTH EAST) LIMITED

TELEWEST COMMUNICATIONS (SOUTH THAMES ESTUARY) LIMITED

TELEWEST COMMUNICATIONS (SOUTH WEST) LIMITED

TELEWEST COMMUNICATIONS (SOUTHPORT) LIMITED

TELEWEST COMMUNICATIONS (ST HELENS & KNOWSLEY) LIMITED

TELEWEST COMMUNICATIONS (TAUNTON & BRIDGWATER) LIMITED

TELEWEST COMMUNICATIONS (TELFORD) LIMITED

TELEWEST COMMUNICATIONS (TYNESIDE) LIMITED

TELEWEST COMMUNICATIONS (WIGAN) LIMITED

TELEWEST COMMUNICATIONS CABLE LIMITED

TELEWEST COMMUNICATIONS GROUP LIMITED

TELEWEST COMMUNICATIONS HOLDCO LIMITED

TELEWEST COMMUNICATIONS HOLDINGS LIMITED

TELEWEST COMMUNICATIONS NETWORKS LIMITED

TELEWEST COMMUNICATIONS SERVICES LIMITED

TELEWEST DIRECTORS LIMITED

TELEWEST FINANCE CORPORATION

TELEWEST GLOBAL FINANCE LLC

TELEWEST HEALTH TRUSTEES LIMITED

TELEWEST LIMITED

TELEWEST PARLIAMENTARY HOLDINGS LIMITED

TELEWEST SHARE TRUST LIMITED

TELEWEST TRUSTEES LIMITED

TELEWEST UK LIMITED

TELEWEST WORKWISE LIMITED

TELSO COMMUNICATIONS LIMITED

THE CABLE CORPORATION EQUIPMENT LIMITED

THE CABLE CORPORATION LIMITED

THE CABLE EQUIPMENT STORE LIMITED

THE NORTH LONDON CHANNEL LIMITED

THE YORKSHIRE CABLE GROUP LIMITED

THESEUS NO.1 LIMITED

THESEUS NO.2 LIMITED

TROUBLE TV LIMITED

TVS PENSION FUND TRUSTEES LIMITED

TVS TELEVISION LIMITED

UNITED ARTISTS INVESTMENTS LIMITED

VIRGIN MEDIA TELEVISION LIMITED (FORMERLY KNOWN AS FLEXTECH TELEVISION LIMITED)

WAKEFIELD CABLE COMMUNICATIONS LIMITED

PINNACLE DEBT RECOVERY LIMITED

WINDSOR TELEVISION LIMITED

YORKSHIRE CABLE COMMUNICATIONS LIMITED

YORKSHIRE CABLE FINANCE LIMITED

YORKSHIRE CABLE LIMITED

YORKSHIRE CABLE PROPERTIES LIMITED

YORKSHIRE CABLE TELECOM LIMITED

PARTNERSHIPS AND JOINT VENTURES

AVON CABLE JOINT VENTURE

AVON CABLE LIMITED PARTNERSHIP

COTSWOLDS CABLE LIMITED PARTNERSHIP

EDINBURGH CABLE LIMITED PARTNERSHIP

ESTUARIES CABLE LIMITED PARTNERSHIP

LONDON SOUTH CABLE PARTNERSHIP

TELEWEST COMMUNICATIONS (LONDON SOUTH) JOINT VENTURE

TELEWEST COMMUNICATIONS (SOUTH EAST) PARTNERSHIP

TCI/US WEST CABLE COMMUNICATIONS GROUP

TELEWEST COMMUNICATIONS (COTSWOLDS) VENTURE

TELEWEST COMMUNICATIONS (NORTH EAST) PARTNERSHIP

TELEWEST COMMUNICATIONS (SCOTLAND) VENTURE

TELEWEST COMMUNICATIONS (SOUTH EAST) PARTNERSHIP

TYNESIDE CABLE LIMITED PARTNERSHIP

UNITED CABLE (LONDON SOUTH) LIMITED PARTNERSHIP

PART 3 - MEMBERS OF THE NTL GROUP

ANDOVER CABLEVISION LIMITED

ANGLIA CABLE COMMUNICATIONS LIMITED

BEARSDEN NOMINEES, INC

BERKHAMSTED PROPERTIES & BUILDING CONTRACTORS LIMITED

CABLE TELEVISION LIMITED

CABLE THAMES VALLEY LIMITED

CABLETEL (UK) LIMITED

CABLETEL CARDIFF LIMITED

CABLETEL CENTRAL HERTFORDSHIRE LIMITED

CABLETEL HERTFORDSHIRE LIMITED

CABLETEL HERTS AND BEDS LIMITED

CABLETEL INVESTMENTS LIMITED

CABLETEL NEWPORT

CABLETEL NORTH BEDFORDSHIRE LIMITED

CABLETEL NORTHERN IRELAND LIMITED

CABLETEL PROGRAMMING, INC

CABLETEL SCOTLAND LIMITED

CABLETEL SURREY AND HAMPSHIRE LIMITED

CABLETEL TELECOM SUPPLIES LIMITED

CABLETEL VENTURES INC

CABLETEL WEST GLAMORGAN LIMITED

CABLETEL WEST RIDING LIMITED

CAMBRIDGE CABLE SERVICES LIMITED

CAMBRIDGE HOLDING COMPANY LIMITED

CCL CORPORATE COMMUNICATION SERVICES LIMITED

CHARTWELL INVESTORS, LP

COLUMBIA MANAGEMENT LIMITED

COMMUNICATIONS CABLE FUNDING CORP

COMTEL CABLE SERVICES LIMITED

COMTEL COVENTRY LIMITED

CREDIT-TRACK DEBT RECOVERY LIMITED

DE FACTO 1159 LIMITED

DIAMOND CABLE (BASSETLAW) LIMITED

DIAMOND CABLE (BURTON-UPON-TRENT) LIMITED

DIAMOND CABLE (CHESTERFIELD) LIMITED

DIAMOND CABLE (GRANTHAM) LIMITED

DIAMOND CABLE (GRIMCLEE) LIMITED

DIAMOND CABLE (HINCKLEY) LIMITED

DIAMOND CABLE (LEICESTER) LIMITED

DIAMOND CABLE (LINCOLN) LIMITED

DIAMOND CABLE (LINCOLNSHIRE) LIMITED

DIAMOND CABLE (MANSFIELD) LIMITED

DIAMOND CABLE (MELTON MOWBRAY) LIMITED

DIAMOND CABLE (NEWARK-ON-TRENT) LIMITED

DIAMOND CABLE (RAVENSHEAD) LIMITED

DIAMOND CABLE (VALE OF BELVOIR) LIMITED

DIAMOND CABLE ACQUISITIONS LIMITED

DIAMOND CABLE COMMUNICATIONS LIMITED

DIAMOND CABLE CONSTRUCTION LIMITED

DIAMOND CABLE CPE LIMITED

DIAMOND HOLDINGS LIMITED

DIAMOND VISUAL COMMUNICATIONS LIMITED

DIGITAL TELEVISION NETWORK LIMITED

DTELS LIMITED

EAST COAST CABLE LIMITED

EAST MIDLANDS CABLE COMMUNICATIONS LIMITED

EAST MIDLANDS CABLE GROUP LIMITED

EAST MIDLANDS CABLE HOLDINGS LIMITED

ENABLIS LIMITED

HEARTLAND CABLEVISION (UK) LIMITED

HEARTLAND CABLEVISION II (UK) LIMITED

HERTS CABLE LIMITED

JEWEL HOLDINGS LIMITED

LANBASE EUROPEAN HOLDINGS LIMITED

LANBASE LIMITED

LCL CABLE (HOLDINGS) LIMITED

LCL TELEPHONES LIMITED

LICHFIELD CABLE COMMUNICATIONS LIMITED

MAZA LIMITED

MERGER SUB INC

METRO HERTFORDSHIRE LIMITED

METRO SOUTH WALES LIMITED

NNS UK HOLDINGS 1 LLC

NNS UK HOLDINGS 2, INC

NORTH CABLECOMMS HOLDINGS, INC

NORTH CABLECOMMS LLC

NORTH CABLECOMMS MANAGEMENT, INC

NORTHAMPTON CABLE TELEVISION LIMITED

NTL (AYLESBURY AND CHILTERN) LIMITED

NTL (B) LIMITED

NTL (BCM PLAN) PENSION TRUSTEES LIMITED

NTL (BROADLAND) LIMITED

NTL (CHICHESTER) LIMITED

NTL (CITY AND WESTMINSTER) LIMITED

NTL (COUNTY DURHAM) LIMITED

NTL (CRUK) LIMITED

NTL (CWC HOLDINGS)

NTL (CWC) CORPORATION LIMITED

NTL (CWC) LIMITED

NTL (CWC) MANAGEMENT LIMITED

NTL (CWC) NO 2 LIMITED

NTL (CWC) NO 3 LIMITED

NTL (CWC) NO 4 LIMITED

NTL (CWC) PROGRAMMING LIMITED

NTL (CWC) UK

NTL (EALING) LIMITED

NTL (EASTBOURNE AND HASTINGS) LIMITED

NTL (FENLAND) LIMITED

NTL (GREENWICH AND LEWISHAM) LIMITED

NTL (HAMPSHIRE) LIMITED

NTL (HARROGATE) LIMITED

NTL (HARROW) LIMITED

NTL (KENT) LIMITED

NTL (LAMBETH AND SOUTHWARK) LIMITED

NTL (LEEDS) LIMITED

NTL (NORWICH) LIMITED

NTL (PETERBOROUGH) LIMITED

NTL (SOUTH EAST) LIMITED

NTL (SOUTH HERTFORDSHIRE) LIMITED

NTL (SOUTH LONDON) LIMITED

NTL (SOUTHAMPTON AND EASTLEIGH) LIMITED

NTL (SUNDERLAND) LIMITED

NTL (THAMESMEAD) LIMITED

NTL (TRIANGLE) LLC

NTL (V) LIMITED

NTL (V) PLAN PENSION TRUSTEES LIMITED

NTL (WANDSWORTH) LIMITED

NTL (WEARSIDE) LIMITED

NTL (WEST LONDON) LIMITED

NTL (YORCAN) LIMITED

NTL (YORK) LIMITED

NTL ACQUISITION COMPANY LIMITED

NTL BOLTON CABLEVISION HOLDING COMPANY

NTL BRIGHTON LLC

NTL BROMLEY COMPANY

NTL BUSINESS (IRELAND) LIMITED

NTL BUSINESS LIMITED

NTL CABLECOMMS BOLTON

NTL CABLECOMMS BROMLEY

NTL CABLECOMMS BURY AND ROCHDALE

NTL CABLECOMMS CHESHIRE

NTL CABLECOMMS DERBY

NTL CABLECOMMS EAST LANCASHIRE

NTL CABLECOMMS GREATER MANCHESTER

NTL CABLECOMMS GROUP LIMITED

NTL CABLECOMMS GROUP, INC

NTL CABLECOMMS HOLDINGS NO 1 LIMITED

NTL CABLECOMMS HOLDINGS NO 2 LIMITED

NTL CABLECOMMS LANCASHIRE NO  1

NTL CABLECOMMS LANCASHIRE NO 2

NTL CABLECOMMS LIMITED

NTL CABLECOMMS MACCLESFIELD

NTL CABLECOMMS MANCHESTER LIMITED

NTL CABLECOMMS OLDHAM AND TAMESIDE

NTL CABLECOMMS SOLENT

NTL CABLECOMMS STAFFORDSHIRE

NTL CABLECOMMS STOCKPORT

NTL CABLECOMMS SURREY

NTL CABLECOMMS SUSSEX

NTL CABLECOMMS WESSEX

NTL CABLECOMMS WEST SURREY LIMITED

NTL CABLECOMMS WIRRAL

NTL CAMBRIDGE LIMITED

NTL CHARTWELL HOLDINGS 2, INC

NTL CHARTWELL HOLDINGS LIMITED

NTL CHARTWELL HOLDINGS, INC

NTL COMMUNICATIONS SERVICES LIMITED

NTL DARLINGTON LIMITED

NTL DERBY CABLEVISION HOLDING COMPANY

NTL DIGITAL (US), INC

NTL DIGITAL VENTURES LIMITED

NTL EQUIPMENT NO 1 LIMITED

NTL EQUIPMENT NO 2 LIMITED

NTL FAWNSPRING LIMITED

NTL FINANCE LIMITED

NTL FUNDING LIMITED

NTL GLASGOW

NTL GLASGOW HOLDINGS LIMITED

NTL HOLDINGS (BROADLAND) LIMITED

NTL HOLDINGS (EAST LONDON) LIMITED

NTL HOLDINGS (FENLAND) LIMITED

NTL HOLDINGS (LEEDS) LIMITED

NTL HOLDINGS (NORWICH) LIMITED

NTL HOLDINGS (PETERBOROUGH) LIMITED

NTL INTERNATIONAL SERVICES, INC

NTL INTERNET LIMITED

NTL INTERNET SERVICES LIMITED

NTL IRISH HOLDINGS LIMITED

NTL KIRKLEES

NTL KIRKLEES HOLDINGS LIMITED

NTL LIMITED

NTL MANCHESTER CABLEVISION HOLDING COMPANY

NTL MICROCLOCK SERVICES LIMITED

NTL MIDLANDS LIMITED

NTL MILTON KEYNES LIMITED

NTL NATIONAL LIMITED

NTL NATIONAL NETWORKS LIMITED

NTL NETWORKS LIMITED

NTL NORTH CABLECOMMS HOLDINGS, INC

NTL NORTH CABLECOMMS MANAGEMENT, INC

NTL PARTCHEER COMPANY LIMITED

NTL PENSION TRUSTEES LIMITED

NTL PROGRAMMING SUBSIDIARY COMPANY

NTL RECTANGLE LIMITED

NTL ROCHESTER INC

NTL SIDEOFFER LIMITED

NTL SOLENT COMPANY

NTL SOLENT TELEPHONE AND CABLE TV COMPANY LIMITED

NTL SOUTH CABLECOMMS HOLDINGS, INC

NTL SOUTH CABLECOMMS MANAGEMENT, INC

NTL SOUTH CENTRAL LIMITED

NTL SOUTH WALES LIMITED

NTL STREETUNIQUE PROJECTS LIMITED

NTL STREETUNIT PROJECTS LIMITED

NTL STREETUSUAL SERVICES LIMITED

NTL STREETVISION SERVICES LIMITED

NTL STREETVITAL SERVICES LIMITED

NTL STREETWARM SERVICES LIMITED

NTL STREETWIDE SERVICES LIMITED

NTL STRIKEAGENT TRADING LIMITED

NTL STRIKEAMOUNT TRADING LIMITED

NTL STRIKEAPART TRADING LIMITED

NTL SURREY COMPANY

NTL SUSSEX COMPANY

NTL SYSTEMS LIMITED

NTL TECHNICAL SUPPORT COMPANY LIMITED

NTL TEESSIDE LIMITED

NTL TELECOM SERVICES LIMITED

NTL TRUSTEES LIMITED

NTL UK CABLECOMMS HOLDINGS, INC

NTL UK TELEPHONE AND CABLE TV HOLDING COMPANY LIMITED

NTL VENTURES LIMITED

NTL VICTORIA LIMITED

NTL VICTORIA II LIMITED

NTL WESSEX COMPANY

NTL WESTMINSTER LIMITED

NTL WINSTON HOLDINGS LIMITED

NTL WINSTON HOLDINGS, INC

NTL WIRRAL COMPANY

NTL WIRRAL TELEPHONE AND CABLE TV COMPANY

OXFORD CABLE LIMITED

PENN SERVICES INC

PROSPECTRE LIMITED

SECURE BACKUP SYSTEMS LIMITED

SOUTH CABLECOMMS HOLDINGS, INC

SOUTH CABLECOMMS LLC

SOUTH CABLECOMMS MANAGEMENT, INC

SOUTHERN EAST ANGLIA CABLE LIMITED

STAFFORD COMMUNICATIONS LIMITED

SWINDON CABLE LIMITED

TAMWORTH CABLE COMMUNICATIONS LIMITED

VIRGIN MEDIA COMMUNICATIONS LIMITED (FORMERLY KNOWN AS NTL COMMUNICATIONS LIMITED)

VIRGIN MEDIA DIRECTORS LIMITED (FORMERLY KNOWN AS NTL DIRECTORS LIMITED)

VIRGIN MEDIA DOVER LLC (FORMERLY KNOWN AS NTL DOVER LLC)

VIRGIN MEDIA FINANCE PLC (FORMERLY KNOWN AS NTL CABLE PLC)

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED (FORMERLY KNOWN AS NTL INVESTMENT HOLDINGS LIMITED)

VIRGIN MEDIA LIMITED (FORMERLY KNOWN AS NTL GROUP LIMITED)

VIRGIN MEDIA SECRETARIES LIMITED (FORMERLY KNOWN AS NTL SECRETARIES LIMITED)

VIRGIN MEDIA (UK) GROUP, INC. (FORMERLY KNOWN AS NTL (UK) GROUP, INC.)

VIRGIN NET LIMITED

VISION NETWORKS SERVICES UK LIMITED

VMIH SUB LIMITED (FORMERLY KNOWN AS NTLIH SUB LIMITED)

WESSEX CABLE LIMITED

WINSTON INVESTORS LLC

WORKPLACE TECHNOLOGIES TRUSTEES COMPANY LIMITED

XL DEBT RECOVERY AGENCY LIMITED

X-TANT LIMITED

SCHEDULE 10

EXISTING ENCUMBRANCES

PART 1 - EXISTING ENCUMBRANCES

1A.	Existing Encumbrances required to be discharged on or immediately after first Utilisation:

No.	Name of Security Document
1.
A Composite Debenture dated 13 April 2004 granted by each of the companies listed therein in favour of Credit Suisse First Boston, as security trustee, in respect of such companies right, title and interest in certain assets.

2.	A Share Charge Agreement dated 13 April 2004 granted by the Parent in favour of Credit Suisse First Boston, as security trustee, in respect of all of its shares in NTL.
3
An Equitable Charge of Intercompany Receivables dated 13 April 2004 granted by the Parent in favour of Credit Suisse First Boston, as security trustee, in respect of receivables arising under any financial indebtedness owed to it by NTL.

4.
Scottish Standard Securities dated 14 April 2004 granted by each of CabelTel (UK) Limited and National Transcommunications Limited in favour of Credit Suisse First Boston, as security trustee, in respect of certain properties located in Scotland.

5.
A Scottish Share Pledge dated 14 April 2004 granted by each of Virgin Media Limited (formerly known as NTL Group Limited) and NTL Glasgow in favour of Credit Suisse First Boston, as security trustee, in respect of their respective shares in certain companies incorporated in Scotland and referred to therein.

6.
An Indenture of Mortgage dated 13 April 2004 granted by each of National Transcommunications Limited and CabelTel Northern Ireland Limited in favour of Credit Suisse First Boston, as security trustee, in respect of certain properties located in Northern Ireland.

7.
A Share Charge Agreement dated 13 April 2004 granted by certain companies listed therein incorporated in the United States of America in favour of Credit Suisse First Boston, as security trustee, in respect of their rights and interests in shares of certain companies incorporated in England and Wales and referred to therein.

8.
A US Share Pledge Agreement dated 13 April 2004 granted by certain companies listed therein in favour of Credit Suisse First Boston, as security trustee, in respect of their rights and interests in the shares in any of certain companies established in the United States of America and referred to therein.

9.
A US Security Agreement dated 13 April 2004 granted by certain companies listed therein in favour of Credit Suisse First Boston, as security trustee, in respect of certain of their assets specified therein.

10.
A Bank Account Assignment dated 12 May 2004 granted by Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) in favour of Credit Suisse First Boston, as security trustee, in respect of a blocked account maintained for the purposes of the Existing NTL Senior Credit Facilities Agreement.

11.
A Debenture dated 24 June 2004 granted by certain companies listed therein in favour of Credit Suisse First Boston, as security trustee, in respect of such companies rights, title and interest in certain assets.

12.	A Share Charge dated 24 June 2004 granted by NTL (Triangle) LLC in favour of Credit Suisse First Boston, as security trustee, in respect of certain shares referred to therein.
13.
An Irish Composite Debenture dated 24 June 2004 granted by certain companies listed therein in favour of Credit Suisse First Boston, as security trustee, in respect of such companies rights, title and interest in certain assets.

14.	An Irish Charge on Shares dated 24 June 2004 granted by NTL (Triangle) LLC in favour of Credit Suisse First Boston, as security trustee, in respect of certain shares and derivative assets.
15.
A US Joinder Agreement dated 24 June 2004 between NTL Group Ltd and Credit Suisse First Boston, as security trustee, by which NTL Group Ltd became a pledgor under the US Share Pledge Agreement dated 13 April 2004.

16.
A US Joinder Agreement dated 24 June 2004 between NTL (Triangle) LLC and Credit Suisse First Boston, as security trustee, by which NTL (Triangle) LLC became a debtor under the US Security Agreement dated 13 April 2004.

17.	A Debenture dated 8 November 2004 granted by Virgin Net Limited in favour of Credit Suisse First Boston, as security trustee, in respect of its rights, title and interest in certain assets.
18.
A Debenture dated 8 November 2004 granted by NTL Internet Services Limited in favour of Credit Suisse First Boston, as security trustee, in respect of its rights, titles and interest in certain assets.

19.
A Debenture dated 30 November 2004 granted by NTL National Networks Limited in favour of Credit Suisse First Boston, as security trustee, in respect of its rights, titles and interest in certain assets.

20.	A Debenture dated 23 December 2004 granted by NTL Irish Holdings Limited in favour of Credit Suisse First Boston, as security trustee, in respect of its rights, title and interest in certain assets.
21.	A Debenture dated 23 December 2004 granted by De Facto 1183 Limited in favour of Credit Suisse First Boston, as security trustee, in respect of its rights, title and interest in certain assets.
22.	A Share Charge Agreement dated 23 December 2004 granted by NTL (Triangle) LLC in favour of Credit Suisse First Boston, as security trustee, in respect of certain shares referred to therein.
23.
Supplemental Debenture dated 21 March 2005 granted by Virgin Media Limited (formerly known as NTL Group Limited) in favour of Credit Suisse First Boston, as security trustee, in respect of its rights, title and interest in certain assets.

24.
Bank Account Assignment dated 31 May 2005 granted by Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) in favour of Credit Suisse First Boston, as security trustee, in respect of certain bank accounts referred to therein.

25.
An Irish Debenture dated 30 November 2004 granted by NTL Irish Networks Limited in favour Credit Suisse First Boston, as security trustee, in respect of its rights, title and interest in certain assets.

26.	An Irish Charge on Shares granted by NTL (Chichester) Limited in favour of Credit Suisse First Boston, as security trustee, in respect of certain shares referred to therein.
27.	An Irish Charge on Shares granted by NTL Irish Holdings Limited in favour of Credit Suisse First Boston, as security trustee, in respect of certain shares referred to therein.
28.
A Composite Debenture dated 21 December 2004 granted by certain companies incorporated in England and Wales, Scotland and Jersey and listed therein in favour of Barclays Bank Plc, as security trustee, in respect of such companies rights, title and interest in certain assets.

29.	A Share Charge Agreement dated 21 December 2004 granted by Telewest UK in favour of Barclays Bank Plc, as security trustee, in respect of all of its shares in TCN.
30.
An Assignment of Loans dated 21 December 2004 granted by Telewest UK in favour of Barclays Bank Plc, as security trustee, in respect of receivables arising under any financial indebtedness owed to it by certain members of the TCN group.

31.
A US Pledge Agreement dated 21 December 2004 granted by Telewest Global Finance LLC in favour of Barclays Bank Plc, as security trustee, in respect of all its rights, title and interest in and under certain notes.

32.	A Charge over Bank Account dated 21 December 2004 granted by the TCN in favour of Barclays Bank Plc, as security trustee, in respect of a blocked account.
33.	A US Share Pledge Agreement dated 21 December 2004 granted by TCN in favour of Barclays Bank Plc, as security trustee, in respect of all of its shares in Telewest Global Finance LLC.
34.	A US Reimbursement and Contribution Agreement dated 21 December 2004 between TCN and certain partnerships formed in the State of Colorado listed therein.
35.
A Scottish Bond and Floating Charge dated 21 December 2004 granted by Telewest Communications (Scotland) Limited in favour of the Barclays Bank Plc, as security trustee, in respect of its rights, title and interest in certain assets.

36.
A Scottish Bond and Floating Charge dated 21 December 2004 granted by Telewest Communications (Scotland Holdings) Limited in favour of the Barclays Bank Plc, as security trustee, in respect of its rights, title and interest in certain assets.

37.
A Scottish Bond and Floating Charge dated 21 December 2004 granted by Telewest Communications (Dundee & Perth) Limited in favour of the Barclays Bank Plc, as security trustee, in respect of its rights, title and interest in certain assets.

38.
A Scottish Bond and Floating Charge dated 21 December 2004 granted by Telewest Communications (Motherwell Limited) in favour of the Barclays Bank Plc, as security trustee, in respect of its rights, title and interest in certain assets.

39.
A Scottish Share Pledge dated 21 December 2004 granted by Telewest Limited in favour of Barclays Bank Plc, as security trustee, in respect of its rights and interests in the shares in certain companies incorporated in Scotland and referred to therein.

40.
A Scottish Share Pledge dated 21 December 2004 granted by Telewest Communications (Scotland Holdings) Limited in favour of Barclays Bank Plc, as security trustee, in respect of its rights and interests in the shares in certain companies incorporated in Scotland and referred to therein.

41.
A Jersey Share Pledge dated 21 December 2004 granted by Birmingham Cable Limited in favour of Barclays Bank Plc, as security trustee, in respect of its rights and interests in the shares in Birmingham Cable Finance Limited.

42.
A US Pledge and Security Agreement dated 21 December 2004 granted by each of TCI/US West Cable Communications Group, Theseus No.1 Limited and Theseus No.2 Limited (together, the “Pledgors”) in favour of Barclays Bank Plc, as security trustee, in respect of the shares in Avon Cable Limited Partnership.

43.
A US Pledge and Security Agreement dated 21 December 2004 granted by each of the Pledgors in favour of Barclays Bank Plc, as security trustee, in respect of the shares in Cotswolds Cable Limited Partnership.

44.
A US Pledge and Security Agreement dated 21 December 2004 granted by each of the Pledgors in favour of Barclays Bank Plc, as security trustee, in respect of the shares in Edinburgh Cable Limited Partnership.

45.
A US Pledge and Security Agreement dated 21 December 2004 granted by each of the Pledgors in favour of Barclays Bank Plc, as security trustee, in respect of the shares in Estuaries Cable Limited Partnership.

46.	A US Pledge and Security Agreement dated 21 December 2004 granted by the Pledgors in favour of Barclays Bank Plc, as security trustee, in respect of the shares in Tyneside Cable Limited Partnership.
47.
A US Pledge and Security Agreement dated 21 December 2004 granted by the Pledgors in favour of Barclays Bank Plc, as security trustee, in respect of the shares in United Cable (London South) Limited Partnership.

48.
A US Pledge and Security Agreement dated 21 December 2004 granted by Theseus No. 1 Limited and Theseus No. 2 Limited in favour of Barclays Bank Plc, as security trustee, in respect of the shares in TCI/US West Cable Communications Group.

49.
A US Pledge and Security Agreement dated 21 December 2004 granted by United Cable (London South) Limited Partnership and Crystal Palace Radio Limited in favour of Barclays Bank Plc, as security trustee, in respect of the shares in London South Cable Partnership.

50.
A Composite Debenture dated 10 May 2005 granted by Flextech Broadband Limited, Flextech Broadcasting Limited and the companies listed therein in favour of Barclays Bank Plc, as security trustee, in respect of such companies rights, title and interest in certain assets.

51.	A Security Account Charge dated 24 May 2005 granted by Flextech Broadband Limited in favour of Barclays Bank Plc, as security trustee, in respect of certain bank accounts.
52.	A Debenture dated 4 August 2005 granted by Sit-Up Limited in favour of Barclays Bank Plc, as security trustee, in respect of its rights, title and interest in certain assets.
53.	Pledge Agreement dated 30 December 2004 granted by Telewest Communications Networks Limited in favour of Barclays Bank Plc.
54.	Security Account Charge dated 21 December 2004 granted by Telewest Communications Networks Limited in favour of Barclays Bank Plc.
55.	Composite Debenture dated 21 December 2004 granted by Telewest Communications Networks Limited in favour of Barclays Bank Plc.
56.	New Composite Guarantee and Debenture dated 14 July 2004 granted by Telewest Communications Networks Limited in favour of CIBC World Markets Plc.
57.	Guarantee and Debenture dated 16 March 2001 granted by Telewest Communications Networks Limited in favour of CIBC World Markets Plc.
58.	Guarantee and Debenture dated 20 May 1999 granted by Yorkshire Cable Properties Limited in favour of CIBC World Markets Plc.
59.	Debenture dated 8 November 2004 granted by Virgin Net Limited in favour of Credit Suisse First Boston.
60.	Rent Deposit Deed dated 19 April 1999 granted by Virgin Net Limited in favour of AT&T (UK) Limited.
61.	Standard Security dated 27 January 2005 granted by NTL National Networks Limited in favour of Credit Suisse First Boston.
62.	Debenture granted by VMIH Sub Limited (formerly known as NTLIH Sub Limited).
63.	Assignment of Bank Account dated 31 May 2005 granted by Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) in favour of Credit Suisse First Boston.
64.	Assignment of Bank Account dated 12 May 2004 granted by Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) in favour of Credit Suisse First Boston.
65.	Debenture dated 13 April 2004 granted by Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) in favour of Credit Suisse First Boston.
66.	Debenture dated 3 October 2000 granted by Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) in favour of Chase Manhattan International Limited.
67.	Assignment of Loans dated 21 December 2004 granted by Telewest UK Limited in favour of Barclays Bank Plc.
68.	Charge Over Shares dated 21 December 2004 granted by Telewest UK Limited in favour of Barclays Bank Plc.

CHARGOR	DATE	BENEFICIARY	SUMMARY
Cable Corporation Limited (The)	18.05.99	Lloyds (Nimrod) Specialist Finance Limited
Collateral Account Security Assignment in favour of Lloyds (Nimrod) Specialist Finance Limited created 18.05.1999

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee under or in connection with any of the Lease documents

SHORT PARTICULARS: The Assignor assigns and agrees to assign the Lessor Collateral Account and the deposit (the deposit being all sums standing to the credit of the Collateral Account)

General Cable Limited	25.05.95	Crosby Sterling Limited
Charge on cash deposit in favour of Crosby Sterling Limited created 25.05.1995

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee under the terms of the Option Agreement or Charge

SHORT PARTICULARS: The Chargor charges the deposit by way of first fixed charge in favour of the Chargee.

The Yorkshire Cable Group Limited	18.05.99	Lloyds (Nimrod) Specialist Finance Limited
Collateral Account Security Assignment in favour of Lloyds (Nimrod) Specialist Finance Limited created 18.05.1999

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee under or in connection with any of the Lease documents

SHORT PARTICULARS: The Assignor assigns and agrees the assign the Lessor Collateral Account and the deposit

The Yorkshire Cable Group Limited	18.05.99	Lombard Commercial Limited
Collateral Account Security Assignment in favour of Lombard Commercial Limited created 18.05.1999

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee under or in connection with any of the Lease documents

SHORT PARTICULARS: The Assignor assigns and agrees to assign the Lessor Collateral Account and the deposit

1B.	Existing Encumbrances not required to be discharged.

[TELEWEST]

I.	July 2004 Documents

1.
New Composite Guarantee and Debenture dated 14 July 2004 granted by TCN and certain Subsidiaries and associated partnerships of TCN in favour of CIBC World Markets PLC as security trustee to the extent representing the obligations of those chargors that are Original Guarantors

2.	Bond and Floating Charge (Scotland) dated 14 July 2004 granted by Telewest Communications (Scotland Holdings) Limited in favour of CIBC World Markets PLC as security trustee.

3.	Bond and Floating Charge (Scotland) dated 14 July 2004 granted by Telewest Communications (Scotland) Limited in favour of CIBC World Markets PLC as security trustee.

4.	Bond and Floating Charge (Scotland) dated 14 July 2004 granted by Telewest Communications (Dundee & Perth) Limited in favour of CIBC World Markets PLC as security trustee.

5.	Bond and Floating Charge (Scotland) dated 14 July 2004 granted by Telewest Communications (Motherwell) Limited in favour of CIBC World Markets PLC as security trustee.

6.
Pledge and Security Agreement (US) dated 14 July 2004 granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Avon Cable Limited Partnership.

7.
Pledge and Security Agreement (US) dated 14 July 2004 granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Cotswolds Cable Limited Partnership.

8.
Pledge and Security Agreement (US) dated 14 July 2004 granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Edinburgh Cable Limited Partnership.

9.
Pledge and Security Agreement (US) dated 14 July 2004 granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Estuaries Cable Limited Partnership.

10
Pledge and Security Agreement (US) dated 14 July 2004 granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Tyneside Cable Limited Partnership.

11.
Pledge and Security Agreement (US) dated 14 July 2004 granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in United Cable (London South) Limited Partnership.

12.
Pledge and Security Agreement (US) dated 14 July 2004 granted by Theseus No.1 and Theseus No.2 in favour of CIBC World Markets PLC as security trustee regarding interests in TCI/US West Cable Communications Group.

13.
Pledge and Security Agreement (US) dated 14 July 2004 granted by United Cable (London South) Limited Partnership and Crystal Palace Radio Limited in favour of CIBC World Markets PLC as security trustee regarding interests in London South Cable Partnership.

14.
Amended and Restated Reimbursement and Contribution Agreement dated 14 July 2004 and made between TCN, Avon Cable Limited Partnership, Cotswolds Cable Limited Partnership, Edinburgh Cable Limited Partnership, Estuaries Cable Limited Partnership, TCI/US West Cable Communications Group, Tyneside Cable Limited Partnership, United Cable (London South) Limited Partnership and London South Cable Partnership.

II.	March 2001 Documents

1.
Composite Guarantee and Debenture dated 16 March 2001 granted by TCN, Telewest Finance Corporation and certain Subsidiaries and associated partnerships of TCN in favour of CIBC World Markets PLC as security trustee, to the extent representing the obligations of those chargors that are Original Guarantors.

2.
Pledge and Security Agreement (US) dated 16 March 2001, as amended by a first amendment dated 14 July 2001, granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Avon Cable Limited Partnership.

3.
Pledge and Security Agreement (US) dated 16 March 2001, as amended by a first amendment dated 14 July 2001, granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Cotswolds Cable Limited Partnership.

4.
Pledge and Security Agreement (US) dated 16 March 2001, as amended by a first amendment dated 14 July 2001, granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Edinburgh Cable Limited Partnership.

5.
Pledge and Security Agreement (US) dated 16 March 2001, as amended by a first amendment dated 14 July 2001, granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Estuaries Cable Limited Partnership.

6.
Pledge and Security Agreement (US) dated 16 March 2001, as amended by a first amendment dated 14 July 2001, granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in Tyneside Cable Limited Partnership.

7.
Pledge and Security Agreement (US) dated 16 March 2001, as amended by a first amendment dated 14 July 2001, granted by TCI/US West Cable Communications Group and others in favour of CIBC World Markets PLC as security trustee regarding interests in United Cable (London South) Limited Partnership.

8.
Pledge and Security Agreement (US) dated 16 March 2001 granted by Theseus No.1 and Theseus No.2 in favour of CIBC World Markets PLC as security trustee regarding interests in TCI/US West Cable Communications Group.

9.
Pledge and Security Agreement (US) dated 16 March 2001, as amended by a first amendment dated 14 July 2001, granted by United Cable (London South) Limited Partnership and Crystal Palace Radio Limited in favour of CIBC World Markets PLC as security trustee regarding interests in London South Cable Partnership.

10.	Bond and Floating Charge (Scotland) dated 16 March 2001 granted by Telewest Communications (Scotland Holdings) Limited in favour of CIBC World Markets PLC as security trustee.

11.	Bond and Floating Charge (Scotland) dated 16 March 2001 granted by Telewest Communications (Scotland) Limited in favour of CIBC World Markets PLC as security trustee.

12.	Bond and Floating Charge (Scotland) dated 16 March 2001 granted by Telewest Communications (Dundee & Perth) Limited in favour of CIBC World Markets PLC as security trustee.

13.	Bond and Floating Charge (Scotland) dated 16 March 2001 granted by Telewest Communications (Motherwell) Limited in favour of CIBC World Markets PLC as security trustee.

[OTHER]

CHARGOR	DATE	BENEFICIARY	SUMMARY
NTL (Southampton and Eastleigh) Ltd (formerly known as CWC (Southampton and Eastleigh) Ltd)	30.07.92	National Westminster Bank plc	Charge over credit balance (£135,669.35)
NTL (South East) Ltd (formerly known as CWC (South East) Ltd)	06.05.97	NatWest Specialist Finance	Collateral accounts security assignment. Part satisfied
NTL Kirklees	(i) 31.01.97 (ii) 06.08.97	(i) National Westminster Plc (ii) National Westminster Plc	(i) Charges over credit balances (ii) Charges over credit balances
NTL South Wales Limited	(i) 31.01.97 (ii) 04.06.97 (iii) 06.08.97	(i) National Westminster Bank Plc (ii) National Westminster Bank Plc (iii) National Westminster Bank Plc	(i) Charges over credit balances (ii) Charges over credit balances (iii) Charges over credit balances
Cable Tel Surrey & Hampshire Limited	06.08.97	National Westminster Bank Plc	Charges over credit balances
Cable Tel Herts & Beds Limited	06.08.97	National Westminster Bank Plc	Charges over credit balances
NTL South Central Limited	14.12.93	Uberior Nominees (Gulliver D.P.U.T.) Limited	Deed of deposit
Metro South Wales Limited NTL Glasgow Virgin Media Limited (formerly known as NTL Group Limited) NTL Kirklees NTL Midlands Limited NTL South Wales Limited	20.02.97	National Westminster Bank plc	Account netting arrangement
CableTel (Northern Ireland) Limited	(i) 06.08.97 (ii) 17.10.97	(i) National Westminster Bank Plc (ii) Chase Manhattan International Limited (now known as J.P. Morgan Europe Limited)	(i) Charge over deposit (ii) Debenture
NTL Midlands Limited	27.09.94	National Westminster Bank Plc	Legal Mortgage
Cable London Limited	27.07.90	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 27.07.1990

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: Television House, Clarendon Road, Turnpike Lane L/B Haringey T/N: NGL L29756

Cable London Limited	22.10.92	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 22.10.1992

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: Land at rear of 60/70 Clarendon Road, Hornsey, Haringey, London, and known as Car Park No 2

Cable London Limited	22.10.92	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 22.10.1992

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: Site 14, Clarendon Road Estate, Clarendon Road, Haringey, London T/N: NGL 361617

Cable London Limited	03.01.95	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 03.01.1995

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: Car Park No 1 & No 2 60/70 (inclusive) Clarendon Road, L/B of Haringey

Eurobell (Holdings) Limited	01.11.99	Lloyds TSB Bank plc
Deposit Agreement to Secure own Liabilities in favour of Lloyds TSB Bank Plc created 01.11.1999

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: The deposit (debts on account 7955640 and interest due)

Eurobell (South West) Limited	29.05.97	Lloyds Bank plc
Deposit Agreement to Secure own Liabilities in favour of Lloyds TSB Bank Plc created 29.05.1997

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee under or in connection with the Indemnity

SHORT PARTICULARS: All such rights to the repayment of the deposit

Eurobell (Sussex) Limited	29.05.97	Lloyds Bank plc
Deposit Agreement to secure own liabilities in favour of Lloyds Bank plc created 29.05.1997

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee under or in connection with the Indemnity

SHORT PARTICULARS: All such rights to the repayment of the deposit as the Company then had under the terms upon which the deposit was made and the provisions contained in the Agreement

Eurobell (West Kent) Limited	29.05.97	Lloyds Bank plc
Deposit Agreement to secure own liabilities in favour of Lloyds Bank plc created 29.05.1997

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: All such rights to the repayment of the deposit

Sheffield Cable Communications Limited	24.12.96	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 24.12.1996

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: L/H property K/A, 1 Chippingham Street, Sheffield

Sheffield Cable Communications Limited	12.11.99	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 12.11.1999

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: L/Hold property known as 1.62 acres of land at Sheffield Technology Park, Chippenham Street, Sheffield

TCN	15.10.04	Barclays Bank PLC
Deed of Charge over Credit Balances in favour of Barclays Bank PLC created 15.10.2004

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: Fixed charge over all the specified deposits together with all interest accruing on such deposits.  Assignment by the Chargor for the purposes of and to give effect to the security over the right of the Chargor to require repayment of such deposits and interest thereon

Telewest Communications (South East) Limited	21.01.94	Electricity Supply Nominees Limited
Mortgage of Deposited Monies in favour of Electricity Supply Nominees Limited created 21.01.1994

AMOUNT SECURED: The obligations covenants and liabilities of the Company to the Chargee under the provision of two leases

SHORT PARTICULARS: A book debt in the sum of £160,000 standing to the credit of the company’s account

Telewest Communications (South East) Limited	26.06.95	Electricity Supply Nominees Limited
Deed of Variation and Further Charge in favour of Electricity Supply Nominees Limited created 26.06.1995

AMOUNT SECURED: The obligations covenants and liabilities of the Company to the Chargee under a lease dated 21 January 1995 as varied by a supplemental lease

SHORT PARTICULARS: The book debts in the sum of £160,000 owing by Midland Bank Plc to the Company

The Yorkshire Cable Group Limited	18.05.99	Robert Fleming Leasing (Number 4) Limited
Collateral Account Security Assignment in favour of Robert Fleming Leasing (Number 4) Limited created 18.05.1999

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee under or in connection with any of the Lease Documents

SHORT PARTICULARS:  The Assignor assigns and agrees to assign the Lessor Collateral Account and the deposit

The Yorkshire Cable Group Limited	16.03.01	Robert Fleming Leasing (Number 4) Limited
Collateral Account Security Assignment in favour of Robert Fleming Leasing (Number 4) Limited created 16.03.2001

AMOUNT SECURED: All monies, debts, obligations and liabilities due or to become due from the Company to the Chargee under or in connection with any of the Lease Agreements to which the Company is a party

SHORT PARTICULARS: All the right, title, benefit and interest of the Company in the Lessor Collateral Account and the deposit

Windsor Television Limited	09.07.99	Langley Quay Investments Limited
Deed as to Deposit Monies in favour of Langley Quay Investments Limited created 09.07.1999

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: £44,000 and, in addition, all interest and other accruals from time to time standing to the credit of the account opened by the Landlord

Yorkshire Cable Properties Limited	24.12.96	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 24.12.1996

AMOUNT SECURED: All monies due or to become due from the Company and/or The Yorkshire Cable Group Limited to the Chargee on any account

SHORT PARTICULARS: F/H Property K/A Units 8 & 9 &10 & adjoining land Mayfair Business Park, Broad Lane, Bradford, West Yorkshire T/N: WYK510647

Yorkshire Cable Communications Limited	16.06.92	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 16.06.1992

AMOUNT SECURED: All monies due or
to become due from the Company to the Chargee on any account

SHORT PARTICULARS: Units 8, 9, 10 and adjoining land, Mayfair Business Park, Sticker Lane, Bradford, West Yorkshire T/N:WYK452168

Yorkshire Cable Communications Limited	24.12.96	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 24.12.1996

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: F/H Property K/A Units 4 & 5 Mayfair Business Park, Broad Lane, Bradford, West Yorkshire

Yorkshire Cable Communications Limited	24.12.96	Barclays Bank PLC
Legal Charge in favour of Barclays Bank PLC created 24.12.1996

AMOUNT SECURED: All monies due or to become due from the Company to the Chargee on any account

SHORT PARTICULARS: L/H Property K/A Units 8 & 9 & 10 & adjoining land Mayfair Business Park, Broad Lane, Bradford

Ed Stone Limited (Company no. 4170969)	12.12.02	Abbey National Treasury Services PLC	Charge over Cash Deposit
Flextech Satellite Investments Limited (2710978)	27.08.97	Toronto-Dominion Bank	Charge and Assignment over shares in UK Living

PART 2 - EXISTING LOANS

NTL

Company name (Creditor)	Balance (Debtor)	Balance in GBP as at 31 December 2005 (US GAAP)
NTL (CWC) Limited	NTL (South Hertfordshire) Limited	46,201,430

Virgin Media Limited (formerly known as ntl Group Limited)	NTL (South Hertfordshire) Limited	315,737

Total		GBP 46,517,167

TELEWEST

Company name (Creditor)	Balance (Debtor)	Balance in GBP as at 31 December 2005 (US GAAP)

Flextech (1992) Ltd	Actions Stations (Lakeside) Limited	5,879,915.00

Flextech (1992) Limited	Fleximedia Limited	64,045.00

Flextech Media Holdings Limited	Fleximedia Limited	28,238.00

Virgin Media Television Limited (formerly known as Flextech Television Limited)	Flextech Home Shopping Limited	18,184,361.00

Flextech (1992) Limited	Flextech Home Shopping Limited	13,400,563.57

Yorkshire Cable Communications Limited	Flextech Limited	98,050.36

Flextech Video Games Limited	Flextech Limited	2,925,695.10

Flextech Communications Limited	Flextech Limited	11,169.40

Flextech Rights Limited	Flextech Limited	1,872,000.00

IVS Cable Holdings Limited (Jersey)	Flextech Limited	60.00

Flextech IVS Limited	Flextech Limited	2,823,729.00

Telewest Communications Networks Limited	Virgin Media Inc. (formerly known as Telewest Global Inc.)	6,873,505.17

Yorkshire Cable Communications Limited	Smashedatom Limited	50.00

Virgin Media Television Limited (formerly known as Flextech Television Limited)	Smashedatom Limited	40.00

Yorkshire Cable Communications Limited	Telewest Communications Holdco Limited	1,545,208.21

Virgin Media Television Limited (formerly known as Flextech Television Limited)	Telewest Communications Holdco Limited	1,535,057.65

Yorkshire Cable Communications Limited	Telewest UK Limited	2,108,120.75

Total		GBP 57,349,808.21

PART 3 - EXISTING FINANCIAL INDEBTEDNESS

NTL

1.	Existing NTL Senior Credit Facilities Agreement;

2.	Existing High Yield Notes

3.	Lease Agreement dated 18 July 1999 between (1) Broadband Ventures Limited and (2) Westminster Cable Company Limited;

4.	Lease Agreement dated 18 July 1999 between (1) Broadband Ventures Limited and (2) NTL Milton Keynes Limited (Milton Keynes Cable TV Network);

5.	Lease Agreement dated 18 July 1999 between (1) Broadband Ventures Limited and (2) NTL Milton Keynes Limited (Narrowband Cable TV Network);

6.	Lease Agreement dated 1999 between (1) Broadband Ventures Limited and (2) Comtel Coventry Limited;

7.	Lease Agreement dated 17 April 1991 between (1) British Telecommunications Plc and (2) Swindon Cable Limited;

8.	Master Lease Agreement dated 28 April 1999 between (1) Cisco Systems Capital and (2) X-Tant Limited;

9.	Purchase Lease and Support Agreement (undated) between (1) Telebit Communications AS and (2) X-Tant Limited;

10.	Master Rental Agreement dated 27 April 1999 between (1) GE Capital Equipment Finance Limited and (2) X-Tant Limited;

11.	A Finance Lease dated 31 March 1995 between (1) Nortel Limited and (2) Cambridge Cable Limited;

12.	Existing Telewest Senior Credit Facilities Agreement;

13.	Existing Telewest Second Lien Credit Facility Agreement; and

14.	Existing Flextech Senior Credit Facilities Agreement.

TELEWEST

Closing balance in GBP	31 December 2005 (US GAAP)
Existing Financial Indebtedness:
Property mortgages
Yorkshire Cable Communications Ltd Treasury Loan with Barclays Bank	445,500
Sheffield Cable Communications Ltd Treasury Loan with Barclays Bank	875,911
Sheffield Cable Communications Ltd Treasury Loan with Barclays Bank	2,717,679
Yorkshire Cable Communications Ltd Commercial Mortgage with Barclays Bank	579,817
Cable London Ltd Medium Term Loan with Barclays Bank	453,552
Total	5,072,458

Finance lease creditors (details set out in Part 7 of this schedule)	97,269,591

PART 4 - EXISTING PERFORMANCE BONDS

NTL EXISTING PERFORMANCE BONDS
			Start	Expiry	Cash

Company Name	Surety	Value - GBP	Date	Date	Cover

NTL Glasgow	NatWest	£214,750.00	13/08/1997	Open Ended	Y
NTL Glasgow	NatWest	£146,671.00	13/08/1997	Open Ended	Y
NTL Glasgow	NatWest	£113,000.00	13/08/1997	Open Ended	Y
NTL Glasgow	NatWest	£124,424.00	13/08/1997	Open Ended	Y
NTL Glasgow	NatWest	£146,778.00	13/08/1997	Open Ended	Y

Cabletel Herts & Beds Ltd	NatWest	£165,000.00	13/08/1997	Open Ended	Y
Cabletel Herts & Beds Ltd	NatWest	£151,054.00	13/08/1997	Open Ended	Y
Cabletel Herts & Beds Ltd	NatWest	£160,710.00	13/08/1997	Open Ended	Y
Cabletel Herts & Beds Ltd	NatWest	£183,922.00	13/08/1997	Open Ended	Y

Cabletel Northern Ireland Ltd	NatWest	£239,963.00	13/08/1997	Open Ended	Y

NTL South Wales Ltd.	NatWest	£179,737.00	13/08/1997	Open Ended	Y
NTL South Wales Ltd.	NatWest	£136,500.00	13/08/1997	Open Ended	Y
NTL South Wales Ltd.	NatWest	£183,500.00	13/08/1997	Open Ended	Y
NTL South Wales Ltd.	NatWest	£142,917.00	13/08/1997	Open Ended	Y

Cabletel Surrey & Hampshire	NatWest	£190,000.00	13/08/1997	Open Ended	Y

NTL (Southampton & Eastleigh) Ltd.	NatWest	£100,000.00		Open Ended	Y

NTL South London Ltd	NatWest	£83,000.00		Open Ended	Y
NTL South London Ltd	NatWest	£83,000.00		Open Ended	Y
NTL South London Ltd	NatWest	£62,000.00		Open Ended	Y
NTL South London Ltd	NatWest	£117,400.00		Open Ended	Y
NTL South London Ltd	NatWest	£112,000.00		Open Ended	Y

NTL (West London) Ltd	NatWest	£49,333.00		Open Ended	Y

NTL South Central Ltd	HSBC	£100,000.00	20/03/1992	Open Ended	Y
NTL South Central Ltd	HSBC	£100,000.00	20/03/1992	Open Ended	Y
NTL South Central Ltd	HSBC	£1,000,000.00	20/10/1997	Open Ended	N
NTL South Central Ltd	HSBC	£3,525,000.00	28/01/1997	Open Ended	N
NTL Group Ltd	HSBC	£2,124,500.00	01/04/2005	31/03/2006	N
NTL National Networks Ltd.	HSBC	£187,500.00	01/04/2005	31/03/2006	N
NTL Group Ltd	HSBC	£5,136,774.00	29/09/2005	29/09/2009	N
NTL Group Ltd	HSBC	£1,078,064.00	29/09/2005	29/09/2009	N
NTL Group Ltd	HSBC	£2,079,070.00	29/09/2005	29/09/2009	N
NTL Group Ltd	HSBC	£1,500,000.00	29/09/2005	29/09/2009	N

Cabletel Northern Ireland Ltd	First Trust	£20,000.00	04/09/1996	Open Ended	N

		£19,936,567.00

TELEWEST EXISTING PERFORMANCE BONDS
Company Name	Surety	Value - GBP	Start Date	Expiry Date	Cash Cover

Eurobell (Sussex) Ltd	Lloyds	£157,933.48	Unknown		Y
Eurobell (South West) Ltd	Lloyds	£209,254.64	Unknown		Y
Eurobell (West Kent) Ltd	Lloyds	£156,327.73	Unknown		Y
Birmingham Cable Ltd	RBS	£75,000.00	30/11/2000		N
Telewest Communications Group Ltd	Barclays	£35,000.00	05/07/2002	01/07/2005	N
Telewest Ltd	Barclays	£1,500,000.00	01/06/2002	25/07/2006	N
Telewest Communications Group Ltd	Barclays	£20,000.00	13/11/2000	Open Ended	N
Telewest Communications Networks Ltd	Barclays	£250,000.00	31/08/2001	30/09/2005	N
Telewest Communications Networks Ltd	Barclays	£700,000.00	29/09/2004	Open Ended	Y
Telewest Communications Group Ltd	Barclays	£1,459,750.09	04/08/2005	04/08/2008	N
Sit-up Ltd	RBS	£823,000.00	01/08/2005	Various	N
		£,586,265.94

PART 5 - EXISTING UKTV GROUP LOAN STOCK

TELEWEST/FLEXTECH

1.	The variable rate unsecured loan stock in a principal amount of £97,000,000 issued to Flextech Digital Broadcasting Limited by the BBC Joint Venture (UK Channel Management Limited).

2.
The floating rate redeemable unsecured loan stock issued by UK Gold in a principal amount of £12,517,000 to Cox Programming Limited ((now Flextech Satellite Investments Limited) and transferred to Flextech IVS Limited and then subsequently transferred to United Artists Investments Limited) and in a principal amount of £8,942,653 to United Artists Investments Limited.

3.
The non-interest bearing unsecured loan stock in a principal amount of £18,000,000 issued by the UK Gold Joint Venture (UK Gold Holdings Limited) to Flextech Limited (formerly Flextech plc) (and transferred to United Artists Investments Limited).

4.
The variable rate first call option unsecured loan stock in a principal amount of £32,208,000 and the split rate second call option unsecured loan stock in a principal amount of £20,300,000 in each case issued by the UK Gold Joint Venture (UK Gold Holdings Limited) to Flextech Limited (formerly Flextech plc) (and, in each case, transferred to United Artists Investments Limited).

5.
The variable rate unsecured loan stock of a principal amount of £36,000,000 issued by the UK Gold Joint Venture (UK Gold Holdings Limited) to Flextech Limited (formerly Flextech plc) (and transferred to United Artists Investments Limited).

6.
The variable rate unsecured loan stock issued, or to be issued, to United Artists Investments Limited by the UK Gold Joint Venture (UK Gold Holdings Limited) in connection with the funding from time to time of the UK Gold Joint Venture.

7.	The £50 million unsecured variable rate loan stock to be issued to Flextech Broadband Limited pursuant to the loan stock instrument constituted in respect of UKTV New Ventures dated 15 July 2004.

8.
The £21 million loan stock contemplated by the 15 July 2004 letter agreement between Flextech Broadband Limited and BBC Worldwide Limited to be issued to Flextech Broadband Limited by UKTV Interactive Limited.

9.	£20 million Cumulative and £13.75 million non-cumulative, non-voting preference shares issued by UK Gold Holdings Limited.

PART 6 - EXISTING HEDGING AGREEMENTS

NTL

Existing Hedge Counterparty/Contact Details	Existing Hedge Agreements
BNP Paribas, 10 Harewood Avenue London NW1 6AA Tel:+44(0)20 7595 2000 Fax:+44(0)20 7595 2555 Attention:Jeffrey Krogh
•      ISDA Master Agreement dated 15 September 2004 made between BNP Paribas and Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited).

•      Confirmation with trade date 3rd August 2004 relating to a cross currency coupon swap, USD to GBP with a notional amount of $100 million.

•      Confirmation with trade date 3rd August 2004 relating to a cross currency coupon swap, EURO to GBP with a notional amount of €151 million.

•      Confirmation with trade date 5th August 2004 relating to a USD forward with a notional amount of $100 million for delivery on 14th April 2009.

•      Confirmation with trade date 5th August 2004 relating to a EURO forward with a notional amount of €151 million for delivery on 14th April 2009.

Deutsche Bank Global Markets 1 Great Winchester Street London EC2N 2DB Tel:+44(0)20 7545 9384 Fax:+44(0)20 7545 9742 Attention:Andrej Machacek
•      ISDA Master Agreement dated 13 April 2004 made between Deutsche Bank AG, London and NTL.

•      Confirmation with trade date 3rd August 2004 relating to a cross currency coupon swap, USD to GBP with a notional amount of $100 million.

•      Confirmation with trade date 8th April 2004 relating to a cross currency interest rate swap, USD to GBP with a notional amount of $125 million.

•      Confirmation with trade date 27th May 2004 relating to a USD forward with a notional amount of $31.25 million for delivery on 15th April 2009.

•      Confirmation with trade date 16th April 2004 relating to a USD forward with a notional amount of $62.5 million for delivery on 15th April 2009.

•      Confirmation with trade date 24th August 2004 relating to a USD forward with a notional amount of $31.25 million for delivery on 15th April 2009.

•      Confirmation with trade date 25th August 2004 relating to a USD forward with a notional amount of $100 million for delivery on 14th April 2009.

Barclays Bank PLC Barclays Capital 5 The North Colonnade London E14 4BB Tel:+44(0)20 7773 6461 Fax:+44(0)20 7773 6810 Attention:Andrew Brown:
•      ISDA Master Agreement dated 13 April 2004 made between Barclays Bank PLC and NTL.

•      Confirmation with trade date 3rd August 2004 relating to a cross currency coupon swap, USD to GBP with a notional amount of $144,196,556.22.

•      Confirmation with trade date 8th April 2004 relating to a cross currency coupon swap, USD to GBP with a notional amount of $300 million.

•      Confirmation with trade date 3rd September 2004 relating to a USD forward with a notional amount of $144,196,556.22 for delivery on 14th April 2009.

•      Confirmation with trade date 16th April 2004 relating to a USD forward with a notional amount of $150 million for delivery on 15th April 2009.

•      Confirmation with trade date 27th May 2004 relating to a USD forward with a notional amount of $75 million for delivery on 15th April 2009.

•      Confirmation with trade date 24th August 2004 relating to a USD forward with a notional amount of $75 million for delivery on 15th April 2009.

HSBC Bank PLC Level 22 8 Canada Square London E14 5HQ Tel:+44 (0)20 7991 8888 Fax:+44 (0)20 7991 4810 Attention:SWAPS Administration
•      ISDA Master Agreement dated 30th December 2004 made between HSBC Bank PLC and NTL.

•      Confirmation with trade date 27th April 2004 relating to a fixed for floating rate swap with a notional amount of £600 million.

•      Confirmation with trade date 27th April 2004 relating to a fixed for floating rate swap with a notional amount of £600 million.

•      Confirmation with trade date 7th October 2004 relating to a fixed for floating rate swap with a notional amount of £50 million.

TELEWEST

Existing Hedge Counterparty/Contact Details	Existing Hedge Agreements
JPMorgan Chase Bank 125 London Wall London EC2Y 5AJ Tel:+44(0)207 777 3250 Fax:+44(0)207 777 3459 Attention:Mike Wharrad
•      ISDA Master Agreement dated 15 July 2004 made between JP Morgan Chase Bank and TCN.

•      Confirmation with trade date 20 July 2004 relating to a fixed for floating rate swap with a notional amount of £256 million.

Calyon Broadwalk House 5 Appold Street London EC2A 2DA Tel:+44(0)20 7214 7009 Fax:+44(0)20 7214 7159 Attention:Steve Tubb
•      ISDA Master Agreement dated 15 July 2004 made between Calyon and TCN

•      Confirmation with trade date 21 July 2004 relating to a fixed for floating rate swap with a notional amount of £322 million.

•      Confirmation with trade date 10 Jan 2005 relating to a floating for floating cross currency swap with a notional amount of €43.3 million

The Royal Bank of Scotland plc
Corporate Restructuring Unit
Specialised Lending Services
10th Floor
280 Bishopsgate
London EC2M 4RB

Tel:+44 (0)20 7672 0269
       +44 (0)20 7672 1827

Fax:+44 (0)20 7672 0324

Attention:Neil Wright / Mike Birch

•      ISDA Master Agreement dated 15 July 2004 made between The Royal Bank of Scotland plc and TCN.

•      Confirmation with trade date 19 July 2004 relating to a fixed for floating rate swap with a notional amount of £355 million.

The Bank of New York One Canada Square Canary Wharf London E14 5AL Tel:+44(0)20 7964 6533 Fax:+44(0)20 7964 6193 Attention:Jason Garwood
•      ISDA Master Agreement dated 15 July 2004 made between The Bank of New York and TCN.

•      Confirmation with trade date 19 July 2004 relating to a fixed for floating rate swap with a notional amount of £66 million.

HSBC Bank plc Level 22 8 Canada Square London E14 5HQ Tel:+44 (0)20 7991 8888 Fax:+44 (0)20 7991 4810 Attention:Operations, Global Markets
•      ISDA Master Agreement dated March 14, 2005 made between HSBC Bank plc and TCN.

•      Confirmation with trade date 17 May 2005 relating to a fixed for floating rate swap with a notional amount of £1,000 million.

•      Confirmation with trade date 10 Jan 2005 relating to a floating for floating cross currency swap with a notional amount of €56.7 million

Barclays Bank PLC Murray Bouse 1 Royal Mint Court London EC3N 4HH Tel:+44 (0)20 7696 2700 Fax:+44 (0)20 7696 3228 Attention:Operations BZW Debt Capital Markets
•      ISDA Master Agreement dated January 10, 2005 made between Barclays Bank PLC and TCN.

•      ISDA Master Agreement dated May 12, 2005 made between Barclays Bank PLC and Flextech Broadband Ltd.

•      Confirmation with trade date 12 May 2005 relating to a fixed for floating rate swap with a notional amount of £66 million.

•      Confirmation with trade date 10 Jan 2005 relating to a floating for floating cross currency swap with a notional amount of $55 million

ABN Amro Bank NV 199 Bishopsgate London, EC2M 3XW Tel:+44 (0)20 7678 8000 Fax:+44 (0)20 7857 9428 Attention:OTC Derivative Operations
•      ISDA Master Agreement dated January 10, 2005 made between ABN Amro Bank NV and TCN.

•      Confirmation with trade date 10 Jan 2005 relating to a floating for floating cross currency swap with a notional amount of $20 million

Fortis Bank SA NV Montagne du Parc, 3 B-1000 Brussels Tel:+32 (0)2 565 62 75 Fax:+32 (0)2 565 48 07 Attention:Financial Markets
•      ISDA Master Agreement dated January 10, 2005 made between Fortis Bank SA NV Bank NV and TCN.

•      Confirmation with trade date 10 Jan 2005 relating to a floating for floating cross currency swap with a notional amount of $45 million

Societe Generale Tour Societe Generale 17 Cours Valmy 92972 Paris La Defense Ced Tel:+33 (0)1 421 370 51 Fax:+33 (0) 1 469 246 74 Attention:Vanilla Derivative & Credit Derivative Products
•      ISDA Master Agreement dated January 10, 2005 made between Societe Generale and TCN.

•      Confirmation with trade date 10 Jan 2005 relating to a floating for floating cross currency swap with a notional amount of $30 million

PART 7 - EXISTING VENDOR FINANCING ARRANGEMENTS

LESSOR	Type of Vendor Financing	Closing Balance in GBP 31 December 2005 (US GAAP)
Capital Bank	Vehicles	324,624
Cisco	IT	15,553,594
ECS	IT	9,327,221
GE Capital	Reprographics	560,194
HBOS - Bank of Scotland	Switch	885,715
HSBC	Switch	1,510,844
HSBC	Vehicles	977,388
IBM	IT	2,461,990
Ing Car Lease	Vehicles	349,723
Lombard	Vehicles	26,984
Marshall	Vehicles	2,308
RB Canada	Switch	20,914,599
RBS	Switch	21,613,242
SES Astra	Transponder	16,616,051
UDT	Vehicles	6,145,117
Total		97,269,591

SCHEDULE 11

FORM OF L/C BANK ACCESSION CERTIFICATE

To:	Deutsche Bank AG, London Branch

cc:	[Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited)]

From:	[L/C Bank]

Date:

Dear Sirs

1.
We refer to the facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the “Facilities Agreement”) and made between, inter alia, Virgin Media Inc. (formerly known as NTL Incorporated) as Ultimate Parent, Virgin Media Finance PLC (formerly known as NTL Cable PLC) as Parent, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited), Telewest Communications Networks Limited and VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers, Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent and the financial and other institutions named in it as Lenders. Terms defined in the Facilities Agreement shall have the same meanings in this Certificate.

2.	This L/C Bank Accession Certificate is delivered pursuant to Clause 5.11 (Appointment and Change of L/C Bank) of the Facilities Agreement.

3.
[Name of L/C Bank] undertakes, upon its becoming an L/C Bank, to perform all the obligations expressed to be undertaken under the Facility Agreement and the Finance Documents by an L/C Bank and agrees that it shall be bound by the Facilities Agreement and the other Finance Documents in all respects as if it had been an original party to it as an L/C Bank.

4.	[Name of L/C Bank]’s administrative details are as follows:

Address:

Fax No:

Contact:

[and the address of the office having the beneficial ownership of our participation in the Facilities Agreement (if different from the above) is:

Address:

Fax No:

Contact:                                ]

5.	This L/C Bank Accession Certificate shall be governed by English law.

For and on behalf of
[Name of L/C Bank]

SCHEDULE 12

FORM OF DOCUMENTARY CREDIT

[L/C Bank’s Letterhead]

To:	[Beneficiary] (the “Beneficiary”)

Non-transferable Irrevocable Documentary Credit No. [●]

At the request of [insert name of Borrower], [L/C Bank] (the “L/C Bank”) issues this irrevocable non-transferable documentary credit (“Documentary Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Documentary Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].16

“Demand” means a demand for payment under this Documentary Credit in the form of the schedule to this Documentary Credit.

“Expiry Date” means [●].

“Total L/C Amount” means [●].
___________________________
16         This may need to be amended depending on the currency of payment under the Documentary Credit.

2.	L/C Bank’s Agreement

(a)
The Beneficiary may request a drawing or drawings under this Documentary Credit by giving to the L/C Bank a duly completed Demand.  A Demand must be received by the L/C Bank on or before [●] p.m. ([London] time) on the Expiry Date.

(b)
Subject to the terms of this Documentary Credit, the L/C Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [10] Business Days of receipt by it of a Demand, it will pay to the Beneficiary the amount demanded in that Demand.

(c)
The L/C Bank will not be obliged to make a payment under this Documentary Credit if as a result the aggregate of all payments made by it under this Documentary Credit would exceed the Total L/C Amount.

3.	Expiry

(a)
The L/C Bank will be released from its obligations under this Documentary Credit on the date (if any) notified by the Beneficiary to the L/C Bank as the date upon which the obligations of the L/C Bank under this Documentary Credit are released.

(b)
Unless previously released under paragraph (a) above, at [●] p.m. ([London] time) on the Expiry Date the obligations of the L/C Bank under this Documentary Credit will cease with no further liability on the part of the L/C Bank except for any Demand validly presented under the Documentary Credit before that time that remains unpaid.

(c)	When the L/C Bank is no longer under any further Obligations under this Documentary Credit, the Beneficiary must promptly return the original of this Documentary Credit to the L/C Bank.

4.	Payments

All payments under this Documentary Credit shall be made in [●] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the L/C Bank at its address and by the particular department or officer (if any) as follows:

[●]

6.	Assignment

The Beneficiary’s rights under this Documentary Credit may not be assigned or transferred.

7.	UCP

Except to the extent it is inconsistent with the express terms of this Documentary Credit, this Documentary Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

8.	Governing Law

This Documentary Credit is governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any disputes arising out of or in connection with this Documentary Credit.

Yours faithfully,

[L/C Bank]

By:

FORM OF DEMAND

To:	[L/C Bank]

Dear Sirs,

Non-transferable Irrevocable Documentary Credit No. [●] issued in favour of [name of beneficiary] (the “Documentary Credit”)

We refer to the Documentary Credit.  Terms defined in the Documentary Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [●] is due [and has remained unpaid for at least [●] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [●].

2.           Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully,

(Authorised Signatory)                                                                           (Authorised Signatory)

For
[Beneficiary]

SCHEDULE 13

PRO FORMA BANK GROUP FINANCIAL STATEMENTS

Bank Group Estimated Consolidated Balance Sheet
£ millions
Unaudited
Proforma	Ultimate Parent at end of period (1)	Excluded Group	Consolidation adjustment	Proforma Bank Group

Assets
Current Assets
Cash and Cash equivalents
Restricted Cash
Marketable securities
Accounts receivable - trade less allowance for doubtful accounts
Prepaid expense and other assets
Other current assets

Total current assets

Fixed Assets, net
Reorganisation value in excess of amounts allocable to identifiable assets
Customer Lists Net
Intangible assets, net
Investments in and loans to affiliates, net
Other assets net of accumulated amortisation

Total assets

Liabilities and shareholders' equity (deficit)
Current liabilities
Accounts payable
Accrued expenses
Interest payable
Deferred revenue
Other current liabilities
Current portion of long term debt

Total current liabilities

Long term debt net of current portion
Other long term liabilities
Deferred income taxes
Commitments and contingent liabilities
Shareholders' equity (deficit)
Series preferred stock
Common Stock
Additional paid in capital
Treasury/Stock
Unearned stock-based compensation
Accumulated other comprehensive income (loss)
Accumulated (deficit)

Total shareholders' equity (deficit)

Total liabilities and shareholders' equity (deficit)

(1) From financial statements delivered under Clause 22.1(a) of this Agreement

Bank Group Estimated Consolidated Statement Of Operations
£ millions	Ultimate Parent(1)	Pre-acquisitionMerger results of TCN(2)	Pre-acquisition results Virgin Mobile(3)	Excluded Group	Consolidation adjustment	Proforma Bank Group
Unaudited
Proforma

Revenue

Costs and expenses
Operating costs (excluding depreciation)
Selling, general and administrative expenses
Other charges
Depreciation
Amortisation

Operating (loss)

Other income (expense)
Interest income and other, net
Interest expense
Loss on extinguishment of debt
Share of (losses) from equity investments
Other gains (losses)
Foreign currency transaction gains (losses)

(Loss) before income taxes
Income tax (expense) benefit

Net (loss)

(1) From financial statements delivered under Clause 22.1(a) of this Agreement

(2) Reflects results of TCN for periods only on or before date of the Merger

(3) Reflects results at Baseball for periods only on or before Baseball Effective Date, upon completion of Baseball Acquisition

Bank Group Estimated Consolidated Statement of Cashflows
£ millions
Unaudited
Proforma

Ultimate Parent(1)	Pre-acquisitionMerger results of TCN(2)	Pre-acquisition results Virgin Mobile(3)	Excluded Group	Consolidation adjustment	Proforma Bank Group

(1) From financial statements delivered under Clause 22.1(a) of this Agreement

(2) Reflects results of TCN for periods only on or before date of the Merger

(3) Reflects results at Baseball for periods only on or before Baseball Effective Date, upon completion of Baseball Acquisition.

SCHEDULE 14

PRO FORMA BUDGET INFORMATION

BUDGET
UK Bank Group
(£ in millions)
		2007					2008
INCOME STATEMENT	Note Ref	Q1	Q2	Q3	Q4	2005	Q1

Revenue	b	£ -	£ -	£ -	£ -	£ -	£ -
COGS	b	-	-	-	-	-	-
Gross Margin		£ -	£ -	£ -	£ -	£ -	£ -
Gross Margin %		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

SG&A	b	£ -	£ -	£ -	£ -	£ -	£ -

Segment Profit	b	£ -	£ -	£ -	£ -	£ -	£ -

Other Charges	b	£ -	£ -	£ -	£ -	£ -	£ -

Depreciation and Amortisation	c	£ -	£ -	£ -	£ -	£ -	£ -

EBIT		£ -	£ -	£ -	£ -	£ -	£ -

		2007					2008
CASH FLOW STATEMENT		Q1	Q2	Q3	Q4	2005	Q1

Segment Profit	b	£ -	£ -	£ -	£ -	£ -	£ -
Net Cash Interest	b	-	-	-	-	-	-
Change in Working Capital	c	-	-	-	-	-	-
Other		-	-	-	-	-	-
Net Operating Cash Flows		£ -	£ -	£ -	£ -	£ -	£ -

Increase in Intangible Assets	b	-	-	-	-	-	-
Increase in Fixed Assets	c	-	-	-	-	-	-
Net Investing Cash Flows		£ -	£ -	£ -	£ -	£ -	£ -

Borrowings	b	£ -	£ -	£ -	£ -	£ -	£ -
Repayments	b	-	-	-	-	-	-
Asset Disposals	c	-	-	-	-	-	-
Permitted Payments to Parent	b	-	-	-	-	-	-
Contributions from Parent	b	-	-	-	-	-	-
Net Financing Cash Flows		£ -	£ -	£ -	£ -	£ -	£ -

Total Cash Flows		£ -	£ -	£ -	£ -	£ -	£ -

		2007					2008
BALANCE SHEET		Q1	Q2	Q3	Q4	2005	Q1

Cash	b	£ -	£ -	£ -	£ -	£ -	£ -
Accounts Receivable	b	-	-	-	-	-	-
Prepaid & Other	c	-	-	-	-	-	-
Current Assets		£ -	£ -	£ -	£ -	£ -	£ -

Fixed Assets, net	b	£ -	£ -	£ -	£ -	£ -	£ -
Contributions to Parent	b	-	-	-	-	-	-
Other Assets	b	-	-	-	-	-	-

Total Assets		£ -	£ -	£ -	£ -	£ -	£ -

Accounts Payable	c	£ -	£ -	£ -	£ -	£ -	£ -
Accrued Expenses	c	£ -	£ -	£ -	£ -	£ -	£ -
Interest Payable	b	-	-	-	-	-	-
Current Liabilities		£ -	£ -	£ -	£ -	£ -	£ -

Long Term Debt	b	£ -	£ -	£ -	£ -	£ -	£ -
Other		-	-	-	-	-	-
Total Liabilities		£ -	£ -	£ -	£ -	£ -	£ -

Equity		-	-	-	-	-	-
Total Shareholders' Equity		£ -	£ -	£ -	£ -	£ -	£ -

Total Liabilities and Shareholders' Equity		£ -	£ -	£ -	£ -	£ -	£ -

Notes

The above statements provide limited information concerning certain line items of the UK Bank Group's budget (as defined in the Senior Facilities Agreement) according to the following notes:

a = Items will be specific to the Excluded Group only
b = Items will be determined specifically without allocation
c = Items will be allocated between the Bank Group and Excluded Group based upon appropriate methodologies as determined by the Board of Directors

Accordingly the starting balance sheet and balance sheets for the budget periods may be incomplete
[END OF DOCUMENT]